PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 28, 1999)

                           $650,344,000 (APPROXIMATE)
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1

                SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                   DEPOSITOR

          SALOMON BROTHERS REALTY CORP.,                      LLAMA CAPITAL MORTGAGE COMPANY
               MORTGAGE LOAN SELLER                               LIMITED PARTNERSHIP,
                                                                   MORTGAGE LOAN SELLER

 We are offering pursuant to this prospectus supplement the classes of commercial mortgage pass-through certificates identified in the table below.

 The offered certificates will represent interests only in a commercial mortgage trust and will not represent ownership interests in or obligations of any other entity.

 This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by our prospectus dated July 28, 1999.

 We do not intend to list the offered certificates on any securities exchange or any automated quotation system, such as NASDAQ.

THE TRUST --

   will consist primarily of a pool of commercial and multifamily mortgage loans with an 'initial mortgage pool balance' of approximately $734,852,899.

THE OFFERED CERTIFICATES --

   will be part of a series of commercial mortgage pass-through certificates that evidences the entire beneficial ownership of the trust;

   will entitle the holders to monthly payments from the assets of the trust commencing in September 1999;

   will be senior to, and have credit enhancement in the form of subordination of, certain classes of certificates of the same series that are not offered by this prospectus supplement; and

   will have the characteristics shown in the table below.

==================================================================================================================
                                       INITIAL
                                      AGGREGATE                                                         ASSUMED
                                      PRINCIPAL          INITIAL                       EXPECTED          FINAL
                                     BALANCE OR         PASS-THROUGH                    RATINGS       DISTRIBUTION
OFFERED CERTIFICATES               NOTIONAL AMOUNT(1)      RATE(3)     CUSIP NO.   MOODY'S/FITCH(4)     DATE(5)
------------------------------------------------------------------------------------------------------------------
Class A-1........................     $167,874,000         7.0750      79548KP51        Aaa/AAA         5/18/08
Class A-2........................     $355,708,000         7.1500      79548KP69        Aaa/AAA         1/18/09
Class X..........................     $734,852,898(2)      0.1980      79548KP44        Aaa/AAA         6/18/28
Class B..........................     $ 38,580,000         7.3563      79548KP77        Aa2/AA          4/18/09
Class C..........................     $ 38,580,000         7.3563      79548KP85         A2/A           5/18/09
Class D..........................     $ 11,023,000         7.3563      79548KP93        A3/A -          5/18/09
Class E..........................     $ 27,557,000         7.3563      79548KQ27       Baa2/BBB        11/18/11
Class F..........................     $ 11,022,000         7.3563      79548KQ43      Baa3/BBB -       12/18/12
==================================================================================================================

(footnotes to table on page S-3)
                            ------------------------

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 4 IN THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     Salomon Smith Barney Inc. and Banc of America Securities LLC, the underwriters, will purchase the offered certificates from us, subject to the satisfaction of certain conditions. The proceeds to us from the sale of the offered certificates, before deducting expenses, will be approximately 98.8% of the initial aggregate principal balance of the offered certificates, plus accrued interest on the offered certificates. Each underwriter currently intends to sell its allocation of the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See 'Method of Distribution' in this prospectus supplement.

[SALOMON SMITH BARNEY LOGO]                       BANC OF AMERICA SECURITIES LLC

           The date of this prospectus supplement is August 5, 1999.

                 GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

           [MAP OF UNITED STATES WITH PROPERTIES ANNOTATED BY
                   STATE (ARRANGED CLOCKWISE ON MAP)]

Maine (5)                     New Mexico (4)
1 Property                    2 Properties
$3,563,701                    $5,187,262
0.48% of total                0.71% of total

Massachusetts (1)             Colorado (5)
25 Properties                 1 Property
$85,699,446                   $1,289,201
11.66% of total               0.18% of total

Connecticut (2)               California (1)
6 Properties                  32 Properties
$35,267,679                   $126,904,988
4.80% of total                17.27% of total

New Jersey (2)                Utah (4)
9 Properties                  2 Properties
$16,569,925                   $4,679,973
2.25% of total                0.64% of total

District of Columbia          Nevada (2)
1 Property                    4 Properties
$1,684,755                    $20,240,235
0.23% of total                2.75% of total

Maryland (3)                  Oregon (3)
6 Properties                  2 Properties
$14,234,227                   $14,263,619
1.94% of total                1.94% of total

Virginia (3)                  Washington (2)
3 Properties                  4 Properties
$8,358,683                    $14,885,737
1.14% of total                2.03% of total

North Carolina (3)            Idaho (5)
7 Properties                  1 Property
$10,350,934                   $2,176,375
1.41% of total                0.30% of total

South Carolina (3)            Wyoming (4)
2 Properties                  3 Properties
$7,393,613                    $5,313,903
1.01% of total                0.72% of total

Florida (2)                   Kansas (5)
18 Properties                 1 Property
$34,669,912                   $1,723,704
4.72% of total                0.23% of total

Georgia (2)                   Iowa (5)
9 Properties                  1 Property
$24,144,066                   $2,036,706
3.29% of total                0.28% of total

Tennessee (3)                 Wisconsin (5)
4 Properties                  1 Property
$11,021,774                   $1,970,515
1.50% of total                0.27% of total

Alabama (3)                   Michigan (4)
4 Properties                  1 Property
$8,887,866                    $6,979,929
1.21% of total                0.95% of total

Mississippi (4)               Indiana (4)
2 Properties                  2 Properties
$5,042,153                    $7,371,041
0.69% of total                1.00% of total

Louisiana (4)                 Ohio (2)
1 Property                    9 Properties
$4,359,003                    $30,208,796
0.59% of total                4.11% of total

Arkansas (4)                  West Virginia (4)
5 Properties                  1 Property
$6,306,953                    $3,911,797
0.86% of total                0.53% of total

Missouri (4)                  Pennsylvania (2)
3 Properties                  7 Properties
$4,812,217                    $14,752,917
0.65% of total                2.01% of total

Oklahoma (3)                  New York (2)
5 Properties                  13 Properties
$9,266,110                    $39,527,875
1.26% of total                5.38% of total

Texas (1)                     New Hampshire (3)
26 Properties                 1 Property
$91,135,130                   $14,424,219
12.40% of total               1.96% of total

Arizona (2)                   Hawaii (3)
6 Properties                  1 Property
$19,862,457                   $14,373,504
2.70% of total                1.96% of total


                (1) > 10.00% of Initial Pool Balance
                (2) 2.01% to 10.00% of Initial Pool Balance
                (3) 1.01% to 2.00% of Initial Pool Balance
                (4) 0.51% to 1.00% of Initial Pool Balance
                (5) <=0.50% of Initial Pool Balance

                    % of Initial Pool Balance

             [PIE CHART ANNOTATED WITH PERCENTAGES OF
             INITIAL POOL BALANCE BY BUSINESS SECTOR]

Multifamily 30.86%

Office 19.75%

Unanchored Retail 14.20%

Industrial 10.72%

Anchored Retail 10.34%

Hotel 4.04%

Leased Fee 2.36%

Mobile Home Park 2.33%

Mixed Use 2.06%

Factory Outlet Center 1.96%

Other 1.38%

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
        PROSPECTUS SUPPLEMENT

Important Notice About Information
  Presented in This Prospectus
  Supplement and the Accompanying
  Prospectus..........................    S-4

Forward Looking Statements............    S-4

Executive Summary.....................    S-5

Summary of Prospectus Supplement......    S-6

Risk Factors..........................   S-24

Description of the Mortgage Pool......   S-46

Servicing of the Mortgage Loans.......   S-67

Description of the Offered
  Certificates........................   S-83

Yield and Maturity Considerations.....  S-104

Use of Proceeds.......................  S-113

Certain Federal Income Tax
  Consequences........................  S-113

Certain ERISA Considerations..........  S-117

Legal Investment......................  S-120

Method of Distribution................  S-121

Legal Matters.........................  S-122

Ratings...............................  S-122

Annex A -- Certain Characteristics of
  the Mortgage Loans..................    A-1

Annex B -- Trustee Report.............    B-1

                                        PAGE
                                        ----
              PROSPECTUS
Important Notice about Information in
  this Prospectus and each
  Accompanying Prospectus
  Supplement..........................      3
Risk Factors..........................      4
Description of the Trust Funds........     12
Use of Proceeds.......................     17
Yield Considerations..................     17
The Depositor.........................     20
Description of the Certificates.......     21
Description of the Agreements.........     29
Description of Credit Support.........     45
Certain Legal Aspects of Mortgage
  Loans...............................     47
Federal Income Tax Consequences.......     56
State and Other Tax Considerations....     80
ERISA Considerations..................     80
Legal Investment......................     85
Method of Distribution................     87
Legal Matters.........................     88
Financial Information.................     88
Rating................................     88
Available Information.................     88
Reports to Certificateholders.........     88
Incorporation of Certain Information
  by Reference........................     89
Index of Principal Definitions........     90

                         ------------------------------

(footnotes to table on cover)

(1) Depending on the actual size of the initial mortgage pool balance, the initial aggregate principal balance or notional amount of any class of offered certificates may actually be larger or smaller than the aggregate principal balance or notional amount shown in the table on the cover page. The actual size of the initial pool balance may be as much as 5% larger or smaller than the initial pool balance shown in the table on the cover page.

(2) The Class X Certificates will not have principal balances. If you purchase Class X Certificates, you will not be entitled to any distributions of principal. The Class X Certificates will accrue interest on a notional amount that is equal to the aggregate principal balance outstanding from time to time of those classes of certificates that have principal balances.

(3) The pass-through rates shown in the table on the cover page for the respective classes of offered certificates are the pass-through rates applicable for distributions on those certificates in September 1999. Following the distributions in September 1999, the pass-through rates for the respective classes of offered certificates will, in each case, be variable or otherwise subject to change as described under 'Description of the Offered Certificates -- Distributions -- Calculations of Pass-Through Rates' in this prospectus supplement.

(4) Moody's Investors Service, Inc. and/or Fitch IBCA, Inc. will assign the ratings specified on the cover page to the respective classes of offered certificates. 'NR' means not rated. See 'Ratings' in this prospectus supplement.

(5) The 'Assumed Final Distribution Date' shown in the table for any class of offered certificates is the date on which the holders of that class would expect to receive their last payment based upon (i) the assumption that no pooled mortgage loan defaults, (ii) the assumption that each borrower timely makes all payments on its pooled mortgage loan, (iii) the assumption that each pooled mortgage loan that provides the related borrower with incentives to pay off that loan on an anticipated repayment date prior to stated maturity is paid off on that date, (iv) the assumption that no pooled mortgage loan is otherwise prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and (v) the other 'Maturity Assumptions' described under 'Yield and Maturity Considerations -- Weighted Average Lives' in this prospectus supplement. The ratings on the offered certificates, however, are based on final payment on each class of offered certificates being made no later than the distribution date in May 2032. See 'Ratings' in this prospectus supplement.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

        the accompanying prospectus dated July 28, 1999, which provides general information, some of which may not apply to this series of offered certificates; and

        this prospectus supplement dated August 5, 1999, which describes the specific terms of this series of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

     Our principal offices are located at 388 Greenwich Street, New York, New York 10013 and our phone number is (212) 816-6000.

                           FORWARD LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include words such as 'expects', 'intends', 'anticipates', 'estimates' and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. The risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of the master servicer, the special servicer, the trustee or any related borrower. The forward-looking statements in this prospectus supplement are made as of the date of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               EXECUTIVE SUMMARY

     This Executive Summary summarizes selected information relating to the offered certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL.

----------------------------------------------------------------------------------------------------------------------------
                              INITIAL
                             AGGREGATE
                             PRINCIPAL
                             BALANCE OR     APPROX.%          APPROX.          INITIAL       WEIGHTED
            MOODY'S/FITCH     NOTIONAL     OF INITIAL POOL   INITIAL CREDIT   PASS-THROUGH   AVERAGE LIFE       PRINCIPAL
  CLASS         RATING       AMOUNT(1)      BALANCE          SUPPORT(2)        RATE(3)       (YEARS)(4)         WINDOW(4)
----------------------------------------------------------------------------------------------------------------------------
Offered Certificates
----------------------------------------------------------------------------------------------------------------------------
   A-1         Aaa/AAA      $167,874,000        22.84%          28.75%           7.0750%         5.68         09/99 - 05/08
----------------------------------------------------------------------------------------------------------------------------
   A-2         Aaa/AAA      $355,708,000        48.41%          28.75%           7.1500%         9.11         05/08 - 01/09
----------------------------------------------------------------------------------------------------------------------------
    X          Aaa/AAA      $734,852,898(5)        N/A          N/A              0.1980%          N/A              N/A
----------------------------------------------------------------------------------------------------------------------------
    B           Aa2/AA      $ 38,580,000         5.25%          23.50%           7.3563%         9.55         01/09 - 04/09
----------------------------------------------------------------------------------------------------------------------------
    C            A2/A       $ 38,580,000         5.25%          18.25%           7.3563%         9.69         04/09 - 05/09
----------------------------------------------------------------------------------------------------------------------------
    D           A3/A -      $ 11,023,000         1.50%           16.75%          7.3563%         9.74         05/09 - 05/09
----------------------------------------------------------------------------------------------------------------------------
    E          Baa2/BBB     $ 27,557,000         3.75%           13.00%          7.3563%        10.79         05/09 - 11/11
----------------------------------------------------------------------------------------------------------------------------
    F         Baa3/BBB-     $ 11,022,000         1.50%           11.50%          7.3563%        12.80         11/11 - 12/12
----------------------------------------------------------------------------------------------------------------------------
  Non-Offered Certificates(6)
----------------------------------------------------------------------------------------------------------------------------
    G       Not Presented   $ 14,697,000         2.00%            9.50%          7.3563%        13.45         12/12 - 02/13
----------------------------------------------------------------------------------------------------------------------------
    H       Not Presented   $ 20,209,000         2.75%            6.75%          7.0000%        13.77         02/13 - 07/13
----------------------------------------------------------------------------------------------------------------------------
    J       Not Presented   $  9,185,000         1.25%            5.50%          7.0000%        13.98         07/13 - 08/13
----------------------------------------------------------------------------------------------------------------------------
    K       Not Presented   $ 16,535,000         2.25%            3.25%          7.0000%        14.07         08/13 - 10/13
----------------------------------------------------------------------------------------------------------------------------
    L       Not Presented   $  7,348,000         1.00%            2.25%          7.0000%        14.16         10/13 - 10/13
----------------------------------------------------------------------------------------------------------------------------
    M             NR        $ 16,534,898         2.25%            0.00%          7.0000%        15.57         10/13 - 06/28
----------------------------------------------------------------------------------------------------------------------------

---------------

(1) Depending on the actual size of the initial mortgage pool balance, the initial aggregate principal balance or notional amount of any class of certificates of this series may be larger or smaller than the aggregate principal balance or notional amount shown above. The initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2) Represents the initial aggregate principal balance (expressed as a percentage of the initial mortgage pool balance) of all classes of certificates of this series that are subordinate to the indicated class.

(3) The pass-through rates shown in the table above for the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates are the pass-through rates applicable for distributions in September 1999. After September 1999, the pass-through rates for the Class A-1, Class A-2,
     Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates will, in each case, be variable or otherwise subject to change as described under 'Description of the Offered Certificates -- Distributions -- Calculations of Pass-Through Rates' in this prospectus supplement.

(4) 'Principal Window' represents the time period during which the indicated class will, under certain assumptions, receive payments of principal. The principal window and weighted average life for each class of offered certificates are calculated based on --

       the assumption that no pooled mortgage loan defaults,

       the assumption that each borrower timely makes all payments on its pooled mortgage loan,

       the assumption that each pooled mortgage loan that provides the related borrower with incentives to pay off that loan on an anticipated repayment date prior to stated maturity, is paid off on that date,

       the assumption that no pooled mortgage loan is otherwise prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and

       the other 'Maturity Assumptions' described under 'Yield and Maturity Considerations -- Weighted Average Lives' in this prospectus supplement.

(5)  Notional amount. The Class X Certificates will not have principal balances.

(6) The non-offered certificates will also include the Class R-I, Class R-II, Class R-III and Class Y Certificates, which are not shown above. None of these classes of non-offered certificates has a principal balance, notional amount or pass-through rate.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information from this prospectus supplement or the prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL.

                                     OVERVIEW OF THE TRANSACTION

ESTABLISHMENT OF THE TRUST................       We are establishing a trust, to be designated as
                                                 Salomon Brothers Commercial Mortgage Trust 1999-C1.
                                                 All references in this prospectus supplement to 'the
                                                 trust' are to the Salomon Brothers Commercial
                                                 Mortgage Trust 1999-C1.

                                                 The assets of the trust will consist primarily of a
                                                 pool of certain multifamily and commercial mortgage
                                                 loans having the characteristics described in this
                                                 prospectus supplement. All references in this
                                                 prospectus supplement to 'mortgage pool' are to that
                                                 pool of mortgage loans.

ISSUANCE OF THE CERTIFICATES..............       We are arranging for the issuance of the Series
                                                 1999-C1 Commercial Mortgage Pass-Through Certificates
                                                 in multiple classes. That series of certificates will
                                                 collectively represent the entire beneficial
                                                 ownership of the trust. All references in this
                                                 prospectus supplement to 'certificates' are to
                                                 commercial mortgage pass-through certificates of that
                                                 series.

THE GOVERNING DOCUMENT....................       The governing document for purposes of establishing
                                                 the trust and issuing the certificates will be a
                                                 pooling and servicing agreement to be dated as of
                                                 August 1, 1999, among us, a trustee, a master
                                                 servicer, a special servicer and two mortgage loan
                                                 sellers. All references in this prospectus supplement
                                                 to 'the pooling and servicing agreement' will be to
                                                 that pooling and servicing agreement. The pooling and
                                                 servicing agreement will also govern the servicing
                                                 and administration of the pooled mortgage loans and
                                                 the other assets of the trust. We will file a copy of
                                                 the pooling and servicing agreement with the SEC as
                                                 an exhibit to a Current Report on Form 8-K, within
                                                 fifteen (15) days after the initial issuance of the
                                                 offered certificates. The Form 8-K and its exhibits
                                                 will thereafter be available to the public for
                                                 inspection.

                                           RELEVANT PARTIES

SPONSOR...................................       We are the sponsor of the trust. Our name is Salomon
                                                 Brothers Mortgage Securities VII, Inc. We are a
                                                 Delaware corporation and a direct, wholly owned
                                                 subsidiary of Salomon Smith Barney Inc., one of the
                                                 underwriters. Our address is 388 Greenwich Street,
                                                 New York, New York, 10013 and our telephone number is
                                                 (212) 816-6000. See 'The Depositor' in the
                                                 prospectus.

MASTER SERVICER...........................       GMAC Commercial Mortgage Corporation, a California
                                                 corporation, will act as master servicer for the
                                                 trust. See 'Servicing of the Mortgage Loans -- The
                                                 Master Servicer and the Special Servicer -- The
                                                 Master Servicer' in this prospectus supplement.

SPECIAL SERVICER..........................       BNY Asset Solutions LLC, a Delaware limited liability
                                                 company, will act as special servicer for the trust.
                                                 See 'Servicing of the Mortgage Loans -- The Master
                                                 Servicer and the Special Servicer -- The Special
                                                 Servicer' in this prospectus supplement.

CONTROLLING CLASS CERTIFICATEHOLDERS......       The holders of certificates representing a majority
                                                 interest in a designated 'controlling class' of
                                                 certificates will have the right, subject to certain
                                                 conditions described in this prospectus supplement,
                                                 to replace the special servicer and, further, to
                                                 select a representative that has certain approval
                                                 rights with respect to actions of the special
                                                 servicer and that may advise the special servicer on
                                                 various servicing matters. Unless there are
                                                 significant losses on the mortgage pool, that
                                                 controlling class of certificates will be a class of
                                                 non-offered certificates. See 'Servicing of the
                                                 Mortgage Loans -- Termination of the Special
                                                 Servicer' and ' -- The Controlling Class
                                                 Representative' in this prospectus supplement.

TRUSTEE...................................       The Chase Manhattan Bank, a New York banking
                                                 corporation, will act as trustee for the trust. The
                                                 trustee will also have, or be responsible for
                                                 appointing an agent to perform, certain duties with
                                                 respect to tax administration.

MORTGAGE LOAN SELLERS.....................       At our direction, Salomon Brothers Realty Corp., a
                                                 New York corporation, and Llama Capital Mortgage
                                                 Company Limited Partnership, a Massachusetts limited
                                                 partnership, will transfer the pooled mortgage loans
                                                 to the trust. Salomon Brothers Realty Corp. is also
                                                 our affiliate and an affiliate of Salomon Smith
                                                 Barney Inc., one of the underwriters.

                                                                                 % OF             NUMBER OF
                                                       MORTGAGE                INITIAL              POOLED
                                                     LOAN SELLER             POOL BALANCE       MORTGAGE LOANS
                                                     -----------             ------------       --------------
                                                Salomon Brothers
                                                  Realty Corp.........         68.49%                140
                                                Llama Capital Mortgage
                                                  Company Limited
                                                  Partnership.........         31.51%                 73

UNDERWRITERS..............................       Salomon Smith Barney Inc., a New York corporation,
                                                 and Banc of America Securities LLC, a Delaware
                                                 limited liability company, are the underwriters of
                                                 the offered certificates. Salomon Smith Barney Inc.
                                                 will be lead manager and sole bookrunner for this
                                                 offering. Salomon Smith Barney Inc. is our parent and
                                                 an affiliate of Salomon Brothers Realty Corp., one of
                                                 the mortgage loan sellers.

                                      RELEVANT DATES AND PERIODS

CUT-OFF DATE..............................       All payments due and collections received on the
                                                 pooled mortgage loans after a 'cut-off date' of
                                                 August 1, 1999, exclusive of any of those collections
                                                 that represent amounts due on or before that date,
                                                 will belong to the trust. Accordingly, August 1, 1999
                                                 is the date as of which we present much of the
                                                 information and data relating to the pooled mortgage
                                                 loans and the underlying real properties in this
                                                 prospectus supplement.

ISSUE DATE................................       We expect that initial issuance of the offered
                                                 certificates will occur on or about August 20, 1999.

DISTRIBUTION DATE.........................       Payments on the offered certificates are scheduled to
                                                 occur on the 18th day of each month or, if that day
                                                 is not a business day, then on the next succeeding
                                                 business day, commencing in September 1999.

RECORD DATE...............................       The record date for each monthly payment on an
                                                 offered certificate will be the last business day of
                                                 the prior calendar month. The registered holders of
                                                 the offered certificates at the close of business on
                                                 each record date, will be entitled to receive any
                                                 payments on those certificates on the following
                                                 distribution date.

COLLECTION PERIOD.........................       Amounts available for distribution on any
                                                 distribution date will depend on the payments and
                                                 other collections received, and any advances of
                                                 payments due, on the pooled mortgage loans during the
                                                 related collection period. Each collection period --

                                                      will relate to a particular distribution date,

                                                      will be approximately one month long,

                                                      will begin when the prior collection period ends
                                                      or, in the case of the first collection period,
                                                      will begin on August 2, 1999, and

                                                      will end during the month of, but prior to, the
                                                      related distribution date.

INTEREST ACCRUAL PERIOD...................       The interest accrual period for any distribution date
                                                 will be the calendar month preceding the month in
                                                 which that distribution date occurs. The amount of
                                                 interest payable with respect to the interest-bearing
                                                 certificates on any distribution date will depend on
                                                 the amount of unpaid interest accrued through the end
                                                 of the related interest accrual period.

                                     OVERVIEW OF THE CERTIFICATES

GENERAL...................................       The certificates will consist of eighteen (18)
                                                 classes, only eight (8) of which are being offered to
                                                 you pursuant to this prospectus supplement and the
                                                 prospectus. We refer to these eight (8) classes of
                                                 certificates as the 'offered certificates'. The class
                                                 designations for the offered certificates are shown
                                                 in the table on the cover page.

                                                 We do not intend to register any of the remaining
                                                 classes of certificates under the Securities Act of
                                                 1933, as amended, and are not offering those
                                                 certificates to you pursuant to this prospectus
                                                 supplement or the prospectus. We have included
                                                 information regarding the non-offered certificates in
                                                 this prospectus supplement because of its potential
                                                 relevance to an investment decision on the offered
                                                 certificates.

CERTAIN CHARACTERISTICS OF THE
  CERTIFICATES

A. THE OFFERED CERTIFICATES...............       Each class of offered certificates will have the
                                                 approximate initial aggregate principal balance or
                                                 notional amount, and will initially accrue interest
                                                 at the pass-through rate, shown on page S-5.

                                                 The pass-through rates shown on page S-5 for the
                                                 Class A-1, Class A-2, Class B, Class C, Class D,
                                                 Class E and Class F Certificates are the rates
                                                 applicable for the distribution date in September
                                                 1999. After September 1999, the pass-through rates
                                                 for the Class A-1 and Class A-2 Certificates will,
                                                 in each case, equal the lesser of the initial
                                                 pass-through rate for the particular class shown on
                                                 page S-5 and a weighted average coupon derived from
                                                 certain net interest rates on the pooled mortgage
                                                 loans. In addition, after September 1999, the
                                                 pass-through rates for the Class B, Class C,
                                                 Class D, Class E and Class F Certificates will, in
                                                 each case, equal a weighted average coupon derived
                                                 from certain net interest rates on the pooled
                                                 mortgage loans.

                                                 The pass-through rate shown on page S-5 for the
                                                 Class X Certificates is the rate applicable for the
                                                 distribution date in September 1999. The pass-through
                                                 rate for that class for each subsequent distribution
                                                 date will be variable and will equal the excess of
                                                 (i) a weighted average coupon derived from certain
                                                 net interest rates on the pooled mortgage loans over
                                                 (ii) the weighted average of the pass-through rates
                                                 for the other classes of interest-bearing
                                                 certificates, including the non-offered certificates
                                                 that bear interest. Accordingly, the pass-through
                                                 rate of the Class X Certificates will be affected by
                                                 the relative aggregate principal balances outstanding
                                                 from time to time of the other classes of
                                                 certificates that bear interest.

                                                 See 'Description of the Offered Certificates --
                                                 Distributions -- Calculation of Pass-Through Rates'
                                                 in this prospectus supplement.

B. THE NON-OFFERED CERTIFICATES...........       Each class of the non-offered certificates will have
                                                 the approximate initial aggregate principal balance,
                                                 and will initially accrue interest at the
                                                 pass-through rate, shown on page S-5.

                                                 The pass-through rates shown on page S-5 for the
                                                 Class G, Class H, Class J, Class K, Class L and
                                                 Class M Certificates

                                                 are the rates applicable for the distribution date in
                                                 September 1999. After September 1999, the
                                                 pass-through rate for the Class G Certificates will
                                                 equal a weighted average coupon derived from certain
                                                 net interest rates on the pooled mortgage loans. In
                                                 addition, after September 1999, the pass-through
                                                 rates for the Class H, Class J, Class K, Class L and
                                                 Class M Certificates will, in each case, equal the
                                                 lesser of the initial pass-through rate for the
                                                 particular class shown on page S-5 and a weighted
                                                 average coupon derived from certain net interest
                                                 rates on the pooled mortgage loans. See 'Description
                                                 of the Offered
                                                 Certificates -- Distributions -- Calculation of
                                                 Pass-Through Rates' in this prospectus supplement.

                                                 The Class R-I Certificates evidence beneficial
                                                 ownership of, and the Class R-II and Class R-III
                                                 Certificates are, 'residual interests' in a 'real
                                                 estate mortgage investment conduit' for federal
                                                 income tax purposes and do not have principal
                                                 balances or pass-through rates.

                                                 Holders of the Class Y Certificates will be entitled
                                                 to receive, if and when paid, certain additional
                                                 interest (in excess of interest at the current
                                                 mortgage interest rate) that may accrue with respect
                                                 to each pooled mortgage loan with an anticipated
                                                 repayment date if the loan remains outstanding past
                                                 that date. The Class Y Certificates do not have a
                                                 certificate balance or a pass-through rate.

REGISTRATION AND DENOMINATIONS............       The trust will issue the offered certificates in
                                                 book-entry form, through the facilities of The
                                                 Depository Trust Company, in original denominations
                                                 of:

                                                      (i) in the case of the Class X Certificates,
                                                      $1,000,000 initial notional amount and in any
                                                          higher whole dollar denomination; and

                                                      (ii) in the case of the other classes of offered
                                                           certificates, $10,000 initial principal
                                                           balance and in any higher whole dollar
                                                           denomination.

                                                 Each class of offered certificates will be
                                                 represented by one or more certificates registered in
                                                 the name of Cede & Co., as nominee of The Depository
                                                 Trust Company. As a result, you will not receive a
                                                 fully registered physical certificate representing
                                                 your interest in any offered certificate, except
                                                 under limited circumstances. See 'Description of the
                                                 Offered Certificates -- Registration and
                                                 Denominations' in this prospectus supplement and
                                                 'Description of the Certificates -- Book-Entry
                                                 Registration and Definitive Certificates' in the
                                                 prospectus.

OPTIONAL TERMINATION......................       The holders of the controlling class of certificates
                                                 or the master servicer may terminate the trust when
                                                 the aggregate principal balance of the mortgage pool,
                                                 taking into account advances of principal, is less
                                                 than approximately 1.0% of the initial mortgage pool
                                                 balance. See 'Description of the

                                                 Offered Certificates -- Termination' in this
                                                 prospectus supplement.

                                THE CERTIFICATES: A STRUCTURAL SUMMARY

SENIORITY.................................       The following chart sets forth the relative seniority
                                                 of the respective classes of certificates for
                                                 purposes of --

                                                      making payments of interest and, if applicable,
                                                      payments of principal, and
                                                      allocating losses and other shortfalls on the
                                                      pooled mortgage loans, as well as certain
                                                      default-related and other unanticipated expenses
                                                      of the trust.
                                                 Each class of certificates will, for the above
                                                 purposes, be subordinate to each other class of
                                                 certificates, if any, listed above it in the
                                                 following chart.

                                                               SUMMARY SENIORITY CHART

                                                          Class A-1, Class A-2 and Class X

                                                                      Class B

                                                                      Class C

                                                                      Class D

                                                                       Class E

                                                                      Class F

                                                     Various classes of non-offered certificates
                                                        (other than the Class Y Certificates)

                                                 THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF
                                                 OFFERED CERTIFICATES WILL BE THE SUBORDINATION OF THE
                                                 OTHER CLASSES OF CERTIFICATES TO WHICH IT IS SENIOR,
                                                 INCLUDING ALL OF THE NON- OFFERED CERTIFICATES (OTHER
                                                 THAN THE CLASS Y CERTIFICATES).
                                                 Holders of the Class Y Certificates will be entitled
                                                 to receive, if and when paid, certain additional
                                                 interest (in excess of interest at the current
                                                 mortgage interest rate) that may accrue with respect
                                                 to each pooled mortgage loan with an anticipated
                                                 repayment date if the loan remains outstanding past
                                                 that date. Accordingly, the Class Y Certificates are
                                                 neither senior nor subordinate to any other class of
                                                 certificates, except to the extent that amounts

                                                 received on any particular mortgage loan with an
                                                 anticipated repayment date are applied first to pay
                                                 amounts other than the additional interest.
                                                 See 'Description of the Offered
                                                 Certificates -- General', ' -- Seniority',
                                                 ' -- Distributions -- Priority of Payments' and
                                                 ' -- Allocation of Losses and Certain Other
                                                 Shortfalls and Expenses' in this prospectus
                                                 supplement.
DISTRIBUTIONS
A. GENERAL................................       The trustee will make payments of interest and
                                                 principal to the holders of the various classes of
                                                 certificates entitled to these payments, sequentially
                                                 based upon their relative seniority as shown in the
                                                 summary seniority chart above.

B. PAYMENTS OF INTEREST...................       Except for the Class Y, Class R-I, Class R-II and
                                                 Class R-III Certificates, each class of certificates
                                                 will bear interest. In the case of each class of the
                                                 interest-bearing certificates, interest will accrue
                                                 during each interest accrual period based upon --

                                                      the then-applicable pass-through rate for the
                                                      class,

                                                      the aggregate principal balance or notional
                                                      amount, as the case may be, of the class
                                                      outstanding immediately prior to the related
                                                      distribution date, and

                                                      the assumption that each year consists of twelve
                                                      30-day months.

                                                 A whole or partial prepayment on a pooled mortgage
                                                 loan may not be accompanied by the amount of one full
                                                 month's interest on the prepayment. The amount of the
                                                 shortfall may, in whole or in part, be allocated to
                                                 reduce the amount of accrued interest otherwise
                                                 payable to the holders of the classes of
                                                 interest-bearing certificates, generally in reverse
                                                 order of their seniority as shown in the summary
                                                 seniority chart above. Any allocations of the
                                                 shortfalls among the holders of the Class A-1,
                                                 Class A-2 and Class X Certificates will be made
                                                 proportionately based on their relative interest
                                                 entitlements without regard to the reduction.

                                                 On each distribution date, subject to available funds
                                                 and the payment priorities described above, you will
                                                 be entitled to receive your proportionate share of
                                                 all unpaid distributable interest accrued on your
                                                 class of offered certificates through the end of the
                                                 related interest accrual period.

                                                 See 'Description of the Offered
                                                 Certificates -- Distributions -- Calculations of
                                                 Interest', ' -- Distributions -- Priority of
                                                 Payments' and ' -- Allocations of Losses and
                                                 Certain Other Shortfalls and Expenses' in this
                                                 prospectus supplement.

C. PAYMENTS OF PRINCIPAL..................       Except for the Class X, Class Y, Class R-I, Class
                                                 R-II and Class R-III Certificates, each class of
                                                 certificates will have an aggregate principal
                                                 balance. In general, subject to

                                                 available funds and the payment priorities described
                                                 above, the holders of each class of certificates with
                                                 an aggregate principal balance will be entitled to
                                                 receive an aggregate amount of principal over time
                                                 equal to that balance. However, the trustee must make
                                                 payments of principal in a specified sequential order
                                                 such that --

                                                      No payments of principal will be made on any
                                                      class of the non-offered certificates until the
                                                      aggregate principal balance of each class of the
                                                      offered certificates is reduced to zero.

                                                      No payments of principal will be made on the
                                                      Class B, Class C, Class D, Class E and Class F
                                                      Certificates until, in the case of each of
                                                      those classes, the aggregate principal balance
                                                      of each more senior class of offered
                                                      certificates is reduced to zero.

                                                      No payments of principal will be made on the
                                                      Class A-2 Certificates until either:

                                                        (i)  the aggregate principal balance of the
                                                      Class A-1 Certificates is reduced to zero; or

                                                        (ii) the Class A-1 and Class A-2 Certificates
                                                      are the only outstanding classes of certificates
                                                             with principal balances (in which case,
                                                             payments of principal will be made to the
                                                             holders of the Class A-1 and Class A-2
                                                             Certificates proportionately based on the
                                                             relative sizes of their then-current
                                                             aggregate principal balances).

                                                 The aggregate principal payment to be made on the
                                                 certificates on any distribution date will, in
                                                 general, depend on --

                                                      the amount of all scheduled payments of
                                                      principal due (or, in some cases, deemed due) on
                                                      the pooled mortgage loans during the related
                                                      collection period that are either received by
                                                      the end of that collection period or advanced by
                                                      the master servicer, and

                                                      the amount of any prepayments and other un-
                                                      scheduled collections of previously unadvanced
                                                      principal on the pooled mortgage loans that are
                                                      received during the related collection period.

                                                 See 'Description of the Offered
                                                 Certificates -- Calculation of the Principal
                                                 Distribution Amount' and ' -- Distribu-
                                                 tions -- Priority of Payments' in this prospectus
                                                 supplement.

D. DISTRIBUTIONS OF PREPAYMENT
  PREMIUMS................................       If any prepayment premium, fee or charge is collected
                                                 on a pooled mortgage loan, then the trustee will
                                                 distribute that amount on the first distribution date
                                                 following the collection period in which it was
                                                 received, to the holders of the Class X Certificates
                                                 and/or to the holders of any other class or classes
                                                 of the offered certificates then entitled to receive

                                                 payments of principal. See 'Description of the
                                                 Offered
                                                 Certificates -- Distributions -- Distributions of
                                                 Prepayment Premiums' in this prospectus supplement.

ALLOCATION OF LOSSES AND CERTAIN OTHER
  SHORTFALLS AND EXPENSES.................       Losses on the pooled mortgage loans, together with
                                                 certain default-related and other unanticipated
                                                 expenses of the trust, may cause the aggregate
                                                 principal balance of the mortgage pool, taking into
                                                 account advances of principal, to be less than the
                                                 aggregate principal balance of the certificates. If
                                                 and to the extent that those losses and expenses
                                                 cause such a deficit to exist following the payments
                                                 made on the certificates on any distribution date,
                                                 then the aggregate principal balances of those
                                                 classes of certificates with balances will be
                                                 successively reduced, in the reverse order of their
                                                 seniority as shown in the summary seniority chart on
                                                 page S-11, until the deficit is eliminated. If and to
                                                 the extent necessary, any such reductions to the
                                                 aggregate principal balances of the Class A-1 and
                                                 Class A-2 Certificates will be made proportionately
                                                 based on the relative sizes of those balances, until
                                                 the deficit is eliminated or those balances are
                                                 reduced to zero.

                                                 In addition, a whole or partial prepayment on a
                                                 pooled mortgage loan may not be accompanied by the
                                                 amount of one full month's interest on the
                                                 prepayment. The amount of the shortfall may, in whole
                                                 or in part, be allocated to reduce the amount of
                                                 accrued interest otherwise payable to the holders of
                                                 the classes of interest-bearing certificates,
                                                 generally in the reverse order of their seniority as
                                                 shown in the summary seniority chart on page S-11.
                                                 Any allocations of the shortfalls among the holders
                                                 of the Class A-1, Class A-2 and Class X Certificates
                                                 will be made proportionately based on their relative
                                                 interest entitlements without regard to the
                                                 reduction.

                                                 See 'Description of the Offered
                                                 Certificates -- Certain Relevant Characteristics of
                                                 the Mortgage Loans' and ' -- Allocation of Losses and
                                                 Certain Other Shortfalls and Expenses' and 'Servicing
                                                 of the Mortgage Loans -- Servicing and Other
                                                 Compensation and Payment of Expenses' in this
                                                 prospectus supplement.

ADVANCES..................................       The master servicer will generally be required to
                                                 make advances in the amount of any delinquent monthly
                                                 payments, other than balloon payments, of principal
                                                 and interest due on the pooled mortgage loans. The
                                                 master servicer and, in some cases, the special
                                                 servicer will also generally be required to make
                                                 advances to cover certain costs and expenses relating
                                                 to the servicing and administration of the mortgage
                                                 loans. If the master servicer or special servicer
                                                 fails to make any advance that it is required to make
                                                 and the trustee is aware of this failure, the trustee
                                                 will be required to make the advance.

                                                 None of the master servicer, the special servicer or
                                                 the trustee, however, will be required to make any
                                                 advance that it determines, in its good faith and
                                                 reasonable judgment, will not be recoverable from
                                                 proceeds of the related mortgage loan.

                                                 In addition, if certain adverse events or
                                                 circumstances, which we describe later in this
                                                 prospectus supplement, occur or exist with respect to
                                                 any pooled mortgage loan or the related real property
                                                 that secures it, then the master servicer or the
                                                 special servicer must obtain a new appraisal of that
                                                 property. If, based on that appraisal, it is
                                                 determined that (a) the principal balance of, and
                                                 certain other amounts due under, that mortgage loan,
                                                 exceed (b) 90% of the appraised value of the
                                                 property, then the amount otherwise required to be
                                                 advanced as accrued interest on the mortgage loan
                                                 will be reduced, generally in the same proportion
                                                 that such excess bears to the principal balance of
                                                 the mortgage loan. Due to the payment priorities,
                                                 this reduction in advances will reduce the cash
                                                 available to pay interest on the most subordinate
                                                 class of certificates then outstanding.

                                                 Any party that makes an advance will be entitled to
                                                 receive interest on the amount advanced.

                                                 See 'Description of the Offered
                                                 Certificates -- Advances of Principal and Interest'
                                                 and 'Servicing of the Mortgage Loans -- Servicing and
                                                 Other Compensation and Payment of Expenses' and
                                                 ' -- Required Appraisals' in this prospectus
                                                 supplement and 'Description of the
                                                 Certificates -- Advances in Respect of Delinquencies'
                                                 and 'Description of the Agreements -- Certificate
                                                 Account' in the prospectus.

REPORTS TO CERTIFICATEHOLDERS.............       On each distribution date, the following reports will
                                                 be available to you:

                                                   Distribution Date Statement

                                                   Delinquent Loan Status Report

                                                   Historical Loan Modification Report

                                                   Historical Loss Estimate Report

                                                   REO Status Report

                                                   Special Servicer Loan Status Report

                                                   Operating Statement Analysis

                                                   Comparative Financial Status Report

                                                   Watchlist

                                                 The contents of these reports are described in this
                                                 prospectus supplement under 'Description of the
                                                 Offered Certificates -- Reports to
                                                 Certificateholders; Certain Available Information'.

                                                 Upon reasonable prior notice, the trustee will permit
                                                 you to review at its offices during normal business
                                                 hours a variety of information and documents that
                                                 relate to the mortgage loans and the underlying real
                                                 properties, including loan documents, borrower
                                                 operating statements, rent rolls and property
                                                 inspection reports.

                     THE POOLED MORTGAGE LOANS AND THE UNDERLYING REAL PROPERTIES

THE MORTGAGE POOL.........................       The trust assets will consist primarily of the pooled
                                                 mortgage loans. Each mortgage loan in the trust
                                                 constitutes an obligation of one or more persons to
                                                 repay a specified sum with interest. Each mortgage
                                                 loan in the trust will be secured by a first mortgage
                                                 lien on an ownership and/or leasehold interest of the
                                                 related borrower in one or more commercial or
                                                 multifamily real properties. Despite the references
                                                 in this prospectus supplement to 'mortgage' loan and
                                                 'mortgage' lien, that first lien may have been
                                                 created pursuant to a mortgage, a deed of trust, a
                                                 deed to secure debt or other similar instrument. See
                                                 'Certain Legal Aspects of Mortgage Loans' in the
                                                 prospectus.

                                                 For more detailed information on the pooled mortgage
                                                 loans, see the following sections in this prospectus
                                                 supplement:
                                                      'Description of the Mortgage Pool'
                                                      'Risk Factors -- Risks Related to the Mortgage
                                                      Loans'
                                                      Annex A -- Certain Characteristics of the
                                                      Mortgage Loans
                                                 Set forth below is certain statistical information on
                                                 the pooled mortgage loans and the underlying real
                                                 properties. In reviewing this information, as well as
                                                 the statistical information on the pooled mortgage
                                                 loans and the underlying real properties contained
                                                 elsewhere in this prospectus supplement, you should
                                                 be aware that --
                                                      All numerical information provided with respect
                                                      to the pooled mortgage loans is provided on an
                                                      approximate basis.
                                                      All weighted average information provided with
                                                      respect to the pooled mortgage loans reflects
                                                      weighting of the pooled mortgage loans by their
                                                      cut-off date principal balances, which are the
                                                      balances that will be transferred to the trust.
                                                      When information on the underlying real
                                                      properties is expressed as a percentage of the
                                                      initial pool balance, those percentages are
                                                      based upon the cut-off date balances of the
                                                      related mortgage loans in the trust. Except
                                                      where otherwise specified in the respective loan
                                                      documents, the cut-off date principal balances
                                                      attributed to the properties securing a
                                                      multi-property mortgage loan in the trust were

                                                      derived by allocating to each of those
                                                      properties a portion of that mortgage loan's
                                                      cut-off date principal balance, proportionately
                                                      based upon the appraised values of those
                                                      properties.
                                                      Whenever loan level information such as loan-to-
                                                      value ratios or debt service coverage ratios is
                                                      presented in the context of the underlying real
                                                      properties, the loan level statistic attributed
                                                      to the property is the same as the statistic for
                                                      the related mortgage loan in the trust.
                                                      This prospectus supplement refers to certain of
                                                      the underlying real properties specifically by
                                                      name. Each of those references is to the
                                                      property identified by that or a substantially
                                                      similar name on Annex A to this prospectus
                                                      supplement.
                                                      This prospectus supplement refers to certain
                                                      mortgage loans in the trust specifically by
                                                      name. In most cases, the name is derived from
                                                      the name of the related underlying real property
                                                      as specified on Annex A to this prospectus
                                                      supplement.
                                                      Statistical information on the mortgage pool may
                                                      change prior to the date of issuance of the
                                                      certificates due to changes in the composition
                                                      of the mortgage pool after the cut-off date but
                                                      prior to the issue date.
GENERAL CHARACTERISTICS...................       The mortgage pool will have the following general
                                                 characteristics as of the cut-off date:

Initial Mortgage Pool Balance..............................................  $734,852,899
Number of Pooled Mortgage Loans............................................           213
Number of Underlying Real Properties.......................................           232
Maximum Cut-off Date Principal Balance.....................................  $ 21,841,789
Minimum Cut-off Date Principal Balance.....................................  $    183,561
Average Cut-off Date Principal Balance.....................................  $  3,450,014
Maximum Mortgage Interest Rate.............................................         9.375%
Minimum Mortgage Interest Rate.............................................         6.200%
Weighted Average Mortgage Interest Rate....................................         7.255%
Maximum Original Term to Maturity or Anticipated Repayment Date............    360 months
Minimum Original Term to Maturity or Anticipated Repayment Date............     60 months
Weighted Average Original Term to Maturity or Anticipated Repayment Date...    134 months
Maximum Remaining Term to Maturity or Anticipated Repayment Date...........    346 months
Minimum Remaining Term to Maturity or Anticipated Repayment Date...........     55 months
Weighted Average Remaining Term to Maturity or Anticipated Repayment
  Date.....................................................................    123 months

                                                  (table continued on next page)

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
Maximum Underwritten NCF Debt Service Coverage Ratio(1)....................          3.04x
Minimum Underwritten NCF Debt Service Coverage Ratio.......................          1.05x
Weighted Average Underwritten NCF Debt Service Coverage Ratio..............          1.36x
Maximum Cut-off Date Loan-to-Value Ratio(2)................................         83.54%
Minimum Cut-off Date Loan-to-Value Ratio...................................         25.15%
Weighted Average Cut-off Date Loan-to-Value Ratio..........................         69.99%
Maximum Maturity Date/ARD Loan-to-Value Ratio(3)...........................         73.15%
Minimum Maturity Date/ARD Loan-to-Value Ratio..............................          0.00%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio.....................         54.05%
-----------------------------------------------------------------------------------------
(1) The 'Underwritten NCF Debt Service Coverage Ratio' is defined in Annex A to this prospectus supplement.
(2) The 'Cut-off Date Loan-to-Value Ratio' is defined in Annex A to this prospectus supplement.
(3) The 'Maturity Date/ARD Loan-to-Value Ratio' is defined in Annex A to this prospectus supplement.

PAYMENT TERMS.............................       Each pooled mortgage loan accrues interest at the
                                                 mortgage interest rate described on Annex A to this
                                                 prospectus supplement. The mortgage interest rate for
                                                 each pooled mortgage loan is fixed for the entire
                                                 loan term. However, as and to the extent described
                                                 below, any pooled mortgage loan with an anticipated
                                                 repayment date may accrue interest in addition to the
                                                 interest that it accrues at its mortgage interest
                                                 rate.
                                                 Each pooled mortgage loan provides for scheduled
                                                 payments of principal and/or interest to be due on
                                                 the first day of each month.
                                                 Certain mortgage loans in the trust, identified in
                                                 the table below as 'Balloon Loans', provide for
                                                 amortization schedules that are significantly longer
                                                 than their respective remaining terms to stated
                                                 maturity. This will result in a substantial payment
                                                 of principal being due at maturity unless the loan is
                                                 prepaid prior thereto.
                                                 Certain mortgage loans in the trust, identified in
                                                 the table below as 'ARD Loans', each provide material
                                                 incentives to the related borrower to pay the loan in
                                                 full by a specified date prior to stated maturity.
                                                 These incentives, which in each case will become
                                                 effective as of the loan's anticipated repayment
                                                 date, include:
                                                      The accrual of interest in excess of that
                                                      accrued at the related mortgage interest rate.
                                                      This additional interest will be deferred until
                                                      payment in full of all other amounts due under
                                                      the loan, including its entire principal
                                                      balance. In general, the additional interest
                                                      will be compounded at an interest rate that is
                                                      2% greater than the related mortgage interest
                                                      rate.

                                                      The application of certain excess cash flow from
                                                      the related underlying real property to pay down
                                                      the principal of the loan. This payment of
                                                      principal will be in addition to the minimum
                                                      required monthly payment of principal.
                                                 The remaining mortgage loans in the trust, which are
                                                 identified in the table below as 'Fully Amortizing
                                                 Loans', each have an amortization schedule that will
                                                 amortize the mortgage loan in full or substantially
                                                 in full by its maturity date.
                                                 The table below shows the number and percentage of
                                                 pooled mortgage loans that constitute the three types
                                                 of loans described in the three preceding paragraphs:

                                                                                 NUMBER       % OF INITIAL
                                                                               OF POOLED        MORTGAGE
                                                LOAN TYPE                    MORTGAGE LOANS   POOL BALANCE
                                                ---------                    --------------   ------------
                                                Balloon Loans..............       150            69.23%
                                                ARD Loans..................        47            22.83%
                                                Fully Amortizing Loans.....        16             7.95%

DELINQUENCY STATUS........................       No mortgage loan was more than thirty (30) days
                                                 delinquent in respect of any scheduled payment of
                                                 principal or interest as of August 1, 1999 or at any
                                                 time since the later of origination and August 1,
                                                 1998.
PREPAYMENT TERMS..........................       Currently in effect for each mortgage loan in the
                                                 trust is a prohibition against voluntary prepayments
                                                 or, in two (2) cases, representing 0.37% of the
                                                 initial mortgage pool balance, a requirement that the
                                                 borrower pay a prepayment premium, fee or charge in
                                                 connection with making a voluntary prepayment. See
                                                 'Description of the Mortgage Pool -- Certain Terms
                                                 and Conditions of the Mortgage Loans' in this
                                                 prospectus supplement.
                                                 One hundred twenty (120) mortgage loans included in
                                                 the trust currently prohibit voluntary prepayments
                                                 and have a yield maintenance prepayment premium
                                                 following the expiration of this prohibition.
                                                 Included in this group are five (5) mortgage loans
                                                 that allow the borrower, at its option, to either pay
                                                 a yield maintenance prepayment premium or defease the
                                                 mortgage loan. No other mortgage loans included in
                                                 this group allow defeasance at any time during the
                                                 term of the loan. Set forth below is information
                                                 regarding the remaining lockout periods for those one
                                                 hundred twenty (120) mortgage loans --

                                                Maximum Remaining Lockout
                                                  Period:......................          226 months
                                                Minimum Remaining Lockout
                                                  Period:......................           14 months
                                                Weighted Average Remaining
                                                  Lockout Period:..............           45 months

                                                 We describe the prepayment restrictions for the
                                                 respective pooled mortgage loans in greater detail in
                                                 Annex A to this prospectus supplement.

DEFEASANCE................................       Ninety-one (91) mortgage loans in the trust,
                                                 representing 47.50% of the initial mortgage pool
                                                 balance, permit the related borrower, in general no
                                                 earlier than the second anniversary of the issue
                                                 date, to defease all or part of the loan. This group
                                                 does not include five (5) mortgage loans that allow
                                                 the borrower, at its option, to either pay a yield
                                                 maintenance prepayment premium or defease the
                                                 mortgage loan. In connection with the defeasance of
                                                 any of the pooled mortgage loans, the related
                                                 borrower may obtain a release of the related
                                                 underlying real property (or, where applicable, one
                                                 or more of the related underlying real properties)
                                                 from the lien of the related mortgage or other
                                                 security instrument by delivering U.S. Treasury
                                                 obligations as substitute collateral.
                                                 Set forth below is information regarding the
                                                 remaining lockout and defeasance periods for those
                                                 pooled mortgage loans that permit defeasance:


                                                Maximum Remaining Lockout and Defeasance
                                                  Period:................................  197 months
                                                Minimum Remaining Lockout and Defeasance
                                                  Period:................................   48 months
                                                Weighted Average Remaining Lockout and
                                                  Defeasance Period:.....................  116 months

                                 LEGAL AND INVESTMENT CONSIDERATIONS
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...       The trustee or its agent will make elections to treat
                                                 designated portions of the trust assets as at least
                                                 three separate 'real estate mortgage investment
                                                 conduits' for federal income tax purposes. The
                                                 designations for these 'real estate mortgage
                                                 investment conduits', commonly referred to as REMICs,
                                                 are as follows:
                                                      'REMIC I', which will, except as described in
                                                      the next sentence, hold the pooled mortgage
                                                      loans, as well as any underlying real properties
                                                      that may be acquired by the trust following a
                                                      borrower default, but will exclude collections
                                                      of certain additional interest accrued, and
                                                      deferred as to payment, in respect of each
                                                      pooled mortgage loan with an anticipated
                                                      repayment date if it remains outstanding past
                                                      that date. Each of certain individual pooled
                                                      mortgage loans, as well as the related
                                                      underlying real property, if acquired, may
                                                      constitute the sole assets of its own separate
                                                      REMIC, and the 'regular interest' of each of
                                                      these individual REMICs (instead of the related
                                                      mortgage loan) will be an asset of REMIC I;
                                                      'REMIC II', which will hold the 'regular
                                                      interests' in REMIC I;
                                                      'REMIC III', which will hold the 'regular
                                                      interests' in REMIC II.
                                                 In addition, certain trust assets will constitute two
                                                 separate grantor trusts for federal income tax
                                                 purposes.
                                                 The offered certificates will be treated as 'regular
                                                 interests' in REMIC III. This means that they will be
                                                 treated as newly issued debt instruments for federal
                                                 income tax purposes.

                                                 You will have to report income on your certificates
                                                 in accordance with the accrual method of accounting
                                                 even if you are otherwise a cash method taxpayer. The
                                                 offered certificates will not represent any interest
                                                 in either of the grantor trusts referred to above.
                                                 The Class A-1, Class A-2, and Class B Certificates
                                                 will not, and the other classes of offered
                                                 certificates will, be issued with more than a de
                                                 minimis amount of original issue discount. If you own
                                                 a certificate issued with original issue discount,
                                                 you may be required to report income before receiving
                                                 a corresponding amount of cash.
                                                 For tax information reporting purposes, the trustee
                                                 will compute the accrual of discount and amortization
                                                 of premium on the offered certificates based on the
                                                 assumptions that each pooled mortgage loan with an
                                                 anticipated repayment date will be paid in full on
                                                 such date and that no borrower will otherwise prepay
                                                 its pooled mortgage loan prior to stated maturity.
                                                 We anticipate that any prepayment premium, fee or
                                                 charge allocable to a class of offered certificates
                                                 will be ordinary income to the holders of that class
                                                 as these amounts become due to the trust. See
                                                 'Description of the Offered
                                                 Certificates -- Distributions -- Distributions of
                                                 Prepayment Premiums' in this prospectus supplement.
                                                 We provide a more detailed discussion of the federal
                                                 income aspects of investing in the offered
                                                 certificates under 'Certain Federal Income Tax
                                                 Consequences' in this prospectus supplement and
                                                 'Federal Income Tax Consequences' in the prospectus.
ERISA.....................................       We anticipate that certain employee benefit plans and
                                                 other retirement arrangements subject to Title I of
                                                 the Employee Retirement Income Security Act of 1974,
                                                 commonly referred to as 'ERISA', or Section 4975 of
                                                 the Internal Revenue Code of 1986 will be able to
                                                 invest in the Class A-1, Class A-2 and Class X
                                                 Certificates, without giving rise to a prohibited
                                                 transaction, based upon an individual prohibited
                                                 transaction exemption granted to a predecessor in
                                                 interest to Salomon Smith Barney Inc. by the U.S.
                                                 Department of Labor. However, investments in the
                                                 other offered certificates by, on behalf of or with
                                                 assets of these entities, will be restricted as
                                                 described under 'Certain ERISA Considerations' in
                                                 this prospectus supplement.
                                                 If you are a fiduciary of any employee benefit plan
                                                 or other retirement arrangement subject to Title I of
                                                 ERISA or Section 4975 of the Internal Revenue Code of
                                                 1986, you should consult with your legal advisors to
                                                 determine whether your purchase or holding of the
                                                 offered certificates could give rise to a transaction
                                                 that is prohibited under those federal laws. See
                                                 'Certain ERISA Considerations' in this prospectus
                                                 supplement and 'ERISA Considerations' in the
                                                 prospectus.
LEGAL INVESTMENT..........................       The offered certificates will not be 'mortgage
                                                 related securities' within the meaning of the
                                                 Secondary Mortgage Market Enhancement Act of 1984.
                                                 You should consult your

                                                 legal advisors to determine whether and to what
                                                 extent the offered certificates constitute legal
                                                 investments for you. See 'Legal Investment' in this
                                                 prospectus supplement and in the prospectus.
CERTAIN YIELD CONSIDERATIONS..............       The yield to maturity on any offered certificate will
                                                 be affected by the rate and timing of prepayments and
                                                 other collections of principal on the mortgage loans
                                                 in the trust. In the case of offered certificates
                                                 purchased at a discount, a slower than anticipated
                                                 rate of prepayments could result in a lower than
                                                 anticipated yield. For the Class X Certificates or
                                                 any other offered certificates purchased at a
                                                 premium, a faster than anticipated rate of
                                                 prepayments could result in a lower than anticipated
                                                 yield. If you are contemplating the purchase of
                                                 Class X Certificates, you should be aware that the
                                                 yield to maturity on the Class X Certificates will be
                                                 highly sensitive to the rate and timing of principal
                                                 prepayments and other liquidations of mortgage loans
                                                 in the trust and that an extremely rapid rate of
                                                 prepayments and/or other liquidations in respect of
                                                 the pooled mortgage loans could result in a complete
                                                 or partial loss of your initial investment. In
                                                 addition, the Pass-Through Rate for the Class X
                                                 Certificates will decline as the aggregate principal
                                                 balance of the Class B, Class C, Class D, Class E,
                                                 Class F and Class G Certificates represents a larger
                                                 proportionate share of the notional amount of the
                                                 Class X Certificates, and that Pass-Through Rate will
                                                 be 0% per annum if the Class B, Class C, Class D,
                                                 Class E, Class F and/or Class G Certificates are the
                                                 only classes of certificates with principal balances
                                                 outstanding. See 'Yield and Maturity Considerations'
                                                 in this prospectus supplement and 'Yield
                                                 Considerations' in the prospectus.
RATINGS...................................       It is a condition to the issuance of the offered
                                                 certificates that the various classes of these
                                                 certificates receive the following credit ratings:

                                                                                    MOODY'S      FITCH
                                                CLASS                                RATING      RATING
                                                -----                                ------      ------
                                                Class A-1......................       Aaa         AAA
                                                Class A-2......................       Aaa         AAA
                                                Class X........................       Aaa         AAA
                                                Class B........................       Aa2         AA
                                                Class C........................        A2          A
                                                Class D........................        A3         A -
                                                Class E........................       Baa2        BBB
                                                Class F........................       Baa3       BBB -

                                                The ratings of the offered certificates address the
                                                  timely payment of interest and, except for the
                                                Class X Certificates, the ultimate payment of
                                                principal on or before the distribution date in May
                                                2032. Such ratings do not, however, address --
                                                     the tax attributes of the offered certificates
                                                     or of the trust,

                                                     the likelihood or frequency of voluntary or
                                                     involuntary principal prepayments on the pooled
                                                     mortgage loans,
                                                     the degree to which prepayments on the pooled
                                                     mortgage loans might differ from those
                                                     originally anticipated,
                                                     the likelihood that the pass-through rates on
                                                     the Class A-1, Class A-2, Class X, Class B,
                                                     Class C, Class D, Class E and Class F
                                                     Certificates may change due to changes in the
                                                     weighted average of the net mortgage interest
                                                     rates on the pooled mortgage loans, or
                                                     the likelihood that prepayment premiums, fees or
                                                     charges will be received with respect to the
                                                     pooled mortgage loans.
                                                A security rating is not a recommendation to buy,
                                                sell or hold securities and the assigning rating
                                                agency may revise or withdraw its rating at any time.
                                                See 'Ratings' in this prospectus supplement and
                                                'Rating' in the prospectus.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under 'Risk Factors' in the prospectus, in deciding whether to purchase the offered certificates of any class.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Offered Certificates are Supported by Limited Assets and no one has Guaranteed or Insured Your Certificates. If the assets of the trust are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency. Neither we nor any of our affiliates have guaranteed or will otherwise be obligated to make payments on your certificates. No governmental agency or instrumentality or private insurer has guaranteed or insured the payments on your certificates.

     Many Factors, Including Lack of Liquidity, Can Adversely Affect the Market Value of Your Certificates. There is currently no secondary market for the offered certificates. The underwriters have informed us that they currently intend to make a secondary market in the offered certificates, but they have no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop. Even if a secondary market does develop for the offered certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of your certificates. We do not intend to list the offered certificates on any securities exchange or any automated quotation system, such as NASDAQ. Lack of liquidity could result in a significant reduction in the market value of your certificates. In addition, the market value of your certificates at any time may be affected by many factors, including then-prevailing interest rates and the then-perceived riskiness of commercial mortgage-backed securities relative to other investments. You may be forced to hold your certificates indefinitely. Alternatively, you may only be able to sell your certificates at less than 100% of their principal balance and/or the unamortized portion of your purchase price for reasons unrelated to the performance of your certificates or the mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your investment will depend on (a) the price you paid for your certificates and
(b) the rate, timing and amount of payments on your certificates. The rate, timing and amount of payments on your certificates will, in turn, depend on:

        the pass-through rate(s) for your certificates, which, in the case of each class of offered certificates, may vary if the weighted average of the mortgage interest rates changes;

        the rate and timing of payments and other collections of principal on the pooled mortgage loans;

        the rate and timing of defaults and the severity of any losses on the pooled mortgage loans;

        the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates; and

        the collection and distribution of prepayment premiums, fees and charges on the pooled mortgage loans.

None of these factors can be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your certificates. See 'Description of the Mortgage Pool', 'Description of the Offered Certificates -- Distributions' and ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' and 'Yield and Maturity Considerations' in this prospectus supplement. See also 'Yield Considerations' in the prospectus.

     The Investment Performance of Your Certificates Depends on the Rate of Prepayment on the Pooled Mortgage Loans. The investment performance of your certificates may vary materially and adversely from your expectations if the rate of prepayments and other unscheduled collections of principal on the pooled mortgage loans is materially faster or slower than you anticipated. Your actual yield may not be equal to the yield that you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

     If you purchase your certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums, fees and charges, even if available and distributable on your certificates, may not be sufficient to offset fully any loss in yield on your certificates.

     If you purchase Class X Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the pooled mortgage loans. Each dollar of principal paid, or principal losses realized, on the pooled mortgage loans will reduce the notional amount of the Class X Certificates in an equal amount. Prior to investing in the Class X Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the pooled mortgage loans could result in your failure to recoup fully your initial investment. As of the cut-off date, two (2) of the pooled mortgage loans, representing 0.37% of the initial mortgage pool balance, are not subject to prepayment lockouts or defeasance and may be the source of relatively large principal payments. Any associated prepayment premiums, fees or charges may not be sufficient to compensate you for your loss of yield.

     See 'Yield and Maturity Considerations' in this prospectus supplement and 'Yield Considerations' in the prospectus.

     Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the pooled mortage loans will affect the amount of payments on your certificates, the yield to maturity of your certificates, the rate of principal payments on your certificates and the weighted average life of your certificates. Delinquencies on the pooled mortage loans, unless covered by the master servicer's advances, may result in shortfalls in distributions of interest and/or principal on your certificates for the current month. Although any shortfalls may be made up on future distribution dates, no interest would accrue on the shortfalls. Thus, any shortfalls would adversely affect the yield to maturity of your certificates.

     If you calculate the anticipated yield to maturity for your certificates based on an assumed rate of default and amount of losses on the pooled mortage loans that is lower than the default rate and amount of losses actually experienced then, to the extent that the additional losses result in a reduction of the payments on or aggregate principal balance or notional amount of your certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan that results in a reduction of the payments on or the aggregate principal balance or notional amount of your certificates will also affect the actual yield to maturity of your certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier the loss occurs, the greater the negative effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the payments on or the aggregate principal balance or notional amount of your certificates, such losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your certificates. See 'Yield and Maturity Considerations' in this prospectus supplement.

     Potential Conflicts of Interest May Influence Actions that can Affect the Offered Certificates. The special servicer will have considerable latitude in determining whether to liquidate or modify defaulted mortage loans in the trust. See 'Servicing of the Mortage Loans -- Modifications, Waivers, Amendments and Consents' in this prospectus supplement. In certain circumstances, the existing special servicer may be replaced, and its actions with respect to defaulted mortgage loans in the trust may be subject to approval, by the holder or holders of certificates representing a majority interest in a designated 'controlling class' of certificates. Unless there are significant losses on the mortgage pool, that controlling class of certificates will be a class of non-offered certificates. As a result, the interests of the holders of that controlling class of certificates may be in conflict with your interests as an owner of offered certificates.

     In addition, there is no restriction on the master servicer, the special servicer or any of their respective affiliates acquiring certificates, including non-offered certificates. Each of the master servicer and the special servicer is obligated to perform its servicing duties in accordance with the pooling and servicing agreement, including the servicing standard described in this prospectus supplement. As a holder of non-offered certificates, however, each of the master servicer and special servicer could have interests when dealing with defaulted mortage loans in the trust or otherwise performing its duties under the pooling and servicing agreement that are in conflict with your interests as an owner of offered certificates. As an example, the special servicer could determine to liquidate a defaulted mortgage loan and realize any loss at a time when you, as a holder of an offered certificate, might prefer the continuation of advances and the postponement of any realized losses.

     Furthermore, each of the master servicer and the special servicer services and will, in the future, service existing and new loans for third parties, including portfolios of loans similar to the pooled mortgage loans, in the ordinary course of its business. The properties securing these other loans may be in the same markets as certain of the properties securing the pooled mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the trust, with respect to the pooled mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the properties securing the pooled mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer. As an example, sales of real properties obtained upon foreclosure of defaulted mortgage loans of third parties might compete with contemporaneous sales of real properties obtained upon foreclosure of defaulted mortgage loans in the trust, and this could result in lower sales proceeds received on the properties securing the pooled mortgage loans.

     The mortgage loan sellers and their respective banking or finance affiliates maintain banking or other relationships with certain borrowers or their affiliates. Proceeds of the pooled mortgage loans may, in certain cases, have been used to pay indebtedness owed to us, the mortgage loan sellers and their respective affiliates.

     At the time of origination, an affiliate of Llama Capital Mortgage Company Limited Partnership held an interest in the borrowing entity under three (3) of the pooled mortgage loans, representing 1.51% of the initial mortgage pool balance. However, that equity holder is no longer an affiliate of that mortgage loan seller.

     Salomon Smith Barney Inc., one of the underwriters, is our parent and, further, is an affiliate of Salomon Brothers Realty Corp., one of the mortgage loan sellers.

     There Exist Certain Rights to Payment that are Senior to Distributions on the Certificates. The master servicer, the special servicer and the trustee are each entitled to receive, out of payments on or proceeds of specific pooled mortgage loans or, in some cases, out of general collections on the mortgage pool, certain payments or reimbursements for or in respect of compensation, advances, interest on advances and indemnities, prior to distributions on the certificates. In particular, advances are intended to provide liquidity, not credit support, and the advancing party is entitled to receive interest on its advances to offset its cost of funds. A large amount of reimbursements of such sums in a particular month could result in insufficient cash to pay all amounts payable on the certificates on the next distribution date.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of these plans or arrangements to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of the Class B, Class C, Class D, Class E and Class F Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, those certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless that purchase and continued holding is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See 'Certain ERISA Considerations' in this prospectus supplement and 'ERISA Considerations' in the prospectus.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the mortgage loans in the trust, the servicing of those mortgage loans and the distributions on your certificates are highly dependent upon computer systems of the master servicer, the special servicer, the trustee, the borrowers, The Depository Trust Company and other third parties.

     We have been advised by each of the master servicer, the special servicer and the trustee that it will use commercially reasonable efforts to be year 2000 ready by January 1, 2000, including by:

        implementing modifications to their respective existing systems; and/or acquiring computer systems that are year 2000 ready.

     If the master servicer, the special servicer, the trustee or any of their respective key vendors and subcontractors do not have by the year 2000 computerized systems which are able to interpret correctly data involving dates, the ability of that party to service the pooled mortgage loans, in the case of the master servicer and the special servicer, or make distributions with respect to the certificates, in the case of the trustee, may be materially and adversely affected.

     The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within The Depository Trust Company system, continue to function approximately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, The Depository Trust Company's ability properly to perform its services is also dependent upon other parties, including, but not limited to, its participating organizations through which you will hold your offered certificates, as well as the computer systems of third-party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third-party vendors from whom The Depository Trust Company acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts with respect to remediation of year 2000 problems with their services. In addition, The Depository Trust Company has stated that it is in the process of developing contingency plans it deems appropriate.

     If problems associated with the year 2000 issue were to occur with respect to The Depository Trust Company and the services described above, distributions on your certificates could be delayed or otherwise adversely affected.

RISKS RELATED TO THE MORTGAGE LOANS IN THE TRUST

     Repayment of the Mortgage Loans in the Trust Depends on the Successful Operation of the Underlying Real Properties. The mortgage loans in the trust are secured by first mortgage liens on interests in, among others, the following types of real property:

        Multifamily

        Office

        Unanchored Retail

        Industrial

        Anchored Retail

        Hotel

        Mobile Home Park

        Mixed Use

        Factory Outlet Center

        Health Care

        Self Storage

     Lending on multifamily and commercial real properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the successful operation of the related real estate project.

     The ability of an income-producing property to generate net cash flow may be adversely affected by a number of factors, including:

        the age, design and construction quality of the property;

        perceptions regarding the safety, convenience and attractiveness of the property;

        the proximity and attractiveness of competing properties;

        new construction;

        the adequacy of the property's management and maintenance;

        an increase in operating expenses;

        an increase in the capital expenditures needed to maintain the property or make improvements;

        a decline in the financial condition of a major tenant;

        an increase in vacancy rates; and

        a decline in rental rates as leases are renewed or replaced.

     Other factors that may adversely affect the ability of an income-producing real property to generate net cash flow are more general in nature, such as:

        national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

        local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

        demographic factors;

        customer tastes and preferences; and

        retroactive changes in building codes.

     The volatility of net cash flow generated by an income-producing real property will be influenced by many of the foregoing factors, as well as by:

        the length of tenant leases;

        the creditworthiness of tenants;

        the rate at which new rentals occur;

        the percentage of total property expenses in relation to revenue;

        the ratio of fixed operating expenses to those that vary with revenues; and

        the level of capital expenditures required to maintain the property and to retain or replace tenants.

     Therefore, income-producing real properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hotels, or motels and other lodging facilities and those operated as health care facilities, can be expected to have more volatile cash flows than income-producing real properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net cash flow of income-producing real properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

     No mortgage loan in the trust has an Underwritten NCF Debt Service Coverage Ratio below 1.0x. However, in ten (10) cases where the related borrowers reported most recent year financial information, mortgage loans representing 2.82% of the initial mortgage pool balance, had for their respective properties' most recently reported operating period, as indicated by the '1998 Statement Date' in Annex A, a debt service coverage ratio based on net operating income below 1.0x. See 'Annex A' to this prospectus supplement. In general, this was a result of new construction or significant renovations at the related underlying real property, a substantial nonrecurring expense with respect to the related underlying real property or a lease-up period with respect to the related underlying real property having occurred during the relevant operating period. When the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the respective underlying real property is insufficient to cover the operating expenses of the property and to pay debt service on the mortgage loan. In these cases, the related borrower will be required to pay a portion of these items from sources other than cash flow from the property. If the borrower ceases to use such alternative cash sources at a time when operating revenue from the property is still insufficient to cover such items, deferred maintenance at the property and/or a default under the mortgage loan may occur. Furthermore, in the case of twelve (12) of the pooled mortgage loans, representing 6.80% of the initial mortgage pool balance, information regarding the net operating income for their respective underlying real properties was not available for the most recently reported operating period because the respective properties were constructed, were acquired or underwent significant renovation during 1998.

     Tenant/Operator Concentration Increases the Risk of Default and Loss to Investors. In those cases where an income-producing real property is owner-occupied or is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of such a tenant or owner can have particularly significant effect on the net cash flow generated by the property. If any tenant defaults under or fails to renew its lease or the owner ceases operations, the resulting adverse financial effect on the operation of the property will be substantially more severe than would otherwise be the case with respect to a property occupied by a large number of less significant tenants. Nine (9) underlying real properties, securing 4.22% of the initial mortgage pool balance, are over 50% owner-occupied. In addition, fifty-four (54) underlying real properties, securing 17.78% of the initial mortgage pool balance, each have one tenant that occupies 75% or more of the net rentable area at the property. Included among the sixty-three (63) underlying real properties referred to in the prior two sentences are fifty (50) underlying real properties, securing 13.95% of the initial mortgage pool balance, that are, in each case, either wholly owner-occupied or leased to a single tenant.

     The underwriting of a pooled mortgage loan secured by a single-tenant property is often based primarily upon the monthly rental payments due from the tenant under its lease of the property. Where the primary term of that lease expires before the scheduled maturity date of the mortgage loan, the related originator considered the incentives for the tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. If, however, the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

     In the case of most of the single-tenant properties securing a mortgage loan in the trust, the related lease generally requires the related tenant to pay all real property taxes and assessments levied or assessed against the property and all charges for utility services, insurance and other operating expenses incurred in connection with operating the property. Generally, the tenants under those leases are required, at their expense, to maintain the related single-tenant properties in good order and repair.

     In addition, those underlying real properties operated for retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any such property and that particular business or industry declines.

     Any of these adverse financial effects could result in insufficient cash flow received by a borrower with respect to an underlying real property which could, in turn, result in the inability of the borrower to make required payments on its pooled mortgage loan.

     Tenant Bankruptcy May Materially and Adversely Affect the Performance of an Income-Producing Property. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular underlying real property may adversely affect the income produced by the property. Under the U.S. bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus an amount, which may not exceed three years' rent, equal to the greater of one year's rent or 15% of the remaining reserved rent.

     A bankruptcy or insolvency of a tenant could result in a substantial delay in receipt by the landlord of the amount of its claim, as well as a substantial delay in the ability of the landlord to relet the tenant's space. The bankruptcy or vacancy may also trigger 'co-tenancy' remedies in other tenants' leases, such as rent abatement or termination. In addition, depending on the assets of the bankrupt tenant, the full amount of the landlord's claim for breach of the lease may never be paid.

     Two (2) of the underlying real properties, 4600 City Line Avenue and Lincoln View Plaza Shopping Center, securing 0.93% of the initial mortgage pool balance, have in each case a significant tenant that is a debtor in bankruptcy, which has not yet ratified or rejected its lease. In the case of Lincoln View Plaza Shopping Center, the tenant in question represents only 7% of the property's gross rent.

     The Success of an Income-Producing Property Depends on the Ability of the Owner to Renew Leases and Relet Vacant Space on Acceptable Economic Terms. The underlying real properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Most of the underlying real properties are in whole or in part occupied under leases that expire during the terms of the related pooled mortgage loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of underlying real properties operated for retail or office purposes, can be substantial and could reduce cash flow from the properties. Moreover, if a tenant at any underlying real property defaults in its lease obligations, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of an income-producing property with fewer tenants. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at an underlying real property with multiple tenants expires prior to the maturity date of the related mortgage loan which may reduce the attractiveness of the mortgaged property to other, smaller tenants.

     Rights of First Refusal Can Adversely Affect the Liquidation Value of an Income-Producing Property. In addition, with respect to four (4) of the underlying real properties, securing 1.35% of the initial mortgage pool balance, the tenants under certain of the leases have rights of first refusal to purchase all or a material portion of the property. The rights of first refusal could make these properties more difficult to sell in the event of foreclosure and result in a larger loss than would otherwise be incurred.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may adversely affect the value of the underlying real properties without affecting their net cash flow, including:

        changes in prevailing market interest rates;

        the availability of refinancing sources;

        changes in governmental regulations or fiscal policy;

        zoning or tax laws; and

        potential environmental or other legal liabilities.

A decrease in the value of any underlying real property could result in the property not fully securing the amount of the related mortgage loan.

     Property Management May Affect Property Value. The successful operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

        operating the property and providing building services;

        responding to changes in the local market;

        planning and implementing the rental structure;

        managing operating expenses; and

        ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Those underlying real properties deriving revenues primarily from short-term sources, such as those operated as health care facilities and hotel properties, are generally more management intensive than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate services to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of any underlying real property.

     The Trust Will Include a Material Concentration of Mortgage Loans Secured by Liens on Retail Properties. Sixty (60) of the underlying real properties, securing 26.50% of the initial mortgage pool balance, are retail properties at which customers may purchase consumer goods and other products or may obtain various entertainment, recreational or personal services. Any particular underlying retail property may be anchored or unanchored, and one underlying retail property is a factory outlet center.

     The underlying retail properties consist of --

        malls,

        shopping centers,

        power centers,

        individual stores and businesses, and

        one factory outlet center.

     The types of stores and businesses located at these retail properties include --

        department stores,

        grocery stores,

        convenience stores,

        specialty shops and stores,

        automotive sales and service centers,

        gasoline stations,

        movie theaters,

        salons,

        food courts, in the case of certain malls and shopping centers, and one factory outlet center.

     The value and successful operation of a retail property depends on the qualities and success of its tenants. The success of tenants at a retail property will be affected by --

        competition from other retail properties,

        perceptions regarding the safety, convenience and attractiveness of the property,

        demographics of the surrounding area,

        traffic patterns and access to major thoroughfares,

        availability of parking,
        customer tastes and preferences, and

        the drawing power of other tenants, in particular, because some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property.

     A retail property generally must compete with comparable properties for tenants. Such competition is generally based on --

        rent;

        tenant improvements; and

        the age and location of the property.

For example, the owner of a retail property may be required to offer a potential tenant a 'free rent' period or, at its own expense, significantly renovate and/or adapt space at the property to meet a particular tenant's needs.

     Issues Involving Anchor Tenants. The presence or absence of an 'anchor tenant' in a mall or shopping center also can be important, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An 'anchor tenant' is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property. We consider fourteen (14) of the underlying retail properties, securing 10.34% of the initial mortgage pool balance, to be 'anchored'.

     In the case of the Lincoln View Plaza Shopping Center, securing 0.70% of the initial mortgage pool balance, the sole anchor tenant is a debtor in bankruptcy and has not yet ratified or rejected its lease. While the tenant in question occupies 29% of the rentable square footage, it represents only 7% of the gross rents at that underlying real property.

     The economic performance of an 'anchored' retail property will be adversely affected by various factors, including:

        an anchor tenant's failure to renew its lease,

        termination of an anchor tenant's lease,

        the bankruptcy or economic decline of an anchor tenant or a self-owned anchor,

        the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued payment of rent, or a loss of an anchor tenant's ability to attract shoppers.

     New Forms of Competition. The underlying retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

        factory outlet centers,

        discount shopping centers and clubs,

        catalogue retailers,

        home shopping networks,

        internet web sites, and

        telemarketing.

     The Trust Will Include a Material Concentration of Mortgage Loans Secured by Liens on Multifamily Rental Properties. Sixty-six (66) of the underlying real properties, securing 30.86% of the initial mortgage pool balance, are multifamily apartment buildings. Factors that will affect the value and successful operation of a multifamily rental property include:

        the physical attributes of the apartment building, such as its age, appearance, amenities and construction quality,

        the location of the property,
        the characteristics of the surrounding neighborhood, which may change over time,

        the ability of management to provide adequate maintenance and insurance,

        the property's reputation,

        the prevailing level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing,

        the presence of competing properties,

        the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base,

        adverse local or national economic conditions, which may limit the rent that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels, and state and local regulations, which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment.

     Effects of State and Local Regulations. Certain states where the underlying multifamily rental properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the underlying multifamily rental properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit rent increases when apartments are leased to new tenants. In addition, nine (9) of the underlying multifamily rental properties, representing 3.69% of the initial mortgage pool balance, are subject to agreements or restrictions reserving a portion of their residential rental units for low- and moderate-income tenants. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its pooled mortgage loan from the net cash flow, or the proceeds of a sale or refinancing, of the related multifamily rental property.

     The Trust Will Include a Material Concentration of Mortgage Loans Secured by Liens on Office Properties. Forty-five (45) of the underlying real properties, securing 19.75% of the initial mortgage pool balance, are office properties. A number of factors will affect the value and successful operation of an office property, including:

        the number and quality of tenants in the building,

        the physical attributes of the building in relation to competing buildings,

        access to transportation,

        the strength and stability of the local economy,

        the availability of tax benefits,

        the desirability of the location of business, and

        the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

     The Trust Will Include a Material Concentration of Mortgage Loans Secured by Liens on Industrial Properties. Thirty-four (34) of the underlying real properties, securing 10.72% of the initial mortgage pool balance, are industrial properties. In general, the same factors that affect office properties also affect the value and operation of industrial properties, although any particular factor may affect the two types of properties in different ways.

     For example, industrial properties may depend to a greater extent on the following:

        location, the desirability of which in a particular instance may depend on --

             (i)  availability of labor services,

             (ii) proximity to supply sources and customers,

             (iii) accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

        building design, the desirability of which in a particular instance may depend on --

             (i)  ceiling heights,

             (ii) column spacing,

             (iii) number and depth of loading bays, and

             (iv) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

        the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     The Trust Will Include Mortgage Loans Secured by Liens on Condominium Units/Space. Four (4) of the pooled mortgage loans, representing 4.70% of the initial mortgage pool balance, are secured in whole or in part by the related borrower's ownership interest in all or a portion of the units/space in a residential or commercial condominium project and the related voting rights in the owners' association for the project. Except in the case of one (1) of those mortgage loans, the Olympic Tower Fee loan, representing 2.36% of the initial mortgage pool balance, the related borrower has a controlling vote in the owners' association. One of the five (5) parcels comprising the Olympic Tower Fee is the commercial unit of a mixed residential and commercial condominium. Although the commercial unit has a voting interest of 46% in the owners' association, the commercial unit owner controls its separate common area, and the consent of its designees on the owners' association's board of managers would be necessary to approve shared common area expenses. Due to the nature of condominiums and each borrower's ownership interest therein, a default on any of these four (4) pooled mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of these four (4) pooled mortgage loans could subject the trust to greater delay, expense and risk than a loan secured by a property that is not a condominium.

     Some of the Underlying Real Properties May Not Be Readily Convertible to Alternative Uses. Some of the underlying real properties, such as those operated as health care facilities, hospitality properties or mobile home parks and those operated for industrial purposes, may not be converted to alternative uses without substantial capital expenditures. If an income-producing property is not readily adaptable to other uses, its liquidation value may be substantially less than would otherwise be the case.

     Loan, Borrower and Tenant Concentrations With Respect to the Mortgage Pool May Increase the Risk of Default and Loss to Investors. In general, the inclusion in a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Several of the individual mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust have cut-off date principal balances that are substantially higher than the average cut-off date principal balance, which is $3,450,014 without regard to any cross-collateralization and $3,482,715 when each cross-collateralized group of pooled mortgage loans is treated as a single mortgage loan.

     In addition, certain groups of borrowers under the pooled mortgage loans are under common control. The most significant of these groups of affiliated borrowers are the obligors under six (6) pooled mortgage loans that represent 6.52% of the initial mortgage pool balance and are identified in this prospectus supplement as the 'Schwartzberg Loans'. See 'Description of the Mortgage
Pool -- The Schwartzberg Loans' in this prospectus supplement for a discussion of the 'Schwartzberg Loans' and Annex A to this prospectus supplement for identification of the various groups of related borrowers. In addition, certain tenants lease space at more than one of the underlying real properties, and certain tenants are related to or affiliated with a borrower under a mortgage loan. Also see Annex A to this prospectus supplement for a list of the most significant tenants at each of the underlying real properties used primarily for commercial purposes. The bankruptcy or insolvency of, or other financial problems with respect to, any such borrower or tenant could have an adverse effect on the operation of all of the related underlying real properties and on the ability of the related underlying real properties to produce sufficient cash flow to make required payments on the related pooled mortgage loans. See 'Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws' in the prospectus.

     The following table sets forth cut-off date principal balances for all individual mortgage loans and groups of related mortgage loans with cut-off date principal balances over $9 million (giving consideration to the aggregate cut-off date principal balances for any cross-collateralized mortgage loans).

             INDIVIDUAL LOANS/RELATED LOAN GROUPS ABOVE $9 MILLION

                                                                                   CUT-OFF DATE
                                                                                    PRINCIPAL
                                             CUT-OFF      % OF TOTAL               BALANCE WITH    % OF TOTAL
                                              DATE       CUT-OFF DATE    RELATED   RELATED LOAN   CUT-OFF DATE
 LOAN                                       PRINCIPAL     PRINCIPAL     MORTGAGE     BALANCES      PRINCIPAL
NUMBER            PROPERTY NAME              BALANCE       BALANCE      LOANS(1)    AGGREGATED      BALANCE
------            -------------              -------       -------      --------    ----------      -------
--------------------------------------------------------------------------------------------------------------
   315   The Vinings Apartments..........  $13,181,122       1.79%      Yes (8)    $47,899,446        6.52%
   327   Walnut Creek I & II Apartments..  $ 9,976,813       1.36%      Yes (8)
   325   Hunter's Ridge Apartments.......  $ 7,183,305       0.98%      Yes (8)
   329   Towne Oaks Apartments...........  $ 7,182,319       0.98%      Yes (8)
   326   Mill Creek Apartments...........  $ 5,387,479       0.73%      Yes (8)
   328   Woodbridge Crossing Apartments..  $ 4,988,407       0.68%      Yes (8)
--------------------------------------------------------------------------------------------------------------
6600927  Town Center.....................  $21,841,789       2.97%                 $21,841,789        2.97%
6203029  Olympic Tower Fee...............  $17,352,428       2.36%                 $17,352,428        2.36%
LC3857   Settlers Green Outlet...........  $14,424,219       1.96%                 $14,424,219        1.96%
6601414  Coconut Marketplace.............  $14,373,504       1.96%                 $14,373,504        1.96%
--------------------------------------------------------------------------------------------------------------
   112   DEA and U.S. Customs Office
         Building -- Riverside...........  $ 7,189,887       0.98%      Yes (1)    $13,570,040        1.85%
   113   DEA and U.S. Customs Office
         Building -- Otay Mesa...........  $ 6,380,153       0.87%      Yes (1)
--------------------------------------------------------------------------------------------------------------
LC3057   NEW BOSTON BALLARDVALE LIMITED
         PARTNERSHIP PORTFOLIO...........  $13,425,889       1.83%                 $13,425,889        1.83%
LC3057A  204 Spring Hill Road
LC3057B  126 Monroe Turnpike
LC3057C  30 Trefoil Drive
LC3057D  55 Corporate Drive
LC3057E  35 Corporate Drive
--------------------------------------------------------------------------------------------------------------
6603061  Boulders on the River...........  $12,873,829       1.75%                 $12,873,829        1.75%
--------------------------------------------------------------------------------------------------------------
6601035  625 Polk Street.................  $ 9,169,521       1.25%      Yes (12)   $12,050,320        1.64%
6601229  1540 Market Street..............  $ 2,880,798       0.39%      Yes (12)
--------------------------------------------------------------------------------------------------------------
LC3965   POCONO LLC PORTFOLIO............  $ 4,987,003       0.68%      Yes (9)    $11,842,465        1.61%
LC3965A  Meadowbrook Mobile Home Park....
LC3965B  Pocono Park
   318   Southgate Business Center.......  $ 3,775,472       0.51%      Yes (9)
   317   Dorsey One......................  $ 3,079,990       0.42%      Yes (9)
--------------------------------------------------------------------------------------------------------------
LC2806   The 495 Technology Center.......  $ 8,027,191       1.09%      Yes (17)   $11,397,945        1.55%
LC3518   83 Cambridge Street.............  $ 1,890,136       0.26%      Yes (17)
LC3517   5 Wheeling Avenue...............  $ 1,480,618       0.20%      Yes (17)
--------------------------------------------------------------------------------------------------------------
6601848  Rivergrove Townhomes............  $ 3,967,887       0.54%      Yes (15)   $11,021,774        1.50%
6601847  Timbers-Memphis.................  $ 3,978,775       0.54%      Yes (15)
6601844  River Park......................  $ 1,587,155       0.22%      Yes (15)
6601846  Sunridge Townhomes..............  $ 1,487,957       0.20%      Yes (15)
--------------------------------------------------------------------------------------------------------------
   261   Rainbow Springs Shopping
         Center..........................  $10,692,481       1.46%                 $10,692,481        1.46%
LC3377   Super Stop and Shop Plaza.......  $10,506,735       1.43%                 $10,506,735        1.43%
--------------------------------------------------------------------------------------------------------------
   333   Ashford Point Apartments........  $ 4,748,033       0.65%      Yes (27)   $10,386,086        1.41%
   336   Lakewood Colony Apartments......  $ 3,263,787       0.44%      Yes (27)
   341   Wayforest Glen Apartments.......  $ 2,374,266       0.32%      Yes (27)
--------------------------------------------------------------------------------------------------------------
6600649  115 Fourth Avenue...............  $ 7,187,511       0.98%      Yes (11)   $10,310,233        1.40%
6600648  53-83 Fourth Avenue.............  $ 3,122,722       0.42%      Yes (11)
--------------------------------------------------------------------------------------------------------------
   316   CENTRAL PLAZA/WELLS AVENUE, LLC
         PORTFOLIO.......................  $ 9,705,380       1.32%                 $ 9,705,380        1.32%
   316A  Central Plaza One and Two.......
   316B  Newton Center...................
--------------------------------------------------------------------------------------------------------------
6801035  625 Polk Street.................  $ 9,169,521       1.25%                 $ 9,169,521        1.25%

------------

(1) Related mortgage loans have the same number in parentheses.

     Not all the Borrowers are Special Purpose Entities. The business activities of certain of the borrowers under the pooled mortgage loans are not limited to owning their respective real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. Ten (10) borrowers, under pooled mortgage loans representing 2.65% of the initial pool balance, are not special purpose entities.

     Geographic Concentration With Respect to the Mortgage Pool May Increase the Risk of Default and Loss to Investors. A concentration of underlying real properties in a particular locale, state or region increases the exposure of the mortgage pool to various factors including:

        any adverse local, state or regional economic developments, which could affect, among other things, the economic viability of the tenants, the market values of the properties and the demand for rental space;

        changes in the relevant local real estate market, which could affect, among other things, the market values of the properties;

        changes in governmental rules and fiscal policies in the jurisdiction where the properties are located, which could affect, among other things, the cost of doing business at the properties; and

        acts of nature, including floods, tornadoes and earthquakes, which could result in significant property damage to the properties located in the affected areas and general disruption of business and the local economies.

     The underlying real properties are located in thirty-nine (39) states and the District of Columbia. The following states represent 5.0% or more of the initial mortgage pool balance:

 STATES REPRESENTING FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE


                       NUMBER OF                             % OF          CUMULATIVE
                       UNDERLYING       AGGREGATE          INITIAL            % OF
                          REAL         CUT-OFF DATE        MORTGAGE     INITIAL MORTGAGE
STATES                 PROPERTIES   PRINCIPAL BALANCE    POOL BALANCE     POOL BALANCE
------                 ----------   -----------------    ------------     ------------
California...........      32          $126,904,988         17.27%           17.27%
Texas................      26          $ 91,135,130         12.40%           29.67%
Massachusetts........      25          $ 85,699,446         11.66%           41.33%
New York.............      13          $ 39,527,875          5.38%           46.71%

                                    WEIGHTED AVERAGES
                       --------------------------------------------
                       MORTGAGE     STATED      U/W    CUT-OFF DATE
                       INTEREST   REMAINING     NCF      LOAN-TO-
STATES                   RATE     TERM (MO.)   DSCR    VALUE RATIO
------                   ----     ----------   ----    -----------
California...........   7.255%       132       1.37x      69.18%
Texas................   7.519%       115       1.25x      75.50%
Massachusetts........   7.076%       116       1.33x      67.69%
New York.............   7.138%       115       1.40x      56.63%

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. The pooled mortgage loans amortize at different rates and mature over a period of 55 to 346 months. In addition, certain of the pooled mortgage loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the mortgage pool will change over time.

     If you purchase certificates, such as the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E or Class F Certificates, with a pass-through rate that is equal to, calculated based upon or limited by a weighted average of net interest rates on some or all the pooled mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the pooled mortgage loans, the remaining mortgage pool may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location. The more subordinate that your certificates are relative to other offered certificates, the more likely you are to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

     There are Extension and Default Risks Associated With Mortgage Loans that Have Balloon Payments and Anticipated Repayment Dates. One hundred fifty (150) of the pooled mortgage loans, representing 69.23% of the initial mortgage pool balance, provide for a balloon payment at maturity, and forty-seven (47) of the pooled mortgage loans, representing 22.83% of the initial mortgage pool balance, provide the related borrower with incentives to repay its loan by a specified date. The ability of a borrower under any such mortgage loan to make the required balloon payment at maturity or to repay the loan on or before the related anticipated repayment date, as the case may be, depends upon its ability either to refinance the loan or to sell the underlying real property. The ability of a borrower to refinance its mortgage loan or sell the underlying real property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

        the level of available mortgage interest rates;

        the fair market value of the property;

        the borrower's equity in the property;

        the financial condition of the borrower;

        operating history of the property;

        tax laws;

        prevailing general and regional economic conditions; and

        the general availability of credit for multifamily or commercial properties.

     See 'Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans' and ' -- Additional Mortgage Loan Information' in this prospectus supplement and 'Risk Factors' in the prospectus.

     Any failure of a borrower under a pooled mortgage loan to timely pay any required balloon payment will be a default. Subject to certain limitations, the special servicer may extend, modify or otherwise deal with pooled mortgage loans that are in material default or on which a payment default is reasonably foreseeable. See 'Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents' in this prospectus supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

     The failure of a borrower under a pooled mortgage loan to repay the loan by any anticipated repayment date will not constitute a default. Although a pooled mortgage loan may include several provisions that give the borrower an incentive to repay the loan by the related anticipated repayment date, there can be no assurance that the borrower will be sufficiently motivated or able to do so.

     The weighted average lives of certain outstanding classes of the offered certificates may be extended if a borrower fails to make a required balloon or to repay a pooled mortgage loan by any anticipated repayment date. See 'Yield and Maturity Considerations' in this prospectus supplement and 'Yield Considerations' in the prospectus.

     Risks of Subordinate and Other Additional Financing. The following table identifies those underlying real properties which are known to us to be encumbered by secured subordinate debt, the initial principal amount of the debt and the cut-off date principal balances of the related mortgage loans and also sets forth, in the case of each property, whether the subordinate lender has entered into a standstill agreement and/or a subordination agreement with the lender under the related mortgage loan.

                                                                    % OF INITIAL
                                                                    MORTGAGE POOL
                                                  CUT-OFF DATE         BALANCE
                                               PRINCIPAL BALANCE     REPRESENTED    INITIAL PRINCIPAL
                                                   OF RELATED        BY RELATED     AMOUNT OF SECURED
UNDERLYING REAL PROPERTY                         MORTGAGE LOAN      MORTGAGE LOAN   SUBORDINATE DEBT
------------------------                         -------------      -------------   ----------------
Super Stop and Shop Plaza....................     $10,506,735           1.43%          $  500,000(1)(2)
Randolph Village Apartments..................     $ 4,661,825           0.63%          $1,275,000(1)
Breighton Apartments.........................     $   994,828           0.14%          $  850,000(3)

------------
(1) Each related subordinate lender has executed a subordination and standstill agreement. The agreement provides, among other things, that: (i) upon receiving a default notice from the related senior lender, the subordinate lender shall not be entitled to receive payments due under the subordinate loan documents or otherwise enforce its remedies for the duration of a standstill period of up to 90 days; and (ii) a default under the subordinate loan documents would constitute a default under the loan documents for the pooled mortgage loan. However, after that standstill period ends,
                                              (footnotes continued on next page)

(footnotes continued from previous page) unless the holder of the pooled mortgage loan is pursuing a foreclosure action, the related subordinate lender is entitled to resume receiving payments due under the subordinate debt documents. If the subordinate lender exercises its rights to collection thereafter, it could restrict the special servicer's ability to modify the pooled mortgage loan or otherwise mitigate losses in connection with a default or imminent default.

(2) The subordinate financing is an assignment of rents and leases and does not include a right to foreclose on the property.

(3) The subordinate lender has executed a subordination and standstill agreement. The agreement (i) expressly subordinates the subordinate lender's rights to receive collections and proceeds from, and otherwise deal with, the related underlying real property and the related borrower; and (ii) stipulates that, for so long as the pooled mortgage loan is outstanding, the subordinate lender will not take any enforcement or other legal action against the related underlying real property or the related borrower as long as the holder of the pooled mortgage loan has not done so.

                            ------------------------

     While all of the pooled mortgage loans either (i) prohibit the related borrower from encumbering the mortgaged property with additional secured debt or
(ii) require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. The existence of any subordinated indebtedness increases the difficulty of refinancing the related mortgage loan at maturity, and the related borrower may have difficulty repaying multiple loans. See 'Certain Legal Aspects of Mortgage Loans -- Subordinate Financing' in the prospectus.

     We are aware that borrowers under at least ten (10) of the pooled mortgage loans, representing 5.99% of the initial mortgage pool balance (and including the mortgage loans secured by Coconut Marketplace, Raymour and Flanigan Plaza, Pocono LLC Portfolio, The Village in Pinson, Codisco International, Inc. Portfolio, GTE Plaza Shopping Center, D.I.Y. Home Warehouse Shopping Center, 4600 City Line Avenue, Timberline Tech Center and Ace Clearwater Industrial Facility), have unsecured debt, including contingent reimbursement obligations related to letters of credit. In some of those, the lender on the unsecured debt is an affiliate of the borrower. In addition, some of the pooled mortgage loans permit the related borrower to incur unsecured debt. For example, certain of the pooled mortgage loans permit, and the related borrowers may have incurred, additional indebtedness for operating costs or other purposes, including trade debt and other payables. Additional debt in any form may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, we have not been able to confirm the existence of any other debt of the respective borrowers under the mortgage loans to be included in the trust.

     Owners of certain borrowers under the pooled mortgage loans may incur so-called 'mezzanine debt' that is secured by their ownership interests in those borrowers. Such financing effectively reduces the indirect equity interest of each of those owners in the underlying real property. We are aware that, in the case of at least one (1) group of cross-collateralized mortgage loans, representing 0.22% of the initial mortgage pool balance, the owners have pledged their equity interests in the related borrowers to secure 'mezzanine debt.'

     The Pooled Mortgage Loans are Generally Nonrecourse. You should consider all of the pooled mortgage loans to be nonrecourse loans, which means that, in the event of a default, recourse will be limited to the underlying real property securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we have not undertaken any evaluation of the financial condition of that borrower or guarantor. Consequently, payment on each pooled mortgage loan at or prior to maturity is dependent on one or more of the following:

        the sufficiency of the net cash flow from the underlying real property;

        the market value of the underlying real property at maturity; or

        the ability of the borrower to refinance the underlying real property.

     No governmental agency or instrumentality has insured or guaranteed any of the pooled mortgage loans.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Except with respect to two (2) of the underlying real properties, securing 0.22% of the initial mortgage pool balance, for which environmental database reviews were conducted, a third-party environmental consultant conducted a 'Phase I' environmental site assessment (or updated a previously conducted 'Phase I' environmental site assessment). Except for seven (7) of the underlying real properties, securing 2.62% of the initial mortgage pool balance, all of the underlying real properties had the related environmental reports prepared within the 24-month period preceding the cut-off date. Each such 'Phase I' environmental site assessment or update generally complied with industry-wide standards. With respect to eleven (11) of the underlying real properties, securing 8.07% of the initial mortgage pool balance, a 'Phase II' environmental assessment was also performed. In each case where the 'Phase I' or 'Phase II' environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken --

        an environmental indemnity was obtained from an affiliate of the borrower; or

        an environmental insurance policy, having the characteristics described under 'Description of the Mortgage Pool -- Certain Underwriting
        Matters -- Environmental Assessments,' was obtained from a third-party insurer; or

        either (i) an operations and maintenance plan, including, in several cases, in respect of asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been performed; or

        an escrow reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

     There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the current environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of those materials. The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the contaminated property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, that lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as 'CERCLA', as well as certain other federal and state laws, provide that a secured lender, such as the trust, may be liable as an 'owner' or 'operator' of a contaminated real property securing its loan, regardless of whether the borrower or a previous owner caused the environmental damage, if --

          (i) agents or employees of the lender are deemed to have participated in the management of the borrower, or

          (ii) under certain conditions the lender actually takes possession of a borrower's property or control of its day-to-day operations, such as through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Accordingly, investors could suffer a loss if the trust, as lender, is held liable for environmental contamination at an underlying real property, or if the contamination impairs either the value or the operations of an underlying real property. See 'Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations' in the prospectus.

     Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The environmental assessments revealed the existence of lead-based paint at certain of the underlying multifamily rental properties. Generally, the related borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. Nonetheless, there can be no assurance that the value of any underlying real property as collateral for the related mortgage loan will not be adversely affected by the presence of lead-based paint.

     Risks Related to Underground Storage Tanks. Certain of the underlying real properties contain underground storage tanks or other potential sources of groundwater contamination. Certain of the underlying real properties are in the vicinity of sites containing leaking underground storage tanks. Although the owners of those underlying real properties and the trust may not have legal liability for contamination of the properties from those on-site or off-site sources, the enforcement of rights against third parties may result in additional transaction costs, and contamination may impair operation of the affected properties.

     Risks Related to Asbestos-Containing Materials. At many of the underlying real properties, asbestos-containing materials have been detected through sampling by environmental consultants. The asbestos-containing materials found at these properties are not expected to present a significant risk as long as, in any such case, the property continues to be properly managed. In connection therewith, the related borrowers have agreed to establish and maintain operations and maintenance or abatement programs or undertake other remediation measures as necessary. Nonetheless, there can be no assurance that the value of any underlying real property as collateral for the related mortgage loan will not be adversely affected by the presence of asbestos-containing materials.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Professional engineers inspected all of the underlying real properties to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each property. Except for four
(4) mortgage loans, representing 1.24% of the initial pool balance, the underlying real properties were inspected during the 24-month period preceding the cut-off date. For five (5) of the underlying real properties, securing 3.17% of the initial mortgage pool balance, the inspections identified conditions at each of those properties requiring repairs or replacements estimated to cost in excess of $100,000. In these cases, the related mortgage loan seller or other originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all (or in the case of one (1) of those properties, securing

1.20% of the initial mortgage pool balance, a portion of such costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs.

     Reserves May Be Insufficient. Most of the pooled mortgage loans require that reserves be funded on a monthly basis from cash flow generated by the related underlying real properties to cover ongoing monthly, semi-annual or annual expenses such as taxes and/or insurance. Most of the pooled mortgage loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the mortgage loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs. These reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the underlying real properties may not be sufficient to fund fully the ongoing monthly reserve requirements. Any insufficiency may have an adverse effect on the operations or physical condition of the underlying real property.

     Limitations on Enforceability of Cross-Collateralization. Two (2) separate groups of pooled mortgage loans, representing 0.22% and 0.17%, respectively, of the initial mortgage pool balance, provide for some form of cross-collateralization between the mortgage loans in each such group. In addition, eight (8) individual pooled mortgage loans, representing 1.83%, 1.32%, 0.68%, 0.55%, 0.54%, 0.46%, 0.42% and 0.26%, respectively, of the initial mortgage pool balance, are secured by multiple real properties. The purpose of these arrangements is to reduce the risk of default or ultimate loss as a result of an inability of a particular property to generate sufficient net cash flow to pay debt service. However, certain of the groups of multi-property mortgage loans to be included in the trust permit the release of one or more of the underlying real mortgaged properties from the related mortgage lien, upon the satisfaction of certain conditions. See 'Description of the Mortgage
Pool -- Certain Terms and Conditions of the Mortgage Loans' in this prospectus supplement.

     Certain of the multi-property mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust involve, in each such case, multiple borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. A lien granted by a borrower to secure repayment of another borrower's mortgage loan, or portion of a single multi-property loan allocated to another borrower, could be avoided if a court were to determine that (i) the borrower/debtor was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower/debtor did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan or another portion of such multi-property loan, as the case may be, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the borrower/debtor from the respective mortgage loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization. The court could also allow the borrower/debtor to recover payments it made pursuant to the avoided cross-collateralization.

     Limitations on Enforceability and Collectability of Prepayment Premiums. All of the pooled mortgage loans require that during some portion of the loan term any voluntary principal prepayment be accompanied by a prepayment premium, fee or charge. See 'Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions' in this prospectus supplement. Any of these amounts collected on the pooled mortgage loans will be distributed as described in this prospectus supplement under 'Description of the Offered Certificates -- Distributions -- Distributions of Prepayment Premiums'. We make no representation or warranty, however, as to the collectability of any prepayment premium, fee or charge.

     The enforceability of provisions providing for the payment of a prepayment premium, fee or charge upon an involuntary prepayment is unclear under the laws of a number of states. Accordingly, the obligation of any borrower under a pooled mortgage loan to pay a prepayment premium, fee or charge in connection with an involuntary prepayment may not be enforceable under applicable law. In addition, even if the obligation is enforceable, any related liquidation proceeds may not be sufficient to make such payment. Liquidation proceeds are generally applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment premium, fee or charge. Furthermore, the special servicer has the authority to waive all or a portion of a prepayment premium, fee or charge in connection with obtaining a pay-off of a defaulted mortgage loan. See 'Servicing of the Mortgage
Loans -- Modifications, Waivers, Amendments and Consents' in this prospectus supplement and 'Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments' in the prospectus.

     In certain circumstances involving the sale of mortgage loans by the trust, no prepayment premium, fee or charge will be payable. See 'Description of the Mortgage Pool -- Cures and Repurchases', 'Servicing of the Mortgage
Loans -- Sale of Defaulted Mortgage Loans' and 'Description of the Offered Certificates -- Termination' in this prospectus supplement.

     Limitations on Enforceability of Other Provisions. All of the mortgage loans contain due-on-sale clauses, each of which permits the lender, with limited exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of the related underlying real property or, in most cases, a controlling interest in the related borrower, without lender consent or the satisfaction of specified underwriting criteria. However, five (5) of the pooled mortgage loans, representing 1.45% of the initial mortgage pool balance, contain due-on-sale clauses which permit the controlling ownership interest in the borrower to change without causing an acceleration of the maturity of the mortgage loan. All of the pooled mortgage loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. A state equity court, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if --

        the default is deemed to be immaterial or is not related to scheduled payments due under the mortgage loan,

        the exercise of such remedies would be inequitable or unjust, or the circumstances would render the acceleration unconscionable.

     Each of the pooled mortgage loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related underlying real property, and the income derived therefrom, to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, the assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the underlying real property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be delayed or otherwise adversely affected.

     Limitations of Appraisals. Appraisals were obtained for all of the underlying real properties. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. That amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale. Information regarding the appraised values of the underlying real properties is presented, for illustrative purposes only, on Annex A to this prospectus supplement.

     Tax Considerations Related to Foreclosure. If the trust were to acquire any underlying real property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the property. Any net income from the operation and management, other than qualifying 'rents from real property' as defined in
Section 865(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax on such income at the highest marginal corporate tax rate, which is currently 35% for federal purposes, thereby reducing net proceeds available for distribution on the certificates.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the pooled mortgage loans are, with limited exception, required to maintain comprehensive liability insurance, 'all-risk' fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance on the underlying real properties, with policy specifications, limits and deductibles customarily carried, generally, for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its underlying real property, which would adversely affect the borrower's ability to make payments under its mortgage loan. Although, in general, the borrowers have agreed to insure their respective underlying real properties as described under 'Description of the Mortgage Pool -- Certain Underwriting Matters -- Hazard, Liability and Other Insurance' in this prospectus supplement, there is a possibility of casualty losses on a mortgaged property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of underlying real properties located in California. Thirty-two (32) of the pooled mortgage properties, securing approximately 17.27% of the initial mortgage pool balance, are located in California.

     Risks Particular to Ground Leases. Four (4) of the pooled mortgage loans, representing 5.73% of the initial mortgage pool balance, are secured by first mortgage liens on the related borrower's leasehold interest in all or a portion of the related underlying real property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the lease, including renewals. If a debtor lessee/borrower rejects any or all of its leases, the borrower's lender may not be able to succeed to the lessee/borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations' in the prospectus.

     Risks Associated With Zoning Compliance. To our knowledge, neither mortgage loan seller has notice of any material existing violations with respect to the underlying real properties securing its pooled mortgage loans. In addition, certain of the underlying real properties may not comply with current zoning laws due to changes in zoning requirements since construction, including density, use, parking and set back requirements. The operation of these properties is considered to be a 'permitted non-conforming use' and/or the improvements thereon are considered to be 'legal non-conforming improvements.' This means that the borrower is not required to alter its structure to comply with the new law. However, the borrower may be limited in its ability to rebuild the premises 'as is' in the event of a substantial casualty loss or may be required to rebuild within a specified time period. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the mortgage loan in full. In addition, if a non-conforming property were repaired or restored in conformity with the current law, the value or revenue-producing potential of the property may be less than that which existed before the casualty, or the costs of repair and restoration, to the extent not covered by insurance, may impair the borrower's ability thereafter to operate the property and/or make required payments on any mortgage loan secured by the property.

     In addition, certain of the underlying real properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. These use restrictions include, for example, limitations on the character of the improvements thereon, requirements to rent a portion of residential units to low- and moderate-income tenants, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the underlying real property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a mortgaged property does not currently comply with that Act, the related borrower may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

     The property inspection report obtained for each mortgaged property in connection with the origination of the related mortgage loan, generally included limited information regarding compliance with the Americans with Disabilities Act of 1990. A portion of funds in the capital reserve escrow accounts established by certain borrowers are required to be used for costs of complying with that Act. However, escrows were not required with respect to all of the pooled mortgage loans, and we cannot assure you that the related underlying properties will comply with the Americans with Disabilities Act of 1990 in all respects once the related conditions are remedied, that the property inspection reports identified all risks or conditions relating to the Americans with Disabilities Act of 1990 or that amounts reserved (if any) are sufficient to pay such costs.

     Limited Information Causes Uncertainty. Certain of the pooled mortgage loans constitute acquisition financing or were used to refinance a construction loan. Accordingly, limited or no operating information is available with respect to the related mortgaged property. As a result, you may find it difficult to analyze the performance of the mortgaged property.

     Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the borrowers. We cannot assure you that the litigation will not have a material adverse effect on the payments to you.

     We are aware that, in the case of two (2) of the pooled mortgage loans, representing 1.76% of the initial mortgage pool balance and secured by the 625 Polk Street property and the Frederickburg Holiday Inn, respectively, suit has been filed against the related borrower. We do not believe, however, that these suits will materially and adversely affect the related underlying real property.

     Prior Bankruptcies. In the case of one (1) pooled mortgage loan, representing 1.75% of the initial mortgage pool balance, the related borrower, one or more of its principals and the related underlying real property were involved in or the subject of prior bankruptcy proceedings. In the case of seven
(7) other pooled mortgage loans, representing 2.28% of the initial mortgage pool balance, one or more principals of the related borrower were involved in, but the related underlying real property was not the subject of, prior bankruptcy proceedings.

     Prior Foreclosures. In the case of one (1) of the underlying real properties, representing 0.86% of the initial mortgage pool balance, an affiliate of the current borrower previously owned the property, defaulted and was foreclosed upon and then subsequently caused the current borrower to reacquire the property.

     Limitations with Respect to Representations and Warranties. Each mortgage loan seller will make certain limited representations and warranties regarding the pooled mortgage loans sold by it. See 'Description of the Mortgage
Pool -- Representations and Warranties' in this prospectus supplement. A material breach of those representations and warranties could obligate the person to repurchase the mortgage loan, in which case, the proceeds of the repurchase would be passed through to certificateholders in the same manner as a principal prepayment, except that no prepayment consideration will be payable in connection with the repurchase.

     If the related mortgage loan seller is required to but does not cure or remedy a breach of a representation or warranty or repurchase the affected mortgage loan, payments on the offered certificates may be substantially less than they would have been if the person had cured or remedied the breach or repurchased the affected mortgage loan.

     The obligation of a mortgage loan seller to cure a breach or repurchase a pooled mortgage loan will constitute the only remedy available to certificateholders for a breach of a representation or warranty. We cannot assure you that a mortgage loan seller will have the resources to repurchase any pooled mortgage loan. No other party will be obligated to cure or repurchase a pooled mortgage loan in the event of a breach if the related mortgage loan seller does not fulfill its obligations.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The primary assets of the Salomon Brothers Commercial Mortgage Trust 1999-C1 (the 'Trust') will consist of a segregated pool (the 'Mortgage Pool') of approximately 213 mortgage loans having the characteristics described in this prospectus supplement (the 'Mortgage Loans'). We intend to arrange for the creation of the Trust, and the transfer of the Mortgage Loans to the Trust, pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 1999 (the 'Pooling and Servicing Agreement'), among us, GMAC Commercial Mortgage Corporation as master servicer (together with its successors and assigns in that capacity, the 'Master Servicer'), BNY Asset Solutions LLC as special servicer (together with its successors and assigns in that capacity, the 'Special Servicer'), Chase Manhattan Bank as trustee (together with its successors and assigns in that capacity, the 'Trustee') and Salomon Brothers Realty Corp. ('SBRC') and Llama Capital Mortgage Company Limited Partnership ('Llama') as mortgage loan sellers (together, in that capacity, the 'Mortgage Loan Sellers').

     The Mortgage Pool has an Initial Pool Balance of $734,852,899, subject to a variance of plus or minus 5%. The 'Initial Pool Balance' is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The 'Cut-off Date Balance' of each Mortgage Loan is its unpaid principal balance as of August 1, 1999 (the 'Cut-off Date'), after application of all payments due with respect to the Mortgage Loan on or before that date, whether or not then received. The Cut-off Date Balance of each Mortgage Loan is the balance that will be transferred to the Trust. The Cut-off Date Balances of the Mortgage Loans range from $183,561 to $21,841,789, and the Mortgage Loans have an average Cut-off Date Balance of $3,450,014.

     Each Mortgage Loan constitutes the obligation of one or more persons (individually and collectively, the 'Borrower') to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a 'Mortgage Note') and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a 'Mortgage') that creates a first mortgage lien on the ownership (also referred to as a 'fee') and/or leasehold interest of the Borrower in one or more income-producing real properties having the characteristics described in this prospectus supplement (each, a 'Mortgaged Property').

     This 'Description of the Mortgage Pool' section contains certain statistical information on the Mortgage Loans and the Mortgaged Properties. In reviewing that information, as well as the statistical information on the Mortgage Loans and the Mortgaged Properties contained elsewhere in this prospectus supplement, you should be aware that --

        All numerical information provided on the Mortgage Loans is provided on an approximate basis.

        All weighted average information provided on the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

        When information on the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans. Except where otherwise specified in the respective loan documents, the Cut-off Date Balance attributed to each Mortgaged Property collateralizing a Mortgage Loan secured by multiple Mortgaged Properties (a 'Multi-Property Loan') was derived by allocating to that property a portion of the related Mortgage Loan's Cut-off Date Balance, proportionately based upon the appraised values of that property relative to the appraised values of the other related Mortgaged Properties.

        Whenever loan level information such as a loan-to-value or debt service coverage ratio is presented in the context of Mortgaged Properties, the loan level statistic attributed to the Mortgaged Property is the same as the statistic for the related Mortgage Loan.

        This prospectus supplement refers to certain Mortgage Loans specifically by name. In most cases, the name is derived from the name of the related Mortgaged Property as specified on Annex A to this prospectus supplement.

        Statistical information on the Mortgage Loans may change prior to the date of initial issuance of the certificates (the 'Issue Date') due to changes in the composition of the Mortgage Pool after the Cut-off Date.

        Certain capitalized terms used with respect to the Mortgage Loans are defined on Annex A to this prospectus supplement.

     The table below shows the number of, and the approximate percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose:

                                 PROPERTY TYPES

                                                                                                  WEIGHTED AVERAGES
                                                             % OF       MAXIMUM      -------------------------------------------
                                NUMBER OF     AGGREGATE     INITIAL     CUT-OFF                   STATED     U/W    CUT-OFF DATE
                                MORTGAGED    CUT-OFF DATE    POOL         DATE       MORTGAGE   REMAINING    NCF      LOAN-TO-
PROPERTY TYPES                  PROPERTIES     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
--------------                  ----------     -------      -------     -------        ----     ----------   ----   -----------
Multifamily...................      66       $226,801,755    30.86%   $13,181,122     7.161%       126       1.36x     74.25%
Office........................      45        145,105,328    19.75     21,841,789     7.273        122       1.38      68.06
Retail........................      45        104,327,485    14.20     14,373,504     7.302        130       1.34      71.11
Industrial....................      34         78,780,919    10.72      8,827,859     7.375        121       1.34      67.19
Anchored Retail...............      14         76,006,998    10.34     10,692,481     7.194        124       1.37      68.87
Hotel.........................       7         29,693,418     4.04      7,513,134     7.623        111       1.48      68.15
Leased Fee....................       1         17,352,428     2.36     17,352,428     6.550        110       1.27      49.58
Mobile Home Park..............       5         17,102,287     2.33      6,979,929     7.713        115       1.31      69.27
Mixed Use.....................       8         15,135,292     2.06      6,546,333     7.407        111       1.32      69.60
Factory Outlet Center.........       1         14,424,219     1.96     14,424,219     7.190        113       1.53      63.82
Health Care...................       1          5,725,593     0.78      5,725,593     7.160        109       1.47      67.36
Self Storage..................       3          2,789,121     0.38        965,523     7.856        132       1.37      72.96
Post Office...................       2          1,608,056     0.22        970,174     7.400        106       1.05      83.54
                                   ---       ------------   ------                    -----        ---       ----      -----
  Totals/Wtg. Avg.............     232       $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                   ---       ------------   ------                    -----        ---       ----      -----
                                   ---       ------------   ------                    -----        ---       ----      -----

------------

(1) The Borrower's condominium ownership interest, fee interest and leasehold interest in the Olympic Tower Fee are all leased under one lease to ARVIC Realty Corp. The income stream from the lease between the Borrower and ARVIC Realty Corp. is the underwritten income for the loan. The property is operated as a mixed use (office/residential) property.

                            ------------------------
     The table below shows the number of, and the approximate percentage of the Initial Pool Balance secured by, first mortgage liens on each of the specified interests in the related Mortgaged Properties.

                              ENCUMBERED INTEREST

                                                                                                  WEIGHTED AVERAGES
                                                             % OF       MAXIMUM      -------------------------------------------
                                NUMBER OF     AGGREGATE     INITIAL     CUT-OFF                   STATED     U/W    CUT-OFF DATE
                                MORTGAGED    CUT-OFF DATE    POOL         DATE       MORTGAGE   REMAINING    NCF      LOAN-TO-
ENCUMBERED INTEREST             PROPERTIES     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
-------------------             ----------     -------      -------     -------        ----     ----------   ----   -----------
Fee Simple....................     228       $692,735,182    94.27%   $21,841,789     7.271%       124       1.37x     70.56%
Leasehold.....................       2         17,820,314     2.43     14,373,504     7.015        109       1.23      67.79
Both..........................       2         24,297,403     3.31     17,352,428     6.979        111       1.28      55.26
                                   ---       ------------   ------                    -----        ---       ----      -----
  Totals/Wtg. Avg.............     232       $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                   ---       ------------   ------                    -----        ---       ----      -----
                                   ---       ------------   ------                    -----        ---       ----      -----

     The table below shows the number of, and the approximate percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states:

                              STATE CONCENTRATIONS

                                                                                                    WEIGHTED AVERAGES
                                                          % OF                         --------------------------------------------
                             NUMBER OF     AGGREGATE     INITIAL     CUMULATIVE %                   STATED     U/W    CUT-OFF DATE
                             MORTGAGED    CUT-OFF DATE    POOL      OF INITIAL POOL    MORTGAGE   REMAINING    NCF      LOAN-TO-
STATES                       PROPERTIES     BALANCE      BALANCE        BALANCE          RATE     TERM (MO.)   DSCR    VALUE RATIO
------                       ----------     -------      -------        -------          ----     ----------   ----    -----------
California.................      32       $126,904,988    17.27%         17.27%         7.255%       132       1.37x      69.18%
Texas......................      26         91,135,130    12.40          29.67          7.519        115       1.25       75.50
Massachusetts..............      25         85,699,446    11.66          41.33          7.076        116       1.33       67.69
New York...................      13         39,527,875     5.38          46.71          7.138        115       1.40       56.63
Connecticut................       6         35,267,679     4.80          51.51          7.181        110       1.36       75.52
Florida....................      18         34,669,912     4.72          56.23          7.328        125       1.52       70.49
Ohio.......................       9         30,208,796     4.11          60.34          7.130        106       1.37       69.50
Georgia....................       9         24,144,066     3.29          63.63          7.328        131       1.45       67.00
Nevada.....................       4         20,240,235     2.75          66.38          7.079        141       1.48       60.86
Arizona....................       6         19,862,457     2.70          69.08          7.295        136       1.31       76.78
                                ---       ------------    -----          -----          -----        ---       ----       -----
  Totals/Wtg. Avg..........     148       $507,660,584    69.08%         69.08%         7.253%       122       1.36x      69.50%
                                ---       ------------    -----          -----          -----        ---       ----       -----
                                ---       ------------    -----          -----          -----        ---       ----       -----
Other......................      84       $227,192,315    30.92%         30.92%         7.259%       126       1.37x      71.08%

------------

(1) The remaining Mortgaged Properties are located throughout twenty-nine (29) other states and the District of Columbia. No more than 2.25% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

                            ------------------------
     The Mortgage Pool includes two (2) Cross-Collateralized Groups. A 'Cross-Collateralized Group' is a group of two or more Mortgage Loans that are cross-collateralized and cross-defaulted with each other. The Mortgage Pool also includes eight (8) Multi-Property Loans. One distinction between a Multi-Property Loan and a Cross-Collateralized Group is that a Multi-Property Loan is evidenced by a single Mortgage Note and a Cross-Collateralized Group is evidenced by multiple Mortgage Notes (typically, one for each Mortgage Loan in the group). Certain Multi-Property Loans permit the release of one or more of the related Mortgaged Properties, subject, in each such case, to the fulfillment of one or more of the following conditions --

        the satisfaction of certain Mortgaged Property performance criteria; and/or the satisfaction of certain debt service coverage and loan-to-value tests.

     Set forth below are the number of Mortgaged Properties securing, and the approximate percentage of the Initial Pool Balance represented by, the twelve
(12) largest Mortgage Loans:

                      12 LARGEST INDIVIDUAL MORTGAGE LOANS

                                                                      CUT-OFF     % OF INITIAL
  LOAN                                                                 DATE           POOL
 NUMBER                        PROPERTY NAME                          BALANCE       BALANCE
 ------                        -------------                          -------       -------
6600927   Town Center.............................................  $21,841,789       2.97%
6203029   Olympic Tower Fee.......................................  $17,352,428       2.36%
LC3857    Settlers Green Outlet...................................  $14,424,219       1.96%
6601414   Coconut Marketplace.....................................  $14,373,504       1.96%
LC3057    NEW BOSTON BALLARDVALE LIMITED PARTNERSHIP PORTFOLIO....  $13,425,889       1.83%
LC3057A   204 Spring Hill Road
LC3057B   126 Monroe Turnpike
LC3057C   30 Trefoil Drive
LC3057D   55 Corporate Drive
LC3057E   35 Corporate Drive
   315    The Vinings Apartments..................................  $13,181,122       1.79%
6603061   Boulders on the River...................................  $12,873,829       1.75%
   261    Rainbow Springs Shopping Center.........................  $10,692,481       1.46%
LC3377    Super Stop and Shop Plaza...............................  $10,506,735       1.43%
   327    Walnut Creek I & II Apartments..........................  $ 9,976,813       1.36%
   316    CENTRAL PLAZA/WELLS AVENUE, LLC PORTFOLIO...............  $ 9,705,380       1.32%
   316A   Central Plaza One and Two
   316B   Newton Center
6601035   625 Polk Street.........................................  $ 9,169,521       1.25%

     You should consider each Mortgage Loan to be a nonrecourse obligation of the Borrower. This means that, in the event of a payment default by the related Borrower, recourse will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations. In those cases where recourse to a Borrower or guarantor is permitted under the related Mortgage Loan documents, we have not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans are insured or guaranteed by any governmental entity or by any other person.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and interest ('Scheduled P&I Payments') to be due on the first day of each month (the 'Due Date').

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at an annual rate of interest specified on Annex A to this prospectus supplement (a 'Mortgage Rate'). Each Mortgage Rate is fixed for the remaining term of the related Mortgage Loan. As described below, however, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is, in general, two
(2) percentage points in excess of its Mortgage Rate prior to the Anticipated Repayment Date. The term 'Mortgage Rate' does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.200% per annum to 9.375% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.255% per annum.

        No Mortgage Loan provides for negative amortization or, except in the case of an ARD Loan, for the deferral of interest.

     Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

        Actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (an 'Actual/360 Basis'). Mortgage Loans that accrue interest on an

        Actual/360 Basis are referred to in this prospectus supplement as 'Actual/360 Mortgage Loans'.

        A 360-day year consisting of 12 30-day months (a '30/360 Basis'). Mortgage loans that accrue interest on a 30/360 Basis are referred to in this prospectus supplement as '30/360 Mortgage Loans'.

        Actual number of days elapsed during each one month accrual period in a normal calendar year (an 'Actual/365 Basis'). Mortgage Loans that accrue interest on an Actual/365 Basis are referred to in this prospectus supplement as 'Actual/365 Mortgage Loans')

     Set forth below is the number of Mortgage Loans that accrue interest based on each of the foregoing conventions and the percentage of the Initial Pool Balance that such Mortgage Loans represent.

                                  ACCRUAL TYPE

                                                                                                 WEIGHTED AVERAGES
                                                            % OF                    --------------------------------------------
                                NUMBER OF    AGGREGATE     INITIAL     MAXIMUM                   STATED      U/W    CUT-OFF DATE
                                MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE    REMAINING    NCF      LOAN-TO-
ACCRUAL TYPE                      LOANS       BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)    DSCR   VALUE RATIO
------------                      -----       -------      -------     -------        ----     ----------    ----   -----------
Actual/360 Basis..............     169      $613,044,649    83.42%   $21,841,789     7.224%        123       1.37x     69.57%
30/360 Basis..................      43       119,771,544    16.30    $13,425,889     7.416         124       1.33      72.11
Actual/365 Basis..............       1         2,036,706     0.28    $ 2,036,706     7.125         171       1.35      70.47
                                   ---      ------------   ------                    -----         ---       ----      -----
  Totals/Wtg. Avg.............     213      $734,852,899   100.00%                   7.255%        123       1.36x     69.99%
                                   ---      ------------   ------                    -----         ---       ----      -----
                                   ---      ------------   ------                    -----         ---       ----      -----

     ARD Loans. Forty-seven (47) Mortgage Loans, representing 22.83% of the Initial Pool Balance, are ARD Loans. An 'ARD Loan' is a Mortgage Loan characterized by the following features:

        A stated maturity date that is approximately 20 to 30 years following the date of origination of the Mortgage Loan. The ARD Loans generally have an amortization schedule, on which payments prior to the Anticipated Repayment Date are based, corresponding to that stated maturity date.

        The designation of an 'Anticipated Repayment Date' that is approximately 5 to 15 years following the date of origination of the Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed on Annex A to this prospectus supplement.

        The ability of the Borrower to prepay the Mortgage Loan, without restriction, including without any obligation to pay a prepayment premium, fee or charge (a 'Prepayment Premium'), at any time on or after its Anticipated Repayment Date or, in the case of certain ARD Loans, at any time on or after a date which may be up to 12 months prior to its Anticipated Repayment Date.

        Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

        From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the 'Revised Rate') equal to the sum of (i) its Mortgage Rate, plus (ii) a margin (such margin, the 'Additional Interest Rate') generally equal to two (2) percentage points. Interest accrued on the Mortgage Loan from and after its Anticipated Repayment Date that is in excess of interest at the related Mortgage Rate is called 'Additional Interest'.

        Any Additional Interest accrued in respect of an ARD Loan following its anticipated Repayment Date will not be payable until the entire principal balance of, and all other sums due under, such Mortgage Loan have been paid in full. In general, unpaid Additional Interest in respect of any ARD Loan will compound monthly at the related Revised Rate.

        From and after its Anticipated Repayment Date, the accelerated amortization of such Mortgage Loan out of all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are called

        'Accelerated Amortization Payments'. Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due on any ARD Loan.

     By the Anticipated Repayment Date, the Borrower under an ARD Loan will be required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the 'Lockbox Account') controlled by the Master Servicer.

     Balloon Loans. One hundred fifty (150) Mortgage Loans, representing 69.23% of the Initial Pool Balance, are Balloon Loans.

     A 'Balloon Loan' is a Mortgage Loan characterized by an amortization schedule that is significantly longer than the actual term of the Mortgage Loan. As a result, a substantial payment of principal (together with the corresponding interest payment, a 'Balloon Payment') will be due with respect to the Mortgage Loan on its stated maturity date.

     Fully Amortizing Loans. Sixteen (16) Mortgage Loans, representing 7.95% of the Initial Pool Balance, are Fully Amortizing Loans.

     A 'Fully Amortizing Loan' is a Mortgage Loan characterized by:

        substantially equal Scheduled P&I Payments throughout the term of such Mortgage Loan, and an amortization schedule that is approximately equal to the actual term of such Mortgage Loan.

     Amortization of Principal. The tables below shows selected information on the Mortgage Loan types discussed above as of the Cut-off Date.

                               MORTGAGE LOAN TYPE

                                                                                                 WEIGHTED AVERAGES
                                                            % OF                    --------------------------------------------
                                NUMBER OF    AGGREGATE     INITIAL     MAXIMUM                   STATED      U/W    CUT-OFF DATE
                                MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE    REMAINING    NCF      LOAN-TO-
LOAN TYPE                         LOANS       BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)    DSCR   VALUE RATIO
---------                         -----       -------      -------     -------        ----     ----------    ----   -----------
Balloon Loan..................     150      $508,703,521    69.23%   $21,841,789     7.227%        123       1.38x     70.62%
ARD Loan......................      47       167,759,838    22.83    $14,424,219     7.281         110       1.34      71.26
Fully Amortizing Loan.........      16        58,389,540     7.95    $10,692,481     7.431         168       1.32      60.84
                                   ---      ------------   ------                    -----         ---       ----      -----
  Totals/Wtd. Avg.............     213      $734,852,899   100.00%                   7.255%        123       1.36x     69.99%
                                   ---      ------------   ------                    -----         ---       ----      -----
                                   ---      ------------   ------                    -----         ---       ----      -----

     Generally, the Mortgage Loans do not provide for a reamortization of their unpaid principal balance and an adjustment of their Scheduled P&I Payments upon application of specified amounts of condemnation proceeds or insurance proceeds to pay down the unpaid principal balance of the Mortgage Loan following a condemnation or casualty on the related Mortgaged Property.

     Prepayment Provisions. In general, as of the Cut-off Date, the Mortgage Loans provided for:

        a period (a 'Lock-out Period') during which voluntary principal prepayments are prohibited, followed by a period (a 'Prepayment Premium Period') during which any voluntary principal prepayment must be accompanied by a Prepayment Premium, followed by a period (an 'Open Period') during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     We are aware of two (2) Mortgage Loans, representing 0.37% of the Initial Pool Balance, which do not provide for Lock-out Periods as of the Cut-off Date.

     There are two hundred eleven (211) Mortgage Loans that provide for Lock-out Periods as of the Cut-off Date. One hundred twenty (120) of these Mortgage Loans require that a yield maintenance prepayment premium be paid in connection with a voluntary prepayment following the expiration of the Lock-out Period. Included in this group are five (5) Mortgage Loans that allow the Borrower, at its option, to either pay a yield maintenance prepayment premium or defease the Mortgage Loan. With respect to the one hundred twenty (120) Mortgage Loans that have a Lock-out Period and thereafter require a yield maintenance premium --

        the maximum remaining Lock-out Period as of the Cut-off Date is 226 months,

        the minimum remaining Lock-out Period as of the Cut-off Date is 14 months, and the weighted average remaining Lock-out Period as of the Cut-off Date is 45 months.

     Where an Open Period is provided for, the Open Period generally begins 2 to 7 months prior to stated maturity of the related Mortgage Loan or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

     Prepayment Premiums on the Mortgage Loans are calculated either --

        on the basis of a yield maintenance formula that is, in some cases, subject to a minimum Prepayment Premium equal to a specified percentage of the principal amount prepaid, or as a percentage, which may decline over time, of the principal amount prepaid, or a combination of such methods.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to holders of the respective classes of offered certificates in the amounts and priorities described under 'Description of the Offered
Certificates -- Distributions -- Distributions of Prepayment Premiums' in this prospectus supplement. We make no representation or warranty as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See 'Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums' in this prospectus supplement and 'Certain Legal Aspects of Mortgage
Loans -- Default Interest and Limitations on Prepayments' in the prospectus.

     The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     Defeasance Loans. Ninety-one (91) Mortgage Loans, representing 47.50% of the Initial Pool Balance, are Defeasance Loans. This group does not include five
(5) Mortgage Loans that allow the Borrower, at its option, to either pay a yield maintenance prepayment premium or defease the Mortgage Loan. A 'Defeasance Loan' is a Mortgage Loan that, during a specified period (a 'Defeasance Period') and subject to certain conditions, permits the Borrower to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States Treasury obligations (the 'Defeasance Collateral') and thereby obtain a release of the related Mortgaged Property or, in the case of a Cross-Collateralized Group or a Multi-Property Loan, one or more of the related Mortgaged Properties. In general, the Defeasance Collateral must provide for a series of payments that --

        will be made prior, but as close as possible, to all successive Due Dates through and including the scheduled maturity date for the Mortgage Loan (or, in the case of an ARD Loan, its Anticipated Repayment Date, and will, in the case of each such Due Date, be in an aggregate amount equal to or greater than (with any excess to be returned to the Borrower) the Scheduled P&I Payment, including any Balloon Payment, due on that date or, in the case of an ARD Loan on its Anticipated Repayment Date, the then remaining unpaid principal balance of the Mortgage Loan.

     In the case of ninety-one (91) Defeasance Loans:

        the maximum remaining Lock-out and Defeasance Period as of the Cut-off Date is 197 months,

        the minimum remaining Lock-out and Defeasance Period as of the Cut-off Date is 48 months, and the weighted average remaining Lock-out and Defeasance Period as of the Cut-off Date is 116 months.

If less than all the Mortgaged Properties securing any Cross-Collateralized Group or Multi-Property Loan are to be released in connection with any such defeasance, however, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged

Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

     In connection with any defeasance, the Borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

     In general, no such defeasance will be permitted prior to the second anniversary of the Issue Date, except as follows:

PROPERTY NAME                                               EARLIEST DEFEASANCE DATE
-------------                                               ------------------------
500 Third Street..........................................        July 1, 2001
Park View Plaza...........................................        July 1, 2001
625 Polk Street...........................................       August 1, 2001
Fourth Avenue Marketplace.................................       August 1, 2001
GTE Plaza Shopping Center.................................       August 1, 2001
Holmead Apartments........................................       August 1, 2001
Parker Paints (Andresen Plaza)............................       August 1, 2001

     'Due-on-Sale' and 'Due-on-Encumbrance' Provisions. All of the Mortgage Loans contain both a 'due-on-sale' clause and a 'due-on-encumbrance' clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See
' -- Additional Mortgage Loan Information -- Subordinate Financing' in this prospectus supplement. However, certain of the Mortgage Loans permit limited transfers of interests in the Mortgaged Property or the Borrower for estate planning purposes, or so long as no 'change of control' results, or subject to the lender's reasonable credit review of the proposed transferee. In addition, five (5) Mortgage Loans, representing 1.45% of the Initial Pool Balance, permit transfers of controlling ownership interests in the Borrower without lender approval. In addition, certain Mortgage Loans permit the release of a material portion of the related Mortgaged Property upon satisfaction of certain underwriting tests or payment of a specified release price. Certain Mortgage Loans also permit the release of portions of the related Mortgaged Properties deemed not material to the underwriting analysis performed by the originator.

     The Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this prospectus supplement under 'Servicing of the Mortgage
Loans -- General' and with the provisions of the Internal Revenue Code of 1986 dealing with REMICs, whether to exercise any right the holder of any Mortgage may have under either a 'due-on-sale' or 'due-on-encumbrance clause' to accelerate payment of the related Mortgage Loan. However, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any 'due-on-sale' or 'due-on-encumbrance' clause unless the following conditions have been satisfied:

        If the subject Mortgage Loan and any related Mortgage Loans meet specified size criteria pursuant to the guidelines described in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, must obtain written confirmation from each of Moody's Investors Service, Inc. and Fitch IBCA, Inc. that the waiver would not result in the downgrade or withdrawal of any rating assigned by that rating agency to an outstanding class of certificates.

        If the waiver is by the Master Servicer and it involves a 'due-on-encumbrance' clause, it must confirm that the Special Servicer does not object to the waiver.

See 'Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions' and 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance' in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. A detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, is set out in Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined in Annex A.

     Delinquencies. No Mortgage Loan was more than thirty (30) days delinquent in respect of any Scheduled P&I Payment as of the Cut-off Date, or at any time since the later of origination and August 1, 1998.

     Tenant Matters. Nine (9) Mortgaged Properties, securing 4.22% of the Initial Pool Balance, are more than 50% owner occupied. One hundred twenty-two
(122) Mortgaged Properties, securing 45.99% of the Initial Pool Balance, have one or more Major Tenants. Fifty (50) Mortgaged Properties, securing 13.95% of the Initial Pool Balance, are each either wholly owner-occupied or occupied by a single tenant. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. 'Major Tenant' means any tenant that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     With respect to four (4) Mortgage Loans, representing 1.35% of the Initial Pool Balance, a Major Tenant has a right of first refusal to purchase all or a portion of the related Mortgaged Property.

     In addition, two (2) Mortgaged Properties, 4600 City Line Avenue and Lincoln View Plaza Shopping Center, securing 0.93% of the Initial Pool Balance, have in each case a Major Tenant that is a debtor in bankruptcy and has not yet ratified or rejected its lease. In the case of Lincoln View Plaza Shopping Center, the tenant in question represents only 7% of the property's gross rents.

     Certain of the multifamily rental properties have material concentrations of student or military tenants.

     Ground Leases. Four (4) of the Mortgaged Properties, securing 5.73% of the Initial Pool Balance, are, in whole or in part, subject to a ground lease. The related ground lease for each such Mortgaged Property expires more than 10 years after the stated maturity of the subject Mortgage Loan. In addition, either:

        the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan; or

        the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and the right to cure, any default or breach by the lessee.

     The ground lease covering the Building 33 Property provides that unless the first floor space is leased pursuant to an approved leasing plan, the ground lessor's consent is required.

     See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations' in the prospectus.

     Subordinate Financing. The following table indicates those Mortgaged Properties that are known to us to be encumbered by secured subordinated debt, the initial principal amount of the debt, and the Cut-off Date Balances of the related Mortgage Loans and also sets forth, in the case of each such Mortgaged Property, the initial principal amount of such secured subordinate debt:

                                                                  % OF INITIAL
                                                                  POOL BALANCE
                                                CUT-OFF DATE       REPRESENTED    INITIAL PRINCIPAL
                                             BALANCE OF RELATED    BY RELATED     AMOUNT OF SECURED
MORTGAGED PROPERTY                             MORTGAGE LOAN      MORTGAGE LOAN   SUBORDINATE DEBT
------------------                             -------------      -------------   ----------------
Super Stop and Shop Plaza..................     $10,506,735           1.43%          $  500,000(1)(2)
Randolph Village Apartments................     $ 4,661,825           0.63%          $1,275,000(1)
Breighton Apartments.......................     $   994,828           0.14%          $  850,000(3)

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Each related subordinate lender has executed a subordination and standstill agreement. The agreement provides, among other things, that: (i) upon receiving a default notice from the related senior lender, the subordinate lender shall not be entitled to receive payments due under the subordinate loan documents or otherwise enforce its remedies for the duration of a standstill period of up to 90 days; and (ii) a default under the subordinate loan documents would constitute a default under the loan documents for the Mortgage Loan. However, after that standstill period ends, unless the holder of the Mortgage Loan is pursuing a foreclosure action, the related subordinate lender is entitled to resume receiving payments due under the subordinate debt documents. If the subordinate lender exercises its rights to collection thereafter, it could restrict the Special Servicer's ability to modify the Mortgage Loan or otherwise mitigate losses in connection with a default or imminent default.

(2) The subordinate financing is an assignment of rents and leases and does not include a right to foreclose on the property.

(3) The subordinate lender has executed a subordination and standstill agreement. The agreement (i) expressly subordinates the subordinate lender's rights to receive collections and proceeds from, and otherwise deal with the related Mortgaged Property and the related Borrower; and (ii) stipulates that, for so long as the Mortgage Loan is outstanding, the subordinate lender will not take any enforcement or other legal action against the related Mortgaged Property or the related Borrower as long as the holder of the Mortgage Loan has not done so.
                            ------------------------
     In addition, notwithstanding that each Mortgage Loan contains a 'due-on-encumbrance' clause, a violation of such clause may not become evident until the Borrower defaults under such Mortgage Loan.

     The existence of subordinated indebtedness that encumbers any Mortgaged Property may result in:

        difficulty refinancing the related Mortgage Loan at maturity;

        a deferral of property maintenance expenses as a result of the reduction in cash flow; or

        in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, a delay in any foreclosure proceeding brought on behalf of the Trust against such Mortgaged Property.

See 'Certain Legal Aspects of Mortgage Loans -- Subordinate Financing' in the prospectus.

     We are aware that Borrowers under at least ten (10) Mortgage Loans, representing 5.99% of the Initial Pool Balance (and including the Mortgage Loans secured by Coconut Marketplace, Raymour and Flanigan Plaza, Pocono LLC Portfolio, The Village in Pinson, Codisco International, Inc. Portfolio, Timberline Tech Center, Ace Clearwater Industrial Facility, D.I.Y. Home Warehouse Shopping Center, 4600 City Line Avenue and GTE Plaza Shopping Center) have unsecured debt, including contingent reimbursement obligations relating to letters of credit. In some of those cases, the lender on the unsecured debt is an affiliate of the Borrower. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future. For example, certain of the Mortgage Loans, such as those secured by hospitality properties, also permit, and certain Borrowers may have incurred, additional indebtedness for operating or other purposes including trade debt and other payables. The permitted additional indebtedness is, or could be, in some cases, substantial. Additional debt, in any form, may cause a diversion of funds from property maintenance.

     Except as described above, we have not been able to confirm the existence of any other debt of the respective Borrowers under the Mortgage Loans.

     Owners of certain Borrowers under the Mortgage Loans may incur so-called 'mezzanine debt' that is secured by their ownership interests in those Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. We are aware that, in the case of two (2) Mortgage Loans, representing 0.22% of the Initial Pool Balance, the owners have pledged their equity interests in such Borrower to secure 'mezzanine debt.'

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Except with respect to two (2) Mortgage Loans, representing 0.22% of the Initial Pool Balance, for which environmental data base reviews were conducted, a third-party environmental consultant conducted a 'Phase I' environmental site assessment (or updated a previously conducted 'Phase I' environmental site assessment). Except for seven (7) of the Mortgaged Properties, securing 2.62% of the Initial Pool Balance, all of the Mortgaged Properties had the related environmental reports prepared within the 24-month period preceding the Cut-off Date. Each such 'Phase I' environmental site assessment or update generally complied with industry-wide standards. With respect to eleven (11) of the Mortgaged Properties, securing 8.07% of the Initial Pool Balance, a 'Phase II' environmental assessment was also performed. If any such 'Phase I' or 'Phase II' environmental site assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken --

        an environmental indemnity was obtained from an affiliate of the Borrower;

        an environmental insurance policy, with the characteristics described below, was obtained;

        either (i) an operations and maintenance plan, including, in several cases, in respect of asbestos-containing materials ('ACMs'), lead-based paint and/or radon, or (ii) periodic monitoring of nearby properties has been or is expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents, or (iii) remediation in accordance with applicable law; or

        an escrow reserve was established to cover the estimated cost of remediation.

     There can be no assurance, however, that the above-referenced environmental assessments identified all possible environmental conditions and risks at the Mortgaged Properties or that the related Borrowers will continue to implement all recommended operations and maintenance plans. Additionally, certain potentially adverse environmental conditions were not tested for. For example, tests for lead based paint, lead in water and radon were conducted only at certain of the Multifamily Rental Properties. Tests for lead based paint and lead in water were conducted if the age of the Mortgaged Property warranted such testing. In the case of radon, testing was undertaken if radon is prevalent in the geographic area where the Mortgaged Property is located and if deemed necessary.

     With respect to the Super Stop and Shop Plaza, Village Grove and Sunrise Park properties, which secure 1.43%, 1.16% and 0.50%, respectively, of the Initial Pool Balance, the related originator, with the concurrence of a third-party environmental consultant, required the related Borrower to obtain an environmental insurance policy in lieu of conducting additional environmental testing. In a fourth case, involving the Brandywine property, which secures 0.88% of the Initial Pool Balance, the related originator accepted an environmental insurance policy in lieu of requiring an environmental indemnity from the related Borrower or any of its principals. In general, each such policy covers the related Borrower and the holder of the related Mortgage Loan for losses resulting from: (i) third-party claims for environmental damages; and
(ii) environmental clean-up costs that result from third-party claims or, except for the Super Stop and Shop Plaza property, that are required by applicable environmental laws. Except in the case of the Sunrise Park property, the related Mortgage Loan documents expressly provide that the related Borrower must maintain the environmental insurance throughout the loan term, if coverage is available. The table below identifies for each of those four (4) Mortgaged Properties, the Cut-off Date Balance of the related Mortgage Loan and the insurer, policy amount, term and deductible for the related environmental insurance policy.

                CUT-OFF DATE
                   BALANCE
                 OF RELATED
PROPERTY NAME   MORTGAGE LOAN                INSURER                POLICY AMOUNT     TERM     DEDUCTIBLE
-------------   -------------                -------                -------------     ----     ----------
Super Stop and   $10,506,735    American International Specialty     $1,000,000      5 years    $ 50,000
  Shop Plaza                    Lines Insurance Company


Village Grove    $ 8,516,862    Scottsdale Insurance Company         $1,000,000      5 years    $ 50,000
  Apartments

Brandywine       $ 6,478,921    American International Specialty     $1,000,000     10 years    $ 50,000
  Industrial                    Lines Insurance Company
  Center

Sunrise Park     $ 3,684,214    United Capitol Insurance Company     $1,000,000     10 years    $100,000
  Center

     Llama, the related Mortgage Loan Seller, has advised us that its third-party environmental consultant believes that the policy amount is substantially in excess of any potential liability. In addition, Llama notes that the environmental conditions do not materially impair the use of the related Mortgaged Property and there is no active remediation.

     Environmental insurance policies exist with respect to three (3) other Mortgaged Properties. However, Llama, the related Mortgage Loan Seller, has informed us that in light of the circumstances it would have made the related Mortgage Loans without the benefit of that insurance or any further environmental testing or remediation.

     The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the above-referenced environmental assessments or updates and has not been independently verified by us, the Mortgage Loan Sellers, the underwriters or any of our or their respective affiliates.

     Property Condition Assessments. Professional engineers inspected all of the Mortgaged Properties to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each such Mortgaged Property. Except for four (4) Mortgage Loans representing 1.24% of the Initial Pool Balance, the Mortgaged Properties were inspected during the 24-month period preceding the Cut-off Date. In certain instances, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The related property condition assessment report included an estimate of the cost of any necessary repairs or replacements at each Mortgaged Property. Generally, cash reserves were established (or, in some cases, letters of credit or other instruments were delivered) to cover the estimated cost of such deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each Mortgaged Property in connection with origination in order to establish the property value of such Mortgaged Property. Such appraisals (collectively, the 'Appraisals') constitute the basis for the 'Appraised Values' set forth for the respective Mortgaged Properties on Annex A to this prospectus supplement. The date of each Appraisal (the 'Appraisal Date') is indicated on Annex A to this prospectus supplement. In most cases, the related appraiser has confirmed in writing that the Appraisal conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     Generally, the Appraisals represent the analysis and opinions of the respective appraisers at or before the time made. The Appraisals are not guarantees of, and may not be indicative of, the present or future value of any Mortgaged Property. There is no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the subject Mortgaged Property. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. This amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of us, the mortgage loan sellers, the underwriters or any of our or their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has, with respect to its Mortgage Loans, examined whether the use and operation of the related Mortgaged Properties were in material compliance with all zoning and land-use ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time of origination. The Mortgage Loan Sellers may have considered legal opinions, certifications from government officials, information contained in appraisals, title insurance endorsements, representations by the related Borrower contained in the related Mortgage Loan documents or property condition assessments undertaken by independent licensed engineers in determining whether the Mortgaged Properties were in compliance. Neither Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing its Mortgage Loans.

     In some cases, the use, operation or structure of a Mortgaged Property constitutes a permitted nonconforming use or structure. Generally, the improvements on such Mortgaged Property may not be rebuilt to their current state in the event that such improvements are materially damaged or destroyed. Where a Mortgaged Property constitutes a permitted nonconforming use or structure and the improvements thereon may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller has determined that --

        the extent of the nonconformity is not material;

        insurance proceeds would be available in an amount sufficient to restore the Mortgaged Property in accordance with then-applicable requirements, and the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; and/or the risk that the Mortgaged Property would suffer a material casualty to such a magnitude that applicable ordinances would require conformity with current requirements is remote.

There is no assurance, however, that the conclusions of either Mortgage Loan Seller in this regard are correct.

     Hazard, Liability and Other Insurance. Although exceptions exist, the Mortgages generally require that the following insurance coverage be maintained with respect to each Mortgaged Property or otherwise by each Borrower --

        Hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

        If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than: (i) the outstanding principal balance of such Mortgage Loan; (ii) the full insurable value of such Mortgaged Property;
        (iii) the maximum amount of insurance available under applicable Federal law; and (iv) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

        Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount customarily required by institutional lenders.

        Except in the case of a Mortgaged Property operated as a mobile home park, business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from such Mortgaged Property for a period of not less than twelve (12) months.

     In general, the Mortgaged Properties, including those located in California, are not insured against earthquake risks. In addition, even if a Mortgaged Property is located in California, the related originator did not in most cases conduct seismic studies to assess the 'probable maximum loss' or 'PML' for such Mortgaged Property. At least two (2) Mortgaged Properties, Ace Clearwater Industrial Facility and Circuit City, securing 0.41% of the Initial Pool Balance, are known to have PMLs of 20.0% and 21.5%, respectively, but no earthquake insurance. The Borrower for the Mortgage Loan secured by Circuit City has provided an escrow to fund certain seismic-related repairs which, when completed, will reduce the related Mortgaged Property's PML to less than 20.0%.

THE SCHWARTZBERG LOANS

     The Mortgage Pool will include six (6) Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $47,899,446, representing 6.52% of the Initial Pool Balance, that were made to six affiliated Borrowers. For purposes of this prospectus supplement, we refer to those Mortgage Loans as the 'Schwartzberg Loans'. Each Schwartzberg Loan is evidenced by a separate promissory note and secured by a deed of trust on a separate multifamily rental property located in the State of Texas.

General Loan Information.

     Security. Each Schwartzberg Loan is non-recourse loan, secured only by the related Schwartzberg Property and the other specified collateral, including an assignment of leases and rents and the funds in certain reserve accounts.

     Prepayment. Each Schwartzberg Loan is subject to a Lockout Period that expires on the last day of the third loan year. The Lockout Period expiration dates for the Schwartzberg Loans range from November 30, 2001 to April 1, 2002. Following the end of any such Lockout Period, the related Schwartzberg Loan may be prepaid in whole upon payment of a Prepayment Premium equal to the greater of
(a) 1.0% of the amount to be prepaid or (b) a yield maintenance payment in the amount of any excess of the present value of the remaining scheduled monthly payments of principal and interest as of the date of prepayment through and including the maturity date, including any Balloon Payment, determined by discounting such payments at the Reinvestment Yield (defined below), over the amount prepaid. Except in the case of the Schwartzberg Loan secured by Vinings Apartments, the Borrower under each Schwartzberg Loan may defease the loan and obtain a release of the related Mortgaged Property by delivery of an amount sufficient to purchase direct, non-callable obligations of the United States of America that provide payments equal to, or greater than, the remaining payments due under the loan documents. The term 'Reinvestment Yield' is equal to the mortgage equivalent yield on the 'on-the-run' U.S. Treasury issue, with a maturity date closest to, but not earlier than, the maturity dates. The Schwartzberg Loans permit voluntary prepayment in whole at par, without penalty, sixty (60) days or less prior to maturity.

     Transfers of Properties and Interests in Borrowers Under the Schwartzberg Loans. In general, each Schwartzberg Loan provides for the lender's prior written consent is required for (i) any sale, transfer, conveyance, mortgage, pledge, encumbrance, or assignment of any interest in any Schwartzberg Property
(ii) any change in control of any Borrower or its general partner, and (iii) any transfer by Martin C. Schwartzberg (or any entity controlled by him) of his control of any Borrower. However, the lender's consent is not required for (a) the leasing of individual units, (b) the transfer of less than 49% of the limited partnership interests in a Borrower, (c) a transfer by devise or descent to heirs of an owner of a Borrower, (d) the sale or disposition of obsolete or worn-out property, (e) the grant of an easement which will not materially affect operation of the particular Schwartzberg Property, or (f) a one-time transfer of title to any Schwartzberg Property, provided that certain legal and underwriting requirements are satisfied.

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     Other Indebtedness. Each Borrower is prohibited from incurring any debt, other than the related Schwartzberg Loan, except in the ordinary course of its business of owning and operating the related Schwartzberg Property.

     Property Management. Each Schwartzberg Property is managed by BH Management Services, Inc., an Iowa corporation and an affiliate of the related Borrower, pursuant to a Residential Property Management Agreement. The property manager in each case is responsible for the day-to-day operation, leasing, repair and maintenance of each Schwartzberg Property. The management agreement expiration dates range from April 1, 2000 to October 31, 2001 and thereafter, the management agreements will automatically renew for successive one-year terms. The property managers receive compensation in the amount of 4% of monthly gross income for each Schwartzberg Property except the Mill Creek Property, for which the property manager's compensation is 3.5% of monthly gross income.

     The Hunter's Ridge Loan. The Schwartzberg Loan identified in this prospectus supplement as the 'Hunter's Ridge Loan' has a Cut-off Date Balance of approximately $7,183,305, and is secured by a deed of trust on a multifamily rental property located in Houston, Texas. The related Borrower, Houston Willow Glenn Associates, L.P., is a single purpose Delaware limited partnership. The general partner of the related Borrower is Stellar Assets, LLC, a Maryland limited liability company. The holder of 70% of the membership interests in the general partner is Martin C. Schwartzberg.

     The Hunter's Ridge Loan was originated by SBRC on March 8, 1999 and bears interest at a fixed rate per annum equal to 7.91%. Interest on the Hunter's Ridge Loan is calculated on an Actual/360 Basis. The maturity date of the Hunter's Ridge Loan is April 1, 2009. The Hunter's Ridge Loan requires constant monthly payments of principal and interest of $52,380.02 and, assuming no prepayment of such loan, a Balloon Payment of $6,427,657 on the maturity date.

     The Schwartzberg Property securing the Hunter's Ridge Loan includes a 256 unit garden-style apartment complex on a 9.99 acre site containing 379 outdoor parking spaces. The property is located in Houston, Texas approximately 11 miles southeast of the central business district. The property was built in 1981 and renovated in 1997. The occupancy rate, as of January 31, 1999, was approximately 92%.

     The Walnut Creek Loan. The Schwartzberg Loan identified in this prospectus supplement as the 'Walnut Creek Loan' has a Cut-off Date Balance of approximately $9,976,813, and is secured by a deed of trust on a multifamily rental property located in San Antonio, Texas. The related Borrower, San Antonio Walnut Creek I, Associates, L.P., is a single purpose Delaware limited partnership. The general partner of the related Borrower is Stellar Assets, LLC. The holder of 70% of the membership interests in the general partner is Martin
C. Schwartzberg.

     The Walnut Creek Loan was originated by SBRC on March 8, 1999 and bears interest at a fixed rate per annum equal to 7.91%. Interest on the Walnut Creek Loan is calculated on an Actual/360 Basis. The maturity date of the Walnut Creek Loan is April 1, 2009. The Walnut Creek Loan requires constant monthly payments of principal and interest of $72,750.02 and, assuming no prepayment of such loan, a Balloon Payment of $8,927,303 on the maturity date.

     The Schwartzberg Property securing the Walnut Creek Loan includes a 21 apartment buildings, 340 unit, two-phase complex on a 16.19 acre site containing a total of 511 parking spaces. The property was built in 1984 and renovated in 1997. The occupancy rate, as of February 1, 1999, was approximately 94%. The property's tenant mix includes a significant concentration of graduate level students who attend a local medical school.

     The Mill Creek Loan. The Schwartzberg Loan identified in this prospectus supplement as the 'Mill Creek Loan' has a Cut-off Date Balance of approximately $5,387,479, and is secured by a deed of trust on a multifamily rental property located in Abilene, Texas. The related Borrower, Abilene Mill Creek Associates, L.P., is a single purpose Delaware limited partnership. The general partner of the related Borrower is Stellar Assets, LLC. The holder of 70% of the membership interests in the general partner is Martin C. Schwartzberg.

     The Mill Creek Loan was originated by SBRC on March 8, 1999 and bears interest at a fixed rate per annum equal to 7.91%. Interest on the Mill Creek Loan is calculated on an Actual/360 Basis. The maturity date of the Mill Creek Loan is April 1, 2009. The Mill Creek Loan requires constant monthly

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payments of principal and interest of $39,285.01 and, assuming no prepayment of such loan, a Balloon Payment of $4,820,744 on the maturity date.

     The Schwartzberg Property securing the Mill Creek Loan includes a 176 unit garden-style apartment complex containing a total of 167,880 square feet. The property was built in 1983, and was renovated in 1998. The occupancy rate, as of February 1, 1999, was approximately 96%. The property's tenant mix includes a significant concentration of students and military personnel.

     The Woodbridge Crossing Loan. The Schwartzberg Loan identified in this prospectus supplement as the 'Woodbridge Crossing Loan' has a Cut-off Date Balance of approximately $4,988,407, and is secured by a deed of trust on a multifamily rental property located in Temple, Texas. The related Borrower, Temple Woodbridge Associates, L.P., is a single purpose Delaware limited partnership. The general partner of the related Borrower is Stellar Assets, LLC. The holder of 70% of the interests in the general partner is Martin C. Schwarzberg.

     The Woodbridge Crossing Loan was originated by SBRC on March 8, 1999 and bears interest at a fixed rate per annum equal to 7.91%. Interest on the Woodbridge Crossing Loan is calculated on an Actual/360 Basis. The maturity date of the Woodbridge Crossing Loan is April 1, 2009. The Woodbridge Crossing Loan requires constant monthly payments of principal and interest of $36,375.01 and, assuming no prepayment of such loan, a Balloon Payment of $4,463,651 on the maturity date.

     The Schwartzberg Property securing the Woodbridge Crossing Loan includes 21 two-story apartment buildings containing 172,800 rentable square feet of space in a predominantly residential area. There are a total of 176 units situated on a 9.9971 acre parcel of land with a total of 325 parking spaces. The occupancy rate as of March 5, 1999 was approximately 91%. The property was built in 1983 and renovated in 1998.

     The Towne Oaks Loan. The Schwartzberg Loan identified in this prospectus supplement as the 'Towne Oaks Loan' has a Cut-off Date Balance of approximately $7,182,319, and is secured by a deed of trust on a multifamily rental property located in Beaumont, Texas. The related Borrower, Beaumont Towne Oaks Associates, L.P., is a single purpose Delaware limited partnership. The general partner of the related Borrower is Stellar Assets, LLC. The holder of 70% of the interests in the general partner is Martin C. Schwartzberg.

     The Towne Oaks Loan was originated by SBRC on April 1, 1999 and bears interest at a fixed rate per annum equal to 7.69%. Interest on the Towne Oaks Loan is calculated on an Actual/360 Basis. The maturity date of the Towne Oaks Loan is April 1, 2009. The Towne Oaks Loan requires constant monthly payments of principal and interest of $51,283.48 and, assuming no prepayment of such loan, a Balloon Payment of $6,393,201 on the maturity date.

     The Schwartzberg Property securing the Towne Oaks Loan includes a 185 unit garden-style apartment project on 12.10 acres containing 37 one- and two-story buildings with approximately 180,364 net rentable square feet, 263 covered parking spaces, and 150 open spaces. The property was built in 1968 and renovated in 1998. The occupancy rate, as of March 5, 1999, was approximately 93%. The westernmost portion of this Schwartzberg Property is located within Zone A of the 100-year flood plain and the central portion of the property is located within Zone B of the 500-year flood plain.

     The Vinings Apartments Loan. The Schwartzberg Loan identified in this prospectus supplement as the 'Vinings Apartments Loan' has a Cut-off Date Balance of approximately $13,181,122, and is secured by a first and a second deed of trust on multifamily rental property located in Stafford, Texas. The first deed of trust secures a promissory note in the original principal amount of $12,052,634 and the second deed of trust secures a promissory note in the original principal amount of $1,197,366. Both deeds of trust are cross-defaulted. The related Borrower, Fort Bend - Dulles Apartments I, L.P., is a single purpose Delaware limited partnership. The sole general partner of the borrower is Fort Bend Vinings Associates, L.P., a Delaware limited liability company. The sole general partner of the general partner of the borrower is Fort Bend Company, LLC, a Delaware limited liability company. Martin C. Schwartzberg owns 70% of the membership interests in Fort Bend Company, LLC.

     The Vinings Apartments Loan was originated by SBRC on November 30, 1998 and bears interest at a fixed rate per annum equal to 7.686%. Interest on the Vinings Apartments Loan is calculated on a

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Actual/360 Basis. The maturity date of the Vinings Apartments Loan is December
1, 2008. The Vinings Apartments Loan requires constant monthly payments of principal and interest of $94,339.30 and, assuming no prepayment of such loan, a Balloon Payment of $11,761,341 on the maturity date.

     The Schwartzberg Property securing the Vinings Apartments Loan includes 12 three-story apartment buildings containing a total of 219,480 rentable square feet of space. There are a total of 240 units on 9.84 acres of land, containing a total of 350 parking spaces. The property was built in 1996. The occupancy rate, as of February 17, 1999 was approximately 88%.

     The Schwartzberg Property securing the Vinings Apartments Loan is bisected by the city limit boundary line of Stafford. Approximately one half of the property lies within the city of Stafford and approximately one half lies within an unincorporated area of Fort Bend County which has no zoning code. That portion of the property that lies within the City of Stafford is zoned multi-family residential and, pursuant to a zoning ordinance effective April, 1997 (subsequent to the completion of the property) density in such designation is limited to 14 units per acre. The property was developed with a density of 24 units per acre, but the local zoning ordinance currently permits rebuilding to the current density following a casualty.

THE MORTGAGE LOAN SELLERS

     General. SBRC currently holds one hundred forty-two (140) Mortgage Loans, representing 68.49% of the Initial Pool Balance. Such Mortgage Loans are collectively referred to as the 'SBRC Mortgage Loans'. Bank United originated nine (9) of the SBRC Mortgage Loans, representing 3.82% of the Initial Pool Balance.

     Llama currently holds the remaining seventy-three (73) Mortgage Loans, which represent 31.51% of the Initial Pool Balance. Such Mortgage Loans are collectively referred to as the 'Llama Mortgage Loans'.

     Salomon Brothers Realty Corp. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc. and an affiliate of both us and Salomon Smith Barney Inc.

     Llama Capital Mortgage Company Limited Partnership. Llama is a Massachusetts limited partnership engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in West Palm Beach, Florida.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers has, in each case, been provided by the particular Mortgage Loan Seller, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the Issue Date, each Mortgage Loan Seller will assign its Mortgage Loans, without recourse, to the Trustee at our direction. In connection with that assignment, each Mortgage Loan Seller must, with respect to each of its Mortgage Loans, deliver the following documents to the Trustee --

        the original Mortgage Note, endorsed (without recourse) to the order of the Trustee, or if the original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit;

        the original or a copy of the Mortgage(s), together with originals or copies of any intervening assignments of those document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

        the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of those document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

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        a completed assignment of each Mortgage in favor of the Trustee, in recordable form, or a certified copy of the assignment as sent for recording;

        a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form, or a certified copy of the assignment as sent for recording;

        an original or copy of any related loan agreement;

        an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a commitment for title insurance 'marked-up' at the closing of the Mortgage Loan;

        an assignment in favor of the Trustee of each effective Uniform Commercial Code financing statement in the possession of the transferor or a certified copy of the assignment as sent for filing; and

        in those cases where applicable, the original or a copy of the related ground lease.

     The Pooling and Servicing Agreement will require the Trustee or a custodian acting on its behalf to hold all of these documents delivered to it in trust for the benefit of the holders of the certificates and, within a specified period of time following the delivery, to conduct a review of such documents. If any of the above-described documents required to be delivered to the Trustee is not so delivered or is otherwise defective, and the omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of the holders of the certificates therein, then the omission or defect will constitute a 'Material Document Defect' with respect to the related Mortgage Loan. The rights of the Trust against the related Mortgage Loan Seller with respect to any Material Document Defect are described under ' -- Cures and Repurchases' below. All of the above-described documents actually delivered to the Trustee for a Mortgage Loan will collectively constitute the 'Mortgage File' for that Mortgage Loan.

     The Pooling and Servicing Agreement will further require the Trustee, within a specified period following the Issue Date, to submit for recording in the real property records of the appropriate jurisdictions all of the assignments of recorded loan documents in its favor that were delivered by the Mortgage Loan Sellers with respect to the Mortgage Loans as described above.

     Llama will not have any document delivery requirements with respect to the SBRC Mortgage Loans. In addition, SBRC will not have any document delivery requirements with respect to the Llama Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

     Each Mortgage Loan Seller will make the following representations and warranties, among others, solely with respect to its Mortgage Loans, as of the Issue Date or as of such other date specified in the particular representation and warranty:

        The information set forth in the schedule of Mortgage Loans (the 'Mortgage Loan Schedule') attached to the Pooling and Servicing Agreement was true and correct, and met the requirements of the Pooling and Servicing Agreement, in all material respects as of the Cut-off Date.

        Immediately prior to its transfer of its Mortgage Loans to the Trustee at our direction, the Mortgage Loan Seller had good title to, and was the sole owner and holder of each of those Mortgage Loans, free and clear of any and all liens, charges, encumbrances or any other ownership or participation interests on, in or to the Mortgage Loan, other than, in certain cases, either (i) the right of the Master Servicer or a Sub-Servicer to master service or primary service the Mortgage Loan or
        (ii) the lien of a warehouse lender on the Mortgage Loan which lien will be released contemporaneously with the transfer. The Mortgage Loan Seller had full right and authority to sell, assign and transfer each of its Mortgage Loans.

        Each Mortgage securing a Mortgage Loan is a legal, valid and enforceable first lien on the Borrower's interest in the related Mortgaged Property subject only to (and the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the

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        lien of the related Mortgage, except for) the following (collectively, the 'Permitted Encumbrances'):

         (a) the lien of current real property taxes and assessments not yet due and payable;

         (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which, do not materially and adversely affect the current use of the Mortgaged Property, the security interest of the lender or the value of the Mortgaged Property;

         (c) rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that those tenants are performing under their leases);

         (d) with respect to four (4) Mortgage Loans, representing 1.35% of the Initial Pool Balance, rights of first refusal affecting all or a material portion of the Mortgaged Property;

         (e) with respect to one (1) Mortgage Loan, representing 1.09% of the Initial Pool Balance, an option to purchase a portion of the Mortgaged Property, which portion does not materially and adversely affect the use, operation or value of the Mortgaged Property;

         (f) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a 'marked-up' commitment, to be issued in respect of the Mortgage Loan;

         (g) if the Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for that other Mortgage Loan; and

         (h) with respect to one (1) Mortgage Loan, representing 1.46% of the Initial Pool Balance, future subordination of the lien to a potential future lien encumbering the expansion of an Anchor Tenant is permitted as to a portion of the Mortgaged Property, so long as the Borrower and/or key principals post a letter of credit in an amount of 125% of the principal balance of the superior lien.

        The Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related Borrower is a party and which evidence or secure the Mortgage Loan, are the legal, valid and binding obligations of the related Borrower (subject to any nonrecourse provisions and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of the Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of those provisions does not render any of the Mortgage Loan documents invalid as a whole, and those Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

        No Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, more than thirty (30) days delinquent in respect of any Scheduled P&I Payment, without giving effect to any applicable grace period.

        There is no valid right of recision, offset, abatement, diminution, defense or counterclaim to any Mortgage Loan, including the defense of usury.

        Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note, except that certain post-closing conditions or requirements may not have yet been completed.

        Such Mortgage Loan Seller has not received actual notice and is not otherwise aware that (a) there is any proceeding pending or threatened for condemnation affecting all or a material portion of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property, except in

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        those cases where there is an escrow of funds, or an effective insurance policy provides coverage, sufficient to effect the necessary repairs and maintenance.

        All insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

        At origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law relating to the origination, funding and terms of such Mortgage Loan.

        Except with respect to two (2) Mortgage Loans, representing 0.22% of the Initial Pool Balance, for which environmental data base reviews were conducted, a third-party environmental consultant conducted a 'Phase I' environmental site assessment (or updated a previously conducted
        'Phase I' environmental site assessment). All of the Mortgaged Properties had the related environmental reports prepared within the 24-month period preceding the Cut-off Date except for seven (7) of the Mortgaged Properties securing 2.62% of the Initial Pool Balance for which the related enviornmental report was prepared prior to such 24-month period. Each environmental site assessment or update generally complied with industry-wide standards. With respect to eleven (11) of the Mortgaged Properties, securing 8.07% of the Initial Pool Balance, a 'Phase II' environmental site assessment was also performed. The Mortgage Loan Seller has no knowledge of any environmental condition or circumstance affecting such Mortgaged Property and not disclosed in the related report(s), which would impact such Mortgaged Property's soil or groundwater quality or require remediation by the related Borrower under applicable environmental law. The related Mortgage contains covenants on the part of the related Borrower requiring its compliance with applicable federal and state environmental laws and regulations in respect of the related Mortgaged Property.

        The lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company or its subsidiary that insures the originator, its successors and assigns, as to the first priority lien of that Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances, except that, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance 'marked-up' at the closing of the related Mortgage Loan.

        The proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

        The terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except by written instrument which is specifically set forth in the related Mortgage File.

        There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

        The related Borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property.

        No Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the ARD Loans to the extent described above under ' -- Certain Terms and Conditions of the Mortgage Loans -- ARD Loans'.

        All escrow deposits, including capital improvements and environmental remediation reserves, relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents.

     If there exists a breach of any of the above-described representations and warranties made by either Mortgage Loan Seller, and the breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the holders of the certificates therein, then the breach will constitute a 'Material Breach' of that representation and warranty. The rights of the Trust against the applicable

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Mortgage Loan Seller with respect to any Material Breach are described under
' -- Cures and Repurchases' below.

     Llama will not make any representations and warranties with respect to the SBRC Mortgage Loans. In addition, SBRC will not make any representations and warranties with respect to the Llama Mortgage Loans.

CURES AND REPURCHASES

     If either Mortgage Loan Seller discovers or receives notice of (i) a Material Document Defect with respect to any of its Mortgage Loans as described under ' -- Assignment of the Mortgage Loans' above or (ii) a Material Breach of any representation and warranty made by it as described under ' -- Representations and Warranties' above, then that Mortgage Loan Seller will be obligated to --

        remedy the Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan at a price (the 'Purchase Price') generally equal to the sum of (i) the unpaid principal balance of the Mortgage Loan at the time of purchase, plus (ii) all unpaid interest in respect of the Mortgage Loan through the Due Date in the collection period of purchase, exclusive of any portion thereof that constitutes Default Interest (as defined under 'Servicing of the Mortgage
        Loans -- Servicing and Other Compensation and Payment of Expenses' in this prospectus supplement) or Additional Interest, plus (iii) all unreimbursed servicing advances in respect of the Mortgage Loan.

     The time period within which such Mortgage Loan Seller must complete such remedy or repurchase will be limited to ninety (90) days (or, if it is diligently attempting to correct the problem, 180 days) following the earlier of its discovery or receipt of notice of the Material Document Defect or Material Breach, as the case may be.

     The foregoing cure/repurchase obligation of the applicable Mortgage Loan Seller will constitute the sole remedy available to the holders of the certificates in connection with a Material Document Defect or a Material Breach with respect to any Mortgage Loan. Neither we nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Document Defect or a Material Breach if the applicable Mortgage Loan Seller defaults on its obligation to do so. Llama will not have any cure/repurchase obligations in respect of any SBRC Mortgage Loan. SBRC will not have any cure/repurchase obligations in respect of any Llama Mortgage Loan. See 'Description of the Agreements -- Assignment of Mortgage Loans; Repurchases' and ' -- Representations and Warranties; Repurchases' in the prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the offered certificates, a Mortgage Loan may be removed from the Mortgage Pool if we deem the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates after the Issue Date. Such Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen (15) days after the initial issuance of the offered certificates and will be available on the SEC's Internet web site at http://www.sec.gov. If Mortgage Loans are removed from or added to the Mortgage Pool, the removal or addition will be noted in that Current Report on Form 8-K.

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                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Pooling and Servicing Agreement provides that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans and other assets for which it is responsible, directly or through sub-servicers, in the best interests and for the benefit of the holders of the certificates (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with all applicable laws, the express terms of the Pooling and Servicing Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the Servicing Standard. The 'Servicing Standard' contemplates that the Master Servicer and Special Servicer will each service and administer the Mortgage Loans and other assets for which it is responsible:

        with the same care, skill and diligence as is normal and usual in the Master Servicer's or Special Servicer's, as the case may be, general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

        with a view to the timely collection of all Scheduled P&I Payments due under the Mortgage Loans (or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on such Mortgage Loan to the holders of the certificates (as a collective whole) on a present value basis); and

        without regard to:

        (a) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related Borrower;

         (b) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof;

         (c)  the Master Servicer's obligation to make advances;

         (d) the Special Servicer's obligation to make (or to direct the Master Servicer to make) servicing advances; and

         (e) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction.

     In general, the Master Servicer will be responsible for the servicing and administration of the following Mortgage Loans (each, a 'Performing Mortgage Loan') --

        all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and all Corrected Mortgage Loans (also as defined below).

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of the following assets (the 'Specially Serviced Assets') --

        each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a 'Specially Serviced Mortgage Loan'), and each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an 'REO Property').

     Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required thereunder with respect to any Specially Serviced Mortgage Loans and REO Properties and, otherwise, to render certain

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incidental services with respect to any Specially Serviced Mortgage Loans and
REO Properties. Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a 'Servicing Transfer Event' in respect of any Mortgage Loan:

     (1) the failure of the related Borrower to make when due any Balloon Payment, which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for thirty (30) days;

     (2) the failure of the related Borrower to make when due any Scheduled P&I Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for sixty
          (60) days;

     (3) the determination by the Master Servicer in its good faith and reasonable judgment that a default in the making of a Scheduled P&I Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within thirty (30) days and either (i) such default is likely to remain unremedied for at least sixty (60) days or, in the case of a Balloon Payment, for at least thirty (30) days, or (ii) the related Borrower has requested a material modification of the related Mortgage Loan (other than a waiver of a 'due-on-sale' clause or the extension of the related maturity date) which is otherwise permitted pursuant to the Pooling and Servicing Agreement;

     (4) any default under the related loan documents, other than a payment default, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of the holders of the certificates, which default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, thirty (30) days);

     (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the related Borrower, and certain actions by or on behalf of the related Borrower indicating its bankruptcy, insolvency or inability to pay its obligations; or

     (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

     So long as no other Servicing Transfer Event then exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a 'Corrected Mortgage Loan' as to which the Master Servicer will re-assume servicing responsibilities) if and when:

     (a) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or Special Servicer);

     (b) with respect to the circumstances described in clauses (3) and (5) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     (c) with respect to the circumstances described in clause (4) of the preceding paragraph, such default is cured; and

     (d) with respect to the circumstances described in clause (6) of the preceding paragraph, such proceedings are terminated.

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
     The Master Servicer and Special Servicer will each be required to service and administer any related Cross-Collateralized Group as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized, shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. You should also refer to the prospectus, in particular the section captioned 'Description of the Agreements', for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer. Be advised that, although certain servicing activities with respect to Specially Serviced Assets are identified in the prospectus as being the responsibility of the Master Servicer, they will actually be performed by the Special Servicer. In addition, the discussions in the prospectus under 'Description of the Agreements -- Sub-Servicers', ' -- Evidence as to Compliance', ' -- Certain Matters Regarding the Master Servicer and the Depositor', 'Events of Default' and ' -- Remedies Upon Events of Default' will apply to the Special Servicer to the same extent as they apply to the Master Servicer.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. The duties of Master Servicer will be performed by GMAC Commercial Mortgage Corporation, a California corporation ('GMACCM'). GMACCM is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is in turn a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. As of June 30, 1999, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans with property types similar to the Mortgaged Properties totaling approximately $53.2 billion in aggregate outstanding principal amount. As of June 30, 1999, total delinquencies on the Master Servicer's portfolio were approximately 0.82% of the total outstanding principal balance of its portfolio, including loans with a principal balance of approximately 0.06% of the total that were subject to foreclosure proceedings. The mortgage loans that comprise the Master Servicer's loan portfolio are, in significant respects, materially different than the Mortgage Loans. For instance, the underwriting standards, types of collateral and loan terms are materially different. No assurance can be given that the future delinquency and foreclosure rates on the Mortgage Loans will be similar to the delinquency and foreclosure rates on the Master Servicer's loan portfolio. In addition, the Master Servicer acts as special servicer with respect to certain of the mortgage loans held in its portfolio and will not act as special servicer of the Mortgage Loans. To the extent the delinquency and foreclosure rates described above relate to mortgage loans for which GMACCM is the special servicer, no assurance can be given that the servicing performance of the Special Servicer with respect to any Specially Serviced Mortgage Loan will be comparable.

     The information set forth in this prospectus supplement concerning GMACCM has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer. The duties of Special Servicer will be performed by BNY Asset Solutions LLC, a Delaware limited liability company ('BNY Asset Solutions'). BNY Asset Solutions is a wholly owned subsidiary of The Bank of New York, a financial institution which as of December 31, 1998 had total assets of $63.5 billion and market capitalization of $30.4 billion. Since inception, BNY Asset Solutions and its predecessor companies, BNY Trotter Kent LLC and Trotter Kent, Inc., have serviced over 1,100 commercial real estate assets valued at more than $1.4 billion in 40 states for their own account and for third parties.

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
     The information set forth herein concerning BNY Asset Solutions has been provided by it, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and, subject to certain restrictions, the Special Servicer may each delegate any of its servicing obligations under the Pooling and Servicing Agreement to any one or more third-party servicers (each, a 'Sub-Servicer'). Nevertheless, the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for any such delegated duties. Some of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. One or more such Sub-Servicers may be affiliates of a Mortgage Loan Seller. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a 'Sub-Servicing Agreement') must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any other successor to such Master Servicer or Special Servicer, as applicable, may:

        assume such party's rights and obligations under such Sub-Servicing Agreement;

        enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer, as the case may be, and such Sub-Servicer shall mutually agree; or

        terminate such Sub-Servicing Agreement without cause, but only upon payment of a termination fee to the Sub-Servicer.

     The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it. The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained by it, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as the case may be, would be reimbursed under the Pooling and Servicing Agreement. See ' -- Servicing and Other Compensation and Payment of Expenses' below.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fees.

     A Master Servicing Fee will accrue with respect to each and every Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property). As to each Mortgage Loan, the 'Master Servicing Fee' will --

        accrue at the applicable Master Servicing Fee Rate,

        be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on the Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and be payable monthly from payments and other collections of interest on the Mortgage Loan.

     The 'Master Servicing Fee Rate' will range from 0.06% to 0.165% per annum, on a loan-by-loan basis. The weighted average Master Servicing Fee Rate for the Mortgage Loans as of the Cut-off Date was 0.0945% per annum.

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
     Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive --

        All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool (but only to the extent such Prepayment Interest Excesses collected during any one-month collection period are greater than all Prepayment Interest Shortfalls (as defined below) incurred in respect of the Mortgage Loans during the same collection period). If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any one-month collection period, then any interest paid to cover the period after that Due Date (less the amount of related Master Servicing Fees payable therefrom and any Additional Interest included therein) will constitute a 'Prepayment Interest Excess'.

        All late payment charges and Default Interest, if any, collected in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer or Trustee, as applicable, interest on advances made thereby with respect to the related Mortgage Loan as described in this prospectus supplement). 'Default Interest' is any interest that
        (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

        Charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds or similar fees, to the extent actually paid by a Borrower with respect to any Mortgage Loan.

     All modification fees, assumption fees and similar fees (excluding Prepayment Premiums), if any, collected in respect of Mortgage Loans will be allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

     The Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account (as defined in the prospectus), in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ('Permitted Investments'). The Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any one-month collection period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any Additional Interest) on such prepayment will constitute a 'Prepayment Interest Shortfall'.

     The Pooling and Servicing Agreement will provide that, if any Prepayment Interest Shortfalls are incurred with respect to the Mortgage Pool during any one-month collection period, the Master Servicer must make a non-reimbursable payment (a 'Compensating Interest Payment') with respect to the related distribution date in an amount equal to the lesser of:

     (a) any excess of (i) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during that collection period, over (ii) the aggregate of all Prepayment Interest Excesses, if any, collected with respect to the Mortgage Pool during the same collection period, and

     (b) the aggregate of, with respect to each and every Mortgage Loan for which the Master Servicer receives Master Servicing Fees during such collection period, the portion of such fees calculated at an annual rate of 0.04% per annum.

     To the extent that the amount described in clause (b) of the preceding sentence is less than the amount described in clause (a) of that sentence, the difference will constitute the 'Net Aggregate Prepayment Interest Shortfall' for the related distribution date.

     Any Compensating Interest Payment made by the Master Servicer with respect to any distribution date will be included among the amounts distributable as principal and interest on the certificates on

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
that distribution date as described under 'Description of the Offered Certificates -- Distributions' in this prospectus supplement. Any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective classes of interest-bearing certificates, in reduction of the interest distributable thereon, in the amounts and priorities described under 'Description of the Offered Certificates -- Allocation of Losses and Certain Other Shortfalls and Expenses' in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be --

        the Special Servicing Fee,

        the Workout Fee, and

        the Liquidation Fee.

     The Special Servicing Fee. The Special Servicing Fee will accrue in respect of each and every Specially Serviced Mortgage Loan, if any (but not any Corrected Mortgage Loan, unless it subsequently becomes a Specially Serviced Mortgage Loan), and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property. As to each such Mortgage Loan, the 'Special Servicing Fee' will --

        accrue at 0.25% per annum (the 'Special Servicing Fee Rate'),

        be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on the Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Additional Interest that may accrue on an ARD Loan after its Anticipated Repayment Date, and be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

     The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the 'Workout Fee' will be payable out of, and will be calculated by application of a 'Workout Fee Rate' of 1.0% to, each collection of interest (other than Default Interest and Additional Interest) and principal (including scheduled payments, prepayments and Balloon Payments at maturity) received on the Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee will become payable if and when that Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Correct Mortgage Loans at the time of the termination or resignation. The successor Special Servicer shall not be entitled to any portion of those Workout Fees.

     The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, repurchase proceeds or condemnation proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the 'Liquidation Fee' will be payable from, and will be calculated by application of a 'Liquidation Fee Rate' of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest).

     Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, liquidation proceeds, repurchase proceeds or condemnation proceeds received in connection with:

        the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as the repurchase occurs within the applicable cure period (see 'Description of the Mortgage Pool -- Cures and Repurchases' in this prospectus supplement);

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        the purchase of any Specially Serviced Mortgage Loan or REO Property by
        the Master Servicer, the Special Servicer or any holder or holders of certificates evidencing a majority interest in the Controlling Class described below (see ' -- Sale of Defaulted Mortgage Loans' and ' -- The Controlling Class Representative' below); or

        the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of certificates evidencing a majority interest in the Controlling Class described below in connection with the termination of the Trust (see ' -- The Controlling Class Representative' below and 'Description of the Offered
        Certificates -- Termination' in this prospectus supplement).

     The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses of principal of those investments from its own funds without any right to reimbursement.

     Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of the Specially Serviced Mortgage Loans (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer or Trustee, as applicable, interest on advances made thereby with respect to the related Mortgage Loan as described in this prospectus supplement).

     In addition, all modification fees, assumption fees and similar fees (excluding Prepayment Premiums), if any, collected in respect of the Mortgage Loans will be allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

     Sub-Servicing Compensation. The Master Servicer and the Special Servicer will, as applicable, each be responsible for all compensation payable to the Sub-Servicers retained thereby. Such Sub-Servicers may, in some cases, be entitled to a significant portion of the servicing compensation described above as being payable to Master Servicer or Special Servicer, as applicable.

     Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

     Any and all customary, reasonable and necessary 'out of pocket' costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute 'Servicing Advances'. Servicing Advances will be reimbursable from future payments and other collections, including in the form of insurance proceeds, condemnation proceeds, liquidation proceeds and repurchase proceeds, on or in respect of the related Mortgage Loan or REO Property ('Related Collections'). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse the Special Servicer for any Servicing Advance made by it. Upon so reimbursing the Special Servicer for any Servicing Advance, the Master Servicer will thereafter be deemed to have made that advance.

     In general, the Special Servicer may request (and, in certain circumstances, must direct) the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such advances). Nevertheless, the Pooling and Servicing Agreement will obligate the Special Servicer to make Servicing Advances in an emergency or in circumstances where (because of timing or otherwise) requesting the Master Servicer to make such advances would be inconsistent with the Servicing Standard. In addition, the Pooling and Servicing Agreement will require that the Special Servicer make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within five (5) business days of the Master Servicer's receipt of such request. Except

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under the circumstances described above in this paragraph, the Special Servicer will be relieved of any obligations with respect to an advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that advance).

     If the Master Servicer or Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within ten (10) days after the advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three (3) more business days, to make such Servicing Advance.

     Notwithstanding the foregoing discussion or anything else to the contrary in this prospectus supplement, the Master Servicer, the Special Servicer and the Trustee will not be obligated to make Servicing Advances that, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, would not be ultimately recoverable from Related Collections (any Servicing Advance not so recoverable, a 'Nonrecoverable Servicing Advance'). If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable and good faith judgment, is a Nonrecoverable Servicing Advance, it may obtain reimbursement for that advance out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

     The Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid, including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property. In addition, the Pooling and Servicing Agreement will require the Master Servicer (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the holders of the certificates (as a collective whole).

     The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding at a rate per annum equal to the 'prime rate' as published in the 'Money Rates' section of The Wall Street Journal, as such 'prime rate' may change from time to time. Interest so accrued with respect to any Servicing Advance will be payable --

        at any time until such Servicing Advance either has been reimbursed or has become a Nonrecoverable Servicing Advance, out of Default Interest and late payment charges collected on the related Mortgage Loan, and if such Servicing Advance either has been reimbursed or has become a Nonrecoverable Servicing Advance, out of any amounts then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent described below, the Master Servicer (as to Performing Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, forgive Default Charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Borrower on or any guarantor of any such Mortgage Loan it is required to service and administer, without the consent of the Trustee or any holder of certificates, subject, however, to the discussion under ' -- The Controlling Class Representative -- Certain Rights and Powers of the Controlling Class Representative' below and, further, to each of the following limitations, conditions and restrictions:

        With limited exception (including as described below with respect to Additional Interest), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or

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        take any of the other above referenced actions with respect to, any
        Performing Mortgage Loan without the consent of the Special Servicer, which consent is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard.

        Subject to certain exceptions, the Special Servicer may not agree to or consent to the Master Servicer's agreeing to, any modification, waiver or amendment of any term of, or take or consent to the Master Servicer's taking any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's good faith and reasonable judgment, would materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on the Mortgage Loan has occurred or, in the Special Servicer's good faith and reasonable judgment, a default in respect of payment on the Mortgage Loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the holders of the certificates (as a collective whole) on a present value basis than would liquidation;

        The Special Servicer may not, in connection with any particular extension, (a) extend or consent to the Master Servicer's extending the maturity date of a Mortgage Loan beyond a date that is two (2) years prior to the distribution date in May 2032, (b) in the case of a Mortgage Loan secured solely by a Mortgage on the applicable Borrower's leasehold interest in the related Mortgaged Property, extend or consent to the Master Servicer's extending the maturity date of such Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the related ground lease or (c) in the case of a Mortgage Loan that is a Balloon Mortgage Loan, extend or consent to the Master Servicer's extending the maturity date beyond the amortization term thereof (as determined without regard to the Balloon Payment).

        Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would cause any REMIC Pool (as defined below under 'Certain Federal Income Tax Consequences' in this prospectus supplement) to fail to qualify as a REMIC under the Internal Revenue Code of 1986, cause any Grantor Trust Pool (also as defined below under 'Certain Federal Income Tax Consequences' in this prospectus supplement) to fail to qualify as a grantor trust under the Internal Revenue Code of 1986 or result in the imposition of any tax on 'prohibited transactions' or 'contributions' after the startup date of any REMIC Pool under the REMIC Provisions (as defined in the prospectus). Neither the Master Servicer nor the Special Servicer will be liable for decisions in this regard which were made in good faith; and, unless it would be contrary to the Servicing Standard to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions.

        Unless required pursuant to the Mortgage and applicable law, the Special Servicer may not permit or consent to the Master Servicer's permitting any Borrower to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless and until (a) each of Moody's Investors Service, Inc. and Fitch IBCA Inc. has confirmed that such act will not result in a downgrade or withdrawal of any rating assigned by it to any class of certificates and (b) the Special Servicer has determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate) prepared within the 12-month period prior to the determination by an independent person who regularly conducts environmental testing, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations.

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        Unless required pursuant to the Mortgage and applicable law, or unless such release is a minor release in the nature of a curb-cut or easement, the Special Servicer may not, with limited exception, release or consent to the Master Servicer's releasing any collateral securing an outstanding Mortgage Loan.

Nevertheless, the limitations, conditions and restrictions set forth above will not apply to any act or event described above that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Issue Date. Furthermore, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable and good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer will be permitted, in its discretion, to waive all or any accrued Additional Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full, together with all other payments required by the Mortgage Loan in connection with such prepayment except for such accrued Additional Interest. However, the Master Servicer's determination to waive the Trust's right to such accrued Additional Interest must be reasonably likely to produce a greater payment to the holders of the certificates (as a collective whole) on a present value basis than a refusal to waive the Trust's right to such accrued Additional Interest. The Master Servicer will have no liability to the Trust, the holders of the certificates or any other person so long as such determination is based on such criteria.

REQUIRED APPRAISALS

     Within sixty (60) days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain the appraisal referred to below) after the date on which any of the following events (each, an 'Appraisal Trigger Event') has occurred with respect to any Mortgage Loan (upon the occurrence of any such event, a 'Required Appraisal Loan'), the Master Servicer or the Special Servicer, as applicable, must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a 'Required Appraisal'), unless such an appraisal had previously been obtained within the prior twelve months --

        The Mortgage Loan becomes a Modified Mortgage Loan (as defined below).

        The related Borrower fails to make any Scheduled P&I Payment with respect to the Mortgage Loan and the failure continues for ninety (90) days.

        A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

        The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

        The Mortgaged Property securing such Mortgage Loan becomes an REO Property.

     As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The 'Appraisal Reduction Amount' for any Required Appraisal Loan will, in general, be an amount (determined as of a specified date immediately following the later of the date on which the relevant appraisal is obtained and the first relevant Appraisal Trigger Event occurred) equal to the excess, if any, of 'x' over 'y' where --

        'x' is equal to the sum of:

         (i) the unpaid and unadvanced principal balance of the Required Appraisal Loan;

         (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) on the Required Appraisal Loan through the most recent Due Date prior to the date of calculation at a per annum rate equal to the related Mortgage Rate, net of the related Master Servicing Fee Rate;

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         (iii)  all accrued but unpaid Master Servicing Fees and Special
                Servicing Fees in respect of such Required Appraisal Loan;

         (iv) all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest thereon; and

         (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item); and

        'y' is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on the property that are prior to the lien of the Required Appraisal Loan).

     If, however, any Required Appraisal is not obtained within sixty (60) days of an Appraisal Trigger Event (and no comparable appraisal had been obtained during the 12-month period prior to that Appraisal Trigger Event), then until such Required Appraisal is obtained the 'Appraisal Reduction Amount' for that Required Appraisal Loan will be deemed to equal 25% of the unpaid and unadvanced principal balance of such Required Appraisal Loan. After receipt of such Required Appraisal, the Appraisal Reduction Amount, if any, for such Required Appraisal Loan will be calculated as described above.

     With respect to each Required Appraisal Loan, the Special Servicer is required, within thirty (30) days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal. Based upon such update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. A Mortgage Loan will cease to be a Required Appraisal Loan when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve (12) consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months.

     The cost of each Required Appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable thereto as a Servicing Advance.

     At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative (as defined below) may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal of the related Mortgaged Property or REO Property, as the case may be, that meets the requirements of a Required Appraisal. If the appraiser that performed, and the appraised value reflected in, the appraisal obtained by the Controlling Class Representative are different from the appraiser that performed, and the appraised value reflected in, the appraisal used to determine that Appraisal Reduction Amount, then the Special Servicer will, at the request and expense of the Controlling Class Representative, retain a third appraiser mutually acceptable to the Special Servicer and the Controlling Class Representative to decide which of those two appraisals more closely reflects the then-value of the related Mortgaged Property. If that third appraiser selects the appraisal delivered by the Controlling Class Representative, then the Special Servicer will be required to recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by the Controlling Class Representative and notify the Trustee, the Master Servicer and the Controlling Class Representative of the new Appraisal Reduction Amount.

     A 'Modified Mortgage Loan' is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:

     (a) affects the amount or timing of any payment of principal or interest due thereon (other than or in addition to bringing current Scheduled P&I Payments with respect to the Mortgage Loan);

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     (b)  except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

     (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

     As further discussed in this prospectus supplement, Appraisal Reduction Amounts will be taken into account for purposes of --

             establishing the Controlling Class (see ' -- The Controlling Class Representative -- Controlling Class');

             allocating voting rights among the classes of certificates (see 'Description of the Offered Certificates -- Voting Rights' in this prospectus supplement); and

             determining the Master Servicer's advancing obligation (see 'Description of the Offered Certificates -- Advances of Principal and Interest' in this prospectus supplement).

THE CONTROLLING CLASS REPRESENTATIVE

     Election, Resignation and Removal. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than 50% of the aggregate principal balance of the Controlling Class (as described below) will be entitled to select a representative (the 'Controlling Class Representative') having certain rights and powers described below or to replace an existing Controlling Class Representative.

     Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than 50% of the aggregate principal balance of the Controlling Class, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify all the holders (and, in the case of certificates held in book-entry form, to the extent actually known to certain designated officers (each, a 'Responsible Officer') of the Trustee, all the beneficial owners) of certificates of the Controlling Class that they may select a Controlling Class Representative.

     Such notice will explain the process established by the Trustee in order to select a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any holder of certificates representing a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative will be effective until that person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of the appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of that person with whom the parties to the Pooling and Servicing Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     Controlling Class. As of any date of determination, the 'Controlling Class' will be the most subordinate class of certificates, other than the Class X, Class Y, Class R-I, Class R-II and Class R-III Certificates, that has a then-outstanding aggregate principal balance (reduced by that class' allocable share of any then-existing aggregate Appraisal Reduction Amount) that is at least equal to 25% of that class' initial aggregate principal balance. However, if no eligible class of certificates satisfies the foregoing requirement, the 'Controlling Class' will be the class of certificates with the largest then-outstanding aggregate principal balance (reduced by that class' allocable share of any then-existing aggregate Appraisal Reduction Amount). For purposes of the foregoing, any aggregate Appraisal Reduction Amount existing from time to time will be allocated to the respective classes of certificates with principal balances in reverse order of their relative seniority. However, that allocation will not

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
result in any actual reduction of those principal balances. Also for purposes of the foregoing, the Class A-1 and Class A-2 Certificates will be treated as a single class.

     Resignation and Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Master Servicer, the Special Servicer and each holder (or, in the case of certificates held in book-entry form, each beneficial owner) of certificates of the Controlling Class. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of certificates representing greater than 50% of the aggregate principal balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Master Servicer, the Special Servicer and the existing Controlling Class Representative.

     Certain Rights and Powers of the Controlling Class Representative. No later than thirty (30) days after a Servicing Transfer Event for a Specially Serviced Mortgage Loan, the Special Servicer must deliver to the Trustee and the Controlling Class Representative, among others, a report (the 'Asset Status Report') with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report should include the following information to the extent reasonably determinable:

     (i)  a summary of the status of the Specially Serviced Mortgage Loan;

     (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

     (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

     (iv) the appraised value of the related Mortgaged Property, together with the assumptions used in the calculation thereof;

     (v) a summary of the Special Servicer's recommended action with respect to the Specially Serviced Mortgage Loan; and

     (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

     If within ten (10) business days of receiving an Asset Status Report, the Controlling Class Representative does not affirmatively disapprove the report in writing, the Special Servicer will implement the recommended action as outlined in such Asset Status Report (provided that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents). If the Controlling Class Representative disapproves of an Asset Status Report within that 10-business day period, the Special Servicer must revise the report and deliver to the Trustee and the Controlling Class Representative, among others, a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval. The Special Servicer must continue to revise the Asset Status Report until the earliest of
(a) the failure of the Controlling Class Representative to disapprove the report in writing within ten (10) business days of its receipt thereof; (b) a determination by the Special Servicer, as set forth below, that any affirmative disapproval of an Asset Status Report by the Controlling Class Representative is not in the best interest of all the holders of the certificates pursuant to the Servicing Standard; or (c) the passage of seventy (70) days from the date of preparation of the first version of the Asset Status Report.

     The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and not rejected as described above. In addition, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) business day period during which the Controlling Class Representative may reject such report if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the holders of the certificates and it has made a reasonable effort to contact the Controlling Class Representative. Furthermore, the Special Servicer may determine whether any affirmative

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disapproval of an Asset Status Report by the Controlling Class Representative is
not in the best interest of all the holders of the certificates pursuant to the Servicing Standard.

     Upon making the determination referred to in the last sentence of the prior paragraph, the Special Servicer must notify the Trustee of such determination and deliver to the Trustee a proposed notice to the holders of the certificates which is to include a copy of the Asset Status Report. The Trustee must thereupon send such notice to all the holders of the certificates. If the holders of certificates representing a majority of the voting rights fail, within ten (10) business days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer will implement the same. If the Asset Status Report is rejected by the holders of certificates representing a majority of the voting rights within that ten (10) business day period, the Special Servicer must revise such Asset Status Report as described above. The Trustee will be entitled to reimbursement from the Trust for the reasonable out-of-pocket expenses of providing the required notices.

     The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as described above, unless such action would be required in order to act in accordance with the Servicing Standard.

     The Controlling Class Representative may not direct the Special Servicer to act in any manner (and the Special Servicer is to ignore any such direction) that would --

     (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or

     (b) impair the status of any REMIC Pool as a REMIC, result in the imposition of a 'prohibited transaction' or 'contributions' tax under the REMIC Provisions on any REMIC Pool, impair the status of any Grantor Trust Pool as a grantor trust or result in the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions, or

     (c) expose us, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Trust, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or

     (d) materially expand the scope of the Trustee's, the Special Servicer's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     Liability to Borrowers. In general, any and all expenses of the Controlling Class Representative are to be borne by the holders (or, if applicable, the beneficial owners) of the certificates of the Controlling Class, pro rata according to their respective percentage interests in that class, and not by the Trust. However, if a claim is made against the Controlling Class Representative by a Borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan, the Controlling Class Representative is required to immediately notify the Trustee, the Master Servicer and the Special Servicer. If the Special Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative, then the Special Servicer on behalf of the Trust will, subject to the discussion under 'Description of the Agreements -- Certain Matters Regarding a Master Servicer and the Depositor' in the prospectus, assume the defense of any such claim against the Controlling Class Representative.

     Liability to the Trust and Certificateholders. The Controlling Class Representative will have no liability to the holders of the offered certificates for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment unless the Controlling Class Representative acts with willful misfeasance, bad faith or gross negligence in the performance of its duties or recklessly disregards its obligations or duties. The Controlling Class Representative may have special relationships and interests that conflict with those of the holders of one or more classes of offered certificates. In addition, the Controlling Class Representative does not have any duties to the holders of any class of offered certificates. It may act solely in the interests of the holders of certificates of the Controlling Class and will have no liability to any holders of offered

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certificates for having done so. No holder of offered certificates may take any action against the Controlling Class Representative for having acted solely in the interests of the holders of certificates of the Controlling Class.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of that Mortgage Loan as described below is in accordance with the Servicing Standard, then the Special Servicer will be required to give prompt written notice of its determination to the Trustee and the Master Servicer. The Trustee will be required, within ten (10) days after receipt of that notice, to provide a similar notice to the holder (or holders) of the Controlling Class. Any single holder or particular group of holders of certificates evidencing a majority interest in the Controlling Class may, but is not obligated to, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such holders of certificates have not purchased such defaulted Mortgage Loan within fifteen (15) days of their having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may for a limited period thereafter, but is not obligated to, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     Subject to the discussion under ' -- The Controlling Class
Representative -- Certain Rights and Powers of the Controlling Class Representative' above, the Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than fifteen (15) days. In general, the Special Servicer will be required to accept the highest cash offer (or such lower cash offer as may be in the best interests of the Trust) that constitutes a fair price for such Mortgage Loan, notwithstanding that a fair price may be less than the applicable Purchase Price. Nevertheless, none of the Special Servicer, the Master Servicer, us, either Mortgage Loan Seller, any holder of certificates or any affiliate of any such party (each, an 'Interested Person') may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than both the Purchase Price and the price proposed by any Interested Person. Additionally, neither the Trustee nor any of its affiliates may make an offer for any such Mortgage Loan or REO Property. See also 'Description of the Agreements -- Realization Upon Defaulted Whole Loans' in the prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2000, the Master Servicer, at its own expense, must perform or cause to be performed physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two (2) years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, must perform, at the expense of the Trust, a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan. The Special Servicer and the Master Servicer will each be required to prepare or cause to be prepared, as soon as reasonably possible, a written report of each such inspection performed by it describing the condition of the Mortgaged Property.

     The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, depending on which is obligated to service any particular Mortgage Loan, to make reasonable efforts to collect annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property regardless of whether such statements are required under the related Mortgage. There can be no assurance, however, that the related Borrower will deliver any such operating statements and rent

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rolls. Neither the Master Servicer nor the Special Servicer is likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of certificates evidencing a majority interest in the Controlling Class may at any time terminate an existing Special Servicer. In addition, such holder(s) may designate a replacement Special Servicer by the delivery to the Trustee of a written notice stating such designation. If the designated replacement is approved by the Trustee, which approval may not be unreasonably withheld, the designated replacement will become the Special Servicer as of the date the Trustee has received each of the following items:

        written confirmation from Moody's Investors Service, Inc. and Fitch IBCA, Inc. stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of the certificates would be downgraded or withdrawn as a result thereof;

        a written acceptance of all obligations of the Special Servicer under the Pooling and Servicing Agreement, executed by the designated replacement; and

        an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the applicable provisions of the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against the designated replacement in accordance with its terms.

     The existing Special Servicer will be deemed to have resigned simultaneously with the designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

ADDITIONAL EVENTS OF DEFAULT

     As described under 'Description of the Agreements -- Events of Default' and ' -- Rights Upon Event of Default' in the prospectus, the Master Servicer or Special Servicer may be terminated, subject to the satisfaction of any notice requirement and passage of any cure period, upon the occurrence of certain designated 'Events of Default.' In addition to those discussed under 'Description of the Agreements -- Events of Default' in the prospectus, the Events of Default will include the following circumstances:

        any one or more ratings then assigned by Moody's Investors Service, Inc. or Fitch IBCA, Inc. to the certificates has been qualified, downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; and

        the Trustee has received written notice from either Moody's Investors Service, Inc. or Fitch IBCA, Inc. that the continuation of the Master Servicer or the Special Servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned thereby to any class of certificates.

ASSIGNMENT AND DELEGATION OF DUTIES BY THE MASTER SERVICER AND THE SPECIAL SERVICER

     In addition to any rights they have to utilize Sub-Servicers, the Master Servicer and the Special Servicer each may assign all of its rights and delegate all of its duties and obligations under the Pooling and Servicing Agreement. However, the person accepting the assignment or delegation with respect to the Master Servicer must be qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, and otherwise be reasonably satisfactory to the Trustee and us. Furthermore, that assignment or delegation may not result in the downgrade or withdrawal of any of the then-current ratings of the classes of certificates that have been rated, as evidenced by a letter to such effect from each of Moody's Investors Service, Inc. and Fitch IBCA, Inc. In the event of any such assignment and delegation, the Master Servicer or the Special Servicer, as the case may be, will be released from all of its future obligations under the Pooling and Servicing Agreement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Series 1999-C1 Commercial Mortgage Pass-Through Certificates (the 'Certificates') will be issued, on or about August 20, 1999, pursuant to the Pooling and Servicing Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust. The Trust will include:

        the Mortgage Loans;

        any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due on or before the Cut-off Date);

        the Mortgage Files for the Mortgage Loans;

        any REO Properties; and

        such funds or assets as from time to time are deposited in the Certificate Account (see 'Description of the Agreements -- Certificate Account' in the prospectus) or the Interest Reserve Account (see
        ' -- Distributions -- Interest Reserve Account' below).

     The Certificates will include eighteen (18) separate classes (each, a 'Class'), eight (8) of which Classes are offered by this prospectus supplement (collectively, the 'Offered Certificates') and ten (10) of which Classes are not offered by this prospectus supplement (collectively, the 'Non-Offered Certificates').

     The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates will have actual outstanding principal balances. We refer to those Certificates as the 'Principal Balance Certificates.' In addition, we refer to the aggregate principal balance of a Class of Principal Balance Certificates as its 'Certificate Balance.' None of the other Classes of Certificates, including the Class X Certificates, will have a Certificate Balance. The Class X Certificates will, however, have an aggregate notional amount (which we refer to as the 'Notional Amount' of that Class) for purposes of calculating the accrual of interest. The Class X and Principal Balance Certificates will bear interest. We refer to the per annum rate at which any of those Certificates bears interest as its 'Pass-Through Rate.'

     The tables below set forth the Class designation, the approximate initial Certificate Balance or Notional Amount and the initial Pass-Through Rate for each Class of Certificates.

                            THE OFFERED CERTIFICATES

                                              INITIAL                                       INITIAL
                                       CERTIfiCATE BALANCE OR           % OF             PASS-THROUGH
CLASS DESIGNATION                       NOTIONAL AMOUNT (1)     INITIAL POOL BALANCE        RATE(3)
-----------------                       -------------------     --------------------        -------
Class A-1............................       $167,874,000           22.84%                   7.0750
Class A-2............................       $355,708,000           48.41%                   7.1500
Class X..............................       $734,852,898(2)         N/A                     0.1980
Class B..............................       $ 38,580,000           5.25%                    7.3563
Class C..............................       $ 38,580,000           5.25%                    7.3563
Class D..............................       $ 11,023,000           1.50%                    7.3563
Class E..............................       $ 27,557,000           3.75%                    7.3563
Class F..............................       $ 11,022,000           1.50%                    7.3563

------------

(1) The actual initial Certificate Balance or Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2) Notional Amount. The Class X Certificates will not have a Certificate
    Balance.

(3) The Pass-Through Rates shown above for the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class Eand Class F Certificates are, in the case of each of those Classes, the rate applicable for the distribution date in September 1999. The Pass-Through Rate for each of those Classes of Offered Certificates is variable or otherwise subject to change and will be calculated pursuant to a formula described under ' -- Distributions -- Calculations of Pass-Through Rates' below.

                        THE NON-OFFERED CERTIFICATES(1)

                                                                                            INITIAL
                                              INITIAL                   % OF             PASS-THROUGH
CLASS DESIGNATION                      CERTIFICATE BALANCE(2)   INITIAL POOL BALANCE        RATE(3)
-----------------                      ----------------------   --------------------        -------
Class G..............................       $14,697,000            2.00%                      7.3563
Class H..............................       $20,209,000            2.75%                      7.0000
Class J..............................       $ 9,185,000            1.25%                      7.0000
Class K..............................       $16,535,000            2.25%                      7.0000
Class L..............................       $ 7,348,000            1.00%                      7.0000
Class M..............................       $16,534,898            2.25%                      7.0000

------------

(1) The Non-Offered Certificates will also include the Class R-I, Class II, Class R-III and Class Y Certificates. However, the Class R-I, Class R-II, Class R-III and Class Y Certificates do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

(2) The actual initial Certificate Balance of any Class of Non-Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(3) The Pass-Through Rates shown above for the Class G, Class H, Class J,
    Class K, Class L and Class M Certificates are, in the case of each of those Classes, the rate applicable for the distribution date in September 1999. The Pass-Through Rate for each of those Classes of Non-Offered Certificates is variable and will be calculated pursuant to a formula described under ' -- Distributions -- Calculations of Pass-Through Rates' below.

     On each distribution date, the Certificate Balance of a Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to that Class of Certificates on such distribution date. On any particular distribution date, the Certificate Balance of a Class of Principal Balance Certificates may also be permanently reduced in connection with any Mortgage Pool Deficit resulting from losses on the Mortgage Loans and other unanticipated expenses of the Trust, as and to the extent described under ' -- Allocations of Losses and Certain Other Shortfalls and Expenses' below.

     The Notional Amount of the Class X Certificates will represent the principal amount on which interest will accrue on that Class of Certificates from time to time. It does not represent any entitlement to principal. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all of the Classes of Principal Balance Certificates outstanding from time to time.

     As described under 'Certain Federal Income Tax Consequences' in this prospectus supplement, the Class R-I Certificates will evidence beneficial ownership of, and the Class R-II and Class R-III will constitute, 'residual interests' in the related REMIC or REMICs and are referred to as the 'REMIC Residual Certificates'. The Class Y Certificates will evidence undivided interests in a grantor trust ('Grantor Trust Y'), whose assets include collections of any Additional Interest. The remaining Certificates will constitute 'regular interests' in the related REMIC and are referred to as the 'REMIC Regular Certificates'.

     We are offering only the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus. The Non-Offered Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this prospectus supplement contains information regarding the terms of the Non-Offered Certificates, we have provided that information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry form only in original denominations of:

        in the case of the Class X Certificates, $1,000,000 initial notional amount and in any higher whole dollar amount; and

        in the case of the other Offered Certificates, $10,000 initial principal amount and in any higher whole dollar amount.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the Cede & Co., as nominee of The Depository Trust Company ('DTC').

     You will not be entitled to receive a fully registered physical certificate (a 'Definitive Certificate') representing your interest in the Offered Certificates, except under the limited circumstances described under 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates' in the prospectus. Unless and until Definitive Certificates are issued, beneficial ownership interests in the

Offered Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the 'DTC Participants').

     All references in this prospectus supplement to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

     As a result of the foregoing, you may experience certain delays in the receipt of payments on your Certificates and may have difficulty in pledging your Certificates. See 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates' and 'Risk Factors' in the prospectus.

     The Trustee will initially serve as registrar for purposes of providing for the registration of the Offered Certificates and, if Definitive Certificates are issued, the registration of transfers and exchanges of Definitive Certificates.

SENIORITY

     The following chart sets forth the relative seniority of the Classes of Certificates for purposes of --

        making distributions of interest and, if applicable, payments of principal, and allocating losses and other shortfalls on the Mortgage Loans, as well as certain default-related and other unanticipated expenses of the trust.

     Each Class of Certificates will, for the above purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                            EXPANDED SENIORITY CHART

                       Class A-1, Class A-2 and Class X
                                   Class B
                                   Class C
                                   Class D
                                   Class E
                                   Class F
                                   Class G
                                   Class H
                                   Class J
                                   Class K
                                   Class L
                                   Class M
                         REMIC Residual Certificates

     THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED CERTIFICATES WILL BE THE SUBORDINATION OF THE OTHER CLASSES OF CERTIFICATES LISTED BELOW IT IN THIS EXPANDED SENIORITY CHART, INCLUDING ALL OF THE NON-OFFERED CERTIFICATES (OTHER THAN THE CLASS Y CERTIFICATES). THE REMIC RESIDUAL CERTIFICATES DO NOT HAVE ANY MATERIAL ECONOMIC VALUE AND DO NOT CONSTITUTE TRUE CREDIT SUPPORT.

     The Class Y Certificates will entitle the holders thereof only to those amounts, if any, applied as Additional Interest in respect of the ARD Loans. Accordingly, the Class Y Certificates are not necessarily senior or subordinate to any other Class of Certificates, except to the extent that amounts received on any particular ARD Loan are applied first to pay amounts other than Additional Interest.

CERTAIN RELEVANT CHARACTERISTICS OF THE MORTGAGE LOANS

     The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this prospectus supplement, relevant to the following discussions in this section:

     Net Mortgage Rate. The 'Net Mortgage Rate' for each Mortgage Loan will equal the related Mortgage Rate less the sum of the related Master Servicing Fee Rate and the annual rate at which monthly Trustee fees are calculated (such sum, the 'Administrative Fee Rate'). As of the Cut-off Date, the Net Mortgage Rates for the Mortgage Loans ranged from 6.032% per annum to 9.292% per annum, with a weighted average Net Mortgage Rate of 7.158% per annum.

     Stated Principal Balance. The 'Stated Principal Balance' of each Mortgage Loan will initially equal its Cut-off Date Balance and will permanently be reduced on each distribution date (to not less than zero) by --

        that portion, if any, of the Principal Distribution Amount (as defined below) for such distribution date that is attributable to such Mortgage Loan (see ' -- Distributions -- Calculation of the Principal Distribution Amount' below), and the principal portion of any Realized Loss (as defined below) incurred in respect of such Mortgage Loan during the related one-month collection period (see ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below).

     However, the Stated Principal Balance of a Mortgage Loan will, in all cases, be zero as of the distribution date following the one-month collection period in which it is determined that all amounts ultimately collectible with respect to that Mortgage Loan or any related REO Property have been received.

DISTRIBUTIONS

     General. The Trustee will be responsible for making payments on the Certificates on the 18th day of each month or, if that 18th day is not a business day, then on the next succeeding business day (each, a 'Distribution Date'). In general, the holders of the Certificates entitled to receive payments on any particular Distribution Date will be those of record as of the close of business on the related Record Date. The 'Record Date' for each Distribution Date will be last business day of the month next preceding the month in which that Distribution Date occurs. However, the final distribution of principal and/or interest on any REMIC Regular Certificate will be made only upon presentation and surrender of that Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     In order to receive its distributions by wire transfer, a holder of a Certificate must provide the Trustee with written wiring instructions no less than five (5) business days prior to the related Record Date. Otherwise, the holder will receive its distributions by check mailed to it.

     Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through DTC and your DTC Participant. See ' -- Registration and Denominations' above.

     The Available Distribution Amount. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to as the 'Available Distribution Amount'. The Available Distribution Amount for any Distribution Date will include --

        All payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Certificate Account as of the close of business on the 11th day of the calendar month in which that Distribution Date occurs (or, if the 11th day is not a business day, the immediately preceding business day) (as to that Distribution Date, the 'Determination Date'), exclusive of any portion thereof that represents one or more of the following:

         (a) Scheduled P&I Payments due on a Due Date subsequent to the related Determination Date;

         (b) Prepayment Premiums and Additional Interest, which are separately distributable on the Certificates as described below in this prospectus supplement;

         (c) amounts that are payable or reimbursable to any person other than the holders of the Certificates, including (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation, including Trustee fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges, (ii) amounts payable in reimbursement of outstanding advances, together with interest thereon, and (iii) amounts payable in respect of other expenses of the Trust;

         (d) if the Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts (as defined below) with respect to the Actual/360 and Actual/365 Mortgage Loans that are to be transferred from the Certificate Account to the Interest Reserve Account (as defined below) during that month and held for future distribution; and

         (e)  amounts deposited in the Certificate Account in error.

        Any advances of delinquent monthly payments of principal and interest due on the Mortgage Loans (each, a 'P&I Advance') and Compensating Interest Payments made with respect to such Distribution Date.

        If the Distribution Date occurs during March of any year, the Interest Reserve Amounts with respect to the Actual/360 and Actual/365 Mortgage Loans that are transferred from the Interest Reserve Account to the Certificate Account during such month.

     See ' -- Distributions -- Interest Reserve Account' and ' -- Allocations of Losses and Certain Other Shortfalls and Expenses' below and 'Description of the Agreements -- Certificate Account' in the prospectus.

     Interest Reserve Account. The Trustee will establish and maintain an 'Interest Reserve Account' in its name for the benefit of the holders of the Certificates. During January (except in a leap year) and February of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in that month, withdraw from the Certificate Account and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 and Actual/365 Mortgage Loan as to which the Scheduled P&I Payment due in that month was either received or advanced. The 'Interest Reserve Amount' for any Actual/360 or Actual/365 Mortgage Loan for either of those months will, in general, equal one (1) day's interest accrued at the related Net Mortgage Rate on the Stated Principal Balance of the Mortgage Loan immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in that month, withdraw from the Interest Reserve Account and deposit in the Certificate Account any and all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Actual/360 and Actual/365 Mortgage Loans. All such Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

     Calculations of Interest. Each Class of REMIC Regular Certificates will bear interest. That interest will accrue during each one-month interest accrual period based upon --

        the Pass-Through Rate for the particular Class for the related Distribution Date,

        the Certificate Balance or Notional Amount, as the case may be, of the particular Class outstanding immediately prior to the related Distribution Date, and the assumption that each year consists of twelve 30-day months.

     The total amount of interest accrued from time to time with respect to each Class of REMIC Regular Certificates is called 'Accrued Certificate Interest'. However, less than the full amount of Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any one-month interest accrual period may be distributable as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date.

     The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any one-month interest accrual period that is actually distributable thereon is called 'Distributable Certificate Interest' for that Class. The Distributable Certificate Interest for any Class of REMIC Regular Certificates for any one-month interest accrual period will equal the Accrued Certificate Interest for the Class for that interest accrual period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to that Class as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below.

     Calculation of Pass-Through Rates. The Pass-Through Rates shown in the tables on pages S-83 and S-84 for the respective Classes of REMIC Regular Certificates are the rates applicable for the Distribution Date in September 1999. Thereafter, the Pass-Through Rates for the Class A-1, Class A-2, Class H, Class J, Class K, Class L and Class M Certificates will, in each case, equal the lesser of (i) the initial Pass-Through Rate for the particular Class of Certificates and (ii) the Weighted Average Mortgage Pass-Through Rate (as defined below) for the related Distribution Date; and the Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates will, in each case, equal the Weighted Average Mortgage Pass-Through Rate for the related Distribution Date.

     The Pass-Through Rate shown in the table on page S-83 for the Class X Certificates is the rate applicable for the Distribution Date in September 1999. The Pass-Through Rate in respect of the Class X Certificates for each subsequent Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for that Distribution Date, over (ii) the weighted average of the Pass-Through Rates of the various Classes of Principal Balance Certificates for that Distribution Date (weighted on the basis of the related Certificate Balances immediately prior to that Distribution Date). Accordingly, the Pass-Through Rate of the Class X Certificates will be affected by the relative Certificate Balances of the Classes of Principal Balance Certificates on each Distribution Date. As described under ' -- Distributions -- Priority of Payments' below, the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced by principal payments before any similar reduction in the Certificate Balances of the Class B, Class C, Class D, Class E, Class F Class G Certificates. In addition, as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below, the Certificate Balances of the Class H, Class J, Class K, Class L and Class M Certificates will be reduced in connection with Mortgage Pool Deficits, if any, before any similar reduction in the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates. Any of such reductions will increase the size of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates in proportion to those of other Classes and, accordingly, reduce the Pass-Through Rate of the Class X Certificates.

     The 'Weighted Average Mortgage Pass-Through Rate' for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of the Mortgage Loans' Stated Principal Balances immediately prior to such Distribution Date).

     The 'Mortgage Pass-Through Rate' in respect of any Mortgage Loan for any Distribution Date will, in general, equal --

        in the case of each 30/360 Mortgage Loan, the Net Mortgage Rate for such Mortgage Loan as of the Cut-off Date, and in the case of each Actual/360 or Actual/365 Mortgage Loan, an annual rate generally equal to the product of (i) the related Net Mortgage Rate in effect as of the Cut-off Date, multiplied by (ii) 12, multiplied by
        (iii) a fraction, the numerator of which is the number of days in the calendar month immediately preceding the month in which such Distribution Date occurs, and the denominator of which is 360, in the case of an Actual/360 Mortgage Loan, and 365, in the case of an Actual/365 Mortgage Loan; however, if the Interest Reserve Amounts for any Actual/360 or Actual/365 Mortgage Loan are being properly transferred to and from the Interest Reserve Account, then the calendar months of December (except in a year preceding a leap year), January and February will be treated as if they consisted of thirty (30) days each.

     The Class Y Certificates and the REMIC Residual Certificates will not have Pass-Through Rates.

     Calculation of the Principal Distribution Amount. The 'Principal Distribution Amount' for any Distribution Date represents the maximum amount of principal distributable on the Principal Balance Certificates for that Distribution Date and will, in general, equal the aggregate (without duplication) of the following:

     (a) all payments of principal (including voluntary Principal Prepayments and Accelerated Amortization Payments) received on the Mortgage Loans during the related one-month collection period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Determination Date;

     (b) the principal portion of all Scheduled P&I Payments due on the Mortgage Loans for the Due Date occurring during the related one-month collection period, that were received prior to that collection period;

     (c) all other collections (including liquidation proceeds, repurchase proceeds, condemnation proceeds and insurance proceeds) that were received on or in respect of the Mortgage Loans during the related one-month collection period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

     (d) the principal portion of all P&I Advances made for such Distribution Date.

Priority of Payments.

     General. Distributions of interest and principal are to be made to the holders of the various Classes of REMIC Regular Certificates, sequentially based on their relative seniority as depicted in the expanded seniority chart under ' -- Seniority' above. Accordingly, the Trustee will make distributions of interest and principal on the Class A-1, Class A-2 and Class X Certificates (collectively, the 'Senior Certificates') prior to making such distributions in respect of any other Class of REMIC Regular Certificates.

     Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for that date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and proportionately as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued on each such Class of Certificates through the end of the related one-month interest accrual period,

     (2) to pay principal to the holders of the Class A-1 and Class A-2 Certificates (allocable between those two Classes of holders of Offered Certificates as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Certificate Balances of those Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date, and

     (3) if applicable, to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and proportionately as between those two Classes of holders of Offered Certificates in accordance with, the aggregate of any unreimbursed reductions made to the Certificate Balance of each such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits.

     In general, all distributions of principal on the Class A-1 and Class A-2 Certificates on any Distribution Date will be distributable, first, to the holders of the Class A-1 Certificates, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, and thereafter, to the holders of the Class A-2 Certificates. However, if (a) the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates outstanding immediately prior to any Distribution Date, reduced (to not less than zero) by the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest on the Senior Certificates have been made, equals or exceeds (b) the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following such Distribution Date, then (assuming the Class A-1 Certificates still remain outstanding) all distributions of principal in respect of the Class A-1 and Class A-2 Certificates on such Distribution Date and all subsequent Distribution Dates will be made on a proportionate basis in accordance with the respective Certificate Balances of those Classes of Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1 and Class A-2 Certificates on the final Distribution Date upon a termination of the Trust (see ' -- Termination' below) will be made on the same proportionate basis, but (subject to available funds) up to an amount equal to the entire Certificate Balance of each such Class of Certificates.

     All Certificates, other than the Senior Certificates and the Class Y Certificates, collectively constitute the 'Subordinate Certificates'. The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is called the 'Subordinate Available Distribution Amount'.

     Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for that date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (2) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) if applicable, to reimburse the holders of the Class B Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (5) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an

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           amount equal to the lesser of (a) the then outstanding Certificate
           Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (6) if applicable, to reimburse the holders of the Class C Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (8) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (9) if applicable, to reimburse the holders of the Class D Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (11) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (12) if applicable, to reimburse the holders of the Class E Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (14) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (15) if applicable, to reimburse the holders of the Class F Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (17) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

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     (18)  if applicable, to reimburse the holders of the Class G Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (20) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (21) if applicable, to reimburse the holders of the Class H Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (23) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (24) if applicable to reimburse the holders of the Class J Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (26) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (27) if applicable, to reimburse the holders of the Class K Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (29) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (30) if applicable, to reimburse the holders of the Class L Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class

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
           of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits;

     (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related one-month interest accrual period;

     (32) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (33) if applicable, to reimburse the holders of the Class M Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under ' -- Allocation of Losses and Certain Other Shortfalls and Expenses' below in connection with Mortgage Pool Deficits; and

     (34) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date upon a termination of the Trust (see ' -- Termination' below), the distributions of principal to be made pursuant to clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29) and
(32) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for that date, be made to the holders of the relevant Class of Principal Balance Certificates entitled to distributions of principal pursuant to that clause in an amount equal to the entire then remaining Certificate Balance of the particular Class outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

     Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a specified percentage of the amount prepaid or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular one-month collection period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of:

     (i)  the amount of the Prepayment Premium;

     (ii) the applicable Discount Rate Fraction (as defined below) for that Class with respect to the prepaid Mortgage Loan; and

     (iii) the applicable Principal Allocation Fraction (as defined below) for that Class with respect to the related Distribution Date.

     The 'Discount Rate Fraction' for any Class of Offered Certificates (other than the Class X Certificates) with respect to any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to any excess of the Pass-Through Rate for such Class over the relevant Discount Rate (as defined below), and (b) the denominator of which is equal to any excess of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. For each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the 'Principal Allocation Fraction' is a fraction, the numerator of which is the portion of the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

     The 'Discount Rate' means the average yield for 'This Week' as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the prepaid Mortgage Loan, then the Discount Rate will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date, as applicable.

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
     The portion of any Prepayment Premium remaining after distribution of the amounts calculated as described above to the holders of the other Classes of Offered Certificates will be distributed to the holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of the other Classes of Offered Certificates have been reduced to zero, any Prepayment Premiums collected on the Mortgage Loans will be distributable entirely to the holders of the Class X Certificates.

     We make no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See 'Description of the Mortgage
Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions' and 'Risk Factors -- Risks Related to the Mortgage
Loans -- Prepayment Premiums' in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, the holders of the Class Y Certificates will be entitled to receive all amounts, if any, collected during the related one-month collection period applied as Additional Interest on the ARD Loans.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates and the amount of all fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. The related Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date as if that Mortgage Loan had remained outstanding. Operating revenues and other proceeds derived from an REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be 'applied' by the Master Servicer as principal, interest and other amounts 'due' on the related Mortgage Loan. As and to the extent described under ' -- Advances of Principal and Interest' below, the Master Servicer and the Trustee will be required to make P&I Advances on any Mortgage Loan relating to an REO Property, as if the Mortgage Loan had remained outstanding.

ALLOCATION OF LOSSES AND CERTAIN OTHER SHORTFALLS AND EXPENSES

     If Realized Losses and Additional Trust Expenses (as defined below) are incurred, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Balance of the Principal Balance Certificates, thereby resulting in a deficit (a 'Mortgage Pool Deficit') equal to the difference between such aggregate balances. In general, if a Mortgage Pool Deficit exists following the distributions made on the Certificates on any Distribution Date, then the respective Certificate Balances of the various Classes of Principal Balance Certificates will be successively reduced, in reverse order of seniority as depicted on the expanded seniority chart under ' -- Seniority' above, until that Mortgage Pool Deficit is eliminated. The first such Certificate Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding, and no such reduction would be made to the Certificate Balance of any Class of Principal Balance Certificates until the Certificate Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have all been reduced to zero, then the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced on a proportionate basis in accordance with the relative sizes of the Certificate Balances of such Classes of Certificates, until the Mortgage Pool Deficit is eliminated.

     The foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Expenses that caused any Mortgage Pool Deficit. Any such reduction in the Certificate Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     'Realized Losses' are losses on the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage

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
Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to any excess of (a) the outstanding principal balance of the Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the one-month collection period in which the liquidation occurred (exclusive, however, of any accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

     An 'Additional Trust Expense' is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the Borrower. Some examples of Additional Trust Expenses are:

        any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

        any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed advances (except to the extent paid out of Default Interest and late payment charges);

        the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust;

        certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under 'Description of the Agreements -- Certain Matters Regarding the Trustee' in the prospectus, certain reimbursements and indemnifications to the Master Servicer and us as described under 'Description of the Agreements -- Certain Matters Regarding a Master Servicer and the Depositor' in the prospectus and certain comparable reimbursements and indemnifications to the Special Servicer (the Special Servicer having the same rights to indemnity and reimbursement as described with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust as described under 'Certain Federal Income Tax
        Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes' in this prospectus supplement and 'Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates' and ' -- REMICS -- Prohibited Transactions Tax and Other Taxes' in the prospectus; and

        any amounts expended on behalf of the Trust to remedy an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see 'Description of the Agreements -- Realization Upon Defaulted Whole Loans' in the prospectus).

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse order of their seniority as depicted on the expanded seniority chart under ' -- Seniority' above, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for the related one-month interest accrual period. However, if and to the extent that the Net Aggregate Prepayment Interest Shortfall for any Distribution Date exceeds the aggregate Accrued Certificate Interest in respect of the Subordinate Certificates for the related one-month interest accrual period, such excess portion will be allocated among the respective Classes of Senior Certificates, up to, and proportionately in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for that interest accrual period.

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
ADVANCES OF PRINCIPAL AND INTEREST

     The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Workout Fees, that (a) were due or deemed due in respect of the Mortgage Loans during the related one-month collection period and (b) were not paid by or on behalf of the related Borrowers or otherwise collected as of the close of business on the last day of that collection period. However, if it is determined that an Appraisal Reduction Amount exists for any Required Appraisal Loan, then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make on that Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made on a Required Appraisal Loan as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan. See 'Servicing of the Mortgage
Loans -- Required Appraisals' in this prospectus supplement.

     If the Master Servicer fails to make a required P&I Advance and the Trustee is aware of that failure, the Trustee will be obligated to make the advance. See ' -- The Trustee' below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from Related Collections. Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that, in its reasonable and good faith judgment, would not be ultimately recoverable out of Related Collections (any P&I Advance not so recoverable, a 'Nonrecoverable P&I Advance'). If the Master Servicer or the Trustee makes any P&I Advance that it subsequently determines, in its reasonable and good faith judgment, is a Nonrecoverable P&I Advance, it may obtain reimbursement for such Nonrecoverable P&I Advance out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. See 'Description of the Certificates -- Advances in Respect of Delinquencies' and 'Description of the Agreements -- Certificate Account' in the prospectus.

     The Master Servicer and the Trustee will each be entitled to receive interest on P&I Advances it makes. Interest will accrue on the amount of each P&I Advance for so long as it is outstanding at a rate per annum equal to the 'prime rate' as published in the 'Money Rates' section of The Wall Street Journal, as such 'prime rate' may change from time to time. Interest so accrued on any P&I Advance will be payable --

        at any time until such P&I Advance either is reimbursed or becomes a Nonrecoverable P&I Advance, out of Default Interest and late payment charges collected on the related Mortgage Loan, and if such P&I Advance either has been reimbursed or becomes a Nonrecoverable P&I Advance, out of any amounts then on deposit in the Certificate Account.

     Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment for which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

     An 'Assumed P&I Payment' is an amount deemed due in respect of:

        each Mortgage Loan that is delinquent as to its Balloon Payment beyond the first Determination Date that follows its maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

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
        each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due, but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to its maturity date. The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust, will equal the Scheduled P&I Payment or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment due on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and deliver (or, if not prepared by the Trustee, to forward) on each Distribution Date to the holders of each Class of Offered Certificates, the following statements and reports (collectively, the 'Trustee Reports') substantially in the forms set forth in Annex B (although such forms may change over time) and substantially containing the information set forth below:

     (1)  A 'Distribution Date Statement' setting forth, among other things:

        the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates applied to reduce the respective Certificate Balances thereof;

        the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums;

        the Available Distribution Amount for such Distribution Date;

        the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

        the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

        the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date;

        as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans --

        (a)  delinquent one (1) month,

        (b)  delinquent two (2) months,

        (c)  delinquent three (3) or more months, and

        (d)  as to which foreclosure proceedings have been commenced;

        the most recent appraised value, property type and address of any REO Property included in the Trust as of the related Determination Date and the unpaid principal balance and Assumed P&I Payment of the related Mortgage Loan;

        the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for the related one-month interest accrual period;

        the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

        any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

        the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

        the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

        the aggregate of all Realized Losses incurred during the related one-month collection period and, aggregated by type, all Additional Trust Expenses incurred during that collection period;

        the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein on such Distribution Date in connection with a Mortgage Pool Deficit;

        the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates immediately following such Distribution Date, expressed as a percentage of the initial Certificate Balance or Notional Amount, as the case may be, of that Class;

        the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the one-month collection period for the prior Distribution Date;

        a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement during the related one-month collection period; and

        any item of information disclosed to the Trustee by the Master Servicer as described under ' -- Reports to Certificateholders; Certain Available Information -- Other Information' below since the preceding Distribution Date or, in the case of the first Distribution Date Statement, since the Issue Date.

     (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption 'Annex A: Certain Characteristics of the Mortgage Loans' (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee). The information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A. However, no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net cash flow for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof.

     (3) A 'Delinquent Loan Status Report' setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (4) An 'Historical Loan Modification Report' setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (a) during the related one-month collection period and (b) since the Cut-off Date, showing the original and the revised terms thereof.

     (5) An 'Historical Loss Estimate Report' setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
(a) the aggregate amount of liquidation proceeds received, and liquidation expenses incurred, both during the related one-month collection period and historically, and (b) the amount of Realized Losses occurring during that collection period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

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
     (6) An 'REO Status Report' setting forth, among other things, with respect to each REO Property that was included in the Trust as of the close of business on the immediately preceding Determination Date (a) the acquisition date of such REO Property, (b) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related one-month collection period and (c) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of that Determination Date (including any prepared internally by the Special Servicer).

     (7) A 'Special Servicer Loan Status Report' setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (a) the aggregate principal balance of all Specially Serviced Mortgage Loans and (b) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status and the date and reason for transfer to the Special Servicer.

     (8) A 'Comparative Financial Status Report' setting forth, among other things, the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than twelve (12) months) available immediately preceding the preparation of such report and the revenue and net cash flow for each of the following three (3) periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession):
(i) the most current available year-to-date, (ii) each of the previous two (2) full fiscal years stated separately; and (iii) the 'base year' (representing the original analysis of information used as of the Cut-off Date).

     (9) A 'Watchlist' identifying all Mortgage Loans that constitute one of the following types, as of the immediately preceding Determination Date: (i) a Mortgage Loan that has a then-current debt service coverage ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgage Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgage Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgage Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under the Pooling and Servicing Agreement that any tenant occupying 25% or more of the space in the related Mortgage Property (A) has vacated such space (without being replaced by a comparable tenant and lease) or (B) has declared bankruptcy; (v) a Mortgage Loan that is at least thirty (30) days delinquent in payment; and (vi) a Mortgage Loan that is within sixty (60) days of maturity.

     None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Operating Statement Analyses. The Pooling and Servicing Agreement requires the Master Servicer to prepare and deliver to the Trustee, among others, with respect to each Mortgaged Property and REO Property for each calendar quarter (commencing with the calendar quarter ending September 30, 1999, a report (an 'Operating Statement Analysis') that contains revenue, expense and net cash flow information with respect to the property for such period normalized using the methodology described in the report (but only to the extent, in the case of a Mortgaged Property, that the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer must deliver each Operating Statement Analysis to the Trustee within 120 days following the end of the calendar quarter covered thereby (or, if the Master Servicer has not received the requisite underlying information to prepare such Operating Statement Analysis within 90 days following the end of the calendar quarter covered thereby, it must deliver such Operating Statement Analysis to the Trustee within thirty (30) days after receiving such information). Upon request, the Trustee will obtain from the Master Servicer and make available to holders of the REMIC Regular Certificates a copy of any Operating Statement Analysis.

     Book-Entry Certificates. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Trustee Reports and Operating Statement Analyses as if you were a holder of an Offered Certificate, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued for your Certificates, the foregoing information will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, us, either Mortgage Loan Seller and the Certificate Registrar are required to recognize as holders of Certificates only those persons in whose names the Certificates are registered on the books and records of the Trustee or other registrar.

     Information Available Electronically. At our direction, the Trustee will make the Trustee Reports available each month to the holders and beneficial owners of Offered Certificates via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement. The Trustee's internet website will be located at www.chase.com or at such other address as the Trustee shall notify the parties hereto from time to time. For assistance with the Trustee's internet website, investors may call (212) 946-3246. The Master Servicer may, with our prior written consent, but is not obligated to, publish on its internet website information relating to the Mortgage Loans (other than Borrower names and Borrower principal/sponsor names), provided that any 'out-of-pocket' expense arising from the website publication will not be an Additional Trust Expense and will be the sole responsibility of the Master Servicer.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see 'Description of the Certificates -- Reports to Certificateholders' in the prospectus.

     Other Information. The Pooling and Servicing Agreement will obligate the Trustee to make available at its Corporate Trust Office (as defined below), during normal business hours, for review by any holder or beneficial owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items:

        the Pooling and Servicing Agreement and the Sub-Servicing Agreements and any amendments thereto;

        all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Issue Date;

        all officer's certificates delivered to the Trustee by the Master Servicer and/or Special Servicer since the Issue Date as described under 'Description of the Agreements -- Evidence as to Compliance' in the prospectus;

        all accountant's reports delivered to the Trustee with respect to the Master Servicer and/or Special Servicer since the Issue Date as described under 'Description of the Agreements -- Evidence as to Compliance' in the prospectus; and

        the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee.

In addition, the Pooling and Servicing Agreement will obligate the Master Servicer to make available, during normal business hours, for review by any holder or beneficial owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the

Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan. The Trustee and Master Servicer will each be entitled to reimbursement from any holder, beneficial owner or prospective transferee of an Offered Certificate or interest therein for its reasonable out of pocket expenses incurred in connection with a review of the information described above.

     The Trustee and the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the documents, statements, reports and other items of information referred to above that are maintained thereby, to holders, beneficial owners and prospective transferees of Certificates and interests therein; provided that the Trustee and Master Servicer may each require:

        in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

        in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Holders of the Offered Certificates, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

     If the Master Servicer in its reasonable and good faith determination believes that any item of information contained in the servicing file for any Mortgage Loan should be conveyed to all holders of the Certificates, the Master Servicer is required, as soon as reasonably possible following its receipt thereof, to disclose that item of information to the Trustee for inclusion by the Trustee as part of the Trustee Reports referred to above. Until the Trustee has either disclosed that item of information to all holders of the Certificates as part of the Trustee Reports or the item of information has been filed with the SEC on behalf of the Trust under the Securities Exchange Act of 1934, as amended, the Master Servicer may withhold that item of information from any holder, beneficial owner or prospective transferee of a Certificate or any interest therein. Further, the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that the information is subject to a claim of privilege under applicable law asserted by the holders of the Certificates or doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement --

        97.0% of the voting rights for the Certificates (the 'Voting Rights') will be allocated among the holders of the various Classes of Principal Balance Certificates in proportion to the respective Certificate Balances of those Classes (in each case, reduced by the Class' allocable share of any then-existing aggregate Appraisal Reduction Amount). For the purposes of the foregoing, any aggregate Appraisal Reduction Amount existing from time to time will be allocated to the respective Classes of Principal Balance Certificates in reverse order of their relative seniority. However, any such allocation will not result in an actual reduction in the Certificate Balance of any Class of Principal Balance Certificates. In addition, for purposes of this allocation, the Class A-1 and Class A-2 Certificates will be treated as a single class.

        2.0% of the Voting Rights will be allocated to the holders of the Class X Certificates.

        1/3 of 1.0% of the Voting Rights will be allocated to the holders of each Class of REMIC Residual Certificates.

     Voting Rights allocated to a Class of holders of Offered Certificates will be allocated among those holders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See 'Description of the Certificates' in the prospectus.

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
TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of:

        the final payment or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust;

        the exchange by any single holder of all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust; and

        the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust by any holder or holders (other than us or either Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or by the Master Servicer (in that order of priority).

     Written notice of termination of the Pooling and Servicing Agreement will be given to each holder of a Certificate, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of the Certificate at the location specified in such notice of termination.

     Any such purchase by the majority holder(s) of the Controlling Class or the Master Servicer of all the Mortgage Loans and REO Properties remaining in the Trust is required to be made at a price (the 'Termination Price') equal to
(a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the appraised value of all REO Properties then included in the Trust, as determined by an appraiser selected by the Master Servicer and approved by the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the outstanding Certificates, but the right of the majority holder(s) of the Controlling Class or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The Termination Price (exclusive of any portion thereof payable or reimbursable to any person other than the holders of Certificates) will constitute part of the Available Distribution Amount for the final Distribution Date.

     Any exchange by any single holder of all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than sixty (60) days prior to the anticipated date of exchange. In the event that any single holder of all of the Certificates elects to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust, such holder, no later than the business day immediately preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee and their respective agents under the Pooling and Servicing Agreement that may be withdrawn from the Certificate Account. Upon confirmation that such final deposit has been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee will release or cause to be released to such holder or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the holder of all of the Certificates, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust.

THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation, will act as Trustee of the Trust. The Pooling and Servicing Agreement provides that:

        the Trustee must at all times be a corporation, trust company, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority; and

        the Trustee must at all times have a long-term senior unsecured debt rating of not less than 'Aa3' by Moody's Investors Service, Inc. and 'AA' by Fitch IBCA, Inc. (or, in the case of either such rating agency, such lower rating as would not, as confirmed in writing by such rating agency, result in a downgrade or withdrawal of any of the ratings then assigned by such rating agency to the Certificates).

     As of the Issue Date, the corporate trust office of the Trustee responsible for administration of the Trust (the 'Corporate Trust Office') is located at 450 West 33rd Street, 14th Floor, New York, New York 10001-2697. See 'Description of the Agreements -- The Trustee', ' -- Duties of the Trustee,' ' -- Certain Matters Regarding the Trustee' and ' -- Resignation and Removal of the Trustee' in the prospectus.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to a monthly fee (the 'Trustee Fee'; and, together with the Master Servicing Fee, the 'Administrative Fees') payable out of general collections on the Mortgage Loans and any REO Properties and calculated at a specified rate per annum on the aggregate Stated Principal Balance of each Mortgage Loan outstanding from time to time.

     The Trustee or agent appointed by it will also have certain duties with respect to tax administration. See 'Federal Income Tax
Consequences -- REMICs -- Reporting and Other
Administrative Matters' in the prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which that Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on that Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on:

        the Pass-Through Rate for that Certificate;

        the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which those amounts are applied to or otherwise reduce the principal balance or notional amount of that Certificate;

        the rate, timing and severity of Realized Losses, Additional Trust Expenses, Net Aggregate Prepayment Interest Shortfalls and Appraisal Reductions and the extent to which those losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the principal balance or notional amount of, that certificate; and

        the extent to which Prepayment Premiums are collected on the Mortgage Loans and, in turn, distributed on that Certificate.

     Pass-Through Rates. The Pass-Through Rates applicable to the Class B,
Class C, Class D, Class E, Class F and Class X Certificates will be variable and will equal or, in the case of the Class X Certificates, will be calculated based in part on the Weighted Average Mortgage Pass-Through Rate from time to time. In addition, the Pass-Through Rates on the Class A-1 and Class A-2 Certificates may not exceed the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yields on those Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rates and yields to maturity of the Class B, Class C, Class D, Class E, Class F and Class X Certificates will, and the Pass-Through Rates and yields to maturity of the Class A-1 and Class A-2 Certificates may, be adversely affected if Mortgage Loans with relatively higher Mortgage Pass-Through Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Pass-Through Rates. In addition, the Pass-Through Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Principal Balance Certificates. The Pass-Through Rate for the Class X Certificates will decline as the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates represent a larger proportionate share of the Notional Amount of the Class X Certificates, and that Pass-Through Rate will be 0% per annum if the Class B, Class C, Class D, Class E, Class F and Class G Certificates are the only Classes of Principal Balance Certificates outstanding.

     See 'Description of the Offered
Certificates -- Distributions -- Calculations of Pass-Through Rates' and 'Description of the Mortgage Pool' in this prospectus supplement and ' -- Rate and Timing of Principal Payments' below.

     Rate and Timing of Principal Payments. The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of that Class of Certificates. The Principal Distribution Amount for each Distribution Date will be distributable to the holders of the respective Classes of the Principal Balance Certificates in the sequential order described under 'Description of the Offered Certificates -- Distributions -- Priority of Payments' in this prospectus supplement. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Principal Balance Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans. The rate and timing of principal payments on or in respect of the Mortgage Loans will in turn be affected by the amortization schedules thereof, the respective dates on which any Balloon Payments are due, the respective Anticipated Repayment Dates for the ARD Loans and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust).

     Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the Borrower under any ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Principal Balance Certificates. Although each ARD Loan includes incentives for the Borrower to repay the Mortgage Loan by its Anticipated Repayment Date, such as an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of that date, there can be no assurance that the Borrower will want or be able to repay the Mortgage Loan in full.

     See 'Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents' in this prospectus supplement and 'Description of the Agreements -- Realization Upon Defaulted Whole Loans' and 'Certain Legal Aspects of Mortgage Loans -- Foreclosure' in the prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which those Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are applied to or otherwise reduce the Certificate Balance or Notional Amount of those Certificates. If you purchase your Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase a Class X Certificate or if you purchase any other Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

     In general, assuming you purchased your Certificates at a discount or a premium, the earlier a payment of principal on or in respect of the Mortgage Loans is applied to reduce or otherwise reduces the principal balance or notional amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     If you are contemplating an investment in the Class X Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

     Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics on the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Even if Prepayment Premiums are available and distributable on your Certificates, they may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect --

        the amount of distributions on your Certificates,

        the yield to maturity of your Certificates,

        the rate of principal payments on your Certificates, and the weighted average life of your Certificates.

     Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in payments of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on those shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and if the additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, those losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including:

        prevailing interest rates;

        the terms of the Mortgage Loans, such as Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments;

        the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

        the general supply and demand in the relevant areas for space comparable to that available at the Mortgaged Properties;

        the quality of management of the Mortgaged Properties;

        the servicing of the Mortgage Loans;

        possible changes in tax laws; and

        other opportunities for investment.

     See 'Risk Factors -- Risks Related to the Mortgage Loans in the Trust', 'Description of the Mortgage Pool' and 'Servicing of the Mortgage Loans' in this prospectus supplement and 'Description of the Agreements' and 'Yield Considerations' in the prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance that Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium on such Mortgage Loan may not be sufficient economic disincentive to prevent the related Borrower from voluntarily prepaying the loan as part of a refinancing or a sale of the related Mortgaged Property. See 'Description of the Mortgage
Pool -- Certain Terms and Conditions of the Mortgage Loans' in this prospectus supplement.

     We make no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable as interest on your Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable to you, the shortfall will be distributable to you on subsequent Distribution Dates, to the extent of available funds. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity on your Certificates for so long as it is outstanding. See 'Description of the Offered Certificates -- Distributions -- Priority of Payments' in this prospectus supplement.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of the Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any Offered Certificate with a principal balance is determined as follows:

        multiply the amount of each principal distribution on that Certificate by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date;

        sum the results; and

        divide the sum by the aggregate amount of the reductions in the principal balance of that Certificate.

Accordingly, the weighted average life of any Offered Certificate with a principal balance will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

     The Principal Distribution Amount for each Distribution Date will be distributable entirely to the holders of the Class A-1 and Class A-2 Certificates until their Certificate Balances are reduced to zero, and will thereafter be distributable entirely to the holders of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. As a consequence, the weighted average lives of the Class A-1 and Class A-2 Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a proportionate basis among the Classes of Principal Balance Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the prospectus). As used in each of the following tables, the column headed 0% assumes that none of the Mortgage Loans is prepaid before maturity (except that each ARD Loan is paid in full on its Anticipated Repayment
Date).

     The columns headed 4%, 8%, 12%, 16% and 20%, respectively, assume that no prepayments are made on any Mortgage Loan during its Lock-out Period, Defeasance Period or yield maintenance period, in each case if any, and are otherwise made on that Mortgage Loan at the indicated CPRs (except that each ARD Loan is paid in full on its Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period, a Defeasance Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate or that Mortgage Loans that are in a Lock-out Period, a defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A 'yield maintenance period' is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of those Classes of Certificates, under the following assumptions (collectively, the 'Maturity Assumptions'):

        the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is $734,852,899;

        the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates is as set forth on page S-5 of this prospectus supplement;

        the Pass-Through Rate for each Class of Certificates is as described in this prospectus supplement;

        there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by Borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

        Scheduled P&I Payments on the Mortgage Loans are timely received on the first day of each month;

        no voluntary or involuntary prepayments are received as to any Mortgage Loan during its Lock-out Period ('LOP'), Defeasance Period or yield maintenance period ('YMP'), in each case if any, each ARD Loan is paid in full on its Anticipated Repayment Date and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments);

        no person or entity exercises its right of optional termination described in this prospectus supplement under 'Description of the Offered Certificates -- Termination';

        no Mortgage Loan is required to be repurchased by a Mortgage Loan
        Seller;

        no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected;

        there are no Additional Trust Expenses;

        distributions on the Offered Certificates are made on the 18th day of each month, commencing in September 1999; and

        the Offered Certificates are settled on August 20, 1999 (the 'Settlement Date').

     To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, any Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%     100%      100%      100%
August 18, 2000................     94%      94%      94%      94%       94%       94%
August 18, 2001................     87%      87%      87%      87%       87%       87%
August 18, 2002................     80%      80%      80%      80%       80%       80%
August 18, 2003................     72%      72%      72%      72%       72%       72%
August 18, 2004................     60%      60%      60%      59%       59%       59%
August 18, 2005................     51%      50%      50%      50%       50%       50%
August 18, 2006................     41%      40%      40%      40%       39%       39%
August 18, 2007................     29%      29%      28%      28%       27%       27%
August 18, 2008................      0%       0%       0%       0%        0%        0%
August 18, 2009................      0%       0%       0%       0%        0%        0%
August 18, 2010................      0%       0%       0%       0%        0%        0%
August 18, 2011................      0%       0%       0%       0%        0%        0%
August 18, 2012................      0%       0%       0%       0%        0%        0%
August 18, 2013................      0%       0%       0%       0%        0%        0%
August 18, 2014................      0%       0%       0%       0%        0%        0%
Weighted Average Life
  (in years)...................   5.68     5.66     5.65     5.63      5.62      5.60

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%     100%      100%      100%
August 18, 2000................    100%     100%     100%     100%      100%      100%
August 18, 2001................    100%     100%     100%     100%      100%      100%
August 18, 2002................    100%     100%     100%     100%      100%      100%
August 18, 2003................    100%     100%     100%     100%      100%      100%
August 18, 2004................    100%     100%     100%     100%      100%      100%
August 18, 2005................    100%     100%     100%     100%      100%      100%
August 18, 2006................    100%     100%     100%     100%      100%      100%
August 18, 2007................    100%     100%     100%     100%      100%      100%
August 18, 2008................     73%      72%      71%      71%       70%       69%
August 18, 2009................      0%       0%       0%       0%        0%        0%
August 18, 2010................      0%       0%       0%       0%        0%        0%
August 18, 2011................      0%       0%       0%       0%        0%        0%
August 18, 2012................      0%       0%       0%       0%        0%        0%
August 18, 2013................      0%       0%       0%       0%        0%        0%
August 18, 2014................      0%       0%       0%       0%        0%        0%
Weighted Average Life
  (in years)...................   9.11     9.11     9.11     9.10      9.10      9.09

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%     100%      100%      100%
August 18, 2000................    100%     100%     100%     100%      100%      100%
August 18, 2001................    100%     100%     100%     100%      100%      100%
August 18, 2002................    100%     100%     100%     100%      100%      100%
August 18, 2003................    100%     100%     100%     100%      100%      100%
August 18, 2004................    100%     100%     100%     100%      100%      100%
August 18, 2005................    100%     100%     100%     100%      100%      100%
August 18, 2006................    100%     100%     100%     100%      100%      100%
August 18, 2007................    100%     100%     100%     100%      100%      100%
August 18, 2008................    100%     100%     100%     100%      100%      100%
August 18, 2009................      0%       0%       0%       0%        0%        0%
August 18, 2010................      0%       0%       0%       0%        0%        0%
August 18, 2011................      0%       0%       0%       0%        0%        0%
August 18, 2012................      0%       0%       0%       0%        0%        0%
August 18, 2013................      0%       0%       0%       0%        0%        0%
August 18, 2014................      0%       0%       0%       0%        0%        0%
Weighted Average Life
  (in years)...................   9.55     9.54     9.54     9.53      9.52      9.52

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%     100%      100%      100%
August 18, 2000................    100%     100%     100%     100%      100%      100%
August 18, 2001................    100%     100%     100%     100%      100%      100%
August 18, 2002................    100%     100%     100%     100%      100%      100%
August 18, 2003................    100%     100%     100%     100%      100%      100%
August 18, 2004................    100%     100%     100%     100%      100%      100%
August 18, 2005................    100%     100%     100%     100%      100%      100%
August 18, 2006................    100%     100%     100%     100%      100%      100%
August 18, 2007................    100%     100%     100%     100%      100%      100%
August 18, 2008................    100%     100%     100%     100%      100%      100%
August 18, 2009................      0%       0%       0%       0%        0%        0%
August 18, 2010................      0%       0%       0%       0%        0%        0%
August 18, 2011................      0%       0%       0%       0%        0%        0%
August 18, 2012................      0%       0%       0%       0%        0%        0%
August 18, 2013................      0%       0%       0%       0%        0%        0%
August 18, 2014................      0%       0%       0%       0%        0%        0%
Weighted Average Life
  (in years)...................   9.69     9.69     9.69     9.68      9.68      9.68

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%     100%      100%      100%
August 18, 2000................    100%     100%     100%     100%      100%      100%
August 18, 2001................    100%     100%     100%     100%      100%      100%
August 18, 2002................    100%     100%     100%     100%      100%      100%
August 18, 2003................    100%     100%     100%     100%      100%      100%
August 18, 2004................    100%     100%     100%     100%      100%      100%
August 18, 2005................    100%     100%     100%     100%      100%      100%
August 18, 2006................    100%     100%     100%     100%      100%      100%
August 18, 2007................    100%     100%     100%     100%      100%      100%
August 18, 2008................    100%     100%     100%     100%      100%      100%
August 18, 2009................      0%       0%       0%       0%        0%        0%
August 18, 2010................      0%       0%       0%       0%        0%        0%
August 18, 2011................      0%       0%       0%       0%        0%        0%
August 18, 2012................      0%       0%       0%       0%        0%        0%
August 18, 2013................      0%       0%       0%       0%        0%        0%
August 18, 2014................      0%       0%       0%       0%        0%        0%
Weighted Average Life
  (in years)...................   9.74     9.74     9.74     9.74      9.74      9.74

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%      100%      100%      100%
August 18, 2000................    100%     100%     100%      100%      100%      100%
August 18, 2001................    100%     100%     100%      100%      100%      100%
August 18, 2002................    100%     100%     100%      100%      100%      100%
August 18, 2003................    100%     100%     100%      100%      100%      100%
August 18, 2004................    100%     100%     100%      100%      100%      100%
August 18, 2005................    100%     100%     100%      100%      100%      100%
August 18, 2006................    100%     100%     100%      100%      100%      100%
August 18, 2007................    100%     100%     100%      100%      100%      100%
August 18, 2008................    100%     100%     100%      100%      100%      100%
August 18, 2009................     70%      70%      70%       70%       70%       70%
August 18, 2010................     41%      41%      41%       41%       41%       40%
August 18, 2011................      7%       7%       7%        7%        7%        6%
August 18, 2012................      0%       0%       0%        0%        0%        0%
August 18, 2013................      0%       0%       0%        0%        0%        0%
August 18, 2014................      0%       0%       0%        0%        0%        0%
Weighted Average Life
  (in years)...................  10.79    10.78    10.77     10.77     10.77     10.76

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
DATE                             0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
----                             ------   ------   ------   -------   -------   -------
Issue Date.....................    100%     100%     100%      100%      100%      100%
August 18, 2000................    100%     100%     100%      100%      100%      100%
August 18, 2001................    100%     100%     100%      100%      100%      100%
August 18, 2002................    100%     100%     100%      100%      100%      100%
August 18, 2003................    100%     100%     100%      100%      100%      100%
August 18, 2004................    100%     100%     100%      100%      100%      100%
August 18, 2005................    100%     100%     100%      100%      100%      100%
August 18, 2006................    100%     100%     100%      100%      100%      100%
August 18, 2007................    100%     100%     100%      100%      100%      100%
August 18, 2008................    100%     100%     100%      100%      100%      100%
August 18, 2009................    100%     100%     100%      100%      100%      100%
August 18, 2010................    100%     100%     100%      100%      100%      100%
August 18, 2011................    100%     100%     100%      100%      100%      100%
August 18, 2012................     26%      26%      26%       26%       26%       26%
August 18, 2013................      0%       0%       0%        0%        0%        0%
August 18, 2014................      0%       0%       0%        0%        0%        0%
Weighted Average Life (in
  years).......................  12.80    12.80    12.80     12.79     12.79     12.79

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity on the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. If you are contemplating an investment in the Class X Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ('CBE') basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions, except that the optional right of termination described under 'Description of the Offered
Certificates -- Termination' is exercised when the aggregate Stated Principal Balance of the Mortgage Pool is equal to 1.0% of the Initial Pool Balance. In addition, it was assumed that 100% of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a 'Decl. % Premium') is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. Furthermore, it was assumed that the yield curve, for purposes of calculating the allocation of such Prepayment Premiums, is (on the Cut-off Date) and remains as follows:

     (a)  1 yr treasury -- 5.020% per annum;

     (b)  2 yr treasury -- 5.530% per annum;

     (c)  5 yr treasury -- 5.744% per annum;

     (d)  10 yr treasury -- 5.885% per annum; and

     (e)  30 yr treasury -- 6.053% per annum.

     It was also assumed that the purchase price of the Class X Certificates is specified below as a percentage of the initial Notional Amount of those Certificates, plus accrued interest.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price thereof, and by converting those monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments or other liquidations of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with their expectations. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
  OF THE CLASS X CERTIFICATES ASSUMING 100% OF RECOVERY OF DECL.% PREMIUMS AND
                                   1.0% CALL
 (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                      CPR)

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ------------------------------------------------------
PRICE                            0% CPR   4% CPR   8% CPR   12% CPR   16% CPR   20% CPR
-----                            ------   ------   ------   -------   -------   -------
0.5000%........................  14.676%  14.670%  14.663%  14.657%   14.651%   14.645%
0.5625%........................  11.454%  11.447%  11.440%  11.433%   11.426%   11.419%
0.6250%........................  8.787%   8.778%   8.771%    8.763%    8.755%    8.748%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by us to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the Certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement (and subject to certain other assumptions set forth in that opinion), REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986.

     For Federal income tax purposes --

        The assets of REMIC I will (except as described in the next sentence) include --

           (i)   the Mortgage Loans,

           (ii) any REO Properties acquired on behalf of the holders of the Certificates,

          (iii) the amounts on deposit in the Certificate Account (exclusive of any collections of Additional Interest on the ARD Loans), and

          (iv)   the amounts on deposit in the Interest Reserve Account.

    Each of certain individual Mortgage Loans may constitute the sole asset of a separate REMIC (each a 'Loan REMIC'), and the 'regular interest' in each Loan REMIC (instead of the related Mortgage Loan) will be an asset of REMIC I.

        The sole 'residual interest' in REMIC I and each Loan REMIC will remain uncertificated.

        The separate non-certificated regular interests in REMIC I will be the 'regular interests' in REMIC I and will constitute the assets of REMIC II.

        The Class R-I Certificates will represent beneficial interests in the portion of the Trust consisting of the 'residual interests' in REMIC I and each Loan REMIC and will be treated as a grantor trust ('Grantor Trust R-I').

        The separate non-certificated regular interests in REMIC II will be the 'regular interests' in REMIC II and will constitute the assets of REMIC III.

        The Class R-II Certificates will evidence the sole class of 'residual interests' in REMIC II.

        The REMIC Regular Certificates will evidence the 'regular interests' in, and will generally be treated as debt obligations of, REMIC III.

        The Class R-III Certificates will evidence the sole class of 'residual interests' in REMIC III.

        The Class Y Certificates will represent beneficial interests in the portion of the Trust consisting of any amounts applied as Additional Interest on the ARD Loans and will be treated as a grantor trust ('Grantor Trust Y').

     REMIC I, REMIC II, REMIC III and the Loan REMICs will each constitute a 'REMIC Pool.' Grantor Trust R-I and Grantor Trust Y will each constitute a 'Grantor Trust Pool.'

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     For federal income tax reporting purposes, it is anticipated that the Class A-1, Class A-2 and Class B Certificates will not, and the other Classes of Offered Certificates will, be treated as having been issued with more than a de minimis amount of original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and amortization of premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the ARD Loans will be repaid in full on their respective Anticipated Repayment Dates. There can be no assurance, however, that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See 'Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates' in the prospectus.

     The IRS has issued regulations (the 'OID Regulations') under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult your own tax advisor concerning the tax treatment of your Certificates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and the holders of the Class X Certificates will be permitted to offset such negative amount only against future original issue discount (if any) attributable to those Certificates. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in that Certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the Mortgage Loans. However, any such loss might be treated as a capital loss.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the holder's purchase price and the distributions remaining to be made on the Certificate at the time of its acquisition by the holder. If you acquire an interest in any such Class of Certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize such premium. See 'Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates' in the prospectus.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Offered Certificates entitled thereto as described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code of 1986 when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, a Prepayment Premium will be treated as income to the holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt of such Prepayment Premium. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisor concerning the treatment of Prepayment Premiums.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

     The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the 'constructive sale of an appreciated financial position'. A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

     (i) entitle the holder to a specified principal amount,

     (ii) pay interest at a fixed or variable rate, and

     (iii) are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only Class X Certificates, which do not have a principal balance, could be subject to this provision, but only if a holder of a Class X Certificate were to engage in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those Certificates are treated as 'real estate assets' within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

     Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986 and consequently the REMIC Regular Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the REMIC Regular Certificates may not be suitable for thrift institutions seeking to be treated as a 'domestic building and loan association' under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986.

     The Offered Certificates will be treated as 'qualified mortgages' for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and 'permitted assets' for a 'financial asset securitization investment trust' under Section 860L(c) of the Internal Revenue Code of 1986. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of that Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986 and 'real estate assets' under Section 856(c)(5)(B) of the Internal Revenue Code of 1986 and the interest thereon may not constitute 'interest on obligations secured by mortgages on real property' within the meaning of
Section 856(c)(3)(B) of the Internal Revenue Code of 1986. See 'Description of the Mortgage Pool' in this prospectus supplement and 'Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates' in the prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee or its agent for tax administration (either such party, the 'Tax Administrator') to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on 'net income from foreclosure property' (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on 'prohibited transactions' under Section 860F of the Internal Revenue Code of 1986 (either such tax referred to in this prospectus supplement as an 'REO Tax'). To the extent that income the Trust receives from an REO Property is subject to:

     (i) a tax on 'net income from foreclosure property', such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%); or

     (ii) a tax on 'prohibited transactions', such income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as 'service' or 'non-service' income. The 'service' portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on 'prohibited transactions', and the 'non-service' portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to 'prohibited transactions'. These considerations will be of particular relevance with respect to any health care related facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% 'prohibited transactions' tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to the holders of the Certificates.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the prospectus), Contributions Tax (also as defined in the prospectus) or tax on 'net income from foreclosure property' that may be imposed on any REMIC Pool and the respective Loan REMICS (if any) will be borne by the Tax Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if) --

        such person has sufficient assets to do so, and

        such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling and Servicing Agreement.

Any such tax not borne by the Tax Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the holders of the Certificates. See 'Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes' in the prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of

REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of thirty (30) days after the end of the quarter for which the information was requested, or two (2) weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular holder's purchase price that the Tax Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'Federal Income Tax
Consequences -- REMICs' in the prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Internal Revenue Code of 1986 (each, a 'Plan') should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute 'plan assets' for purposes of Part 4 of Title I of ERISA and
Section 4975 of the Internal Revenue Code of 1986 ('Plan Assets'). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by 'benefit plan investors' (as defined in U.S. Department of Labor Regulation Section 2510.3-101). The U.S. Department of Labor issued an individual prohibited transaction exemption (a 'PTE') to Smith Barney Inc., a predecessor in interest to Salomon Smith Barney Inc. (PTE 91-23). Subject to the satisfaction of certain conditions set forth therein, PTE 91-23 (the 'Exemption') generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Internal Revenue Code of 1986, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the 'Exemption Favored Parties') --

     (a)  Salomon Smith Barney Inc.,

     (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Salomon Smith Barney Inc., and

     (c) any member of the underwriting syndicate or selling group of which a person described in (a), or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

        first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

        third, at the time of its acquisition by the Plan, such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's Investors Service, Inc., Fitch IBCA, Inc., Duff & Phelps Credit Rating Co. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.;

        fourth, the Trustee cannot be an affiliate of any other member of the 'Restricted Group', which (in addition to the Trustee) consists of the Exemption Favored Parties, us, the Master Servicer, the Special Servicer, any sub-servicers, the mortgage loan sellers, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

        fifth, the sum of all payments made to and retained by the Exemption Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by us pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than Aaa by Moody's Investors Service, Inc. and AAA by Fitch IBCA, Inc. In addition, the initial Trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, the Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemption also requires that the Trust meet the following requirements:

        the Trust must consist solely of assets of the type that have been included in other investment pools;

        certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Moody's Investors Service, Inc., Fitch IBCA, Inc., Duff & Phelps Credit Rating Co. or Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies for at least one year prior to the Plan's acquisition of a Senior Certificate; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate.

We have confirmed to our satisfaction that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with --

        the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between us or an Exemption Favored Party and a Plan when we, an Exemption Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, a Mortgage Loan Seller, or a Borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a 'Party in Interest') with respect to the investing Plan;

        the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

        the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an 'Excluded Plan' is a Plan sponsored by any member of the Restricted Group.

     In addition, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c)(1)(E) of the Internal Revenue Code of 1986, in connection with --

     (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is:

          (a) a Borrower with respect to 5% or less of the fair market value of the Mortgage Pool, or

          (b)  an affiliate of such a person;

     (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

     (3)  the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1) (A) through (D) of the Internal Revenue Code of 1986, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

        the Senior Certificates constitute 'certificates' for purposes of the Exemption; and

        the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See 'ERISA Considerations' in the prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The characteristics of the Class B, Class C, Class D, Class E and Class F Certificates do not meet the requirements of the Exemption. Accordingly, the Certificates of those Classes may not be acquired by or on behalf of a Plan or with Plan assets, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of PTCE 95-60 (discussed below).

     Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D, Class E and Class F Certificates) that do not meet the requirements of the Exemption solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's Investors Service, Inc., Fitch IBCA, Inc., Duff & Phelps Credit Rating Co. or Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C,
Class D, Class E and Class F Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986 ('Similar Law'). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an offered certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation or warranty by us or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties. Neither we nor the underwriters make any representation or warranty as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you or are subject to investment, capital or other restrictions. See 'Legal Investment' in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of the date of this prospectus supplement, between us and the underwriters (the 'Underwriting Agreement'), the underwriters will purchase their respective allocations (as specified below) of the Offered Certificates from us upon issuance. Proceeds to us from the sale of the Offered Certificates, before deducting expenses payable by us, will be an amount equal to approximately 98.8% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date.

UNDERWRITER                  CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D    CLASS E    CLASS F
-----------                  ---------   ---------   -------   -------   -------   -------    -------    -------
Salomon Smith Barney Inc...      90%         90%       100%      100%      100%      100%       100%       100%
Banc of America Securities
  LLC......................      10%         10%         0%        0%        0%        0%         0%         0%
                                ---         ---        ---       ---       ---       ---        ---        ---
    Total..................     100%        100%       100%      100%      100%      100%       100%       100%

     Distribution of the Offered Certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts. Depending on the facts and circumstances of such purchases, purchasers of the Offered Certificates, including dealers, may be deemed to be 'underwriters' within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Accordingly, any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     Each underwriter has advised us that it presently intends to make a market in the Offered Certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop. See 'Risk Factors -- Risks Related to the Certificates -- Limited Liquidity' in this prospectus supplement and 'Risk Factors' in the prospectus.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or the underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the particular Mortgage Loan Seller's Mortgage Loans.

     The underwriters may engage in transactions that maintain or otherwise affect the price of the Offered Certificates, including short-covering transactions in such Offered Certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the Offered Certificates to be higher than the price that would exist in the open market absent such activities, and these activities may be discontinued at any time.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by Sidley & Austin, New York, New York, and for the underwriters by Andrews & Kurth, L.L.P., Washington, D.C.

                                    RATINGS

     It is a condition to their issuance that the Classes of Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. and/or Fitch IBCA, Inc.:

CLASS                           MOODY'S          FITCH
-----                           -------          -----
Class A-1....................     Aaa             AAA
Class A-2....................     Aaa             AAA
Class X......................     Aaa             AAA
Class B......................     Aa2             AA
Class C......................     A2               A
Class D......................     A3              A -
Class E......................    Baa2             BBB
Class F......................    Baa3            BBB -

     The ratings of the Offered Certificates address the likelihood of timely payment of interest and, except in the case of the Class X Certificates, the ultimate payment of all principal to which they are entitled on or before the Distribution Date in May 2032 (the 'Rated Final Distribution Date'). The Rated Final Distribution Date represents the first Distribution Date following the third anniversary of the end of the amortization term for that Mortgage Loan which, as of the Cut-off Date, has the longest remaining amortization term. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and interest, required on the Offered Certificates. The ratings do not, however, address:

        the tax attributes of the Offered Certificates or of the Trust;

        the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans;

        the degree to which such prepayments might differ from those originally anticipated;

        the likelihood that the Pass-Through Rates on the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E and Class F Certificates may change due to changes in the weighted average of the Mortgage Pass-Through Rates on the Mortgage Loans; or

        whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans or the corresponding effect on yield to investors.

     Also, a security rating does not represent any assessment of the yield to maturity that you may experience or, if you are purchasing Class X Certificates, the possibility that you might not fully recover your investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.

     In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. The amounts payable on the Class X Certificates do not include principal. Thus, if the Mortgage Pool were to prepay in the initial month, the holders of the Class X Certificates would receive only a single month's interest. Although such holders may have suffered a nearly complete loss of their investment, such result is consistent with the ratings received on the Class X Certificates because all amounts 'due' to such holders would have been paid. The Notional Amount upon which interest is calculated on the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Principal Balance Certificates, whether as a result of principal payments or in connection with Mortgage Pool Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of any reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a rating agency will not be qualified, downgraded or withdrawn by such rating agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that we have not asked ro rate such Class, may be lower than the ratings assigned thereto by Moody's Investors Service, Inc. and/or Fitch IBCA, Inc.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See 'Risk Factors' in the prospectus.

                        [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information on the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective Borrowers. Such information and operating statements were generally unaudited and have not been independently verified by us or the underwriters or by any of our or their respective affiliates or any other person.

     For purposes of this prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

     1. 'Allocated Cut-off Date Balance' means, with respect to any Mortgaged Property, the Cut-off Date Balance of the corresponding Mortgage Loan multiplied by the ratio of the Appraised Value of the particular Mortgaged Property divided by the sum of the Appraised Values of all Mortgaged Properties securing the same corresponding Mortgage Loan.

     2. 'NRSF' means the square footage of the net rentable area of a Mortgaged Property.

     3. 'Units', 'Pads' and 'Rooms', respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as 'Units'); (ii) in the case of a Mortgaged Property operated as a health care facility, the number of beds with respect to skilled nursing facilities or rooms with respect to assisted living facilities (both referred to in the schedules as 'Units'); (iii) in the case of a Mortgaged Property operated as a mobile home park, the number of pads (referred to in the schedule as 'Pads'); and (iii) in the case of a Mortgaged Property operated as a hotel or motel, the number of rooms (referred to in the schedule as 'Rooms').

     4. 'Year Built' means, with respect to any Mortgaged Property, the year during which construction of the Mortgaged Property was completed.

     5. 'Year Renovated' means, with respect to any Mortgaged Property, the year during which the most recent renovation of the Mortgaged Property was completed.

     6. 'Occupancy %' or 'Occupancy Percentage' means, for any Mortgaged Property, the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, at such property that was physically occupied as of a specified date, as derived from the most recent rent roll provided by the Borrower.

     7. 'Administrative Fee Rate' means, for any Mortgage Loan, the sum of the Master Servicing Fee Rate (excluding the per annum rate at which the monthly sub-servicing fee is payable to any related Sub-Servicer (the 'Sub-Servicing Fee Rate')) plus the per annum rate applicable to the calculation of the Trustee Fee.

     8. 'Sub-Servicing Fee Rate' means, for any Mortgage Loan, the per annum rate at which the monthly sub-servicing fee is payable to any Sub-Servicer.

     9. 'Balloon' means a Mortgage Loan that has a Loan Balance at Maturity/ARD that is less than the original principal balance but substantially greater than zero.

     10. 'Fully Amortizing' means a Mortgage Loan that has a Loan Balance at Maturity/ARD equal to, or approximately equal to, zero.

     11. A loan type of 'ARD' means a Mortgage Loan that has an Anticipated Repayment Date.

     12. 'Annual Debt Service' means, for any Mortgage Loan, twelve times the amount of the monthly Scheduled P&I Payment due under such Mortgage Loan as of the Cut-off Date.

     13. 'Scheduled Maturity Date/ARD' or 'Maturity/ARD' means, for any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, for any ARD Loan, its Anticipated Repayment Date.

     14. 'Loan Balance at Maturity/ARD' means, for any Mortgage Loan, the balance that would be due at maturity or, in the case of an ARD Loan, at the related Anticipated Repayment Date, pursuant to the payment schedule for such Mortgage Loan, after taking into account the principal amount expected to be received from the final Scheduled P&I Payment (exclusive of any Balloon Payment) and assuming no prepayments, defaults or extensions.

     15. The 'Prepayment Provisions' for each Mortgage Loan are described as follows:

          'LO(y)' means the original duration of the Lock-out Period is y payments; 'Defeasance(y)' means the original duration of the Defeasance Period is y payments; 'Grtrx%UPBorYM(y)' means, for an original period of y payments, the relevant Prepayment Premium will equal the greater of the applicable yield maintenance charge (calculated as described in either clause 16 or 17 below) and x% of the principal amount prepaid; 'YM(y)' means, for an original period of y payments, the relevant Prepayment Premium will equal the yield maintenance charge (calculated as described in either clause 31 or 32 below); 'Free(y)' means the Mortgage Loan is freely prepayable for a period of y payments; and 'x%(y)' means, for an original period of y payments, the relevant Prepayment Premium will equal 'x%' of the principal amount prepaid.

     16. Prepayment Premiums for Mortgage Loans with yield maintenance of type 'Present Value' are generally equal to (1) the product obtained by multiplying
(a) the ratio of (i) the amount of principal being prepaid to (ii) the principal balance outstanding assuming no prepayments have been made, times (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or Anticipated Repayment Date (including any Balloon Payment) determined by discounting such payments at the Monthly Discount Rate, less (2) the amount of principal being prepaid. The term 'Monthly Discount Rate' means the rate which, when compounded monthly, is equivalent to the 'Discount Rate' as defined in this prospectus supplement.

     17. Prepayment Premiums for Mortgage Loans with yield maintenance of type 'Interest Differential' are generally equal to the product obtained by multiplying (a) the amount of principal being prepaid, times (b) the difference obtained by subtracting the Discount Rate from the Mortgage Rate, times (c) the present value factor calculated using the following formula:

     (1 -- (1 + r) 'pp' - n)
     -----------------------
                 r

where:
r = Discount Rate,
n = the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date or Anticipated Repayment Date, as applicable.

     18. 'Treasury Flat' means the average yield for 'This Week' as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan as of any particular date. If there is no such rate for instruments having a maturity coterminous with the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the subject Mortgage Loan, then Treasury Flat will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date, as applicable.

     19. 'Related Mortgage Loans' means any two or more Mortgage Loans for which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     20. 'Appraisal Value' or 'Appraised Value' means, for any Mortgaged Property, the appraiser's estimate of value of the leased fee estate (or, where applicable, the leasehold estate) as stated in the appraisal with a valuation date as specified on the schedule.

     21.  'Cut-off Date LTV Ratio' means, for any Mortgage Loan, the ratio of
(a) the Cut-off Date Balance of such Mortgage Loan, to (b) the Appraised Value of the related Mortgaged Property or Properties. However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Cut-off Date LTV Ratio means the ratio of (a) the aggregate Cut-off Date Balance for all of the Mortgage Loans in such Cross-Collateralized Group, to
(b) the aggregate Appraised Value for all of the Mortgaged Properties related to such Cross-Collateralized Group.

     22. 'Maturity Date/ARD LTV Ratio' means, for any Balloon Loan or ARD Loan, the related Anticipated Loan Balance at Scheduled Maturity Date/ARD, divided by the Appraised Value of the related Mortgaged Property or Properties. However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Maturity Date/ARD LTV Ratio means the ratio of
(a) the aggregate Anticipated Loan Balance at Scheduled Maturity/ARD for all of the Mortgage Loans in such Cross-Collateralized Group, to (b) the aggregate Appraised Value for all of the Mortgaged Properties related to such Cross-Collateralized Group.

     23. 'Underwritten Revenues' or 'U/W Revenues' generally equals (subject to the assumptions and adjustments specified below):

        in the case of the multifamily Mortgaged Properties, the amount of gross rents expected to be received during a twelve-month period, as estimated by annualizing a current rent roll provided by the Borrower in connection with the origination of the Mortgage Loan or, more recently, under its periodic operating statements reporting requirements;

        in the case of the commercial Mortgaged Properties (other than health care related and hospitality Mortgaged Properties), the amount of gross rents expected to be received during a twelve-month period, as estimated by annualizing a current roll provided by the Borrower in connection with the origination of the Mortgage Loan or, more recently, under its periodic operating statements reporting requirements, plus (for certain commercial Mortgaged Properties) percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, plus (in the case of certain commercial Mortgaged Properties with modified gross or net leases) the amount of expense reimbursements expected to be received over a twelve-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods; and

        in the case of health care and hospitality Mortgaged Properties, annual revenues consistent with historical operating trends and market and competitive conditions.

However, such Underwritten Revenues were generally modified to take into account
(x) the market occupancy rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related Borrower, (y) lender's minimum vacancy underwriting criteria for the applicable property type, and (z) applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents. In addition, in the case of certain Mortgaged Properties, such Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect later in the year. In addition, in the case of certain Mortgaged Properties that are subject to an operating lease with a single operator, Underwritten Revenues were based on rental payments received by the related Borrower under the operating lease and not revenues received by the operator.

     24. 'Underwritten Expenses' or 'U/W Expenses' generally consistent with the historical annual expenses reflected in the operating statements and other information furnished by each Borrower, except that such expenses were often modified as follows:

        if there was no management fee or a below market management fee, it was assumed that a management fee is payable with respect to the Mortgaged Property in an amount that is the greater of the market rate or lender's minimum management fee underwriting criteria for the applicable property type; and such expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions.

     Underwritten Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions (except as described above). In the case of hospitality Mortgaged Properties, Underwritten Expenses included such departmental expenses as guest rooms, food and beverage, telephone bills, and rental and other expenses, and various undistributed operating expenses such as general and administrative expenses, costs of marketing and franchise fees. In addition, in the case of certain Mortgaged Properties that are subject to an operating lease with a single operator, Underwritten Expenses were based on expenses incurred by the related Borrower under the operating lease and not operating expenses by the operator.

     The historical expenses with respect to any Mortgaged Property were generally obtained --

        from operating statements relating to the latest reported operating period,

        by analyzing and annualizing the amount of expenses for previous operating periods, including any partial periods for which operating statements were available (with certain adjustments for items deemed inappropriate for annualization), and/or by reviewing the amounts of expenses for periods prior to the latest full calendar year where such information was available or, in the case of a limited number of newly constructed properties, the Borrower's projected operating budget.

     25. 'Underwritten NOI' or 'U/W NOI' means, for any Mortgaged Property, an estimate, made at or about the time of origination of the related Mortgage Loan (or, in some cases, more recently based upon current financial information), of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances of any such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had such reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future operating income.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each Mortgaged Property are derived from information furnished by the respective Borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles (GAAP) would not be the same as the Underwritten NOI for such Mortgaged Property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     26. 'Underwritten NOI Debt Service Coverage Ratio', 'Underwritten NOI DSCR' or 'U/W NOI DSCR' means, for any Mortgage Loan, the ratio of (a) the Underwritten NOI for the related Mortgaged Property or Properties, to (b) the Annual Debt Service for such Mortgage Loan. However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Underwritten NOI DSCR means the ratio of (a) the aggregate Underwritten NOI for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

     27. 'Underwritten Net Cash Flow', 'Underwritten NCF' or 'U/W NCF' means, for any Mortgaged Property, the Underwritten NOI for such Mortgaged Property reduced by the following items (if and to the extent that such items have not already been netted out in calculating Underwritten NOI): underwritten reserves, furniture, fixtures and equipment, capital expenditures, tenant improvements and leasing commissions. Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     28. 'Underwritten NCF Debt Service Coverage Ratio', 'Underwritten NCF DSCR' or 'U/W NCF DSCR' means, with respect to any Mortgage Loan, the ratio of
(a) the Underwritten NCF for the related Mortgaged Property or Properties, to
(b) the Annual Debt Service for such Mortgage Loan. However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Underwritten NCF DSCR means the ratio of (a) the aggregate Underwritten NCF for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

     29. 'Revenues' are the gross revenues received with respect to a Mortgaged Property for the specified time period, as reflected in the operating statements and other information furnished by the related Borrower. Such revenues generally include: (a) for the multifamily Mortgaged Properties, gross rental and other revenues; (b) for the retail, office and industrial Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care related Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hospitality Mortgaged Properties, guest room, food and beverage, telephone and other revenues. In addition, in the case of certain Mortgaged Properties are subject to an operating lease with a single operator, Revenues were based on rental payments received by the related Borrower under the operating lease and not revenues received by the operator.

     30. 'Expenses' are the operating expenses incurred for a Mortgaged Property for the specified operating period, as reflected in the operating statements and other information furnished by the related Borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office and/or industrial Mortgaged Properties, Expenses may have included leasing commissions and tenant improvements. In the case of hospitality Mortgaged Properties, Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as costs of marketing and franchise fees. In the case of health care Mortgaged Properties, Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping, activities/social service expenses, equipment rental expenses and other expenses. In addition, in the case of certain Mortgaged Properties that are operated as nursing homes or hotels and are subject to an operating lease with a single operator, Revenues were calculated as described above based on rental payments received by the related Borrower under the operating lease and not revenues received by the operator.

     31. 'Net Operating Income' or 'NOI' means, for any Mortgaged Property, the net property income derived therefrom (equal to Revenues less Expenses) for the applicable time period that was available for debt service, as established by information provided by the related Borrower, except that in certain cases such net property income has been adjusted by removing certain non-recurring expenses and revenues or by certain other normalizations. NOI does not necessarily reflect accrual of certain costs such as reserves, capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a Borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by each Borrower or to reflect changes in net property income that may have occurred since the date of the information provided by each Borrower for the related Mortgaged Property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     32. 'NOI Debt Service Coverage Ratio' or 'NOI DSCR' means, for any Mortgage Loan, the ratio of (a) the annualized NOI for the related Mortgaged Property or Properties for the specified operating period, to (b) the Annual Debt Service for such Mortgage Loan. However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group, for which there is no provision allowing for the potential release of the cross-collateralization, then NOI DSCR means the ratio of (a) the aggregate NOI for the specified 12-month time period for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

                                                  ANNEX A
                              CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                                      Allocated Cut-
Control  Loan                                                                                           Cut-off Date     off Date
Number  Number          Mortgage Seller                           Property Name                            Balance        Balance

  1     6600927    Salomon Brothers Realty Corp.  Town Center                                           21,841,789.43  21,841,789.43
  2     6203029    Salomon Brothers Realty Corp.  Olympic Tower Fee                                     17,352,427.60  17,352,427.60
  3     LC3857    Llama Capital Mortgage Company  Settlers Green Outlet                                 14,424,218.74  14,424,218.74
  4     6601414    Salomon Brothers Realty Corp.  Coconut Marketplace                                   14,373,503.97  14,373,503.97
------------------------------------------------------------------------------------------------------------------------------------
  5     LC3057    Llama Capital Mortgage Company  New Boston Ballardvale Limited Partnership Portfolio  13,425,889.46
  6     LC3057A                                   204 Spring Hill Road                                                  1,744,607.10
  7     LC3057B                                   126 Monroe Turnpike                                                   2,427,279.45
  8     LC3057C                                   30 Trefoil Drive                                                      3,716,771.66
  9     LC3057D                                   55 Corporate Drive                                                    2,351,426.97
  10    LC3057E                                   35 Corporate Drive                                                    3,185,804.28
------------------------------------------------------------------------------------------------------------------------------------
  11       315     Salomon Brothers Realty Corp.  The Vinings Apartments                                13,181,122.36  13,181,122.36
  12    6603061    Salomon Brothers Realty Corp.  Boulders on the River                                 12,873,829.19  12,873,829.19
  13       261     Salomon Brothers Realty Corp.  Rainbow Springs Shopping Center                       10,692,481.25  10,692,481.25
  14    LC3377    Llama Capital Mortgage Company  Super Stop and Shop Plaza                             10,506,735.25  10,506,735.25
  15       327     Salomon Brothers Realty Corp.  Walnut Creek I & II Apartments                         9,976,813.08   9,976,813.08
------------------------------------------------------------------------------------------------------------------------------------
  16       316     Salomon Brothers Realty Corp.  Central Plaza/Wells Avenue, LLC Portfolio              9,705,379.55
  17       316A                                   Central Plaza One and Two                                             8,041,600.20
  18       316B                                   Newton Center                                                         1,663,779.35
------------------------------------------------------------------------------------------------------------------------------------
  19    6601035    Salomon Brothers Realty Corp.  625 Polk Street                                        9,169,521.18   9,169,521.18
  20    6600426    Salomon Brothers Realty Corp.  500 Third Street                                       8,827,858.78   8,827,858.78
  21    LC3339    Llama Capital Mortgage Company  Village Grove Apartments                               8,516,861.55   8,516,861.55
  22       110     Salomon Brothers Realty Corp.  Tempe Square Shopping Center                           8,482,230.41   8,482,230.41
  23    LC2806    Llama Capital Mortgage Company  The 495 Technology Center                              8,027,191.23   8,027,191.23
  24    6601476    Salomon Brothers Realty Corp.  Americana Warner Center Apts.                          7,771,955.50   7,771,955.50
  25    6601475    Salomon Brothers Realty Corp.  Hampton Inn (Ocala FL)                                 7,513,133.80   7,513,133.80
  26       112     Salomon Brothers Realty Corp.  DEA and U.S. Customs Office Building-Riverside         7,189,887.45   7,189,887.45
  27    6600649    Salomon Brothers Realty Corp.  115 Fourth Avenue                                      7,187,511.16   7,187,511.16
  28       325     Salomon Brothers Realty Corp.  Hunter's Ridge Apartments                              7,183,305.39   7,183,305.39
  29       329     Salomon Brothers Realty Corp.  Towne Oaks Apartments                                  7,182,319.15   7,182,319.15
  30    6600028    Salomon Brothers Realty Corp.  Best Western-Altamonte Springs                         7,007,359.55   7,007,359.55
  31    6601896    Salomon Brothers Realty Corp.  Arlington Estates Mobile Village                       6,979,928.66   6,979,928.66
  32    LC2080    Llama Capital Mortgage Company  Raymour and Flanigan Plaza                             6,944,975.11   6,944,975.11
  33    6200970    Salomon Brothers Realty Corp.  Centrepointe Apartments                                6,639,492.41   6,639,492.41
  34    LC3538    Llama Capital Mortgage Company  San Gabriel Parkway Business Center                    6,630,626.09   6,630,626.09
  35    6601011    Salomon Brothers Realty Corp.  Huntington Plaza                                       6,546,332.72   6,546,332.72
  36    LC3907    Llama Capital Mortgage Company  Brandywine Industrial Center                           6,478,920.53   6,478,920.53
  37       113     Salomon Brothers Realty Corp.  DEA and U.S. Customs Office Building-Otay Mesa         6,380,152.60   6,380,152.60
  38    LC3297    Llama Capital Mortgage Company  347-351 Congress Street                                6,352,452.87   6,352,452.87
  39    LL1046    Llama Capital Mortgage Company  St Andrews at the Barringtons Apts                     6,148,378.09   6,148,378.09
  40       288     Salomon Brothers Realty Corp.  605 & Firestone Shopping Center                        5,942,859.37   5,942,859.37
  41       335     Salomon Brothers Realty Corp.  Country View Apartments                                5,884,960.29   5,884,960.29
  42    6601357    Salomon Brothers Realty Corp.  Mt. Baker Care Center                                  5,725,592.94   5,725,592.94
  43    LC3040    Llama Capital Mortgage Company  Somerset Apartments                                    5,456,255.55   5,456,255.55
  44       326     Salomon Brothers Realty Corp.  Mill Creek Apartments                                  5,387,479.07   5,387,479.07
  45    LC2729    Llama Capital Mortgage Company  Packwell Distribution Center                           5,368,890.72   5,368,890.72
  46    LC3124    Llama Capital Mortgage Company  335 Washington Street                                  5,232,993.06   5,232,993.06
  47       119     Salomon Brothers Realty Corp.  Lincoln View Plaza Shopping Center                     5,170,454.01   5,170,454.01
  48    6601585    Salomon Brothers Realty Corp.  Fox Hill Apartments-Dallas                             5,150,163.83   5,150,163.83
  49    6600099    Salomon Brothers Realty Corp.  Heritage Pointe Apartments                             5,057,467.81   5,057,467.81
  50       328     Salomon Brothers Realty Corp.  Woodbridge Crossing Apartments                         4,988,406.53   4,988,406.53
------------------------------------------------------------------------------------------------------------------------------------
  51    LC3965    Llama Capital Mortgage Company  Pocono LLC Portfolio                                   4,987,003.23
  52    LC3965A                                   Meadowbrook Mobile Home Park                                          1,304,293.15
  53    LC3965B                                   Pocono Park                                                           3,682,710.08
------------------------------------------------------------------------------------------------------------------------------------
  54    6600307    Salomon Brothers Realty Corp.  Toledo Great Southern Shopping Center                  4,928,006.60   4,928,006.60
  55       121     Salomon Brothers Realty Corp.  Hampton Inn - St. Augustine Beach                      4,859,774.60   4,859,774.60
  56       123     Salomon Brothers Realty Corp.  D.I.Y. Home Warehouse Shopping Center                  4,765,378.78   4,765,378.78
  57       333     Salomon Brothers Realty Corp.  Ashford Point Apartments                               4,748,032.66   4,748,032.66
  58    LC3362    Llama Capital Mortgage Company  Randolph Village Apartments                            4,661,825.11   4,661,825.11
  59    LC2728    Llama Capital Mortgage Company  Capital Plaza Office Complex                           4,545,598.32   4,545,598.32
  60    6601448    Salomon Brothers Realty Corp.  Cobblestone West Apartments                            4,518,486.44   4,518,486.44
  61    LL1042    Llama Capital Mortgage Company  Clark Holder Clinic                                    4,408,443.71   4,408,443.71
  62    6601473    Salomon Brothers Realty Corp.  Village Green Apartments                               4,359,002.77   4,359,002.77
  64    LC3032    Llama Capital Mortgage Company  Eagle Ridge Apartments                                 4,287,411.37   4,287,411.37
  65       128     Salomon Brothers Realty Corp.  Plainfield Shoppes                                     4,246,731.55   4,246,731.55
  66    6601543    Salomon Brothers Realty Corp.  The Lakes at Gig Harbor                                4,089,427.64   4,089,427.64
------------------------------------------------------------------------------------------------------------------------------------
  67    LL1007    Llama Capital Mortgage Company  South National Centers LLC Portfolio                   4,052,491.00
  68    LL1007A                                   Bradford Centre                                                       1,887,461.56
  69    LL1007B                                   Montclaire Centre                                                     2,165,029.44
------------------------------------------------------------------------------------------------------------------------------------
  70    6601847    Salomon Brothers Realty Corp.  Timbers-Memphis                                        3,978,775.44   3,978,775.44

                                                                                                           Property
                                                                     Zip                          Property Size Unit Year    Year
         Property Address                     City           State   Code        Property Type       Size    Type   Built Renovated
29 South Main Street                      West Hartford        CT   06107   Office                 184,880   NRSF   1990
641-653 Fifth Ave. & 10 East 52nd Street  New York             NY   10022   Leased Fee              41,661   NRSF   NAP
Route 16                                  North Conway         NH   03860   Factory Outlet Center  138,739   NRSF   1996
484 Kuhio Highway                         Kapaa, Kauai         HI   96746   Retail                  64,609   NRSF   1979
-----------------------------------------------------------------------------------------------------------------------------------

204 Spring Hill Road                      Trumbull             CT   06611   Industrial              40,675   NRSF   1990
126 Monroe Turnpike                       Trumbull             CT   06611   Office                  42,650   NRSF   1987
30 Trefoil Drive                          Trumbull             CT   06611   Industrial              45,615   NRSF   1989
55 Corporate Drive                        Trumbull             CT   06611   Office                  45,342   NRSF   1990
35 Corporate Drive                        Trumbull             CT   06611   Office                  55,502   NRSF   1987
-----------------------------------------------------------------------------------------------------------------------------------
735 Dulles Avenue                         Stafford             TX   77477   Multi-family               240  Units   1996
655 Goodpasture Island Rd                 Eugene               OR   97401   Multi-family               248  Units   1991
3615-3685 South Rainbow Boulevard         Las Vegas            NV   89103   Anchored Retail        193,698   NRSF   1997
206 East Washington Street                North Attleboro      MA   02760   Anchored Retail         71,297   NRSF   1995
5450 Rowley Road                          San Antonio          TX   78240   Multi-family               340  Units   1984    1997
-----------------------------------------------------------------------------------------------------------------------------------

675 Massachussetts Avenue                 Cambridge            MA   01239   Office                 166,053   NRSF   1967
181 Wells Avenue                          Newton               MA   02159   Office                  30,432   NRSF   1994
-----------------------------------------------------------------------------------------------------------------------------------
625 Polk Street                           San Francisco        CA   94108   Office                  78,116   NRSF   1912    1985
510-540 Third Street                      San Francisco        CA   94017   Industrial             148,671   NRSF   1923    1999
3505-3675 Grove Avenue                    Lemon Grove          CA   91945   Multi-family               161  Units   1989
6426 South McClintock Drive               Tempe                AZ   85283   Anchored Retail        104,418   NRSF   1976    1995
155 Northborough Road                     Southborough         MA   01772   Industrial             160,381   NRSF   1998
6701 De Soto Avenue                       Canoga Park          CA   91303   Multi-family               233  Units   1976    1995
3434 Southwest College Road               Ocala                FL   34474   Hotel                      152  Rooms   1988    1998
4470 Olivewood Avenue                     Riverside            CA   92501   Office                  34,354   NRSF   1997
115 - 119 Fourth Avenue                   Needham              MA   02192   Office                  78,579   NRSF   1970    1995
11700-11710 Fuqua Street                  Houston              TX   77034   Multi-family               256  Units   1981    1997
6550 Lexington Drive                      Beaumont             TX   77706   Multi-family               185  Units   1968    1998
150 Douglas Avenue                        Altamonte Springs    FL   32714   Hotel                      144  Rooms   1972    1994
3785 Evanston Avenue                      Muskegon             MI   49442   Mobile Home Park           659   Pads   1998
3440 Erie Boulevard East                  Dewitt               NY   13214   Anchored Retail         86,598   NRSF   1960    1998
1401 E. Santo Antonio Drive               Colton               CA   92324   Multi-family               360  Units   1984
3619-3735 San Gabriel River Parkway       Pico Rivera          CA   90660   Industrial             158,490   NRSF   1978
263-289 Huntington Avenue                 Boston               MA   02115   Mixed Use               82,656   NRSF   1929    1987
1669 and 1675 Brandywine Avenue           Chula Vista          CA   91911   Industrial             158,182   NRSF   1990
841 Neils Bohr Ct.                        Otay Mesa            CA   97175   Office                  32,234   NRSF   1997
347 - 351 Congress Street                 Boston               MA   02210   Office                  80,809   NRSF   1887    1997
825 Gaines School Rd                      Athens               GA   30605   Multi-family               137  Units   1997
10917-10961 Firestone Boulevard           Norwalk              CA   90650   Retail                  50,765   NRSF   1991
7015 Dorr Street                          Toledo               OH   43615   Multi-family               140  Units   1997
2901 - 2905 Connelly Avenue               Bellingham           WA   98264   Health Care                104  Units   1997
3185 Contra Loma Boulevard                Antioch              CA   94509   Multi-family               156  Units   1991
5249 U.S. Highway 277 South               Abilene              TX   79605   Multi-family               176  Units   1983    1998
400 Portwall Street                       Houston              TX   77013   Industrial             251,000   NRSF   1998
335 Washington Street                     Woburn               MA   01801   Anchored Retail         52,789   NRSF   1960    1982
3113-3155 East Lincoln Drive              Phoenix              AZ   85016   Anchored Retail         51,057   NRSF   1980
8783 Ferndale Road                        Dallas               TX   75238   Multi-family               178  Units   1969    1995
811 Issaqueena Trail                      Clemson              SC   29630   Multi-family               176  Units   1990
202 Woodbridge Boulevard                  Temple               TX   76504   Multi-family               176  Units   1983    1998
-----------------------------------------------------------------------------------------------------------------------------------

Route 405                                 Muncy                PA   17756   Mobile Home Park            83   Pads   1968
740 Jumper Road                           Wilkes Barre         PA   18702   Mobile Home Park           258   Pads   1968
-----------------------------------------------------------------------------------------------------------------------------------
3322-3426 Glendale Avenue and
1339-1415 Byrne Rd.                       Toledo               OH   43619   Anchored Retail        283,045   NRSF   1962
430 State Highway A1A                     St. Augustine Beach  FL   32084   Hotel                      100  Rooms   1997
4601 Northfield Road                      North Randall        OH   44128   Anchored Retail        123,375   NRSF   1991
3950 Ashburnham Drive                     Houston              TX   77082   Multi-family               224  Units   1983
531 Randolph Rd                           Silver Spring        MD   20904   Multi-family               130  Units   1997
1000-1150 E. William Street               Carson City          NV   89701   Office                  92,966   NRSF   1978
4355 Cascade Road                         Atlanta              GA   30331   Multi-family               160  Units   1989
303 Smith Street                          LaGrange             GA   30240   Office                  56,402   NRSF   1960    1980
2700 Ernest St.                           Lake Charles         LA   70601   Multi-family               198  Units   1974
2611 Pine Trace Drive                     Toledo               OH   43537   Multi-family                88  Units   1993
2611-2649 East Main Street                Plainfield           IN   46902   Retail                  60,750   NRSF   1995
4420 146th Street N.W.                    Gig Harbor           WA   98332   Mobile Home Park           140   Pads   1990
-----------------------------------------------------------------------------------------------------------------------------------

3512-3550 South National Ave              Springfield          MO   65804   Retail                  27,828   NRSF   1988
3010-3050 South National Ave.             Springfield          MO   65804   Retail                  37,193   NRSF   1985
-----------------------------------------------------------------------------------------------------------------------------------
4544 New Allen Road                       Memphis              TN   38128   Multi-family               200  Units   1974

                                                 Admin-     Sub-        Net
  Occupancy   Occupancy    Original  Mortgage  istrative   Servicing  Mortgage  Rate
 Percentage   as of Date   Balance     Rate     Fee Rate   Fee Rate    Rate     Type
     97%       12/31/98   22,000,000  7.250%     0.043%     0.040%     7.167%   Fixed
    100%       09/09/98   17,500,000  6.550%     0.043%     0.040%     6.467%   Fixed
     86%       03/31/99   14,500,000  7.190%     0.043%     0.040%     7.107%   Fixed
     94%       03/12/99   14,550,000  6.880%     0.043%     0.040%     6.797%   Fixed
----------------------------------------------------------------------------------------
                          13,550,000  7.070%     0.043%     0.040%     6.987%   Fixed
    100%       04/01/99
     91%       04/01/99
    100%       04/01/99
     97%       04/01/99
     83%       04/01/99
----------------------------------------------------------------------------------------
     88%       02/17/99   13,250,000  7.686%     0.043%     0.040%     7.603%   Fixed
     89%       04/22/99   12,900,000  7.100%     0.043%     0.075%     6.982%   Fixed
    100%       02/28/99   11,187,000  7.125%     0.043%     0.040%     7.042%   Fixed
    100%       09/01/98   10,600,000  6.840%     0.043%     0.040%     6.757%   Fixed
     94%       02/01/99   10,000,000  7.910%     0.043%     0.040%     7.827%   Fixed
----------------------------------------------------------------------------------------
                           9,800,000  6.900%     0.043%     0.040%     6.817%   Fixed
     99%       04/22/99
    100%       04/01/99
----------------------------------------------------------------------------------------
    100%       12/31/98    9,250,000  7.220%     0.043%     0.090%     7.087%   Fixed
    100%       12/10/98    9,200,000  7.230%     0.043%     0.125%     7.062%   Fixed
     95%       03/31/99    8,600,000  6.790%     0.043%     0.040%     6.707%   Fixed
     97%       12/31/98    8,600,000  7.200%     0.043%     0.040%     7.117%   Fixed
    100%       04/30/99    8,100,000  7.080%     0.043%     0.040%     6.997%   Fixed
     97%       11/24/98    7,850,000  6.280%     0.043%     0.125%     6.112%   Fixed
     75%       12/31/98    7,612,500  7.060%     0.043%     0.080%     6.937%   Fixed
    100%       01/05/99    7,725,000  7.810%     0.043%     0.040%     7.727%   Fixed
    100%       06/30/98    7,250,000  7.260%     0.043%     0.040%     7.177%   Fixed
     92%       01/31/99    7,200,000  7.910%     0.043%     0.040%     7.827%   Fixed
     93%       03/05/99    7,200,000  7.690%     0.043%     0.040%     7.607%   Fixed
     77%       12/31/98    7,200,000  7.510%     0.043%     0.125%     7.342%   Fixed
     95%       06/14/99    7,000,000  7.760%     0.043%     0.090%     7.627%   Fixed
    100%       06/09/99    7,000,000  8.050%     0.043%     0.040%     7.967%   Fixed
     98%       03/20/99    6,700,000  7.060%     0.043%     0.040%     6.977%   Fixed
     86%       06/01/99    6,650,000  7.760%     0.043%     0.040%     7.677%   Fixed
     99%       03/01/99    6,600,000  7.190%     0.043%     0.075%     7.072%   Fixed
    100%       03/25/99    6,500,000  7.360%     0.043%     0.040%     7.277%   Fixed
    100%       01/05/99    6,855,000  7.810%     0.043%     0.040%     7.727%   Fixed
    100%       05/21/99    6,400,000  7.110%     0.043%     0.040%     7.027%   Fixed
     97%       03/01/99    6,300,000  7.500%     0.043%     0.040%     7.417%   Fixed
     95%       12/31/98    6,000,000  7.500%     0.043%     0.040%     7.417%   Fixed
     97%       12/31/98    5,940,000  6.980%     0.043%     0.040%     6.897%   Fixed
    100%       08/06/98    5,800,000  7.160%     0.043%     0.125%     6.992%   Fixed
     96%       03/29/99    5,510,000  7.210%     0.043%     0.040%     7.127%   Fixed
     96%       02/01/99    5,400,000  7.910%     0.043%     0.040%     7.827%   Fixed
    100%       10/01/98    5,400,000  7.250%     0.043%     0.040%     7.167%   Fixed
    100%       03/03/99    5,300,000  6.640%     0.043%     0.040%     6.557%   Fixed
    100%       03/31/99    5,250,000  7.407%     0.043%     0.040%     7.324%   Fixed
     97%       01/27/99    5,200,000  6.800%     0.043%     0.125%     6.632%   Fixed
     99%       04/16/99    5,100,000  6.600%     0.043%     0.040%     6.517%   Fixed
     91%       03/05/99    5,000,000  7.910%     0.043%     0.040%     7.827%   Fixed
----------------------------------------------------------------------------------------
                           5,000,000  8.230%     0.043%     0.040%     8.147%   Fixed
    100%       03/09/99
    100%       03/09/99
----------------------------------------------------------------------------------------
     73%       09/30/98    5,000,000  6.960%     0.043%     0.080%     6.837%   Fixed
     78%       12/31/98    5,000,000  8.170%     0.043%     0.040%     8.087%   Fixed
    100%       12/31/98    4,875,000  7.625%     0.043%     0.040%     7.542%   Fixed
     99%       01/31/99    4,800,000  7.100%     0.043%     0.040%     7.017%   Fixed
     98%       03/31/99    4,700,000  7.510%     0.043%     0.040%     7.427%   Fixed
     95%       05/27/99    4,630,000  7.370%     0.043%     0.040%     7.287%   Fixed
     99%       01/05/99    4,560,000  6.200%     0.043%     0.125%     6.032%   Fixed
    100%       08/14/98    4,500,000  7.230%     0.043%     0.040%     7.147%   Fixed
     94%       12/01/98    4,400,000  6.580%     0.043%     0.040%     6.497%   Fixed
     98%       05/14/99    4,336,000  7.070%     0.043%     0.040%     6.987%   Fixed
    100%       12/15/98    4,350,000  7.200%     0.043%     0.040%     7.117%   Fixed
    100%       12/31/98    4,125,000  6.930%     0.043%     0.125%     6.762%   Fixed
----------------------------------------------------------------------------------------
                           4,100,000  7.520%     0.043%     0.040%     7.437%   Fixed
     93%       06/08/99
     90%       06/08/99
----------------------------------------------------------------------------------------
     96%       12/28/98    4,008,000  6.790%     0.043%     0.080%     6.667%   Fixed

 Interest                                      First
  Accrual                                     Payment
  Method         Loan Type       Note Date      Date
Actual / 360       Balloon        09/25/98    11/01/98
Actual / 360       Balloon        09/10/98    11/01/98
Actual / 360         ARD          12/31/98    02/01/99
Actual / 360       Balloon        09/11/98    11/01/98
------------------------------------------------------
  30 / 360           ARD          08/21/98    10/01/98





------------------------------------------------------
Actual / 360       Balloon        11/30/98    01/04/99
Actual / 360       Balloon        04/29/99    06/01/99
Actual / 360   Fully Amortizing   05/20/98    07/01/98
Actual / 360         ARD          08/13/98    10/01/98
Actual / 360       Balloon        03/08/99    05/01/99
------------------------------------------------------
Actual / 360       Balloon        11/05/98    01/01/99


------------------------------------------------------
Actual / 360       Balloon        07/24/98    09/01/98
Actual / 360   Fully Amortizing   06/02/98    08/01/98
  30 / 360           ARD          08/10/98    10/01/98
Actual / 360       Balloon        01/06/98    03/01/98
Actual / 360       Balloon        07/14/98    09/01/98
Actual / 360       Balloon        08/28/98    10/01/98
Actual / 360       Balloon        08/31/98    10/01/98
  30 / 360     Fully Amortizing   09/22/97    11/01/97
Actual / 360       Balloon        07/16/98    09/01/98
Actual / 360       Balloon        03/08/99    05/01/99
Actual / 360       Balloon        04/01/99    05/01/99
Actual / 360       Balloon        04/09/98    06/01/98
Actual / 360       Balloon        04/09/99    06/01/99
Actual / 360         ARD          11/30/98    01/01/99
Actual / 360       Balloon        07/02/98    09/01/98
Actual / 360         ARD          02/26/99    04/01/99
Actual / 360       Balloon        08/25/98    10/01/98
Actual / 360         ARD          02/08/99    04/01/99
  30 / 360     Fully Amortizing   09/22/97    11/01/97
Actual / 360         ARD          09/17/98    11/01/98
Actual / 360   Fully Amortizing   11/20/98    01/01/99
Actual / 360       Balloon        05/08/98    07/01/98
Actual / 360       Balloon        08/31/98    10/01/98
Actual / 360       Balloon        08/11/98    10/01/98
  30 / 360           ARD          07/23/98    09/01/98
Actual / 360       Balloon        03/08/99    05/01/99
Actual / 360         ARD          11/04/98    01/01/99
Actual / 360         ARD          09/08/98    11/01/98
Actual / 360       Balloon        12/12/97    02/01/98
Actual / 360       Balloon        07/27/98    09/01/98
Actual / 360       Balloon        09/10/98    11/01/98
Actual / 360       Balloon        03/08/99    05/01/99
------------------------------------------------------
Actual / 360         ARD          04/19/99    06/01/99


------------------------------------------------------
Actual / 360       Balloon        07/16/98    09/01/98
  30 / 360         Balloon        11/07/97    01/01/98
  30 / 360         Balloon        12/18/97    02/01/98
  30 / 360         Balloon        06/12/98    08/01/98
Actual / 360       Balloon        07/31/98    09/01/98
  30 / 360           ARD          04/10/98    06/01/98
Actual / 360       Balloon        09/02/98    11/01/98
Actual / 360       Balloon        08/28/98    10/01/98
Actual / 360       Balloon        08/28/98    10/01/98
Actual / 360         ARD          04/29/98    06/01/98
Actual / 360       Balloon        02/27/98    04/01/98
Actual / 360       Balloon        08/28/98    10/01/98
------------------------------------------------------
  30 / 360         Balloon        04/29/98    06/01/98


------------------------------------------------------
Actual / 360       Balloon        10/05/98    12/01/98

                                                 Original         Original
                                                 Term to           Amort-
  Anticipated     Scheduled                      Maturity /       ization
   Repayment      Maturity           Scheduled     ARD              Term          Seasoning
     Date           Date            P&I Payment  (Months)         (Months)        (Months)
      NAP         10/01/08          150,078.78     120               360             10
      NAP         10/01/08          111,187.97     120               360             10
    01/01/09      01/01/29           98,326.15     120               360              7
      NAP         10/01/08          101,725.24     120               300             10
----------------------------------------------------------------------------------------------
    09/01/08      09/01/28           90,786.39     120               360             11





----------------------------------------------------------------------------------------------
      NAP         12/01/08           94,339.30     120               360              8
      NAP         05/01/09           86,692.12     120               360              3
      NAP         06/01/13          101,335.33     180               180             14
    09/01/08      09/01/28           69,386.74     120               360             11
      NAP         04/01/09           72,750.02     120               360              4
----------------------------------------------------------------------------------------------
      NAP         12/01/08           68,640.45     120               300              8


----------------------------------------------------------------------------------------------
      NAP         08/01/13           62,913.19     180               360             12
      NAP         07/01/13           83,879.70     180               180             13
    09/01/08      09/01/28           56,008.29     120               360             11
      NAP         02/01/13           58,375.79     180               360             18
                  08/01/08           54,325.40     120               360             12
      NAP         09/01/08           48,487.07     120               360             11
      NAP         09/01/08           54,095.29     120               300             11
      NAP         10/01/12           72,979.30     180               180             22
      NAP         08/01/08           49,506.96     120               360             12
      NAP         04/01/09           52,380.02     120               360              4
      NAP         04/01/09           51,283.48     120               360              4
      NAP         05/01/08           58,046.74     120               240             15
      NAP         05/01/09           52,918.98     120               300              3
    12/01/08      12/01/23           54,259.20     120               300              8
      NAP         08/01/13           44,845.88     180               360             12
    03/01/04      03/01/29           47,687.38      60               360              5
      NAP         09/01/08           44,755.35     120               360             11
    03/01/09      03/01/29           44,827.45     120               360              5
      NAP         10/01/12           64,760.27     180               180             22
    10/01/08      10/01/28           43,053.21     120               360             10
                  12/01/13           58,401.78     180               180              8
      NAP         06/01/13           41,952.87     180               360             14
      NAP         09/01/08           39,826.40     120               360             11
      NAP         09/01/08           41,587.08     120               300             11
    08/01/08      08/01/28           37,438.54     120               360             12
      NAP         04/01/09           39,285.01     120               360              4
    12/01/08      12/01/28           36,837.52     120               360              8
    10/01/08      09/01/23           36,251.01     120               300             10
      NAP         01/01/08           36,756.36     120               347             19
      NAP         08/01/08           33,900.11     120               360             12
      NAP         10/01/08           32,571.60     120               360             10
      NAP         04/01/09           36,375.01     120               360              4
----------------------------------------------------------------------------------------------
    05/01/09      05/01/24           39,355.71     120               300              3


----------------------------------------------------------------------------------------------
      NAP         08/01/08           35,211.48     120               300             12
      NAP         12/01/07           40,610.22     120               269             20
      NAP         01/01/08           36,423.12     120               300             19
      NAP         07/01/08           32,257.53     120               360             13
                  08/01/16           32,895.27     216               360             12
    05/01/08      05/01/23           33,824.74     120               300             15
      NAP         10/01/08           27,928.59     120               360             10
                  09/01/08           35,512.41     120               240             11
      NAP         09/01/08           28,042.89     120               360             11
    05/01/08      05/01/28           29,051.65     120               360             15
      NAP         03/01/13           32,295.91     180               276             17
      NAP         09/01/08           27,250.08     120               360             11
----------------------------------------------------------------------------------------------
                  05/01/08           28,723.98     120               360             15


----------------------------------------------------------------------------------------------
      NAP         11/01/13           26,102.47     180               360              9

  Remaining  Remaining
   Term to    Amort-                            % of Total
  Maturity / ization                              Cut-off           Allocated Cut-
      ARD      Term             Cut-off Date       Date               off Date
   (Months)  (Months)             Balance         Balance              Balance
      110      350              21,841,789.43      2.97%            21,841,789.43
      110      350              17,352,427.60      2.36%            17,352,427.60
      113      353              14,424,218.74      1.96%            14,424,218.74
      110      290              14,373,503.97      1.96%            14,373,503.97
----------------------------------------------------------------------------------
      109      349              13,425,889.46      1.83%
                                                                     1,744,607.10
                                                                     2,427,279.45
                                                                     3,716,771.66
                                                                     2,351,426.97
                                                                     3,185,804.28
----------------------------------------------------------------------------------
      112      352              13,181,122.36      1.79%            13,181,122.36
      117      357              12,873,829.19      1.75%            12,873,829.19
      166      166              10,692,481.25      1.46%            10,692,481.25
      109      349              10,506,735.25      1.43%            10,506,735.25
      116      356               9,976,813.08      1.36%             9,976,813.08
----------------------------------------------------------------------------------
      112      292               9,705,379.55      1.32%
                                                                     8,041,600.20
                                                                     1,663,779.35
----------------------------------------------------------------------------------
      168      348               9,169,521.18      1.25%             9,169,521.18
      167      167               8,827,858.78      1.20%             8,827,858.78
      109      349               8,516,861.55      1.16%             8,516,861.55
      162      342               8,482,230.41      1.15%             8,482,230.41
      108      348               8,027,191.23      1.09%             8,027,191.23
      109      349               7,771,955.50      1.06%             7,771,955.50
      109      289               7,513,133.80      1.02%             7,513,133.80
      158      158               7,189,887.45      0.98%             7,189,887.45
      108      348               7,187,511.16      0.98%             7,187,511.16
      116      356               7,183,305.39      0.98%             7,183,305.39
      116      356               7,182,319.15      0.98%             7,182,319.15
      105      225               7,007,359.55      0.95%             7,007,359.55
      117      297               6,979,928.66      0.95%             6,979,928.66
      112      292               6,944,975.11      0.95%             6,944,975.11
      168      348               6,639,492.41      0.90%             6,639,492.41
       55      355               6,630,626.09      0.90%             6,630,626.09
      109      349               6,546,332.72      0.89%             6,546,332.72
      115      355               6,478,920.53      0.88%             6,478,920.53
      158      158               6,380,152.60      0.87%             6,380,152.60
      110      350               6,352,452.87      0.86%             6,352,452.87
      172      172               6,148,378.09      0.84%             6,148,378.09
      166      346               5,942,859.37      0.81%             5,942,859.37
      109      349               5,884,960.29      0.80%             5,884,960.29
      109      289               5,725,592.94      0.78%             5,725,592.94
      108      348               5,456,255.55      0.74%             5,456,255.55
      116      356               5,387,479.07      0.73%             5,387,479.07
      112      352               5,368,890.72      0.73%             5,368,890.72
      110      290               5,232,993.06      0.71%             5,232,993.06
      101      328               5,170,454.01      0.70%             5,170,454.01
      108      348               5,150,163.83      0.70%             5,150,163.83
      110      350               5,057,467.81      0.69%             5,057,467.81
      116      356               4,988,406.53      0.68%             4,988,406.53
----------------------------------------------------------------------------------
      117      297               4,987,003.23      0.68%
                                                                     1,304,293.15
                                                                     3,682,710.08
----------------------------------------------------------------------------------
      108      288               4,928,006.60      0.67%             4,928,006.60
      100      249               4,859,774.60      0.66%             4,859,774.60
      101      281               4,765,378.78      0.65%             4,765,378.78
      107      347               4,748,032.66      0.65%             4,748,032.66
      204      348               4,661,825.11      0.63%             4,661,825.11
      105      285               4,545,598.32      0.62%             4,545,598.32
      110      350               4,518,486.44      0.61%             4,518,486.44
      109      229               4,408,443.71      0.60%             4,408,443.71
      109      349               4,359,002.77      0.59%             4,359,002.77
      105      345               4,287,411.37      0.58%             4,287,411.37
      163      259               4,246,731.55      0.58%             4,246,731.55
      109      349               4,089,427.64      0.56%             4,089,427.64
----------------------------------------------------------------------------------
      105      345               4,052,491.00      0.55%
                                                                     1,887,461.56
                                                                     2,165,029.44
----------------------------------------------------------------------------------
      171      351               3,978,775.44      0.54%             3,978,775.44

  Allocated
Cut-off Date    Loan Balance                                                             Lockout
 Balance per    at Maturity /                                                          Period End
     Unit            ARD                  Prepayment Provisions                            Date
      118       19,315,186.41    LO(36)/Defeasance(80)/FREE(4)                           10/31/01
      417       15,078,649.38    LO(35)/Defeasance(81)/FREE(4)                           09/30/01
      104       12,708,327.74    LO(60)/YM(53)/Free(7)                                   01/01/04
      222       11,596,808.07    LO(35)/Defeasance(81)/FREE(4)                           09/30/01
-----------------------------------------------------------------------------------------------------
                11,646,653.74    LO(60)/YM(53)/Free(7)                                   09/01/03
    42.89
    56.91
    81.48
    51.86
    57.40
-----------------------------------------------------------------------------------------------------
   54,921       11,761,340.95    LO(35)/Grtr1%UPBorYM(82)/Free(3)                        11/30/01
   51,911       11,284,807.13    LO(27)/Defeasance(90)/FREE(3)                          08/31/2001
    55.20          213,623.61    LO(84)/Grtr1%UPBorYM(93)/Free(3)                        06/30/05
      147        9,205,208.85    LO(35)/Defeasance(78)/Free(7)                          08/31/2001
   29,344        8,927,302.97    LO(36)/Grtr1%UPBorYMorDef(81)/Free(3)  *                04/01/02
-----------------------------------------------------------------------------------------------------
                 7,815,549.80    LO(48)/Grtr1%UPBorYM(69)/Free(3)                        12/01/02
    48.43
    54.67
-----------------------------------------------------------------------------------------------------
      117        7,148,905.78    LO(35)/Defeasance(138)/FREE(7)                          07/31/01
    59.38          182,984.83    LO(35)/Defeasance(141)/FREE(4)                          06/30/01
   52,900        7,343,000.42    LO(35)/Defeasance(78)/Free(7)                          08/31/2001
    81.23        6,634,341.03    LO(84)/Grtr1%UPBorYM(90)/Free(6)                        02/01/05
    50.05        7,080,278.02    LO(60)/YM(53)/Free(7)                                   08/01/03
   33,356        6,711,895.48    LO(35)/Defeasance(81)/FREE(4)                          08/31/2001
   49,429        6,100,841.93    LO(35)/Defeasance(82)/FREE(3)                          08/31/2001
      209                   -    LO(72)/Grtr1%UPBorYM(103)/Free(5)                       10/01/03
    91.47        6,367,088.53    LO(35)/YM(78)/FREE(7)                                  07/31/2001
   28,060        6,427,657.03    LO(36)/Grtr1%UPBorYMorDef(81)/Free(3)  *                04/01/02
   38,823        6,393,201.47    LO(36)/Grtr1%UPBorYMorDef(81)/Free(3)  *                04/01/02
   48,662        4,994,018.67    LO(47)/YM(36)/3%UPB(12)/2%UPB(12)/                      04/30/02
   10,592        5,732,859.57    LO(47)/YM(69)/FREE(4)                                   04/30/03
    80.20        5,778,817.60    LO(32)/Defeasance(81)/Free(7)                          08/31/2001
   18,443        5,140,790.63    LO(95)/YM(79)/FREE(6)                                   07/31/06
    41.84        6,354,834.85    LO(29)/Defeasance(24)/Free(7)                          08/31/2001
    79.20        5,784,863.02    LO(35)/Defeasance(81)/FREE(4)                          08/31/2001
    40.96        5,724,841.71    LO(29)/Defeasance(84)/Free(7)                          08/31/2001
      198                   -    LO(48)/Grtr1%UPBorYM(127)/Free(5)                       10/01/01
    78.61        5,598,525.66    LO(24)/YM(89)/Free(7)                                   10/01/00
   44,879          131,060.61    LO(83)/Defeasance(93)/Free(4)                           11/30/05
      117        4,695,432.33    LO(84)/Grtr1%UPBorYM(93)/Free(3)                        06/01/05
   42,035        5,110,416.08    LO(47)/Grtr1%UPBorYM(70)/Free(3)                        08/31/02
   55,054        4,662,644.07    LO(35)/Defeasance(81)/FREE(4)                          08/31/2001
   34,976        4,751,359.69    LO(60)/YM(53)/Free(7)                                   08/01/03
   30,611        4,820,743.74    LO(36)/Grtr1%UPBorYMorDef(81)/Free(3)  *                04/01/02
    21.39        4,740,840.98    LO(32)/Defeasance(81)/Free(7)                          08/31/2001
    99.13        4,192,152.39    LO(34)/Defeasance(79)/Free(7)                          08/31/2001
      101        4,557,739.78    LO(48)/Grtr1%UPBorYM(66)/Free(6)                        01/01/02
   28,934        4,511,502.76    LO(36)/Defeasance(80)/FREE(4)                          08/31/2001
   28,736        4,400,449.10    LO(35)/Defeasance(81)/FREE(4)                           09/30/01
   28,343        4,463,651.37    LO(36)/Grtr1%UPBorYMorDef(81)/Free(3)  *                04/01/02
-----------------------------------------------------------------------------------------------------
                 4,150,974.25    LO(27)/Defeasance(86)/Free(7)                          08/31/2001
   15,714
   14,274
-----------------------------------------------------------------------------------------------------
    17.41        3,995,321.39    LO(47)/YM(66)/FREE(7)                                   07/31/02
   48,598        3,786,845.41    LO(48)/Grtr1%UPBorYM(66)/Free(6)                        12/01/01
    38.63        3,899,150.85    LO(48)/Grtr1%UPBorYM(69)/Free(3)                        01/01/02
   21,197        4,128,633.08    LO(47)/Grtr1%UPBorYM(69)/Free(4)                        06/12/02
   35,860        3,295,392.97    LO(36)/Defeasance(173)/Free(7)                         08/31/2001
    48.90        3,678,040.22    LO(60)/YM(53)/Free(7)                                   05/01/03
   28,241        3,890,289.23    LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
    78.16        3,088,537.81    LO(47)/Defeasance(69)/Free(4)                           08/31/02
   22,015        3,793,980.87    LO(35)/Defeasance(81)/FREE(4)                           08/31/01
   48,721        3,789,801.51    LO(60)/YM(53)/Free(7)                                   05/01/03
    69.91        2,459,357.95    LO(84)/Grtr1%UPBorYM(93)/Free(3)                        03/31/05
   29,210        3,590,873.21    LO(35)/Defeasance(81)/FREE(4)                          08/31/2001
-----------------------------------------------------------------------------------------------------
                 3,560,160.59    LO(60)/Grtr1%UPBorYM(53)/Free(7)                        05/01/03
    67.83
    58.21
-----------------------------------------------------------------------------------------------------
   19,894        3,036,428.14    LO(35)/Defeasance(141)/FREE(4)                          10/31/01

       Yield             Yield              Yield
    Maintenance       Maintenance        Maintenance            Yield
   Period Start        Period End       Discount Term       Maintenance
       Date               Date            End Date              Type
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     1/2/2004          6/30/2008        Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
----------------------------------------------------------------------------
     9/2/2003          2/28/2008        Present Value       Treasury Flat





----------------------------------------------------------------------------
     12/01/01          09/30/08         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     07/01/05          03/31/13         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     04/02/02          01/31/09         Present Value       Treasury Flat
----------------------------------------------------------------------------
     12/02/02          09/30/08         Present Value       Treasury Flat


----------------------------------------------------------------------------
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     02/02/05          08/01/12         Present Value       Treasury Flat
     8/2/2003          1/31/2008        Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     10/02/03          05/31/12         Present Value       Treasury Flat
     08/01/01          01/31/08      Interest Differential  Treasury Flat
     04/02/02          01/31/09         Present Value       Treasury Flat
     04/02/02          01/31/09         Present Value       Treasury Flat
     05/01/02          04/30/05      Interest Differential  Treasury Flat
     05/01/03          01/31/09      Interest Differential  Treasury Flat
        NAP               NAP                NAP                 NAP
     08/01/06          02/28/13      Interest Differential  Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     10/02/01          05/31/12         Present Value       Treasury Flat
     10/2/2000         3/31/2008        Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     06/02/05          03/31/13         Present Value       Treasury Flat
     09/01/02          06/30/08         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     8/2/2003          1/31/2008        Present Value       Treasury Flat
     04/02/02          01/31/09         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     01/02/02          07/01/07         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     04/02/02          01/31/09         Present Value       Treasury Flat
----------------------------------------------------------------------------
        NAP               NAP                NAP                 NAP


----------------------------------------------------------------------------
     08/01/02          01/31/08      Interest Differential  Treasury Flat
     12/02/01          06/01/07         Present Value       Treasury Flat
     01/02/02          10/31/07         Present Value       Treasury Flat
     06/13/02          03/31/08      Interest Differential  Treasury Flat
        NAP               NAP                NAP                 NAP
     5/2/2003         10/31/2007        Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     5/2/2003         10/31/2007        Present Value       Treasury Flat
     04/01/05          12/31/12         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
----------------------------------------------------------------------------
     5/2/2003         10/31/2007        Present Value       Treasury Flat


----------------------------------------------------------------------------
        NAP               NAP                NAP                 NAP


* For all strats and calculations, these loans were considered to have a prepayment provision of yield maintenance and not defeasance.

                                                                                Cross           Related
Control   Loan                                                              Collateralized      Mortgage
Number   Number                   Property Name                             Mortgage Loans        Loans
  1     6600927    Town Center
  2     6203029    Olympic Tower Fee
  3     LC3857     Settlers Green Outlet
  4     6601414    Coconut Marketplace
--------------------------------------------------------------------------------------------------------------
  5     LC3057     New Boston Ballardvale Limited Partnership Portfolio
  6     LC3057A    204 Spring Hill Road
  7     LC3057B    126 Monroe Turnpike
  8     LC3057C    30 Trefoil Drive
  9     LC3057D    55 Corporate Drive
  10    LC3057E    35 Corporate Drive
--------------------------------------------------------------------------------------------------------------
  11       315     The Vinings Apartments                                                         Yes (8)
  12    6603061    Boulders on the River
  13       261     Rainbow Springs Shopping Center
  14    LC3377     Super Stop and Shop Plaza
  15       327     Walnut Creek I & II Apartments                                                 Yes (8)
--------------------------------------------------------------------------------------------------------------
  16       316     Central Plaza/Wells Avenue, LLC Portfolio
  17       316A    Central Plaza One and Two
  18       316B    Newton Center
--------------------------------------------------------------------------------------------------------------
  19    6601035    625 Polk Street                                                               Yes (12)
  20    6600426    500 Third Street                                                              Yes (10)
  21    LC3339     Village Grove Apartments
  22       110     Tempe Square Shopping Center
  23    LC2806     The 495 Technology Center                                                     Yes (17)
  24    6601476    Americana Warner Center Apts.
  25    6601475    Hampton Inn (Ocala FL)
  26       112     DEA and U.S. Customs Office Building-Riverside                                 Yes (1)
  27    6600649    115 Fourth Avenue                                                             Yes (11)
  28       325     Hunter's Ridge Apartments                                                      Yes (8)
  29       329     Towne Oaks Apartments                                                          Yes (8)
  30    6600028    Best Western-Altamonte Springs
  31    6601896    Arlington Estates Mobile Village
  32    LC2080     Raymour and Flanigan Plaza
  33    6200970    Centrepointe Apartments
  34    LC3538     San Gabriel Parkway Business Center
  35    6601011    Huntington Plaza
  36    LC3907     Brandywine Industrial Center
  37       113     DEA and U.S. Customs Office Building-Otay Mesa                                 Yes (1)
  38    LC3297     347-351 Congress Street
  39    LL1046     St Andrews at the Barringtons Apts
  40       288     605 & Firestone Shopping Center
  41       335     Country View Apartments
  42    6601357    Mt. Baker Care Center
  43    LC3040     Somerset Apartments
  44       326     Mill Creek Apartments                                                          Yes (8)
  45    LC2729     Packwell Distribution Center
  46    LC3124     335 Washington Street
  47       119     Lincoln View Plaza Shopping Center
  48    6601585    Fox Hill Apartments-Dallas
  49    6600099    Heritage Pointe Apartments
  50       328     Woodbridge Crossing Apartments                                                 Yes (8)
--------------------------------------------------------------------------------------------------------------
  51    LC3965     Pocono LLC Portfolio                                                           Yes (9)
  52    LC3965A    Meadowbrook Mobile Home Park
  53    LC3965B    Pocono Park
--------------------------------------------------------------------------------------------------------------
  54    6600307    Toledo Great Southern Shopping Center                                         Yes (26)
  55       121     Hampton Inn - St. Augustine Beach
  56       123     D.I.Y. Home Warehouse Shopping Center
  57       333     Ashford Point Apartments                                                      Yes (27)
  58    LC3362     Randolph Village Apartments
  59    LC2728     Capital Plaza Office Complex
  60    6601448    Cobblestone West Apartments
  61    LL1042     Clark Holder Clinic
  62    6601473    Village Green Apartments
  64    LC3032     Eagle Ridge Apartments                                                        Yes (19)
  65       128     Plainfield Shoppes
  66    6601543    The Lakes at Gig Harbor
--------------------------------------------------------------------------------------------------------------
  67    LL1007     South National Centers LLC Portfolio
  68    LL1007A    Bradford Centre
  69    LL1007B    Montclaire Centre
--------------------------------------------------------------------------------------------------------------
  70    6601847    Timbers-Memphis                                                               Yes (15)

                                                 Cut-off
    Ownership       Appraised       Appraisal    Date LTV
     Interest          Value           Date       Ratio
    Fee Simple      29,000,000       07/27/98     75.32%
       Both         35,000,000       06/15/98     49.58%
    Fee Simple      22,600,000       02/08/99     63.82%
     Leasehold      20,706,000       07/06/98     69.42%
---------------------------------------------------------
                                                  75.85%
    Fee Simple       2,300,000       05/14/98
    Fee Simple       3,200,000       05/14/98
    Fee Simple       4,900,000       05/14/98
    Fee Simple       3,100,000       05/14/98
    Fee Simple       4,200,000       05/14/98
---------------------------------------------------------
    Fee Simple      18,000,000       11/07/98     73.23%
    Fee Simple      17,830,000       12/04/98     72.20%
    Fee Simple      22,600,000       03/20/98     47.31%
    Fee Simple      13,320,000       07/06/98     78.88%
    Fee Simple      12,500,000       02/24/99     79.81%
---------------------------------------------------------
                                                  55.46%
    Fee Simple      14,500,000       08/26/98
    Fee Simple       3,000,000       08/26/98
---------------------------------------------------------
    Fee Simple      12,350,000       06/01/98     74.25%
    Fee Simple      19,000,000       04/12/98     46.46%
    Fee Simple      11,160,000       07/02/98     76.32%
    Fee Simple      10,650,000       11/19/97     79.65%
    Fee Simple      10,800,000       05/11/98     74.33%
    Fee Simple      10,750,000       07/10/98     72.30%
    Fee Simple      10,150,000       07/30/98     74.02%
    Fee Simple       9,800,000       08/06/97     73.37%
    Fee Simple      11,500,000       05/26/98     62.50%
    Fee Simple       9,000,000       02/12/99     79.81%
    Fee Simple       9,000,000       03/01/99     79.80%
    Fee Simple       9,700,000       01/30/98     72.24%
    Fee Simple      11,250,000       10/01/98     62.04%
       Both         10,000,000       09/09/98     69.45%
    Fee Simple       8,750,000       02/19/98     75.88%
    Fee Simple       9,030,000       11/02/98     73.43%
    Fee Simple       8,900,000       06/24/98     73.55%
    Fee Simple       8,700,000       07/31/98     74.47%
    Fee Simple       9,200,000       08/08/97     69.35%
    Fee Simple       9,100,000       06/11/98     69.81%
    Fee Simple       9,020,000       08/12/98     68.16%
    Fee Simple       8,250,000       02/22/98     72.03%
    Fee Simple       7,700,000       07/10/98     76.43%
    Fee Simple       8,500,000       07/06/98     67.36%
    Fee Simple       6,700,000       03/18/98     81.44%
    Fee Simple       6,750,000       02/12/99     79.81%
    Fee Simple       7,650,000       10/01/98     70.18%
    Fee Simple       7,300,000       03/01/98     71.68%
    Fee Simple       7,000,000       11/03/97     73.86%
    Fee Simple       6,600,000       06/03/98     78.03%
    Fee Simple       6,350,000       03/06/98     79.65%
    Fee Simple       6,800,000       02/26/99     73.36%
---------------------------------------------------------
                                                  76.72%
    Fee Simple       1,700,000       08/10/98
    Fee Simple       4,800,000       08/10/98
---------------------------------------------------------
    Fee Simple       9,150,000       03/13/98     53.86%
    Fee Simple       7,250,000       09/01/97     67.03%
    Fee Simple       6,500,000       09/03/97     73.31%
    Fee Simple       6,100,000       05/20/98     77.84%
    Fee Simple       9,000,000       05/11/98     51.80%
    Fee Simple       6,200,000       12/16/97     73.32%
    Fee Simple       7,825,000       07/17/98     57.74%
    Fee Simple       7,000,000       06/15/98     62.98%
    Fee Simple       5,850,000       07/20/98     74.51%
    Fee Simple       5,420,000       02/11/98     79.10%
    Fee Simple       5,900,000       01/14/98     71.98%
    Fee Simple       5,750,000       08/03/98     71.12%
---------------------------------------------------------
                                                  74.02%
    Fee Simple       2,550,000       10/24/97
    Fee Simple       2,925,000       10/24/97
---------------------------------------------------------
    Fee Simple       5,010,000       06/24/98     79.42%

  Maturity                                         Largest   Largest   Largest Tenant
 Date / ARD                                         Tenant    Tenant   Lease Maturity
 LTV Ratio          Largest Tenant                   NRSF      NRSF%         Date
   66.60%    Blum, Shapiro & Company                24,686      13%        09/30/07
   43.08%    Olympic Tower Associates               41,661     100%        09/30/74
   56.23%    Nike Factory Store                     14,096      10%        01/30/02
   56.01%    Coconut Marketplace Cinemas             5,800       9%        08/31/06
-------------------------------------------------------------------------------------
   65.80%
             Ansel Label and Packaging              13,364      33%        03/14/03
             Leggette, Brashears & Grahm, Inc.      14,608      34%        04/30/05
             Cadbury Schweppes                      45,615     100%        04/30/09
             DataViz, Inc.                          20,693      46%        02/28/00
             Chemtech                                7,434      13%        12/31/00
-------------------------------------------------------------------------------------
   65.34%    NAP
   63.29%    NAP
    0.95%    Wal-Mart                              114,086      59%        01/31/11
   69.11%    Stop & Shop                            65,297      92%        12/31/13
   71.42%    NAP
-------------------------------------------------------------------------------------
   44.66%
             Cambridge Housing Authority            16,643      10%        05/31/05
             American Fiduciary Corporation          4,754      16%        05/31/00
-------------------------------------------------------------------------------------
   57.89%    California Culinary Aca.               66,992      86%        03/31/13
    0.96%    Advance Magazine Pub.                  30,475      20%        09/30/00
   65.80%    NAP
   62.29%    Stein Mart                             41,093      39%        03/31/05
   65.56%    Exhibit Emporium                       43,156      27%        01/31/03
   62.44%    NAP
   60.11%    NAP
    0.00%    Drug Enforcement Agency                34,354     100%        06/23/17
   55.37%    T Cell Sciences                        54,317      69%        04/30/02
   71.42%    NAP
   71.04%    NAP
   51.48%    NAP
   50.96%    NAP
   57.79%    Raymour & Flanigan                     51,902      60%        10/31/18
   58.75%    NAP
   70.37%    Bishop Electronics Corp.               12,100       8%        02/28/02
   65.00%    Boston Children's Services             18,481      22%        01/31/06
   65.80%    Raychem Corporation                    43,000      27%        11/30/00
    0.00%    Drug Enforcement Administration        32,234     100%        05/06/17
   61.52%    Grand Circle Travel, Inc.              76,534      95%        05/31/05
    1.45%    NAP
   56.91%    Smart & Final # 325                    13,250      26%        10/31/11
   66.37%    NAP
   54.85%    NAP
   70.92%    NAP
   71.42%    NAP
   61.97%    Packwell, Inc.                        251,000     100%        09/30/13
   57.43%    Staples, Inc.                          26,439      50%        09/30/07
   65.11%    Loehmann's Inc.                        15,000      29%        03/31/00
   68.36%    NAP
   69.30%    NAP
   65.64%    NAP
-------------------------------------------------------------------------------------
   63.86%
             NAP
             NAP
-------------------------------------------------------------------------------------
   43.66%    Food Town Plus                         36,400      13%        09/30/07
   52.23%    NAP
   59.99%    D.I.Y. Home Warehouse                  92,000      75%        10/31/07
   67.68%    NAP
   36.62%    NAP
   59.32%    Public Utilities Comm.                 22,920      25%        04/30/08
   49.72%    NAP
   44.12%    Clark-Holder Clinic P.A.               56,402     100%        06/30/08
   64.85%    NAP
   69.92%    NAP
   41.68%    Fabri-Centers of America, Inc.         12,750      21%        01/31/05
   62.45%    NAP
-------------------------------------------------------------------------------------
   65.03%
             Allstate                                5,168      19%        02/28/00
             Administrative Services                 4,337      12%        08/31/99
-------------------------------------------------------------------------------------
   60.61%    NAP

                                                  Second    Second
                                                 Largest    Largest   Second Largest
                                                  Tenant     Tenant    Tenant Lease
         Second Largest Tenant                     NRSF      NRSF%    Maturity Date
Vanzeim, Heywood & Shadford                       17,873      10%        06/30/02
NAP
Bugle Boy                                          9,178       7%        12/31/99
Buzz's Steak & Lobster                             4,700       7%        02/14/02
---------------------------------------------------------------------------------

U.S  Tobacco Sales And Marketing Company, Inc.     6,398      16%        08/31/01
Network Synergy Corp.                             13,125      31%        03/31/04
NAP
Dechert-Hampe & Co.                                8,162      18%        01/31/01
Peritus Software                                   5,402      10%        01/31/00
---------------------------------------------------------------------------------
NAP
NAP
Q Mode                                            12,000       6%        06/30/02
Stop & Shop (Golden Panda)                         6,000       8%        02/28/14
NAP
---------------------------------------------------------------------------------

Seiu Local 509                                     8,640       5%        08/31/02
The Better Homes Fund                              4,481      15%        05/31/99
---------------------------------------------------------------------------------
American Lawyer Media                              7,634      10%        04/30/00
Advance Magazine Pub.                             20,500      14%        10/31/03
NAP
Walgreen's                                        13,905      13%        07/31/56
Graham-Field, Inc.                                20,316      13%        03/14/03
NAP
NAP
NAP
Partners Community Healthcare                     24,262      31%        08/31/00
NAP
NAP
NAP
NAP
Barnes & Noble Stores, Inc.                       26,656      31%        07/15/13
NAP
Mother's Cake and Cookie Company                  11,400       7%        10/31/08
New England Hospital                              10,100      12%        05/31/01
Copley Press/Union Tribune                        27,400      17%        12/31/02
NAP
Andrew Chartwell & Co.                             2,175       3%        01/31/00
NAP
Showbiz Pizza Time, Inc.                           9,095      18%        10/31/01
NAP
NAP
NAP
NAP
NAP
CompUSA, Inc.                                     26,350      50%        08/31/01
House of C Fu.                                    10,000      20%        03/10/09
NAP
NAP
NAP
---------------------------------------------------------------------------------

NAP
NAP
---------------------------------------------------------------------------------
Big Lots #43                                      31,160      11%        04/30/00
NAP
Office Max                                        24,300      20%        01/31/02
NAP
NAP
Disability Adjudication                           13,332      14%        09/30/01
NAP
NAP
NAP
NAP
Toy Works, Inc. # 1163                            12,000      20%        10/31/05
NAP
---------------------------------------------------------------------------------

Schultz & Dooley's Too                             3,990      14%        11/30/99
Osborn Pharmacy                                    4,021      11%        06/30/02
---------------------------------------------------------------------------------
NAP

                                                                             U/W         U/W               U/W NOI          U/W NCF
        Management Company                Mortgage Loan Originator         Revenues    Expenses    U/W NOI   DSCR   U/W NCF   DSCR
J & S Development And Management
Corporation                           Citibank PBG East                    3,985,756   1,472,950  2,512,806  1.40  2,300,194  1.28
GSL Enterprises, Inc.                 Citibank PBG East                    1,750,000      53,700  1,696,300  1.27  1,696,300  1.27
OVP Management, Inc.                  Llama Capital Mortgage Company       3,011,756   1,027,592  1,984,164  1.68  1,806,572  1.53
Romig Properties, Corp.               Citibank PBG Midwest                 3,034,384   1,483,484  1,550,900  1.27  1,492,752  1.22
----------------------------------------------------------------------------------------------------------------------------------
                                      Llama Capital Mortgage Company                                         1.71             1.48
New Boston Management Services        Llama Capital Mortgage Company         391,777     157,494    234,283          213,946
New Boston Management Services        Llama Capital Mortgage Company         565,249     273,883    291,366          240,186
New Boston Management Services        Llama Capital Mortgage Company         739,085     162,204    576,881          523,420
New Boston Management Services        Llama Capital Mortgage Company         754,642     355,431    399,211          344,801
New Boston Management Services        Llama Capital Mortgage Company         716,281     357,396    358,885          292,283
----------------------------------------------------------------------------------------------------------------------------------
BH Management Services, Inc.          Salomon Brothers Realty Corp.        2,072,213     746,318  1,325,895  1.17  1,265,895  1.12
Jennings & Co. Property
Manangement Inc.                      Ward Cook, Inc.                      2,411,478     866,798  1,544,680  1.48  1,482,680  1.43
Rainbow Springs Shopping Center LLC   Skymar Capital Corporation           2,556,481     604,944  1,951,537  1.60  1,854,148  1.52
The Launie Group                      Llama Capital Mortgage Company       1,252,487     152,007  1,100,480  1.32  1,089,785  1.31
BH Management Services, Inc.          Salomon Brothers Realty Corp.        1,990,828     849,883  1,140,945  1.31  1,055,945  1.21
----------------------------------------------------------------------------------------------------------------------------------
                                      Salomon Brothers Realty Corp.                                          1.67             1.34
Wight & Company                                                            2,494,837   1,332,519  1,162,318          941,053
Wight & Company                                                              495,004     279,127    215,877          161,972
----------------------------------------------------------------------------------------------------------------------------------
JS Mattison & Company                 LJ Melody & Company, Inc.            1,367,088     271,959  1,095,129  1.45  1,071,315  1.42
Intereal Corporation                  LJ Melody & Company, Inc.            2,365,362     683,148  1,682,214  1.67  1,563,278  1.55
The Certe Group                       Llama Capital Mortgage Company       1,417,389     552,213    865,176  1.29    815,910  1.21
Owner Managed                         Pacific Equity Advisors              1,260,033     290,065    969,968  1.38    900,455  1.29
Paul Maggiore Builders Corp.          Llama Capital Mortgage Company       1,133,678     209,737    923,941  1.42    843,746  1.29
Realty Center Management Center,
Inc. (RCMI)                           GMAC Commercial Mortgage Corp.       1,783,111     834,944    948,167  1.63    886,923  1.52
Ocala Inn Management, Inc.            Sun Trust Mortgage, Inc.             2,813,672   1,763,240  1,050,432  1.62    937,885  1.44
Western Devcon, Inc.                  Salomon Brothers Realty Corp.        1,225,503     245,539    979,964  1.12    972,406  1.11
The Davis Companies                   Citibank PBG East                    1,493,953     638,413    855,540  1.44    809,178  1.36
BH Management Services, Inc.          Salomon Brothers Realty Corp.        1,539,488     685,480    854,008  1.36    790,008  1.26
BH Management Services, Inc.          Salomon Brothers Realty Corp.        1,294,022     486,380    807,642  1.31    761,392  1.24
Hotel Management, Inc.                Financial Federal Savings Bank       2,738,039   1,625,283  1,112,756  1.60  1,003,234  1.44
Arlington Management, LLC             Huntington Capital Corp.             1,759,428     804,077    955,351  1.50    903,593  1.42
Owner Managed                         Llama Capital Mortgage Company       1,418,414     543,385    875,029  1.34    843,145  1.29
Satellite Management Company          O'Connor & Fowler                    1,758,278     863,635    894,643  1.66    804,643  1.50
Anatares Real Estate                  Llama Capital Mortgage Company       1,055,496     241,180    814,316  1.42    723,977  1.27
Saletin Management Company            GMAC Commercial Mortgage Corp.       1,417,009     597,400    819,609  1.53    728,688  1.36
Yale Propeties USA, Inc.              Llama Capital Mortgage Company         992,895     237,088    755,807  1.41    684,851  1.27
Western Devcon, Inc.                  Salomon Brothers Realty Corp.        1,085,540     215,818    869,722  1.12    863,275  1.11
Kensington Investment Company         Llama Capital Mortgage Company       1,242,036     456,140    785,896  1.52    656,602  1.27
Carriage House Realty, Inc.           Llama Capital Mortgage Company       1,214,304     351,439    862,865  1.23    821,765  1.17
Owner Managed                         Pacific Equity Advisors                987,831     267,779    720,052  1.43    673,164  1.34
Cumberland Construction Corp.         Bank United                          1,062,348     321,297    741,051  1.55    706,051  1.48
Owner Managed                         Ward Cook, Inc.                        788,088      42,752    745,336  1.49    733,324  1.47
Gatehouse Management                  Llama Capital Mortgage Company       1,038,399     469,810    568,589  1.27    529,589  1.18
BH Management Services, Inc.          Salomon Brothers Realty Corp.        1,177,711     523,330    654,381  1.39    610,381  1.29
Owner Managed                         Llama Capital Mortgage Company         949,895     388,037    561,858  1.27    561,858  1.27
Owner Managed                         Llama Capital Mortgage Company         791,758     165,031    626,727  1.44    557,573  1.28
Arcadia Management Group              Pacific Equity Advisors                840,907     263,547    577,360  1.31    548,477  1.24
Tipton Asset Group                    GMAC Commercial Mortgage Corp.       1,222,218     675,346    546,872  1.34    502,372  1.23
Owner Managed                         Branch Banking & Trust Company         979,566     346,938    632,628  1.62    588,628  1.51
BH Management Services, Inc.          Salomon Brothers Realty Corp.        1,057,827     525,920    531,907  1.22    487,907  1.12
----------------------------------------------------------------------------------------------------------------------------------
                                      Llama Capital Mortgage Company                                         1.31             1.25
Pittsford Management                  Llama Capital Mortgage Company               -           -          -                -
Pittsford Management                  Llama Capital Mortgage Company         897,584     280,312    617,272          588,902
----------------------------------------------------------------------------------------------------------------------------------
United Management, Inc.               Huntington Capital Corp.             1,537,615     775,549    762,066  1.80    601,536  1.42
Owner Managed                         Aries Capital Incorporated           2,537,606   1,594,815    942,791  1.93    814,876  1.67
SDS Investments, Inc.                 Salomon Brothers Realty Corp.          711,604      43,968    667,636  1.53    599,729  1.37
Clark Lauderdale Company, Inc.        Bank United                          1,251,786     720,817    530,969  1.37    471,833  1.22
Humphrey Management                   Llama Capital Mortgage Company       1,016,611     457,756    558,855  1.42    532,855  1.35
Gold Dust Properties                  Llama Capital Mortgage Company       1,139,966     500,571    639,395  1.58    578,786  1.43
Brad Bradford Realty, Inc.            Sun Trust Mortgage, Inc.             1,194,417     460,701    733,716  2.19    688,916  2.06
Church Street Realty                  Llama Capital Mortgage Company         656,532      35,227    621,305  1.46    573,178  1.35
Scalisi Properties, Inc.              Citibank PBG East                    1,140,768     526,163    614,605  1.83    559,759  1.66
Owner Managed                         Llama Capital Mortgage Company         744,435     276,092    468,343  1.34    446,343  1.28
Premier Properties USA, Inc.          John Alden Asset Management Company    718,807     178,829    539,978  1.39    496,863  1.28
Owner Managed                         Mellon Mortgage Company                687,316     307,596    379,720  1.16    372,720  1.14
----------------------------------------------------------------------------------------------------------------------------------
                                      Llama Capital Mortgage Company                                         1.37             1.27
Rankin & Co. LLC                      Llama Capital Mortgage Company         341,982     130,131    211,851          196,309
Rankin & Co. LLC                      Llama Capital Mortgage Company         401,582     140,400    261,182          241,517
----------------------------------------------------------------------------------------------------------------------------------
LEDIC Management Group, Inc.          Financial Federal Savings Bank       1,109,085     564,011    545,074  1.74    484,674  1.55

                1998
  1998        Statement      1998
Statement     Number of    Statement      1998       1998                1998 NOI    1997        1997                   1997 NOI
  Type         Months     Ending Date   Revenues   Expenses   1998 NOI     DSCR    Revenues    Expenses    1997 NOI       DSCR
 Full Year       12         12/31/98    3,909,226  1,432,429  2,476,797    1.38    3,852,392   1,465,197   2,387,195      1.33
                                                                                   1,750,000               1,750,000      1.31
Annualized       10         10/31/98    2,906,459    923,426  1,983,032    1.68    2,288,005     897,203   1,390,802      1.18
 Full Year       12         12/31/98    2,990,154  1,409,234  1,580,920    1.30    3,034,043   1,388,918   1,645,125      1.35
--------------------------------------------------------------------------------------------------------------------------------
                                                                           1.98                                           1.76
                                                                                     415,228     140,606     274,622
                                                                                     497,094     247,386     249,708
Annualized       6.5        12/25/98    3,596,736  1,443,936  2,152,800              791,463     154,652     636,811
                                                                                     808,930     350,552     458,378
                                                                                     623,841     325,567     298,274
--------------------------------------------------------------------------------------------------------------------------------
Annualized       11         12/31/98    2,164,071    775,529  1,388,542    1.23
 Full Year       12         12/31/98    2,260,213    812,345  1,447,868    1.39    2,475,886     854,503   1,621,383      1.56
 Full Year       12         12/31/98    2,611,341    594,080  2,017,261    1.66    2,410,731     445,081   1,965,650      1.62
Annualized        9          9/30/98    1,152,400     92,963  1,059,437    1.27    1,152,400      72,943   1,079,457      1.30
 Full Year       12         12/31/98    1,855,258    801,972  1,053,286    1.21
--------------------------------------------------------------------------------------------------------------------------------
                                                                           1.88                                           1.89
 Full Year       12         12/31/98    2,639,236  1,360,960  1,278,276            2,541,995   1,228,907   1,313,088
 Full Year       12         12/31/98      553,375    281,722    271,653              478,708     237,808     240,900
--------------------------------------------------------------------------------------------------------------------------------
 Full Year       12         12/31/98    1,497,856    270,140  1,227,716    1.63    1,528,288     256,068   1,272,220      1.69
 Full Year       12         12/31/98    2,012,642    703,513  1,309,129    1.30    1,598,269     591,030   1,007,239      1.00
 Full Year       12         12/31/98    1,441,477    520,457    921,020    1.37    1,368,182     528,072     840,110      1.25
 Full Year       12         12/31/98    1,140,653    240,264    900,389    1.29    1,049,647     299,738     749,909      1.07

 Full Year       12         12/31/98    1,778,656    841,997    936,659    1.61    1,670,412     771,058     899,354      1.55
 Full Year       12         12/31/98    2,813,672  1,816,151    997,521    1.54    2,925,834   1,750,027   1,175,807      1.81
 Full Year       12         12/31/98    1,220,635    265,781    954,854    1.09      334,396      38,077     296,319      0.34
 Full Year       12         12/31/98    1,603,278    570,891  1,032,387    1.74    1,575,610     675,035     900,575      1.52
 Full Year       12         12/31/98    1,332,389    663,207    669,182    1.06
 Full Year       12         12/31/98    1,189,105    476,517    712,588    1.16
 Full Year       12         12/31/98    2,810,561  1,632,107  1,178,454    1.69    2,772,165   1,665,635   1,106,530      1.59
 Full Year       12         12/31/98    1,620,179    776,853    843,326    1.33    1,473,909     699,165     774,744      1.22
 Full Year       12         12/31/98    1,210,053    223,773    986,280    1.51
 Full Year       12         12/31/98    1,790,185    880,736    909,449    1.69    1,537,652     778,978     758,674      1.41
 Full Year       12         12/31/98      862,487    230,660    631,827    1.10      951,346     237,883     713,463      1.25
 Full Year       12         08/31/98    1,417,943    586,431    831,512    1.55    1,336,895     523,751     813,144      1.51
 Full Year       12         12/31/98    1,025,274    235,116    790,158    1.47    1,053,050     233,711     819,339      1.52
 Full Year       12         12/31/98    1,098,746    210,366    888,380    1.14      614,439      62,650     551,789      0.71
Annualized        9          9/30/98      904,871    415,007    489,864    0.95      871,108     469,271     401,837      0.78
Annualized       10         10/31/98    1,264,285    157,409  1,106,876    1.58      878,218     143,842     734,376      1.05
Annualized        7         12/31/98      964,461    218,917    745,544    1.48      967,939     237,203     730,736      1.45
 Full Year       12         12/31/98    1,074,927    274,366    800,561    1.68      628,505     195,813     432,692      0.91
Annualized        2         09/30/98      788,095      6,820    781,275    1.57
Annualized       11         11/30/98    1,070,984    466,356    604,628    1.35    1,026,394     464,220     562,174      1.25
 Full Year       12         12/31/98    1,118,742    536,369    582,373    1.24

 Full Year       12         12/31/98      865,783    112,482    753,301    1.73      772,798      60,687     712,111      1.64
 Full Year       12         12/31/98      642,318    130,275    512,043    1.16      838,645     252,504     586,141      1.33
 Full Year       12         12/31/98    1,120,526    661,739    458,787    1.13    1,145,732     644,701     501,031      1.23
 Full Year       12         12/31/98      989,666    326,281    663,385    1.70      994,420     290,110     704,310      1.80
 Full Year       12         12/31/98    1,030,862    509,441    521,421    1.19    1,003,436     398,679     604,757      1.39
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          1.32
                                                                                     218,748      35,363     183,385
                                                                                     632,603     191,298     441,305
--------------------------------------------------------------------------------------------------------------------------------
 Full Year       12         12/31/98    1,575,519    778,076    797,443    1.89    1,618,788     724,238     894,550      2.12
 Full Year       12         12/31/98    2,839,926  1,391,690  1,448,236    2.97
 Full Year       12         12/31/98      783,927     51,160    732,767    1.68      747,576      74,505     673,071      1.54
Annualized        6         12/31/98    1,242,052    742,280    499,772    1.29    1,095,362     691,677     403,685      1.04
Annualized        6         12/31/98    1,059,302    481,408    577,894    1.46
 Full Year       12         12/31/98    1,205,741    527,571    678,170    1.67    1,193,460     482,215     711,245      1.75
 Full Year       12         12/31/98    1,235,781    398,866    836,915    2.50    1,201,442     550,035     651,407      1.94
Annualized        7         12/31/98      729,480     31,491    697,989    1.64      672,945     107,865     565,080      1.33
 Full Year       12         12/31/98    1,100,371    496,528    603,843    1.79    1,025,323     429,523     595,800      1.77
 Full Year       12         12/31/98      764,238    289,221    475,017    1.36      746,989     266,411     480,578      1.38
 Full Year       12         12/31/98      748,809    101,133    647,676    1.67      738,943     177,066     561,877      1.45
 Full Year       12         12/31/98      722,920    331,680    391,240    1.20      687,911     311,503     376,408      1.15
--------------------------------------------------------------------------------------------------------------------------------
                                                                           1.39                                           1.59
 Full Year       12         12/31/98      347,119    157,153    189,966              386,726     123,893     262,833
 Full Year       12         12/31/98      444,048    153,270    290,778              420,259     134,402     285,857
--------------------------------------------------------------------------------------------------------------------------------
 Full Year       12         12/31/98    1,017,316    526,556    490,760    1.57    1,004,970     528,744     476,226      1.52

                                                  ANNEX A
                              CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                              Allocated Cut-
Control  Loan                                                                                 Cut-off Date       off Date
Number  Number          Mortgage Seller                      Property Name                       Balance          Balance
----------------------------------------------------------------------------------------------------------------------------
  71  6601131    Salomon Brothers Realty Corp.  Fuss & Lieberman Realty and Carl Herman
                                                Realty Portfolio                              3,970,896.98
  72  6601131A                                  132  Bowery & 116 Elizabeth                                     1,951,796.82
  73  6601131B                                  145-149 Bowery                                                  2,019,100.16
----------------------------------------------------------------------------------------------------------------------------
  74  6601848    Salomon Brothers Realty Corp.  Rivergrove Townhomes                          3,967,886.55      3,967,886.55
  75  6601621    Salomon Brothers Realty Corp.  Madison Terrace Apts.                         3,961,909.59      3,961,909.59
  76  6601405    Salomon Brothers Realty Corp.  Bolsa Medical Center                          3,950,289.93      3,950,289.93
  77  6600398    Salomon Brothers Realty Corp.  Hoyts Cinemas-Martinsburg                     3,911,796.98      3,911,796.98
  78  6601106    Salomon Brothers Realty Corp.  Village in Pinson, The                        3,864,699.89      3,864,699.89
  79  LC3117    Llama Capital Mortgage Company  Avon Properties                               3,863,093.54      3,863,093.54

  80  LC3728    Llama Capital Mortgage Company  Northgate Place                               3,861,723.43      3,861,723.43
  81  6600306    Salomon Brothers Realty Corp.  Toledo Great Eastern Shopping Center          3,845,781.29      3,845,781.29
  82     318     Salomon Brothers Realty Corp.  Southgate Business Center                     3,775,471.62      3,775,471.62
  83  6602019    Salomon Brothers Realty Corp.  Fredericksburg Holiday Inn                    3,766,862.25      3,766,862.25
  84     339     Salomon Brothers Realty Corp.  Quail Valley Apartments                       3,725,015.22      3,725,015.22
  85  6202586    Salomon Brothers Realty Corp.  1218-30 Burlingame Ave.                       3,722,075.91      3,722,075.91
  86  LC3755    Llama Capital Mortgage Company  Sunrise Park Center                           3,684,214.02      3,684,214.02
  87  6601165    Salomon Brothers Realty Corp.  Grenada Square Retail                         3,669,082.27      3,669,082.27
  88  6202004    Salomon Brothers Realty Corp.  Flagship - Route 22                           3,662,446.93      3,662,446.93
  89  LC3028    Llama Capital Mortgage Company  Summit Terrace                                3,563,701.07      3,563,701.07
  90  6600059    Salomon Brothers Realty Corp.  University Villas Apartments                  3,469,359.78      3,469,359.78
  91  6600609    Salomon Brothers Realty Corp.  Hudson Plaza II                               3,457,472.85      3,457,472.85
  92  LC2805    Llama Capital Mortgage Company  Building 33                                   3,446,809.86      3,446,809.86
  93  6202343    Salomon Brothers Realty Corp.  Omni Apartments                               3,374,388.72      3,374,388.72
----------------------------------------------------------------------------------------------------------------------------
  94  LC2630    Llama Capital Mortgage Company  1144 Properties LLC Portfolio                 3,345,224.25
  95  LC2630A                                   Executive House                                                 1,386,551.70
  96  LC2630B                                   Cranberry Court Apartments                                      1,204,819.20
  97  LC2630C                                   The Atrium Apartments                                             753,853.35
----------------------------------------------------------------------------------------------------------------------------
  98     338     Salomon Brothers Realty Corp.  Pebble Creek Village Apartments               3,337,090.66      3,337,090.66
  99     336     Salomon Brothers Realty Corp.  Lakewood Colony Apartments                    3,263,787.34      3,263,787.34
 100  LC3359    Llama Capital Mortgage Company  North Main Plaza                              3,181,564.87      3,181,564.87
 101  LC3272    Llama Capital Mortgage Company  Tactician Corporation                         3,155,077.27      3,155,077.27
 102  LL1014    Llama Capital Mortgage Company  Chapel Ridge Apartments                       3,130,328.25      3,130,328.25
 103  6601629    Salomon Brothers Realty Corp.  Broad Ripple Towne Homes                      3,124,309.87      3,124,309.87
 104  6600648    Salomon Brothers Realty Corp.  53-83 Fourth Avenue                           3,122,721.88      3,122,721.88
----------------------------------------------------------------------------------------------------------------------------
 105  6603200    Salomon Brothers Realty Corp.  Codisco International, Inc. Portfolio         3,091,566.39
 106  6603200A                                  Codisco-4308 N. Palafox Street                                    176,003.34
 107  6603200B                                  Codisco-6003-A Anderson Road                                      423,084.96
 108  6603200C                                  Codisco-7755 Ellis Road                                           270,774.37
 109  6603200D                                  Codisco-1183 Headland Avenue                                       85,970.86
 110  6603200E                                  Codisco-3040 Northeast 20th Way                                   247,081.61
 111  6603200F                                  Codisco-1050 Waterloo Avenue                                      216,619.50
 112  6603200G                                  Codisco-1100 West 17th Street                                     446,777.71
 113  6603200H                                  Codisco-601 Codisco Way                                         1,012,019.22
 114  6603200I                                  Codisco-1010 NE 16th Street                                       213,234.82
----------------------------------------------------------------------------------------------------------------------------
 115     317     Salomon Brothers Realty Corp.  Dorsey One                                    3,079,990.02      3,079,990.02
 116  LC3058    Llama Capital Mortgage Company  Shadow Glen                                   2,966,377.06      2,966,377.06
 117  6601229    Salomon Brothers Realty Corp.  1540 Market Street                            2,880,798.43 (1)  2,880,798.43 (1)
 118  LC2886    Llama Capital Mortgage Company  FIA Office Building                           2,706,755.59      2,706,755.59
 119     323     Salomon Brothers Realty Corp.  Seneca Center                                 2,687,561.89      2,687,561.89
 120  6000215    Salomon Brothers Realty Corp.  Mar-Stal Apartments                           2,677,387.30      2,677,387.30
 121  LC3046    Llama Capital Mortgage Company  72 Gardner Street                             2,637,826.96      2,637,826.96
 122  LC3209    Llama Capital Mortgage Company  Brigham Business Park                         2,590,003.13      2,590,003.13
 123     263     Salomon Brothers Realty Corp.  OfficeMax - Sandy                             2,561,669.38      2,561,669.38
 124     264     Salomon Brothers Realty Corp.  West Palm Plaza                               2,561,669.38      2,561,669.38
 125  6600344    Salomon Brothers Realty Corp.  Warehouse 290                                 2,545,985.36      2,545,985.36
 126  6601499    Salomon Brothers Realty Corp.  The Links Townhomes                           2,545,108.30      2,545,108.30
 127  6601328    Salomon Brothers Realty Corp.  Suburban Lodge-Inverness                      2,504,780.25      2,504,780.25
 128  6601594    Salomon Brothers Realty Corp.  Tower Plaza - Phase II                        2,478,681.38      2,478,681.38
 129     309     Salomon Brothers Realty Corp.  Philips Medical Systems                       2,473,616.04      2,473,616.04
 130     313     Salomon Brothers Realty Corp.  325 Broadway                                  2,467,628.72      2,467,628.72
 131  6602434    Salomon Brothers Realty Corp.  4990 Viewridge Office Building                2,444,445.80      2,444,445.80
 132  6602316    Salomon Brothers Realty Corp.  Cypress Creek Apartments                      2,432,414.71      2,432,414.71
 133  6601373    Salomon Brothers Realty Corp.  Harbor Vermont Center                         2,420,377.50      2,420,377.50
 134     341     Salomon Brothers Realty Corp.  Wayforest Glen Apartments                     2,374,265.87      2,374,265.87
 135     158     Salomon Brothers Realty Corp.  Hampton Inn - Rome                            2,349,057.70      2,349,057.70
 136  LL1015    Llama Capital Mortgage Company  Chapel Ridge Apartments - Phase II            2,342,125.56      2,342,125.56
 137     314     Salomon Brothers Realty Corp.  Northeast Commerce Center                     2,336,145.55      2,336,145.55
 138     249     Salomon Brothers Realty Corp.  OfficeMax - Casper                            2,316,574.85      2,316,574.85
 139  LC3166    Llama Capital Mortgage Company  Berkshire Plaza                               2,278,182.87      2,278,182.87
 140     340     Salomon Brothers Realty Corp.  1100 Marshall Street Office Building          2,272,359.77      2,272,359.77
 141  LC2790    Llama Capital Mortgage Company  Best Plaza                                    2,266,842.94      2,266,842.94
 142  LL1017    Llama Capital Mortgage Company  Fairway at Fianna Hills                       2,249,723.03      2,249,723.03

(1) The Cut-off Date Balance for 1540 Market Street (6601229) reflects a one-time additional paydown of $275,000 that occurred in November, 1998.

                                                                                                        Property
                                                                     Zip                     Property   Size Unit   Year    Year
           Property Address                     City          State  Code    Property Type      Size      Type      Built Renovated
------------------------------------------------------------------------------------------------------------------------------------

132  Bowery & 116 Elizabeth                   New York          NY  10002   Mixed Use          20,600      NRSF     1900
145-149 Bowery                                New York          NY  10002   Mixed Use          24,000      NRSF     1910
------------------------------------------------------------------------------------------------------------------------------------
4000 Rio Lobo Drive                           Memphis           TN  38128   Multi-family          176     Units     1972
900 West Monroe Avenue                        Las Vegas         NV  89106   Multi-family          100     Units     1968     1998
10362 Bolsa Avenue                            Westminster       CA  92683   Office             26,733      NRSF     1994
950 Foxcroft Avenue                           Martinsburg       WV  25401   Retail             32,130      NRSF     1998
6662 Alabama Highway 75 North                 Birmingham        AL  35126   Anchored Retail    82,985      NRSF     1988
One Harrison Blvd                             Avon              MA  02322   Retail             26,175      NRSF     1997

543 NE Northgate Way &10720 5th Avenue NE     Seattle           WA  98125   Retail             38,625      NRSF     1975
2520-2702 Woodville Road                      Northwood         OH  43619   Anchored Retail   368,703      NRSF     1957
4500 Southgate Place                          Chantilly         VA  22021   Industrial         78,669      NRSF     1990
5324 Jefferson Davis Highway                  Fredericksburg    VA  22408   Hotel                 198     Rooms     1967     1998
1800 F.M 1092 (Murphy Road)                   Missouri City     TX  77459   Multi-family          176     Units     1978
1218-30 Burlingame Ave.                       Burlingame        CA  94010   Retail             16,633      NRSF     1996
11365 - 11375 Sunrise Park Center             Rancho Cordova    CA  95742   Industrial        123,200      NRSF     1997
1218-1246 Sunset Drive                        Grenada           MS  38901   Anchored Retail    78,082      NRSF     1989
2264 Route 22 Center Island                   Union             NJ  07083   Retail             40,000      NRSF     1988
111 Summit Terrace Road                       South Portland    ME  04106   Multi-family           96     Units     1985
3100 Alafaya Trail                            Orlando           FL  32826   Multi-family          217     Units     1974
41 Georgia State Highway 85                   Fayetteville      GA  30214   Retail             75,622      NRSF     1983     1993
33 Third Avenue                               Charlestown       MA  02129   Office             48,984      NRSF     1852     1986
2049 Triviz Drive                             Las Cruces        NM  88001   Multi-family          163     Units     1988
------------------------------------------------------------------------------------------------------------------------------------

292 Market Street                             Rockland          MA  02370   Multi-family           40     Units     1973
12-18 Tremont Street                          Kingston          MA  02364   Multi-family           36     Units     1969
250 VFW Parkway                               Rockland          MA  02370   Multi-family           20     Units     1996
------------------------------------------------------------------------------------------------------------------------------------
5710-51 Pebble Creek Court                    Bethel Park       PA  15102   Multi-family          109     Units     1973
2455 Connecticut Lane                         Dallas            TX  75214   Multi-family           98     Units     1962     1997
510 - 560 North Main Street                   Manteca           CA  95336   Anchored Retail    32,107      NRSF     1992
305 North Main St                             Andover           MA  01810   Office             52,804      NRSF     1900     1996
130 E. 45th Street                            Shawnee           OK  74801   Multi-family          144     Units     1998
5237 Crestview Avenue                         Indianapolis      IN  46220   Multi-family          102     Units     1967     1997
53-83 Fourth Avenue                           Needham           MA  02192   Industrial         53,775      NRSF     1961
------------------------------------------------------------------------------------------------------------------------------------

4308 N. Palafox Street                        Pensacola         FL  32505   Industrial         12,080      NRSF     1984
6003-A Anderson Road                          Tampa             FL  33634   Industrial         24,000      NRSF     1985
7755 Ellis Road                               West Melbourne    FL  32904   Industrial         11,250      NRSF     1987
1183 Headland Avenue                          Dothan            AL  36303   Industrial          8,424      NRSF     1975
3040 Northeast 20th Way                       Gainesville       FL  32609   Industrial         18,000      NRSF     1972
1050 Waterloo Avenue                          Sarasota          FL  34237   Industrial         12,000      NRSF     1983
1100 West 17th Street                         Riviera Beach     FL  33404   Industrial         20,000      NRSF     1979
601 Codisco Way                               Sanford           FL  32771   Office             20,000      NRSF     1987
1010 NE 16th Street                           Ocala             FL  34470   Industrial         14,000      NRSF     1985
------------------------------------------------------------------------------------------------------------------------------------
6835 Deerpath Road                            Elkridge          MD  21227   Office             62,821      NRSF     1983
140 14th Street                               Ramona            CA  92065   Multi-family           90     Units     1985
1540 Market Street                            San Francisco     CA  94108   Office             40,561      NRSF     1920     1990
119 Littleton Road                            Parsippany        NJ  07054   Office             36,000      NRSF     1975     1996
18761 North Frederick Avenue                  Gaithersburg      MD  20879   Industrial         82,035      NRSF     1985
Lake Road                                     Havelock          NC  28532   Multi-family           92     Units     1997
72 Gardner Street                             Allston           MA  02134   Multi-family           33     Units     1920
19 Brigham Street                             Marlborough       MA  01752   Industrial         63,121      NRSF     1985     1997
10947 South State Street                      Sandy             UT  84070   Retail             23,500      NRSF     1997
2301-2399 W. 52nd Street                      Hialeah           FL  33016   Anchored Retail    47,847      NRSF     1997
12816-12828 Hempstead Highway                 Houston           TX  77092   Industrial        149,000      NRSF     1979
NCSR 1109 on Silver Creek Golf Course         Swansboro         NC  28570   Multi-family           55     Units     1998
5429  Highway 280 East                        Birmingham        AL  35242   Hotel                 130     Rooms     1995
3935-3955 E. Thomas Rd.                       Phoenix           AZ  85008   Retail             44,884      NRSF     1959     1987
2171 Landings Drive                           Mountain View     CA  94043   Office             14,350      NRSF     1990
325 Broadway                                  New York          NY  10007   Office             50,125      NRSF     1915     1994
4990 Viewridge Avenue                         San Diego         CA  92123   Office             40,532      NRSF     1984
4709 Cypress Creek Avenue                     Tuscaloosa        AL  35405   Multi-family          132     Units     1985
24328 and 24404 South Vermont Avenue          Harbor City       CA  90710   Office             58,277      NRSF     1985
17601 Wayforest Drive                         Houston           TX  77060   Multi-family          155     Units     1982
21 Chateau Drive                              Rome              GA  30161   Hotel                  64     Rooms     1996
501 S. W. 15th Street                         Edmond            OK  73013   Multi-family           96     Units     1998
6904 North Main Street & 100 Northeast Drive  Columbia          SC  29203   Industrial         51,303      NRSF     1990
3540 East Second Street                       Casper            WY  82609   Retail             30,000      NRSF     1997
1812 State Hill Road                          Wyomissing Hills  PA  19610   Retail             19,168      NRSF     1986
1100 Marshall Street                          Redwood City      CA  94063   Office             13,434      NRSF     1980     1998
450 Lenola Rd.                                Maple Shade       NJ  08052   Retail             25,000      NRSF     1988
2100 Brooken Hill Drive                       Fort Smith        AR  72908   Multi-family           78     Units     1978     1995

                                                      Admin-         Sub-           Net
 Occupancy   Occupancy       Original   Mortgage    istrative      Servicing      Mortgage      Rate
Percentage   as of Date      Balance      Rate       Fee Rate      Fee Rate         Rate        Type
------------------------------------------------------------------------------------------------------
                            4,000,000    7.200%        0.043%        0.040%         7.117%      Fixed
   100%      09/24/98
   100%      04/14/99
------------------------------------------------------------------------------------------------------
    98%      03/26/99       4,000,000    6.770%        0.043%        0.080%         6.647%      Fixed
    97%      12/31/98       4,000,000    6.480%        0.043%        0.040%         6.397%      Fixed
   100%      12/01/98       4,000,000    6.740%        0.043%        0.090%         6.607%      Fixed
   100%      08/31/98       3,960,000    6.860%        0.043%        0.125%         6.692%      Fixed
   100%      03/31/99       3,900,000    7.050%        0.043%        0.040%         6.967%      Fixed
   100%      03/01/99       3,900,000    7.160%        0.043%        0.040%         7.077%      Fixed

   100%      06/01/99       3,880,000    7.940%        0.043%        0.040%         7.857%      Fixed
    82%      09/30/98       3,900,000    7.160%        0.043%        0.080%         7.037%      Fixed
   100%      01/01/99       3,800,000    6.750%        0.043%        0.040%         6.667%      Fixed
    61%      12/31/98       3,800,000    8.200%        0.043%        0.040%         8.117%      Fixed
    97%      12/01/98       3,760,000    6.930%        0.043%        0.040%         6.847%      Fixed
   100%      12/22/98       3,750,000    7.100%        0.043%        0.040%         7.017%      Fixed
   100%      11/01/98       3,700,000    7.560%        0.043%        0.040%         7.477%      Fixed
   100%      12/31/98       3,700,000    7.070%        0.043%        0.125%         6.902%      Fixed
   100%      06/15/98       3,700,000    7.350%        0.043%        0.090%         7.217%      Fixed
   100%      03/31/99       3,600,000    7.260%        0.043%        0.040%         7.177%      Fixed
    97%      03/31/99       3,500,000    6.380%        0.043%        0.080%         6.257%      Fixed
    98%      01/22/99       3,500,000    7.470%        0.043%        0.080%         7.347%      Fixed
   100%      06/01/99       3,500,000    7.580%        0.043%        0.040%         7.497%      Fixed
    88%      03/31/99       3,400,000    7.050%        0.043%        0.080%         6.927%      Fixed
------------------------------------------------------------------------------------------------------
                            3,425,000    7.100%        0.043%        0.040%         7.017%      Fixed
   100%      04/02/99
   100%      04/02/99
   100%      04/02/99
------------------------------------------------------------------------------------------------------
    99%      12/31/98       3,376,000    6.950%        0.043%        0.040%         6.867%      Fixed
    95%      01/31/99       3,300,000    7.030%        0.043%        0.040%         6.947%      Fixed
    92%      05/01/99       3,200,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%      05/31/99       3,200,000    7.520%        0.043%        0.040%         7.437%      Fixed
    92%      04/18/99       3,137,000    7.760%        0.043%        0.040%         7.677%      Fixed
    93%      12/01/98       3,150,000    6.700%        0.043%        0.125%         6.532%      Fixed
   100%      06/30/98       3,150,000    7.240%        0.043%        0.040%         7.157%      Fixed
------------------------------------------------------------------------------------------------------
                            3,200,000    7.350%        0.043%        0.125%         7.182%      Fixed
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
   100%      07/07/98
------------------------------------------------------------------------------------------------------
    92%      01/01/99       3,100,000    6.750%        0.043%        0.040%         6.667%      Fixed
    96%      05/01/99       3,000,000    7.230%        0.043%        0.040%         7.147%      Fixed
    98%      09/30/98       3,200,000    7.010%        0.043%        0.020%         6.947%      Fixed
   100%      03/31/99       2,750,000    7.360%        0.043%        0.040%         7.277%      Fixed
   100%      03/01/99       2,700,000    8.050%        0.043%        0.040%         7.967%      Fixed
    99%      07/31/98       2,700,000    7.060%        0.043%        0.040%         6.977%      Fixed
   100%      03/01/99       2,679,000    6.970%        0.043%        0.040%         6.887%      Fixed
   100%      03/31/99       2,700,000    7.150%        0.043%        0.040%         7.067%      Fixed
   100%      03/01/98       2,600,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%      03/30/99       2,600,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%      01/31/99       2,575,000    7.300%        0.043%        0.090%         7.167%      Fixed
    91%      04/06/99       2,550,000    7.310%        0.043%        0.040%         7.227%      Fixed
    71%      03/31/99       2,535,000    6.980%        0.043%        0.080%         6.857%      Fixed
   100%      12/31/98       2,500,000    6.980%        0.043%        0.090%         6.847%      Fixed
   100%      02/27/99       2,500,000    7.125%        0.043%        0.040%         7.042%      Fixed
   100%      04/30/99       2,500,000    6.500%        0.043%        0.040%         6.417%      Fixed
   100%      09/22/98       2,450,000    7.995%        0.043%        0.090%         7.862%      Fixed
    93%      01/27/99       2,440,000    7.520%        0.043%        0.080%         7.397%      Fixed
    91%      12/31/98       2,437,500    7.350%        0.043%        0.090%         7.217%      Fixed
    87%      01/31/99       2,400,000    7.150%        0.043%        0.040%         7.067%      Fixed
    72%      12/31/98       2,500,000    8.250%        0.043%        0.040%         8.167%      Fixed
    91%      03/31/99       2,360,000    7.540%        0.043%        0.040%         7.457%      Fixed
    90%      12/31/98       2,350,000    7.150%        0.043%        0.040%         7.067%      Fixed
   100%      02/18/98       2,360,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%      05/10/99       2,300,000    7.150%        0.043%        0.040%         7.067%      Fixed
   100%      06/24/98       2,300,000    7.260%        0.043%        0.040%         7.177%      Fixed
   100%      05/10/99       2,287,500    7.060%        0.043%        0.040%         6.977%      Fixed
    88%      03/31/99       2,272,000    7.610%        0.043%        0.040%         7.527%      Fixed

 Interest                                                      First
  Accrual                                                     Payment
  Method            Loan Type           Note Date               Date
----------------------------------------------------------------------
Actual / 360         Balloon             09/25/98             11/01/98


----------------------------------------------------------------------
Actual / 360         Balloon             09/14/98             11/01/98
Actual / 360         Balloon             08/27/98             10/01/98
Actual / 360         Balloon             09/08/98             11/01/98
Actual / 360         Balloon             09/01/98             11/01/98
Actual / 360         Balloon             07/30/98             09/01/98
Actual / 360         Balloon             06/11/98             08/01/98

Actual / 360           ARD               02/09/99             04/01/99
Actual / 360         Balloon             07/16/98             09/01/98
Actual / 360         Balloon             11/04/98             01/01/99
Actual / 360         Balloon             10/23/98             12/01/98
Actual / 360         Balloon             07/23/98             09/01/98
Actual / 360         Balloon             09/22/98             11/01/98
Actual / 360           ARD               01/28/99             03/01/99
Actual / 360         Balloon             08/20/98             10/01/98
Actual / 360         Balloon             10/15/98             12/01/98
Actual / 360           ARD               05/13/98             07/01/98
Actual / 360         Balloon             09/21/98             11/01/98
Actual / 360         Balloon             08/19/98             10/01/98
  30 / 360             ARD               06/10/98             08/01/98
Actual / 360         Balloon             09/30/98             11/01/98
----------------------------------------------------------------------
  30 / 360       Fully Amortizing        06/29/98             08/01/98



----------------------------------------------------------------------
Actual / 360         Balloon             04/22/98             06/01/98
  30 / 360           Balloon             06/12/98             08/01/98
Actual / 360           ARD               11/04/98             01/01/99
Actual / 360           ARD               06/10/98             08/01/98
  30 / 360           Balloon             04/26/99             06/01/99
Actual / 360         Balloon             09/17/98             11/01/98
Actual / 360         Balloon             07/16/98             09/01/98
----------------------------------------------------------------------
Actual / 360     Fully Amortizing        08/07/98             10/01/98









----------------------------------------------------------------------
Actual / 360         Balloon             11/04/98             01/01/99
Actual / 360           ARD               05/14/98             07/01/98
Actual / 360         Balloon             07/24/98             09/01/98
  30 / 360           Balloon             06/05/98             08/01/98
Actual / 360         Balloon             02/04/99             04/01/99
Actual / 360         Balloon             08/14/98             10/01/98
  30 / 360             ARD               07/17/98             09/01/98
Actual / 360     Fully Amortizing        06/30/98             08/01/98
Actual / 360         Balloon             06/16/98             08/01/98
Actual / 360         Balloon             06/23/98             08/01/98
Actual / 360         Balloon             09/18/98             11/01/98
Actual / 360         Balloon             04/30/99             06/01/99
Actual / 360         Balloon             09/04/98             11/01/98
Actual / 360         Balloon             08/25/98             10/01/98
Actual / 360         Balloon             10/15/98             12/01/98
Actual / 360         Balloon             10/01/98             11/01/98
Actual / 360         Balloon             03/02/99             05/01/99
Actual / 360         Balloon             02/08/99             04/01/99
Actual / 360         Balloon             09/17/98             11/01/98
  30 / 360           Balloon             06/12/98             08/01/98
  30 / 360       Fully Amortizing        11/21/97             01/01/98
  30 / 360           Balloon             09/30/98             11/01/98
Actual / 360         Balloon             11/03/98             01/01/99
Actual / 360         Balloon             03/31/98             05/01/98
Actual / 360           ARD               06/26/98             08/01/98
Actual / 360         Balloon             09/29/98             11/01/98
Actual / 360           ARD               07/06/98             09/01/98
  30 / 360           Balloon             06/15/98             08/01/98

                                                      Original      Original
                                                       Term to       Amort-
  Anticipated       Scheduled                         Maturity /    ization
   Repayment        Maturity          Scheduled          ARD          Term     Seasoning
     Date             Date           P&I Payment      (Months)      (Months)    (Months)
-----------------------------------------------------------------------------------------
     NAP            10/01/08          27,151.53          120          360          10


-----------------------------------------------------------------------------------------
     NAP            10/01/13          25,997.12          180          360          10
     NAP            09/01/08          25,230.13          120          360          11
     NAP            10/01/08          27,611.21          120          300          10
     NAP            10/01/08          27,635.79          120          300          10
     NAP            08/01/08          26,077.89          120          360          12
                    07/01/09          26,367.22          132          360          13

   03/01/09         03/01/24          29,792.41 (2)      120          300           5
     NAP            08/01/08          27,963.73          120          300          12
     NAP            12/01/08          24,646.73          120          360           8
     NAP            11/01/08          29,834.25          120          300           9
     NAP            08/01/08          24,838.86          120          360          12
     NAP            10/01/08          25,201.20          120          360          10
   02/01/09         02/01/29          26,023.12          120          360           6
     NAP            09/01/08          24,790.38          120          360          11
     NAP            11/01/08          26,982.69          120          300           9
   06/01/13         06/01/28          24,582.77          180          360          14
     NAP            10/01/13          21,846.89          180          360          10
     NAP            09/01/08          25,796.43          120          300          11
   07/01/08         07/01/23          26,047.09          120          300          13
     NAP            10/01/08          22,734.57          120          360          10
-----------------------------------------------------------------------------------------
                    07/01/19          26,186.33          252          252          13



-----------------------------------------------------------------------------------------
     NAP            05/01/08          22,347.36          120          360          15
     NAP            07/01/08          22,021.51          120          360          13
   12/01/08         12/01/28          21,829.64          120          360           8
   07/01/08         07/01/18          23,689.36 (3)      120          300          13
                    05/01/14          22,495.53          180          360           3
     NAP            10/01/08          20,326.26          120          360          10
     NAP            08/01/08          21,467.19          120          360          12
-----------------------------------------------------------------------------------------
     NAP            09/01/13          29,392.29          180          180          11









-----------------------------------------------------------------------------------------
     NAP            12/01/08          20,106.54          120          360           8
   06/01/08         06/01/28          20,641.48          120          360          14
     NAP            08/01/08          21,311.18          120          360          12
                    07/01/08          20,072.49          120          300          13
     NAP            03/01/09          20,928.55          120          300           5
     NAP            09/01/08          18,072.10          120          360          11
   08/01/08         08/01/23          18,883.38          120          300          12
                    07/01/13          24,495.35          180          180          13
     NAP            01/01/13          18,792.98          174          300          13
     NAP            07/01/13          18,792.98          180          300          13
     NAP            10/01/08          18,695.31          120          300          10
     NAP            05/01/09          17,499.39          120          360           3
     NAP            10/01/08          17,884.52          120          300          10
     NAP            09/01/08          16,599.00          120          360          11
     NAP            11/01/13          17,869.33          180          300           9
     NAP            10/01/13          16,880.18          180          300          10
     NAP            04/01/09          17,968.69          120          360           4
     NAP            03/01/09          17,094.26          120          360           5
     NAP            10/01/08          16,793.70          120          360          10
     NAP            07/01/08          16,209.76          120          360          13
     NAP            12/01/12          24,253.51          180          180          20
                    10/01/13          16,566.15          180          360          10
     NAP            12/01/08          15,872.06          120          360           8
     NAP            04/01/13          17,058.24          180          300          16
   07/01/08         07/01/28          15,534.36          120          360          13
     NAP            10/01/08          16,789.14          120          300          10
   08/01/08         08/01/28          15,311.08          120          360          12
                    07/01/13          16,057.64          180          360          13

  Remaining   Remaining
   Term to     Amort-                            % of Total
  Maturity /  ization                             Cut-off        Allocated Cut-
      ARD       Term         Cut-off Date           Date            off Date
   (Months)   (Months)         Balance            Balance           Balance
----------------------------------------------------------------------------
    110          350        3,970,896.98            0.54%
                                                                  1,951,796.82
                                                                  2,019,100.16
----------------------------------------------------------------------------
    170          350        3,967,886.55            0.54%         3,967,886.55
    109          349        3,961,909.59            0.54%         3,961,909.59
    110          290        3,950,289.93            0.54%         3,950,289.93
    110          290        3,911,796.98            0.53%         3,911,796.98
    108          348        3,864,699.89            0.53%         3,864,699.89
    119          347        3,863,093.54            0.53%         3,863,093.54

    115          295        3,861,723.43            0.53%         3,861,723.43
    108          288        3,845,781.29            0.52%         3,845,781.29
    112          352        3,775,471.62            0.51%         3,775,471.62
    111          291        3,766,862.25            0.51%         3,766,862.25
    108          348        3,725,015.22            0.51%         3,725,015.22
    110          350        3,722,075.91            0.51%         3,722,075.91
    114          354        3,684,214.02            0.50%         3,684,214.02
    109          349        3,669,082.27            0.50%         3,669,082.27
    111          291        3,662,446.93            0.50%         3,662,446.93
    166          346        3,563,701.07            0.48%         3,563,701.07
    170          350        3,469,359.78            0.47%         3,469,359.78
    109          289        3,457,472.85            0.47%         3,457,472.85
    107          287        3,446,809.86            0.47%         3,446,809.86
    110          350        3,374,388.72            0.46%         3,374,388.72
----------------------------------------------------------------------------
    239          239        3,345,224.25            0.46%
                                                                  1,386,551.70
                                                                  1,204,819.20
                                                                    753,853.35
----------------------------------------------------------------------------
    105          345        3,337,090.66            0.45%         3,337,090.66
    107          347        3,263,787.34            0.44%         3,263,787.34
    112          352        3,181,564.87            0.43%         3,181,564.87
    107          287        3,155,077.27            0.43%         3,155,077.27
    177          357        3,130,328.25            0.43%         3,130,328.25
    110          350        3,124,309.87            0.43%         3,124,309.87
    108          348        3,122,721.88            0.42%         3,122,721.88
----------------------------------------------------------------------------
    169          169        3,091,566.39            0.42%
                                                                    176,003.34
                                                                    423,084.96
                                                                    270,774.37
                                                                     85,970.86
                                                                    247,081.61
                                                                    216,619.50
                                                                    446,777.71
                                                                  1,012,019.22
                                                                    213,234.82
----------------------------------------------------------------------------
    112          352        3,079,990.02            0.42%         3,079,990.02
    106          346        2,966,377.06            0.40%         2,966,377.06
    108          348        2,880,798.43 (1)        0.39%         2,880,798.43 (1)
    107          287        2,706,755.59            0.37%         2,706,755.59
    115          295        2,687,561.89            0.37%         2,687,561.89
    109          349        2,677,387.30            0.36%         2,677,387.30
    108          288        2,637,826.96            0.36%         2,637,826.96
    167          167        2,590,003.13            0.35%         2,590,003.13
    161          287        2,561,669.38            0.35%         2,561,669.38
    167          287        2,561,669.38            0.35%         2,561,669.38
    110          290        2,545,985.36            0.35%         2,545,985.36
    117          357        2,545,108.30            0.35%         2,545,108.30
    110          290        2,504,780.25            0.34%         2,504,780.25
    109          349        2,478,681.38            0.34%         2,478,681.38
    171          291        2,473,616.04            0.34%         2,473,616.04
    170          290        2,467,628.72            0.34%         2,467,628.72
    116          356        2,444,445.80            0.33%         2,444,445.80
    115          355        2,432,414.71            0.33%         2,432,414.71
    110          350        2,420,377.50            0.33%         2,420,377.50
    107          347        2,374,265.87            0.32%         2,374,265.87
    160          160        2,349,057.70            0.32%         2,349,057.70
    170          350        2,342,125.56            0.32%         2,342,125.56
    112          352        2,336,145.55            0.32%         2,336,145.55
    164          284        2,316,574.85            0.32%         2,316,574.85
    107          347        2,278,182.87            0.31%         2,278,182.87
    110          290        2,272,359.77            0.31%         2,272,359.77
    108          348        2,266,842.94            0.31%         2,266,842.94
    167          347        2,249,723.03            0.31%         2,249,723.03

(2) For LC3272, the Scheduled P&I Payment is $23,689.36 through 7/01/03 and $27,443.49 thereafter.
(3) For LC3552, the Scheduled P&I Payment is $10,748.80 through 11/1/03, $12,073.75 though 11/1/08 and $13,515.35 thereafter.

  Allocated
Cut-off Date                 Loan Balance                                                              Lockout
 Balance per                 at Maturity /                                                           Period End
     Unit                         ARD                  Prepayment Provisions                             Date
-------------------------------------------------------------------------------------------------------------------
                              3,507,306.10     LO(35)/Defeasance(81)/FREE(4)                           09/30/01
     94.75
     84.13
-------------------------------------------------------------------------------------------------------------------
    22,545                    3,028,425.81     LO(35)/Defeasance(141)/FREE(4)                          09/30/01
    39,619                    3,439,482.37     LO(35)/Defeasance(81)/FREE(4)                          08/31/2001
       148                    3,174,020.42     LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
       122                    3,154,254.60     LO(35)/Defeasance(82)/FREE(3)                           09/30/01
     46.57                    3,406,328.70     LO(36)/Defeasance(80)/FREE(4)                          08/31/2001
       148                    3,346,037.37     LO(60)/5%UPB(12)/4%UPB(12)/3%UPB(12)/
                                               2%UPB(12)/1%UPB(11)/Free(13)                            07/01/03
     99.98                    3,194,554.11     LO(29)/Defeasance(84)/Free(7)                          08/31/2001
     10.43                    3,135,771.02     LO(47)/YM(66)/FREE(7)                                   07/31/02
     47.99                    3,292,199.25     LO(24)/Grtr1%UPBorYM(91)/Free(5)                        12/01/00
    19,025                    3,149,973.51     LO(35)/Defeasance(81)/FREE(4)                           10/31/01
    21,165                    3,273,598.36     LO(47)/Grtr1%UPBorYM(70)/Free(3)                        07/31/02
       224                    3,279,525.42     LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
     29.90                    3,272,937.55     LO(30)/Defeasance(83)/Free(7)                          08/31/2001
     46.99                    3,232,874.83     LO(35)/Defeasance(81)/FREE(4)                           08/31/01
     91.56                    2,991,637.80     LO(35)/Defeasance(81)/FREE(4)                           10/31/01
    37,122                    2,787,452.04     LO(38)/Defeasance(135)/Free(7)                         08/31/2001
    15,988                    2,601,649.61     LO(35)/Defeasance(141)/FREE(4)                          09/30/01
     45.72                    2,840,302.95     LO(35)/Defeasance(81)/FREE(4)                           08/31/01
     70.37                    2,796,059.73     LO(37)/Defeasance(76)/Free(7)                          08/31/2001
    20,702                    2,969,526.64     LO(35)/Defeasance(81)/FREE(4)                           09/30/01
-------------------------------------------------------------------------------------------------------------------
                                      -        LO(120)/YM(125)/Free(7)                                 07/01/08
    34,664
    33,467
    37,693
-------------------------------------------------------------------------------------------------------------------
    30,616                    2,941,343.66     LO(60)/Grtr1%UPBorYM(56)/Free(4)                        05/31/03
    33,304                    2,833,804.03     LO(47)/Grtr1%UPBorYM(69)/Free(4)                        06/12/02
     99.09                    2,809,387.25     LO(32)/Defeasance(81)/Free(7)                          08/31/2001
     59.75                    2,328,551.64     LO(37)/Defeasance(76)/Free(7)                          08/31/2001
    21,738                    2,388,444.68     LO(27)/Defeasance(146)/Free(7)                         08/31/2001
    30,630                    2,725,415.50     LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
     58.07                    2,764,960.43     LO(35)/YM(78)/FREE(7)                                  07/31/2001
-------------------------------------------------------------------------------------------------------------------
                                 63,445.97     LO(83)/YM(90)/FREE(7)                                   08/31/05
     14.57
     17.63
     24.07
     10.21
     13.73
     18.05
     22.34
     50.60
     15.23
-------------------------------------------------------------------------------------------------------------------
     49.03                    2,685,741.97     LO(24)/Grtr1%UPBorYM(91)/Free(5)                        12/01/00
    32,960                    2,594,455.94     LO(60)/YM(53)/Free(7)                                   06/01/03
     71.02                    2,242,963.12     LO(36)/YM(77)/FREE(7)                                   08/31/01
     75.19                    2,183,989.67     LO(48)/YM(65)/Free(7)                                   07/01/02
     32.76                    2,230,103.33     LO(48)/Grtr1%UPBorYM(69)/Free(3)                        03/31/03
    29,102                    2,358,503.52     LO(35)/YM(82)/FREE(3)                                   08/31/01
    79,934                    2,104,813.62     LO(60)/YM(53)/Free(7)                                   08/01/03
     41.03                       52,591.15     LO(37)/Defeasance(136)/Free(7)                         08/31/2001
       109                    1,718,317.30     LO(83)/Grtr1%UPBorYM(88)/Free(3)                        06/30/05
     53.54                    1,667,421.03     LO(84)/Grtr1%UPBorYM(93)/Free(3)                        07/31/05
     17.09                    2,079,234.04     LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
    46,275                    2,242,948.91     LO(47)/Grtr1%UPBorYM(70)/FREE(3)                        04/30/03
    19,268                    2,026,824.07     LO(35)/Defeasance(81)/FREE(4)                           09/30/01
     55.22                    2,179,184.96     LO(35)/Defeasance(81)/FREE(4)                          08/31/2001
       172                    1,591,238.17     LO(84)/Grtr1%UPBorYM(93)/Free(3)                        11/30/05
     49.23                    1,538,903.55     Grtr1%UPBorYM(176)/Free(4)
     60.31                    2,191,664.38     LO(47)/YM(69)/FREE(4)                                   03/31/03
    18,427                    2,157,773.73     LO(47)/YM(69)/FREE(4)                                   02/28/03
     41.53                    2,145,540.91     LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
    15,318                    2,066,706.79     LO(47)/Grtr1%UPBorYM(69)/Free(4)                        06/12/02
    36,704                            -        LO(72)/Grtr1%UPBorYM(102)/Free(6)                       12/01/03
    24,397                    1,782,673.49     LO(60)/Grtr1%UPBorYM(113)/Free(7)                       10/01/03
     45.54                    2,057,793.85     LO(47)/Grtr1%UPBorYM(70)/Free(3)                        11/30/02
     77.22                    1,513,141.13     LO(84)/Grtr1%UPBorYM(93)/Free(3)                        04/30/05
       119                    2,014,442.66     LO(60)/YM(53)/Free(7)                                   07/01/03
       169                    1,828,463.01     LO(47)/Grtr1%UPBorYM(70)/Free(3)                        09/30/02
     90.67                    1,998,470.01     LO(60)/YM(53)/Free(7)                                   08/01/03
    28,843                    1,720,569.88     LO(60)/Grtr1%UPBorYM(113)/Free(7)                       07/01/03

       Yield             Yield              Yield
    Maintenance       Maintenance        Maintenance            Yield
   Period Start        Period End       Discount Term       Maintenance
       Date               Date            End Date              Type
----------------------------------------------------------------------------
        NAP               NAP                NAP                 NAP


----------------------------------------------------------------------------
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP

        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     08/01/02          01/31/08      Interest Differential  Treasury Flat
     12/02/00          07/31/08         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     08/01/02          05/31/08         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
----------------------------------------------------------------------------
     7/2/2008         12/31/2018        Present Value       Treasury Flat



----------------------------------------------------------------------------
     06/01/03          01/31/08      Interest Differential  Treasury Flat
     06/13/02          03/31/08      Interest Differential  Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     08/01/01          01/31/08      Interest Differential  Treasury Flat
----------------------------------------------------------------------------
     09/01/05          02/28/13      Interest Differential  Treasury Flat









----------------------------------------------------------------------------
     12/02/00          07/31/08         Present Value       Treasury Flat
     6/2/2003         11/30/2007        Present Value       Treasury Flat
     09/01/01          01/31/08      Interest Differential  Treasury Flat
     7/2/2002         12/31/2007        Present Value       Treasury Flat
     04/01/03          12/31/08         Present Value       Treasury Flat
     09/01/01          06/30/08      Interest Differential  Treasury Flat
     8/2/2003          1/31/2008        Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     07/01/05          10/31/12         Present Value       Treasury Flat
     08/01/05          04/30/13         Present Value       Treasury Flat
        NAP               NAP                NAP                 NAP
     05/01/03          02/28/09      Interest Differential  Treasury Flat
        NAP               NAP                NAP                 NAP
        NAP               NAP                NAP                 NAP
     12/01/05          09/01/13         Present Value       Treasury Flat
     10/01/98          06/30/13         Present Value       Treasury Flat
     04/01/03          12/31/08      Interest Differential  Treasury Flat
     03/01/03          11/30/08      Interest Differential  Treasury Flat
        NAP               NAP                NAP                 NAP
     06/13/02          03/31/08      Interest Differential  Treasury Flat
     12/02/03          06/01/12         Present Value       Treasury Flat
     10/2/2003         3/31/2013        Present Value       Treasury Flat
     12/01/02          09/30/08         Present Value       Treasury Flat
     05/01/05          01/31/13         Present Value       Treasury Flat
     7/2/2003         12/31/2007        Present Value       Treasury Flat
     10/01/02          07/31/08         Present Value       Treasury Flat
     8/2/2003          1/31/2008        Present Value       Treasury Flat
     7/2/2003         12/31/2012        Present Value       Treasury Flat

                                                                                            Cross                  Related
  Control      Loan                                                                     Collateralized            Mortgage
  Number      Number                          Property Name                             Mortgage Loans              Loans
------------------------------------------------------------------------------------------------------------------------------
     71      6601131          Fuss & Lieberman Realty and Carl Herman Realty Portfolio
     72      6601131A         132  Bowery & 116 Elizabeth
     73      6601131B         145-149 Bowery
------------------------------------------------------------------------------------------------------------------------------
     74      6601848          Rivergrove Townhomes                                                                Yes (15)
     75      6601621          Madison Terrace Apts.
     76      6601405          Bolsa Medical Center
     77      6600398          Hoyts Cinemas-Martinsburg
     78      6601106          Village in Pinson, The
     79      LC3117           Avon Properties

     80      LC3728           Northgate Place
     81      6600306          Toledo Great Eastern Shopping Center                                                Yes (26)
     82         318           Southgate Business Center                                                           Yes  (9)
     83      6602019          Fredericksburg Holiday Inn
     84         339           Quail Valley Apartments
     85      6202586          1218-30 Burlingame Ave.
     86      LC3755           Sunrise Park Center
     87      6601165          Grenada Square Retail
     88      6202004          Flagship - Route 22
     89      LC3028           Summit Terrace
     90      6600059          University Villas Apartments                                                        Yes (28)
     91      6600609          Hudson Plaza II
     92      LC2805           Building 33
     93      6202343          Omni Apartments
------------------------------------------------------------------------------------------------------------------------------
     94      LC2630           1144 Properties LLC Portfolio
     95      LC2630A          Executive House
     96      LC2630B          Cranberry Court Apartments
     97      LC2630C          The Atrium Apartments
------------------------------------------------------------------------------------------------------------------------------
     98         338           Pebble Creek Village Apartments
     99         336           Lakewood Colony Apartments                                                          Yes (27)
    100      LC3359           North Main Plaza
    101      LC3272           Tactician Corporation
    102      LL1014           Chapel Ridge Apartments                                                             Yes (23)
    103      6601629          Broad Ripple Towne Homes
    104      6600648          53-83 Fourth Avenue                                                                 Yes (11)
------------------------------------------------------------------------------------------------------------------------------
    105      6603200          Codisco International, Inc. Portfolio
    106      6603200A         Codisco-4308 N. Palafox Street
    107      6603200B         Codisco-6003-A Anderson Road
    108      6603200C         Codisco-7755 Ellis Road
    109      6603200D         Codisco-1183 Headland Avenue
    110      6603200E         Codisco-3040 Northeast 20th Way
    111      6603200F         Codisco-1050 Waterloo Avenue
    112      6603200G         Codisco-1100 West 17th Street
    113      6603200H         Codisco-601 Codisco Way
    114      6603200I         Codisco-1010 NE 16th Street
------------------------------------------------------------------------------------------------------------------------------
    115         317           Dorsey One                                                                          Yes  (9)
    116      LC3058           Shadow Glen
    117      6601229          1540 Market Street                                                                  Yes (12)
    118      LC2886           FIA Office Building
    119         323           Seneca Center                                                                       Yes  (4)
    120      6000215          Mar-Stal Apartments
    121      LC3046           72 Gardner Street                                                                   Yes (20)
    122      LC3209           Brigham Business Park
    123         263           OfficeMax - Sandy                                                                   Yes  (3)
    124         264           West Palm Plaza
    125      6600344          Warehouse 290
    126      6601499          The Links Townhomes
    127      6601328          Suburban Lodge-Inverness
    128      6601594          Tower Plaza - Phase II
    129         309           Philips Medical Systems
    130         313           325 Broadway
    131      6602434          4990 Viewridge Office Building                                                      Yes (14)
    132      6602316          Cypress Creek Apartments
    133      6601373          Harbor Vermont Center                                                               Yes (14)
    134         341           Wayforest Glen Apartments                                                           Yes (27)
    135         158           Hampton Inn - Rome
    136      LL1015           Chapel Ridge Apartments - Phase II                                                  Yes (23)
    137         314           Northeast Commerce Center
    138         249           OfficeMax - Casper                                                                  Yes  (3)
    139      LC3166           Berkshire Plaza                                                                     Yes (16)
    140         340           1100 Marshall Street Office Building
    141      LC2790           Best Plaza                                                                          Yes (16)
    142      LL1017           Fairway at Fianna Hills                                                             Yes (23)

                                                 Cut-off
    Ownership          Appraised    Appraisal    Date LTV
     Interest            Value        Date        Ratio
--------------------------------------------------------
                                                 67.30%
   Fee Simple          2,900,000    07/01/98
   Fee Simple          3,000,000    07/01/98
--------------------------------------------------------
   Fee Simple          4,900,000    06/24/98     80.98%
   Fee Simple          4,840,000    07/02/98     81.86%
   Fee Simple          5,340,000    07/01/98     73.98%
   Fee Simple          4,950,000    06/25/98     79.03%
   Fee Simple          4,950,000    06/01/98     78.07%
   Fee Simple          5,300,000    04/24/98     72.89%

   Fee Simple          6,100,000    10/08/98     63.31%
   Fee Simple          6,100,000    03/13/98     63.05%
   Fee Simple          6,300,000    09/03/98     59.93%
   Fee Simple          6,300,000    08/31/98     59.79%
   Fee Simple          4,700,000    06/18/98     79.26%
   Fee Simple          6,000,000    08/07/98     62.03%
   Fee Simple          4,950,000    09/30/98     74.43%
   Fee Simple          4,700,000    06/05/98     78.07%
   Fee Simple          5,600,000    06/25/98     65.40%
   Fee Simple          4,850,000    01/19/98     73.48%
   Fee Simple          4,565,000    06/25/98     76.00%
   Fee Simple          4,675,000    04/29/98     73.96%
    Leasehold          5,650,000    02/11/98     61.01%
   Fee Simple          4,573,000    07/15/98     73.79%
--------------------------------------------------------
                                                 67.31%
   Fee Simple          2,060,000    11/20/97
   Fee Simple          1,790,000    11/20/97
   Fee Simple          1,120,000    11/20/97
--------------------------------------------------------
   Fee Simple          4,225,000    03/30/98     78.98%
   Fee Simple          4,130,000    05/19/98     79.03%
   Fee Simple          4,350,000    07/30/98     73.14%
   Fee Simple          4,675,000    03/10/98     67.49%
   Fee Simple          4,250,000    08/31/98     73.65%
   Fee Simple          4,000,000    06/18/98     78.11%
   Fee Simple          4,800,000    05/26/98     65.06%
--------------------------------------------------------
                                                 67.69%
   Fee Simple            260,000    02/06/98
   Fee Simple            625,000    02/13/98
   Fee Simple            400,000    02/05/98
   Fee Simple            127,000    01/31/98
   Fee Simple            365,000    02/13/98
   Fee Simple            320,000    01/30/98
   Fee Simple            660,000    02/06/98
   Fee Simple          1,495,000    02/10/98
   Fee Simple            315,000    01/29/98
--------------------------------------------------------
   Fee Simple          4,600,000    09/09/98     66.96%
   Fee Simple          4,100,000    02/12/98     72.35%
   Fee Simple          4,520,000    06/01/98     63.73%
   Fee Simple          3,700,000    03/01/98     73.16%
   Fee Simple          3,600,000    12/10/98     74.65%
   Fee Simple          3,410,000    06/10/98     78.52%
   Fee Simple          4,270,000    03/04/98     61.78%
   Fee Simple          3,800,000    04/08/98     68.16%
   Fee Simple          3,300,000    03/30/98     77.63%
   Fee Simple          4,200,000    06/03/98     60.99%
   Fee Simple          3,400,000    07/29/98     74.88%
   Fee Simple          3,210,000    03/22/99     79.29%
   Fee Simple          4,150,000    06/17/98     60.36%
   Fee Simple          3,120,000    07/31/98     79.44%
   Fee Simple          4,600,000    08/31/98     53.77%
   Fee Simple          7,000,000    07/30/98     35.25%
   Fee Simple          4,200,000    09/22/98     58.20%
   Fee Simple          3,250,000    09/14/98     74.84%
   Fee Simple          3,250,000    07/12/98     74.47%
   Fee Simple          3,010,000    05/26/98     78.88%
   Fee Simple          3,375,000    09/17/97     69.60%
   Fee Simple          2,950,000    08/22/98     79.39%
   Fee Simple          3,200,000    10/16/98     73.00%
   Fee Simple          2,950,000    02/27/98     78.53%
   Fee Simple          3,075,000    05/12/98     74.09%
   Fee Simple          3,300,000    06/24/98     68.86%
   Fee Simple          3,050,000    04/24/98     74.32%
   Fee Simple          2,840,000    05/06/98     79.22%

  Maturity                                                 Largest         Largest  Largest Tenant
 Date / ARD                                                 Tenant          Tenant  Lease Maturity
 LTV Ratio          Largest Tenant                           NRSF            NRSF%       Date
--------------------------------------------------------------------------------------------------
   59.45%
                Bowery Lighting                               5,100           25%      12/31/03
                Keith Trading                                 9,600           40%      03/31/99
--------------------------------------------------------------------------------------------------
   61.80%       NAP
   71.06%       NAP
   59.44%       Bolsa Medical Group                          18,991           71%      08/21/08
   63.72%       Hoyts Cinemas                                32,130          100%      05/31/18
   68.81%       Food Giant                                   37,641           45%      09/30/02
   63.13%       Trendlines                                   10,000           38%      02/28/08

   52.37%       Boxcar Bedding                                5,490           14%      12/31/02
   51.41%       Value City Department Store                  60,000           16%      11/30/02
   52.26%       Computer Equity Corporation                  18,498           24%      10/31/99
   50.00%       NAP
   69.65%       NAP
   54.66%       Pottery Barn                                 10,000           60%      12/30/07
   66.12%       Soundstream Technologies                     26,000           21%      11/30/02
   68.78%       Kroger                                       43,482           56%      01/31/09
   53.42%       The Wiz                                      40,000          100%      03/31/08
   57.47%       NAP
   56.99%       NAP
   60.76%       Michael's Stores, Inc.                       27,500           36%      10/31/00
   49.49%       Ergo  Science                                26,161           53%      12/31/03
   64.94%       NAP
--------------------------------------------------------------------------------------------------
    0.00%
                NAP
                NAP
                NAP
--------------------------------------------------------------------------------------------------
   69.62%       NAP
   68.62%       NAP
   64.58%       Walgreen Company                             14,110           44%      03/31/12
   49.81%       Tactician Corporation                        52,804          100%      05/31/18
   56.20%       NAP
   68.14%       NAP
   57.60%       Cheviot Corporation                          12,900           24%      09/30/00
--------------------------------------------------------------------------------------------------
    1.39%
                Coastline Distribution, Inc.                 12,080          100%      12/22/02
                Coastline Distribution, Inc.                 24,000          100%      12/22/02
                Coastline Distribution, Inc.                 11,250          100%      12/22/02
                Coastline Distribution, Inc.                  8,424          100%      12/22/02
                Coastline Distribution, Inc.                 18,000          100%      12/22/02
                Coastline Distribution, Inc.                 12,000          100%      12/22/02
                Coastline Distribution, Inc.                 20,000          100%      12/22/02
                Coastline Distribution, Inc.                 20,000          100%      12/22/02
                Coastline Distribution, Inc.                 14,000          100%      12/22/02
--------------------------------------------------------------------------------------------------
   58.39%       Aerotek                                      37,235           59%      03/31/99
   63.28%       NAP
   49.62%       Community Board                               4,955           12%      04/30/01
   59.03%       First Indemnity of America Insurance Co.     11,588           32%      02/28/10
   61.95%       Wright Manufacturing, Inc.                   28,000           34%      05/31/02
   69.16%       NAP
   49.29%       NAP
    1.38%       Almo Corporation                             21,003           33%      02/28/00
   52.07%       Office Max - Utah                            23,500          100%      03/31/13
   39.70%       Sedano's Supermarket                         22,552           47%      08/31/02
   61.15%       Sunburst Interests, Inc.                     15,000           10%      06/30/99
   69.87%       NAP
   48.84%       NAP
   69.85%       Peter Piper Pizza                            16,279           36%      01/31/08
   34.59%       Philips Medical                              14,350          100%      02/28/03
   21.98%       Michael Pilar                                 5,333           11%      05/31/01
   52.18%       County of San Diego                          40,532          100%      08/31/00
   66.39%       NAP
   66.02%       Espirit                                      28,835           49%      02/28/08
   68.66%       NAP
    0.00%       NAP
   60.43%       NAP
   64.31%       Apria Healthcare, Inc.                        7,878           15%      08/31/01
   51.29%       OfficeMax, Inc.                              30,000          100%      11/30/12
   65.51%       Hollywood Video                               6,000           31%      08/19/06
   55.41%       Seiler & Company                             13,434          100%      03/31/13
   65.52%       Pets Mart (Floors USA)                       13,028           52%      09/21/02
   60.58%       NAP

                                                      Second         Second
                                                     Largest        Largest   Second Largest
                                                      Tenant         Tenant    Tenant Lease
         Second Largest Tenant                         NRSF           NRSF%    Maturity Date
--------------------------------------------------------------------------------------------

BCBC Fashion                                           3,500           17%       11/30/01
Keith Trading                                          4,800           20%       09/30/00
--------------------------------------------------------------------------------------------
NAP
NAP
Bolsa Outpatient Surgery                               3,370           13%       02/01/08
NAP
CVS Pharmacy                                           8,500           10%       09/30/02
Big Party                                              8,680           33%       10/04/07

Tony Roma's                                            5,000           13%       03/31/13
JC Penney Furniture Outlet                            39,000           11%         MTM
Moving Comfort                                        17,488           22%       01/31/04
NAP
NAP
The Gap Inc.                                           5,000           30%       11/28/01
VPD                                                   24,300           20%       08/31/03
CATO                                                   6,000            8%       01/31/04
NAP
NAP
NAP
Eckard Drug                                            9,600           13%       08/01/00
Partners Healthcare                                   12,000           24%       01/30/99
NAP
--------------------------------------------------------------------------------------------

NAP
NAP
NAP
--------------------------------------------------------------------------------------------
NAP
NAP
Blockbuster Video, Inc.                                6,000           19%       03/31/03
NAP
NAP
NAP
Westinghouse                                          12,390           23%       12/14/00
--------------------------------------------------------------------------------------------










--------------------------------------------------------------------------------------------
Kathpal Technologies                                   8,086           13%       06/30/02
NAP
Communtiy Hospice                                      4,720           12%       07/31/00
First Managed Care                                    10,000           28%       08/31/03
Project Works, LLC                                     6,700            8%       04/30/01
NAP
NAP
Teleport Communications                               15,078           24%       08/14/10
NAP
Sedanos Discount                                       7,588           16%       04/01/02
Herman Packaging Company                              13,250            9%       10/31/00
NAP
NAP
Carpet Max                                            10,200           23%       10/31/07
NAP
Dr. Noel Smith                                         5,217           10%       02/28/03
NAP
NAP
Xeon                                                   6,493           11%       04/14/01
NAP
NAP
NAP
Ademco Distribution                                    6,000           12%       03/31/01
NAP
China Penn West                                        2,968           15%       09/30/02
NAP
Dougherty Choice Seating                               4,685           19%       06/30/00
NAP

                                                                             U/W        U/W              U/W NOI            U/W NCF
        Management Company           Mortgage Loan Originator              Revenues   Expenses  U/W NOI    DSCR   U/W NCF    DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                                     Mercury Capital Corporation                                           1.40              1.30
Owner Managed                                                               333,710    110,636  223,074           204,924
Owner Managed                                                               355,663    121,265  234,398           219,112
-----------------------------------------------------------------------------------------------------------------------------------
LEDIC Management Group, Inc.         Financial Federal Savings Bank       1,024,287    570,139  454,148    1.46   398,180    1.28
Stout Management Company             GFI Realty Services, Inc               703,243    224,960  478,283    1.58   453,283    1.50
Bolsa Medical Group                  LJ Melody & Company, Inc.              600,799    105,097  495,702    1.50   482,479    1.46
Hoyts Cinemas (Tenant)               GMAC Commercial Mortgage Corp.         457,852     18,314  439,538    1.33   426,685    1.29
Owner Managed                        Financial Federal Savings Bank         588,294    128,451  459,843    1.47   407,147    1.30
Avon Properties Inc.                 Llama Capital Mortgage Company         566,374     99,016  467,358    1.48   446,261    1.41

First Security Properties, Inc.      Llama Capital Mortgage Company         712,744    209,143  503,601    1.41   464,799    1.30
United Management, Inc.              Huntington Capital Corp.             1,168,662    535,765  632,897    1.89   471,754    1.41
BECO Management, Inc.                Salomon Brothers Realty Corp.          609,140    150,348  458,792    1.55   419,090    1.42
Marshall Management, Inc.            Citibank PBG East                    3,327,718  2,689,095  638,623    1.78   505,514    1.41
Americas Management, LLC             Bank United                            928,594    515,247  413,347    1.39   369,347    1.24
M.H. Podell Company                  Citibank PBG West                      504,453    101,278  403,175    1.33   392,363    1.30
DBP Management, Inc.                 Llama Capital Mortgage Company         546,370     98,553  447,817    1.43   392,377    1.26
Owner Managed                        Financial Federal Savings Bank         583,788    121,949  461,839    1.55   433,697    1.46
Owner Managed                        LJ Melody & Company, Inc.              731,683    205,981  525,702    1.62   492,472    1.52
Owner Managed                        Llama Capital Mortgage Company         720,810    254,815  465,995    1.58   441,995    1.50
Owner Managed                        Financial Federal Savings Bank       1,071,512    509,133  562,379    2.15   508,129    1.94
Southeast Properties, Inc.           Financial Federal Savings Bank         509,760     73,652  436,108    1.41   382,417    1.24
Roundstone Management Co.            Llama Capital Mortgage Company         722,169    279,478  442,691    1.42   395,038    1.26
Owner Managed                        Financial Federal Savings Bank         756,997    397,629  359,368    1.32   318,868    1.17
-----------------------------------------------------------------------------------------------------------------------------------
                                     Llama Capital Mortgage Company                                        1.33              1.24
Owner Managed                        Llama Capital Mortgage Company         298,118    129,306  168,812           157,556
Owner Managed                        Llama Capital Mortgage Company         269,056    114,471  154,585           142,489
Owner Managed                        Llama Capital Mortgage Company         149,404     54,994   94,410            89,410
-----------------------------------------------------------------------------------------------------------------------------------
Walnut Capital Management, Inc.      Bank United                            723,467    286,874  436,593    1.63   409,343    1.53
Clark Lauderdale Company, Inc.       Bank United                            802,009    381,142  420,867    1.59   391,859    1.48
Owner Managed                        Llama Capital Mortgage Company         492,350    122,783  369,567    1.41   346,754    1.32
Eastport Real Estate Services        Llama Capital Mortgage Company         698,080    267,440  430,640    1.51   366,861    1.29
ERC Properties, Inc.                 Llama Capital Mortgage Company         719,227    379,957  339,270    1.26   310,470    1.15
Pinnacle Properties Management, LLC  GMAC Commercial Mortgage Corp.         676,056    307,948  368,108    1.51   342,608    1.40
Glen Management Corp                 Citibank PBG East                      487,700    128,487  359,213    1.39   328,165    1.27
-----------------------------------------------------------------------------------------------------------------------------------
                                     Huntington Capital Corp.                                              1.45              1.23
Owner Managed                                                                29,426      1,471   27,955            22,507
Owner Managed                                                                58,463      2,923   55,540            44,248
Owner Managed                                                                42,727      2,136   40,591            34,516
Owner Managed                                                                20,521      1,026   19,495            16,063
Owner Managed                                                                43,813      2,191   41,622            34,494
Owner Managed                                                                29,231      1,462   27,769            20,281
Owner Managed                                                                54,133      2,707   51,426            41,730
Owner Managed                                                               226,790     11,339  215,451           192,460
Owner Managed                                                                34,103      1,705   32,398            26,098
-----------------------------------------------------------------------------------------------------------------------------------
BECO Management, Inc.                Salomon Brothers Realty Corp.          523,035    158,961  364,074    1.51   327,885    1.36
Pacific Rim Property Management      Llama Capital Mortgage Company         582,079    244,008  338,071    1.36   310,671    1.25
JS Mattison & Company                LJ Melody & Company, Inc.              596,068    244,837  351,231    1.37   316,751    1.24
Owner Managed                        Llama Capital Mortgage Company         638,130    261,506  376,624    1.56   357,588    1.48
Klinedinst Management, Incorporated  Skymar Capital Corporation             505,788    124,101  381,687    1.52   343,908    1.37
Owner Managed                        Branch Banking & Trust Company         445,056    127,225  317,831    1.47   294,831    1.36
Micozzi Management, Inc.             Llama Capital Mortgage Company         553,446    194,628  358,818    1.58   349,347    1.54
First Colony Management Co.          Llama Capital Mortgage Company         468,384    124,323  344,061    1.17   312,248    1.06
Owner Managed                        Skymar Capital Corporation             311,375      6,228  305,147    1.35   295,747    1.31
Owner Managed                        Skymar Capital Corporation             554,122    169,545  384,577    1.71   352,003    1.56
Sunburst Interests, Inc.
d/b/a Bernell & Assoc                LJ Melody & Company, Inc.              507,306    178,223  329,083    1.47   269,483    1.20
Owner Managed                        Branch Banking & Trust Company         399,384     95,375  304,009    1.45   290,259    1.38
Kidd Management Inc.                 Financial Federal Savings Bank         750,825    421,113  329,712    1.54   292,171    1.36
Prentiss Properties Ltd., Inc.       LJ Melody & Company, Inc.              504,180    181,643  322,537    1.62   293,843    1.48
Owner Managed                        Skymar Capital Corporation             536,857    123,639  413,218    1.93   395,998    1.85
Owner Managed                        Salomon Brothers Realty Corp.        1,267,771    591,537  676,234    3.34   615,519    3.04
Sunny Hills Management Company       LJ Melody & Company, Inc.              560,504    237,533  322,971    1.50   277,474    1.29
Pritchett-Moore, Inc.                Financial Federal Savings Bank         536,775    230,325  306,450    1.49   261,306    1.27
Sunny Hills - Palladium              LJ Melody & Company, Inc.              592,062    275,329  316,733    1.57   278,594    1.38
Clark Lauderdale Company, Inc.       Bank United                            720,559    445,878  274,681    1.41   234,381    1.20
Owner Managed                        Suntrust Mortgage, Inc.              1,102,337    570,361  531,976    1.83   476,859    1.64
ERC Properties, Inc.                 Llama Capital Mortgage Company         525,396    246,859  278,537    1.40   254,537    1.28
Gordon Commercial Real Estate, Inc.  Skymar Capital Corporation             448,359    127,394  320,965    1.69   287,378    1.51
Owner Managed                        John Alden Asset Management Company    294,000      5,880  288,120    1.41   276,120    1.35
Site Development, Inc.               Llama Capital Mortgage Company         345,108     89,139  255,969    1.37   238,354    1.28
Owner Managed                        Bank United                            412,289    114,093  298,196    1.48   282,612    1.40
Site Development , Inc.              Llama Capital Mortgage Company         362,334     94,981  267,353    1.46   244,803    1.33
ERC Properties, Inc.                 Llama Capital Mortgage Company         429,522    166,887  262,635    1.36   247,235    1.28

                1998
  1998        Statement      1998
Statement     Number of    Statement      1998       1998                1998 NOI    1997        1997                 1997 NOI
  Type         Months     Ending Date   Revenues   Expenses   1998 NOI     DSCR    Revenues    Expenses    1997 NOI     DSCR
------------------------------------------------------------------------------------------------------------------------------
                                                                           1.84                                         1.58
Annualized       12         09/30/98      409,116    101,200  307,916                347,810      86,758   261,052
Annualized       12         09/30/98      393,012    100,300  292,712                350,902      95,992   254,910
------------------------------------------------------------------------------------------------------------------------------
 Full Year       12         12/31/98    1,029,596    534,136  495,460      1.59      977,061     517,366   459,695      1.47
 Full Year       12         12/31/98      466,015    186,606  279,409      0.92
 Full Year       12         12/31/98      660,278    107,159  553,119      1.67      652,838      96,173   556,665      1.68
Annualized        7         12/31/98      472,662     22,398  450,264      1.36
Annualized       12         10/31/98      629,472     83,322  546,150      1.75      612,816     124,590   488,226      1.56
 Full Year       12         12/31/98      560,612     84,207  476,405      1.51
                                                                                     769,250     224,181   545,069      1.52
 Full Year       12         12/31/98    1,306,467    500,928  805,539      2.40    1,209,314     537,982   671,332      2.00
 Full Year       12         12/31/98      633,194    142,466  490,728      1.66      605,258     155,671   449,587      1.52
 Full Year       12         12/31/98    3,327,718  2,605,937  721,781      2.02    3,263,210   2,529,093   734,117      2.05
Annualized       11         11/30/98      954,131    519,764  434,367      1.46      909,257     483,830   425,427      1.43
 Full Year       12         12/31/98      521,463     91,853  429,610      1.42      501,934      86,999   414,935      1.37

 Full Year       12         12/31/98      607,464    114,422  493,042      1.66      612,557      77,099   535,458      1.80
 Full Year       12         12/31/98      752,995    213,335  539,660      1.67      741,123     166,880   574,243      1.77
Annualized        9          9/30/98      750,071    241,563  508,508      1.72      752,830     201,518   551,312      1.87
 Full Year       12         12/31/98    1,102,279    481,796  620,483      2.37      990,768     477,397   513,371      1.96
 Full Year       12         12/31/98      514,829     72,953  441,876      1.43      502,913      58,223   444,690      1.44
 Full Year       12         12/31/98      753,008    236,176  516,832      1.65      595,626     260,380   335,246      1.07
 Full Year       12         12/31/98      756,868    418,702  338,166      1.24      733,216     367,814   365,402      1.34
------------------------------------------------------------------------------------------------------------------------------
                                                                           1.29                                         1.52
 Full Year       12         12/31/98      307,298    140,291  167,007                305,425     113,214   192,211
 Full Year       12         12/31/98      279,869    149,405  130,464                268,552     100,135   168,417
 Full Year       12         12/31/98      157,477     49,389  108,088                155,157      38,205   116,952
------------------------------------------------------------------------------------------------------------------------------
Annualized        8         12/31/98      745,844    276,550  469,294      1.75      689,390     264,608   424,782      1.58
 Full Year       12         12/31/98      779,709    380,164  399,545      1.51      547,582     348,417   199,165      0.75
Annualized        9          9/30/98      510,615     89,660  420,955      1.61      498,546      89,223   409,323      1.56
Annualized        9          9/30/98      551,643    179,109  372,533      1.31      496,108     235,927   260,181      0.92
Annualized        2         02/28/98      720,971    343,386  377,585      1.40
 Full Year       12         12/31/98      635,227    302,402  332,825      1.36      490,820     409,606    81,214      0.33
 Full Year       12         12/31/98      564,597    157,827  406,770      1.58      496,722     128,060   368,662      1.43
------------------------------------------------------------------------------------------------------------------------------
                                                                           1.57                                         1.57
 Full Year       12         12/31/98       36,531      6,371   30,160                 33,362                33,362
 Full Year       12         12/31/98       72,578     12,655   59,923                 58,634                58,634
 Full Year       12         12/31/98       53,043      9,249   43,794                 42,852                42,852
 Full Year       12         12/31/98       25,475      4,442   21,033                 20,580                20,580
 Full Year       12         12/31/98       54,391      9,484   44,907                 43,942                43,942
 Full Year       12         12/31/98       36,289      6,328   29,961                 33,362                33,362
 Full Year       12         12/31/98       67,203     11,718   55,485                 54,291                54,291
 Full Year       12         12/31/98      281,546     49,094  232,452                233,534               233,534
 Full Year       12         12/31/98       42,337      7,383   34,954                 34,203                34,203
------------------------------------------------------------------------------------------------------------------------------
 Full Year       12         12/31/98      569,377    152,056  417,321      1.73      545,287     159,896   385,391      1.60
 Full Year       12         12/31/98      585,043    221,712  363,331      1.47      546,317     206,243   340,074      1.37
Annualized       12         09/30/98      597,940    247,903  350,037      1.37      552,329     241,397   310,932      1.22
Annualized        9          9/30/98      483,829    222,279  261,551      1.09      595,992     228,818   367,174      1.52
 Full Year       12         12/31/98      486,855    128,025  358,830      1.43      466,074     111,280   354,794      1.41
 Full Year       12         12/31/98      455,274    140,567  314,707      1.45      433,249     117,312   315,937      1.46
 Full Year       12         12/31/98      601,744    220,597  381,147      1.68      522,469     170,558   351,911      1.55
 Full Year       12         12/31/98      467,285    116,770  350,515      1.19      342,211      85,178   257,033      0.87
 Full Year       12         12/31/98      261,185     12,334  248,851      1.10

 Full Year       12         12/31/98      517,753    208,104  309,649      1.38      462,338     179,110   283,228      1.26
Annualized        8         12/31/98      241,093     20,176  220,917      1.05
 Full Year       12         12/31/98      750,825    380,887  369,938      1.72      849,002     389,369   459,633      2.14
 Full Year       12         12/31/98      472,102    164,891  307,211      1.54      250,342     182,177    68,165      0.34
 Full Year       12         12/31/98      466,375    140,462  325,913      1.52
 Full Year       12         12/31/98    1,424,407    502,363  922,044      4.55    1,351,108     556,147   794,961      3.92
 Full Year       12         12/31/98      710,597    229,411  481,186      2.23      710,389     230,767   479,622      2.22
 Full Year       12         12/31/98      536,530    208,060  328,470      1.60      543,208     235,336   307,872      1.50
 Full Year       12         12/31/98      542,469    249,826  292,643      1.45      362,974     259,841   103,133      0.51
 Full Year       12         12/31/98      728,465    443,451  285,014      1.47      693,253     448,338   244,915      1.26
 Full Year       12         12/31/98    1,127,996    535,278  592,718      2.04    1,111,043     550,181   560,862      1.93
Annualized        7         12/31/98      317,344    171,516  145,828      0.73
Annualized        8         08/31/98      389,911    114,701  275,210      1.44      468,741     120,831   347,910      1.83
 Full Year       12         12/31/98      294,000     34,668  259,332      1.27
 Full Year       12         12/31/98      345,335     95,890  249,445      1.34      335,091      77,095   257,996      1.38
 Full Year       12         12/31/98      364,163     90,232  273,931      1.36      335,316      98,079   237,237      1.18
 Full Year       12         12/31/98      395,504     86,663  308,841      1.68      394,703      83,586   311,117      1.69
 Full Year       12         12/31/98      417,539    208,571  208,968      1.08      397,510     171,514   225,996      1.17

                                                  ANNEX A
                              CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                                Allocated Cut-
Control  Loan                                                                                  Cut-off Date        off Date
Number  Number          Mortgage Seller                      Property Name                        Balance           Balance
  143  6601059    Salomon Brothers Realty Corp.     Fourth Avenue Marketplace                   2,229,681.57      2,229,681.57
  144   LC3013    Llama Capital Mortgage Company    Palomar Savings Building                    2,203,856.89      2,203,856.89
  145      167     Salomon Brothers Realty Corp.    Pocatello Industrial Park                   2,176,374.63      2,176,374.63
  146  6601350    Salomon Brothers Realty Corp.     Casa de Oro Plaza                           2,173,504.05      2,173,504.05
  147   LL1012    Llama Capital Mortgage Company    Spartan Shopping Center                     2,160,945.90      2,160,945.90
  148      265     Salomon Brothers Realty Corp.    OfficeMax - American Fork                   2,118,303.52      2,118,303.52
  149      308     Salomon Brothers Realty Corp.    OfficeMax - Clinton                         2,036,705.57      2,036,705.57
  150   LC3031    Llama Capital Mortgage Company    Quail Ridge                                 1,990,059.22      1,990,059.22
  151      267     Salomon Brothers Realty Corp.    Office Max - Manitowoc                      1,970,514.87      1,970,514.87
  152   LC2766    Llama Capital Mortgage Company    429 Sylvan Avenue                           1,959,960.41      1,959,960.41
  153   LC3118    Llama Capital Mortgage Company    Brownsville Business Park                   1,929,977.40      1,929,977.40
  154   LC3048    Llama Capital Mortgage Company    36,40,44 Quint Ave                          1,921,015.45      1,921,015.45
  155   LC2722    Llama Capital Mortgage Company    Canal Park Office Complex                   1,918,478.20      1,918,478.20
  156   LC3518    Llama Capital Mortgage Company    83 Cambridge Street                         1,890,135.92      1,890,135.92
------------------------------------------------------------------------------------------------------------------------------
  157   LL1047    Llama Capital Mortgage Company    Aldine-Langfield Assoc. LLC Portfolio       1,888,896.82
  158  LL1047A                                      Hydrotech Systems                                             1,203,544.88
  159  LL1047B                                      POPI International, Inc.                                        685,351.94
------------------------------------------------------------------------------------------------------------------------------
  160  6601479    Salomon Brothers Realty Corp.     Orange Plaza Apartments                     1,863,970.23      1,863,970.23
  161   LC3215    Llama Capital Mortgage Company    Kings Mill Village                          1,862,662.33      1,862,662.33
  162      311     Salomon Brothers Realty Corp.    Country Club Estates                        1,830,051.56      1,830,051.56
  163  6601344    Salomon Brothers Realty Corp.     GTE Plaza Shopping Center                   1,813,703.79      1,813,703.79
  164      269     Salomon Brothers Realty Corp.    OfficeMax - Clovis                          1,812,873.70      1,812,873.70
  165  6602105    Salomon Brothers Realty Corp.     Imperial Business Park                      1,795,088.59      1,795,088.59
  166   LC3467    Llama Capital Mortgage Company    Circuit City                                1,771,212.48      1,771,212.48
  167   LC2663    Llama Capital Mortgage Company    Terraceview Apartments                      1,765,694.98      1,765,694.98
  168  6202516    Salomon Brothers Realty Corp.     Southgate Plaza Shopping Center             1,723,704.49      1,723,704.49
  169   LC3165    Llama Capital Mortgage Company    CVS Center                                  1,703,684.56      1,703,684.56
  170  6000171    Salomon Brothers Realty Corp.     Econolodge & Efficiency Apartments          1,692,450.14      1,692,450.14
  171  6600839    Salomon Brothers Realty Corp.     Holmead Apartments                          1,684,754.53      1,684,754.53
  172      270     Salomon Brothers Realty Corp.    Nebel Office Center                         1,679,291.48      1,679,291.48
  173  6601178    Salomon Brothers Realty Corp.     310 South Street                            1,655,076.06      1,655,076.06
  174      320     Salomon Brothers Realty Corp.    Willows II Apartments                       1,641,553.81      1,641,553.81
  175      307     Salomon Brothers Realty Corp.    4600 City Line Avenue                       1,636,993.69      1,636,993.69
  176   LC3045    Llama Capital Mortgage Company    Ashford Court                               1,622,672.24      1,622,672.24
  177  6601844    Salomon Brothers Realty Corp.     River Park                                  1,587,154.59      1,587,154.59
  178   LC2662    Llama Capital Mortgage Company    Longwood Park                               1,566,573.46      1,566,573.46
  179  6601846    Salomon Brothers Realty Corp.     Sunridge Townhomes                          1,487,957.46      1,487,957.46
  180  6600484    Salomon Brothers Realty Corp.     Park View Plaza                             1,485,328.04      1,485,328.04
  181      306     Salomon Brothers Realty Corp.    Village Square Shopping Center              1,484,055.46      1,484,055.46
  182   LC3517    Llama Capital Mortgage Company    5 Wheeling Avenue                           1,480,617.95      1,480,617.95
  183  6601672    Salomon Brothers Realty Corp.     77 Medford Ave.                             1,460,144.36      1,460,144.36
  184   LC3299    Llama Capital Mortgage Company    Brownsville Trade Center                    1,420,687.51      1,420,687.51
  185  6601508    Salomon Brothers Realty Corp.     1033 Office Building                        1,389,790.21      1,389,790.21
  186  6601522    Salomon Brothers Realty Corp.     Grovemont Square                            1,388,616.03      1,388,616.03
  187  6601855    Salomon Brothers Realty Corp.     Hollianna Garden Apartments                 1,387,609.24      1,387,609.24
  188   LC3515    Llama Capital Mortgage Company    Cross Keys Plaza                            1,375,886.37      1,375,886.37
  189  6601211    Salomon Brothers Realty Corp.     Orleans Square Offices                      1,373,070.93      1,373,070.93
  190  6603042    Salomon Brothers Realty Corp.     7171-7177 East Main Street                  1,297,617.02      1,297,617.02
  191  6600703    Salomon Brothers Realty Corp.     Timberline Tech Center                      1,289,201.23      1,289,201.23
  192  6601175    Salomon Brothers Realty Corp.     Cinema Plaza                                1,288,243.91      1,288,243.91
  193   LL1013    Llama Capital Mortgage Company    Garland Square Apartments                   1,262,326.33      1,262,326.33
  194      337     Salomon Brothers Realty Corp.    Melbourne Neurologic Medical Building       1,257,624.72      1,257,624.72
  195  6600928    Salomon Brothers Realty Corp.     Northpoint Apartments                       1,229,138.29      1,229,138.29
  196      321     Salomon Brothers Realty Corp.    North McColl Business Park                  1,228,738.28      1,228,738.28
  197   LC3552    Llama Capital Mortgage Company    7-Eleven Convenience Store and Gas Station  1,226,099.77      1,226,099.77
  198      334     Salomon Brothers Realty Corp.    Blockbuster Video Store                     1,225,917.41      1,225,917.41
  199      299     Salomon Brothers Realty Corp.    Ace Clearwater Industrial Facility          1,218,619.64      1,218,619.64
  200  6600856    Salomon Brothers Realty Corp.     Parker Paints (Andresen Plaza)              1,208,992.85      1,208,992.85
  201   LL1002    Llama Capital Mortgage Company    222 South First Street                      1,187,836.78      1,187,836.78
  202   LC2664    Llama Capital Mortgage Company    Heatherwick House Apartments                1,174,930.04      1,174,930.04
  203      312     Salomon Brothers Realty Corp.    Valley View Apartments                      1,167,276.20      1,167,276.20
  204      272     Salomon Brothers Realty Corp.    Hollywood Video - Raleigh                   1,146,675.72      1,146,675.72
  205  6601618    Salomon Brothers Realty Corp.     Healthcare Partners Building                1,146,219.81      1,146,219.81
  206   LC3344    Llama Capital Mortgage Company    The Hildreth Building                       1,141,627.13      1,141,627.13
  207      305     Salomon Brothers Realty Corp.    Hampton Park Business Center                1,136,926.52      1,136,926.52
  208   LL1027    Llama Capital Mortgage Company    Main Professional Building                  1,081,263.50      1,081,263.50
  209      319     Salomon Brothers Realty Corp.    20735 Superior Street                       1,060,704.57      1,060,704.57
  210  6202757    Salomon Brothers Realty Corp.     Sales Max Inc.                              1,053,003.47      1,053,003.47
  211      273     Salomon Brothers Realty Corp.    Hollywood Video - Rocky Mount               1,046,933.05      1,046,933.05
  212   LL1035    Llama Capital Mortgage Company    Breckenridge Cove Mobile Home Park          1,045,927.12      1,045,927.12
  213      213     Salomon Brothers Realty Corp.    Oakridge Townhomes                          1,040,246.30      1,040,246.30

  214  6600629    Salomon Brothers Realty Corp.     Ranch One                                   1,012,218.41      1,012,218.41
  215   LC2779    Llama Capital Mortgage Company    Breighton Apartments                          994,827.80        994,827.80

                                                                                                         Property
                                                                      Zip                     Property   Size Unit   Year    Year
           Property Address              City                 State  Code    Property Type      Size       Type      Built Renovated
340-345 Fifth 327-379 Fourth Av.       San Diego               CA    92101   Retail             42,858      NRSF     1910     1991
355 West Grand Avenue                  Escondido               CA    92025   Office             18,495      NRSF     1987
4278-4280 Yellowstone Avenue &
1944 Hurley Avenue                     Pocatello               ID    83201   Industrial        179,117      NRSF     1978
9714-9816 Campo Road                   Spring Valley           CA    91977   Retail             42,247      NRSF     1962     1995
15000-15040 South Memorial Drive       Bixby                   OK    74008   Anchored Retail    63,455      NRSF     1986
650 South 500 East                     American Fork           UT    84003   Retail             23,500      NRSF     1998
2510 Lincoln Way                       Clinton                 IA    52732   Retail             23,500      NRSF     1998
1436 Picadilly Lane                    Maumee                  OH    43537   Multi-family           80     Units     1976
4121 Calumet Avenue                    Manitowoc               WI    54220   Retail             23,500      NRSF     1997
429 Sylvan Avenue                      Englewood Cliffs        NJ    07632   Office             29,832      NRSF     1960     1996
3539 East 14th Street                  Brownsville             TX    78521   Industrial        175,530      NRSF     1985
36,40,44 Quint Ave                     Allston                 MA    02134   Multi-family           47     Units     1924
30, 91, 121 Erie Canal Dr.             Greece                  NY    14626   Office             24,448      NRSF     1988
83 Cambridge Street                    Burlington              MA    01803   Office             24,814      NRSF     1985
------------------------------------------------------------------------------------------------------------------------------------

6450-6460 Langfield Road               Houston                 TX    77092   Industrial         49,640      NRSF     1992
16623 Aldine-Westfield Rd              Houston                 TX    77092   Industrial         32,500      NRSF     1990
------------------------------------------------------------------------------------------------------------------------------------
1330 N. Orange Drive                   Los Angeles             CA    90028   Multi-family           42     Units     1970
401 Taunton Lake Road                  Evesham                 NJ    08053   Retail             15,174      NRSF     1997
654, 675, 713 and 726 Long Drive       Sheridan                WY    82801   Multi-family          131     Units     1979     1996
1900-1940 North Story Road             Irving                  TX    75062   Retail             34,632      NRSF     1984
900 East Manana Boulevard              Clovis                  NM    88101   Retail             23,500      NRSF     1998
1203-1219 W. Imperial Hwy              Brea                    CA    92621   Office             37,543      NRSF     1985
2445 South Bristol Street              Santa Ana               CA    92704   Retail             39,327      NRSF     1963     1985
1947 Richards Road                     Toledo                  OH    43607   Multi-family          116     Units     1977
1010 S. Kansas Ave.                    Liberal                 KS    67901   Retail            105,893      NRSF     1974
831 Providence Rd                      Upper Darby             PA    19082   Retail             18,900      NRSF     1988
1030 Arsenal Street                    Watertown               NY    13601   Hotel                 105     Rooms     1987
3435 Holmead Place, NW                 Washington              DC    20010   Multi-family          101     Units     1951     1997
11600 Nebel Street                     Rockville               MD    20852   Office             29,051      NRSF     1973     1994
310 South Street                       Morristown              NJ    07963   Office             27,624      NRSF     1970
2024 Park Springs Boulevard            Arlington               TX    76013   Multi-family          110     Units     1974     1996
4600 City Line Avenue                  Philadelphia            PA    19131   Retail              8,472      NRSF     1973     1992
1-6 Ashford Court                      Allston                 MA    02135   Multi-family           24     Units     1910
2027 28th Avenue North                 Nashville               TN    37208   Multi-family          115     Units     1968
5460 Dorr Street                       Toledo                  OH    43615   Multi-family          100     Units     1979
5006 Cobalt Cove                       Memphis                 TN    38128   Multi-family           51     Units     1975
1704-1754 W. Ajo Way                   Tucson                  AZ    85713   Retail             30,226      NRSF     1983     1996
19325-71 South Dixie Highway           Miami                   FL    33157   Retail             25,475      NRSF     1977     1992
5 Wheeling Ave.                        Woburn                  MA    01801   Industrial         40,744      NRSF     1971
77 Medford Avenue                      Patchogue               NY    11772   Office             26,668      NRSF     1990
1244 Robinhood                         Brownsville             TX    78521   Industrial         66,151      NRSF     1992
1033 NE 6th Avenue                     Portland                OR    97232   Office             14,735      NRSF     1948     1997
2424-2428 N. Grand Avenue              Santa Ana               CA    92705   Office             28,947      NRSF     1973
712 Nicolet Avenue                     Winter Park             FL    32789   Multi-family           97     Units     1972
444 Hurfville & Cross Keys Road        Turnersville            NJ    08080   Retail             23,319      NRSF     1991
855 Pear Orchard Road                  Ridgeland               MS    39157   Office             27,000      NRSF     1985
7171-7177 East Main Street             Scottsdale              AZ    85251   Retail              8,630      NRSF     1954
2057 Vermont Drive                     Fort Collins            CO    80525   Office             24,886      NRSF     1988
208 Route 112                          Port Jefferson Station  NY    11766   Mixed Use          18,890      NRSF     1964     1991
1140 West Cato Springs Road            Fayetteville            AR    72701   Multi-family           56     Units     1998
1317 Oak Street                        Melbourne               FL    32901   Office             14,400      NRSF     1975
74 Lyerly Street                       Houston                 TX    77002   Multi-family          101     Units     1975
4901-5011 North McColl Road            McAllen                 TX    78504   Office             21,500      NRSF     1998
2002 U.S. Highway 19 North             Eustis                  FL    32726   Retail              2,991      NRSF     1998
3701 South Shepard Drive               Houston                 TX    77098   Retail              6,500      NRSF     1998
19815 Magellan Drive                   Torrance                CA    90502   Industrial         33,500      NRSF     1974
3000 NE Andresen Road                  Vancouver               WA    97367   Retail              9,875      NRSF     1989
222 South First Street                 Rogers                  AR    72756   Office             16,780      NRSF     1998
3070-3104 Carskaddon Drive             Toledo                  OH    43606   Multi-family           49     Units     1972
315, 325, 401 East Boxelder Road       Gillette                WY    82718   Multi-family           72     Units     1982     1996
900 Spring Forest Road                 Raleigh                 NC    27609   Retail              7,488      NRSF     1997
2025 East Alosta Avenue                Glendora                CA    91740   Office             19,076      NRSF     1987
45 Merrimack Street                    Lowell                  MA    01852   Mixed Use          53,634      NRSF     1882     1982
505 Hampton Park Boulevard             Capital Heights         MD    20743   Industrial         28,920      NRSF     1986
4915 S. Main                           Stafford                TX    77477   Office             36,643      NRSF     1980     1987
20735 Superior Street                  Chatsworth              CA    91311   Industrial         25,614      NRSF     1973     1994
2455 East Francis Street               Ontario                 CA    91761   Industrial         39,280      NRSF     1982     1990
941 North Wesleyan Boulevard           Rocky Mount             NC    27804   Retail              6,968      NRSF     1997
2312 Moody Road                        Warner Robins           GA    31088   Mobile Home Park      144      Pads     1976
816-819 Tracey Street,                 Henderson               NV    89012   Multi-family           42     Units     1980     1996
306-324 Champlin Avenue,
810-818 Joyce Street,
and 301-325 Gayle Avenue
832 Eighth Ave.                        New York                NY    10019   Mixed Use           5,429      NRSF     1946     1997
2930 North Shartel                     Oklahoma City           OK    73118   Multi-family           96     Units     1935     1996

                                                               Admin-         Sub-           Net
 Occupancy       Occupancy           Original  Mortgage      istrative     Servicing      Mortgage      Rate
Percentage       as of Date          Balance     Rate         Fee Rate      Fee Rate        Rate        Type
    92%           12/30/98          2,250,000    7.060%        0.043%        0.125%         6.892%      Fixed
   100%           03/31/99          2,230,000    7.460%        0.043%        0.040%         7.377%      Fixed
   100%           03/11/99          2,230,000    9.375%        0.043%        0.040%         9.292%      Fixed
    93%           03/19/99          2,200,000    7.520%        0.043%        0.040%         7.437%      Fixed
    95%           04/14/99          2,187,500    7.280%        0.043%        0.040%         7.197%      Fixed
   100%           03/01/98          2,150,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%           03/10/99          2,060,000    7.125%        0.043%        0.040%         7.042%      Fixed
   100%           05/14/99          2,020,000    7.220%        0.043%        0.040%         7.137%      Fixed
   100%           01/12/99          2,000,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%           03/01/98          2,000,000    7.200%        0.043%        0.040%         7.117%      Fixed
   100%           04/27/99          2,000,000    6.980%        0.043%        0.040%         6.897%      Fixed
   100%           03/01/99          1,951,000    6.970%        0.043%        0.040%         6.887%      Fixed
    94%           02/22/99          1,935,000    7.300%        0.043%        0.040%         7.217%      Fixed
    79%           04/30/99          1,900,000    7.220%        0.043%        0.040%         7.137%      Fixed
---------------------------------------------------------------------------------------------------------------
                                    1,900,000    7.800%        0.043%        0.040%         7.717%      Fixed
   100%           03/31/99
   100%           03/31/99
---------------------------------------------------------------------------------------------------------------
    98%           02/09/99          1,880,000    6.500%        0.043%        0.125%         6.332%      Fixed
    92%           05/10/99          1,875,000    7.250%        0.043%        0.040%         7.167%      Fixed
    90%           02/23/99          1,850,000    7.000%        0.043%        0.040%         6.917%      Fixed
    92%           11/01/98          1,850,000    7.390%        0.043%        0.125%         7.222%      Fixed
   100%           03/01/98          1,840,000    7.250%        0.043%        0.040%         7.167%      Fixed
    98%           04/06/99          1,800,000    8.000%        0.043%        0.090%         7.867%      Fixed
   100%           05/28/99          1,800,000    7.520%        0.043%        0.040%         7.437%      Fixed
    97%           03/31/99          1,800,000    7.080%        0.043%        0.040%         6.997%      Fixed
    92%           12/31/98          1,750,000    7.610%        0.043%        0.125%         7.442%      Fixed
   100%           05/10/99          1,720,000    7.150%        0.043%        0.040%         7.067%      Fixed
    57%           12/31/98          1,725,000    7.810%        0.043%        0.125%         7.642%      Fixed
    95%           06/30/98          1,700,000    7.090%        0.043%        0.125%         6.922%      Fixed
   100%           03/01/99          1,700,000    7.750%        0.043%        0.040%         7.667%      Fixed
   100%           08/17/98          1,675,000    7.590%        0.043%        0.040%         7.507%      Fixed
    99%           12/28/98          1,650,000    7.750%        0.043%        0.040%         7.667%      Fixed
   100%           03/02/99          1,650,000    7.375%        0.043%        0.040%         7.292%      Fixed
   100%           03/01/99          1,648,000    6.970%        0.043%        0.040%         6.887%      Fixed
    95%           12/31/98          1,600,000    6.770%        0.043%        0.080%         6.647%      Fixed
    95%           03/31/99          1,600,000    6.920%        0.043%        0.040%         6.837%      Fixed
    98%           03/24/99          1,500,000    6.770%        0.043%        0.080%         6.647%      Fixed
    81%           02/28/99          1,500,000    7.020%        0.043%        0.040%         6.937%      Fixed
    90%           03/16/99          1,500,000    7.625%        0.043%        0.040%         7.542%      Fixed
   100%           04/30/99          1,500,000    7.220%        0.043%        0.040%         7.137%      Fixed
   100%           01/01/99          1,550,000    7.180%        0.043%        0.040%         7.097%      Fixed
   100%           04/27/99          1,450,000    7.280%        0.043%        0.040%         7.197%      Fixed
   100%           08/13/98          1,400,000    7.190%        0.043%        0.040%         7.107%      Fixed
    98%           12/31/98          1,400,000    7.190%        0.043%        0.090%         7.057%      Fixed
   100%           01/31/99          1,400,000    6.330%        0.043%        0.080%         6.207%      Fixed
    94%           03/26/99          1,383,000    7.730%        0.043%        0.040%         7.647%      Fixed
   100%           12/31/98          1,400,000    6.870%        0.043%        0.080%         6.747%      Fixed
   100%           03/30/99          1,300,000    8.150%        0.043%        0.090%         8.017%      Fixed
   100%           03/31/99          1,312,500    7.040%        0.043%        0.090%         6.907%      Fixed
    89%           12/31/98          1,300,000    8.000%        0.043%        0.040%         7.917%      Fixed
    95%           03/31/99          1,275,000    7.540%        0.043%        0.040%         7.457%      Fixed
   100%           08/14/98          1,275,000    7.125%        0.043%        0.040%         7.042%      Fixed
   100%           12/31/98          1,240,000    6.860%        0.043%        0.090%         6.727%      Fixed
   100%           12/31/98          1,240,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%           09/01/98          1,250,000    7.750%        0.043%        0.040%         7.667%      Fixed
   100%           05/29/98          1,245,000    7.500%        0.043%        0.040%         7.417%      Fixed
   100%           03/09/99          1,250,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%           12/31/98          1,218,750    7.570%        0.043%        0.090%         7.437%      Fixed
   100%           05/24/99          1,200,000    7.440%        0.043%        0.040%         7.357%      Fixed
    94%           03/31/99          1,200,000    6.920%        0.043%        0.040%         6.837%      Fixed
    97%           02/23/99          1,180,000    7.000%        0.043%        0.040%         6.917%      Fixed
   100%           06/17/98          1,180,000    7.550%        0.043%        0.040%         7.467%      Fixed
   100%           04/01/99          1,160,000    7.000%        0.043%        0.040%         6.917%      Fixed
    86%           06/01/99          1,150,000    7.440%        0.043%        0.040%         7.357%      Fixed
    95%           12/31/98          1,150,000    7.250%        0.043%        0.040%         7.167%      Fixed
    98%           02/01/99          1,087,500    7.540%        0.043%        0.040%         7.457%      Fixed
   100%           02/11/99          1,070,000    7.500%        0.043%        0.040%         7.417%      Fixed
   100%           04/14/98          1,100,000    7.510%        0.043%        0.125%         7.342%      Fixed
   100%           02/22/99          1,080,000    7.550%        0.043%        0.040%         7.467%      Fixed
    98%           05/28/99          1,050,000    8.000%        0.043%        0.040%         7.917%      Fixed
    83%           12/31/98          1,062,500    7.625%        0.043%        0.040%         7.542%      Fixed

   100%           04/01/98          1,030,000    7.700%        0.043%        0.125%         7.532%      Fixed
    96%           03/11/99          1,005,500    7.600%        0.043%        0.040%         7.517%      Fixed

  Interest                                                     First
   Accrual                                                    Payment
   Method           Loan Type           Note Date               Date
Actual / 360         Balloon             07/09/98             09/01/98
  30 / 360             ARD               04/17/98             06/01/98
  30 / 360           Balloon             05/02/97             07/01/97
Actual / 360         Balloon             08/17/98             10/01/98
  30 / 360           Balloon             04/30/98             06/01/98
Actual / 360         Balloon             06/16/98             08/01/98
Actual / 365         Balloon             10/16/98             12/01/98
Actual / 360           ARD               06/04/98             08/01/98
Actual / 360         Balloon             06/17/98             08/01/98
  30 / 360           Balloon             03/13/98             05/01/98
Actual / 360     Fully Amortizing        08/04/98             10/01/98
  30 / 360             ARD               07/17/98             09/01/98
Actual / 360           ARD               07/20/98             09/01/98
Actual / 360           ARD               12/23/98             02/01/99
----------------------------------------------------------------------
Actual / 360           ARD               01/11/99             03/01/99


----------------------------------------------------------------------
Actual / 360         Balloon             09/03/98             11/01/98
Actual / 360           ARD               10/19/98             12/01/98
Actual / 360         Balloon             10/13/98             12/01/98
Actual / 360         Balloon             07/21/98             09/01/98
Actual / 360         Balloon             06/29/98             08/01/98
Actual / 360         Balloon             04/19/99             06/01/99
Actual / 360           ARD               10/29/98             12/01/98
  30 / 360             ARD               04/27/98             06/01/98
Actual / 360         Balloon             05/15/98             07/01/98
Actual / 360           ARD               06/26/98             08/01/98
Actual / 360         Balloon             08/03/98             10/01/98
Actual / 360         Balloon             07/28/98             09/01/98
Actual / 360         Balloon             04/30/98             06/01/98
Actual / 360         Balloon             08/14/98             10/01/98
Actual / 360         Balloon             11/30/98             01/01/99
Actual / 360         Balloon             12/08/98             02/01/99
  30 / 360             ARD               07/17/98             09/01/98
Actual / 360         Balloon             09/14/98             11/01/98
  30 / 360             ARD               03/11/98             05/01/98
Actual / 360         Balloon             09/14/98             11/01/98
Actual / 360         Balloon             06/30/98             08/01/98
Actual / 360         Balloon             09/10/98             11/01/98
Actual / 360           ARD               12/23/98             02/01/99
Actual / 360     Fully Amortizing        09/25/98             11/01/98
Actual / 360           ARD               08/04/98             10/01/98
Actual / 360         Balloon             09/02/98             11/01/98
Actual / 360         Balloon             08/24/98             10/01/98
Actual / 360         Balloon             09/03/98             11/01/98
Actual / 360           ARD               11/19/98             01/01/99
Actual / 360         Balloon             09/11/98             11/01/98
Actual / 360         Balloon             05/04/99             07/01/99
Actual / 360         Balloon             04/02/98             06/01/98
Actual / 360         Balloon             10/22/98             12/01/98
  30 / 360           Balloon             06/22/98             08/01/98
Actual / 360         Balloon             08/14/98             10/01/98
Actual / 360         Balloon             08/31/98             10/01/98
Actual / 360         Balloon             11/17/98             01/01/99
Actual / 360     Fully Amortizing        10/29/98             12/01/98
Actual / 360         Balloon             05/28/98             07/01/98
Actual / 360     Fully Amortizing        11/30/98             01/01/99
Actual / 360         Balloon             07/30/98             09/01/98
  30 / 360           Balloon             07/01/98             08/01/98
  30 / 360             ARD               03/11/98             05/01/98
Actual / 360         Balloon             10/13/98             12/01/98
Actual / 360         Balloon             06/15/98             08/01/98
Actual / 360         Balloon             09/28/98             11/01/98
Actual / 360           ARD               11/30/98             01/01/99
Actual / 360         Balloon             09/08/98             11/01/98
  30 / 360           Balloon             02/02/99             04/01/99
Actual / 360         Balloon             11/30/98             01/01/99
Actual / 360     Fully Amortizing        05/08/98             07/01/98
Actual / 360         Balloon             05/11/98             07/01/98
Actual / 360           ARD               01/21/99             03/01/99
Actual / 360         Balloon             12/24/97             02/01/98

Actual / 360         Balloon             09/11/98             11/01/98
  30 / 360           Balloon             05/06/98             07/01/98

                                                      Original      Original
                                                       Term to       Amort-
  Anticipated       Scheduled                         Maturity /    ization
   Repayment        Maturity          Scheduled          ARD          Term     Seasoning
     Date             Date           P&I Payment      (Months)      (Months)    (Months)
     NAP            08/01/13          15,060.08          180          360           12
   05/01/08         05/01/28          15,531.45          120          360           15
     NAP            06/01/07          19,290.02          120          300           26
     NAP            09/01/13          16,286.44          180          300           11
                    05/01/08          14,967.14          120          360           15
     NAP            01/01/13          15,540.35          174          300           13
     NAP            11/01/13          14,724.33          180          300            9
   07/01/08         07/01/23          14,561.68          120          300           13
     NAP            01/01/13          14,456.14          174          300           13
                    04/01/08          14,391.77          120          300           16
                    09/01/13          17,954.21          180          180           11
   08/01/08         08/01/23          13,751.95          120          300           12
   08/01/08         08/01/28          13,265.80          120          360           12
   01/01/09         01/01/19          12,922.71          120          360            7
--------------------------------------------------------------------------------------------------
   02/01/09         02/01/15          14,235.74          120          312            6


--------------------------------------------------------------------------------------------------
     NAP            10/01/08          11,882.88          120          360           10
   11/01/08         11/01/28          12,790.81          120          360            9
     NAP            11/01/08          13,075.42          120          300            9
     NAP            08/01/08          14,473.73          120          252           12
     NAP            01/01/13          13,299.65          174          300           13
     NAP            05/01/09          13,892.69          120          300            3
   11/01/08         11/01/18          14,522.70          120          240            9
   05/01/08         05/01/23          12,814.03          120          300           15
     NAP            06/01/08          13,057.82          120          300           14
   07/01/08         07/01/28          11,617.00          120          360           13
     NAP            09/01/08          14,225.28          120          240           11
     NAP            08/01/08          11,413.08          120          360           12
     NAP            05/01/13          12,469.31          180          330           15
     NAP            09/01/08          12,476.33          120          300           11
     NAP            12/01/08          11,820.80          120          360            8
     NAP            01/01/14          12,059.51          180          300            7
   08/01/08         08/01/23          11,616.20          120          300           12
     NAP            10/01/13          10,398.85          180          360           10
   04/01/08         04/01/23          11,226.94          120          300           16
     NAP            10/01/13           9,748.92          180          360           10
     NAP            07/01/13           9,999.69          180          360           13
     NAP            10/01/08          11,207.12          120          300           10
   01/01/09         01/01/19          11,828.39          120          240            7
     NAP            10/01/08          18,140.94          120          120           10
   09/01/13         09/01/18          11,486.82          180          240           11
     NAP            10/01/08           9,493.56          120          360           10
     NAP            09/01/13           9,493.56          180          360           11
     NAP            10/01/08           8,693.02          120          360           10
   12/01/08         12/01/28           9,888.87          120          360            8
     NAP            10/01/08          10,745.21          120          240           10
     NAP            06/01/09          10,163.13          120          300            2
     NAP            05/01/08           9,310.00          120          300           15
     NAP            11/01/08          10,033.61          120          300            9
                    07/01/13           8,949.93          180          360           13
     NAP            09/01/08           9,194.41          120          300           11
     NAP            09/01/08           8,133.49          120          360           11
     NAP            12/01/08           8,962.81          120          300            8
                    11/01/13          10,748.80          180          180            9
     NAP            06/01/08           9,200.44          120          300           14
     NAP            12/01/13          11,485.37          180          180            8
     NAP            08/01/08           8,580.17          120          360           12
                    07/01/08           8,341.33          120          360           13
   04/01/08         04/01/23           8,420.21          120          300           16
     NAP            11/01/08           8,339.99          120          300            9
     NAP            02/01/13          10,005.80          175          216           13
     NAP            10/01/13           8,198.64          180          300           10
   12/01/08         11/01/25           8,242.62          120          324            8
     NAP            10/01/13           8,312.28          180          300           10
                    03/01/09           8,064.85          120          300            5
     NAP            12/01/08           7,907.21          120          300            8
     NAP            06/01/13          10,203.39          180          180           14
     NAP            06/01/12           9,157.85          168          216           14
   02/01/09         02/01/29           7,704.53          120          360            6
     NAP            01/01/13           7,938.37          180          300           19

     NAP            10/01/08           8,424.03          120          240           10
                    06/01/28           7,099.58          360          360           14

 Remaining    Remaining
  Term to       Amort-                             % of Total
 Maturity /    ization                              Cut-off        Allocated Cut-
    ARD          Term        Cut-off Date            Date            off Date
  (Months)     (Months)        Balance              Balance           Balance
    168           348        2,229,681.57            0.30%         2,229,681.57
    105           345        2,203,856.89            0.30%         2,203,856.89
     94           274        2,176,374.63            0.30%         2,176,374.63
    169           289        2,173,504.05            0.30%         2,173,504.05
    105           345        2,160,945.90            0.29%         2,160,945.90
    161           287        2,118,303.52            0.29%         2,118,303.52
    171           291        2,036,705.57            0.28%         2,036,705.57
    107           287        1,990,059.22            0.27%         1,990,059.22
    161           287        1,970,514.87            0.27%         1,970,514.87
    104           284        1,959,960.41            0.27%         1,959,960.41
    169           169        1,929,977.40            0.26%         1,929,977.40
    108           288        1,921,015.45            0.26%         1,921,015.45
    108           348        1,918,478.20            0.26%         1,918,478.20
    113           353        1,890,135.92            0.26%         1,890,135.92
--------------------------------------------------------------------------------
    114           306        1,888,896.82            0.26%
                                                                   1,203,544.88
                                                                     685,351.94
--------------------------------------------------------------------------------
    110           350        1,863,970.23            0.25%         1,863,970.23
    111           351        1,862,662.33            0.25%         1,862,662.33
    111           291        1,830,051.56            0.25%         1,830,051.56
    108           240        1,813,703.79            0.25%         1,813,703.79
    161           287        1,812,873.70            0.25%         1,812,873.70
    117           297        1,795,088.59            0.24%         1,795,088.59
    111           231        1,771,212.48            0.24%         1,771,212.48
    105           285        1,765,694.98            0.24%         1,765,694.98
    106           286        1,723,704.49            0.23%         1,723,704.49
    107           347        1,703,684.56            0.23%         1,703,684.56
    109           229        1,692,450.14            0.23%         1,692,450.14
    108           348        1,684,754.53            0.23%         1,684,754.53
    165           315        1,679,291.48            0.23%         1,679,291.48
    109           289        1,655,076.06            0.23%         1,655,076.06
    112           352        1,641,553.81            0.22%         1,641,553.81
    173           293        1,636,993.69            0.22%         1,636,993.69
    108           288        1,622,672.24            0.22%         1,622,672.24
    170           350        1,587,154.59            0.22%         1,587,154.59
    104           284        1,566,573.46            0.21%         1,566,573.46
    170           350        1,487,957.46            0.20%         1,487,957.46
    167           347        1,485,328.04            0.20%         1,485,328.04
    110           290        1,484,055.46            0.20%         1,484,055.46
    113           233        1,480,617.95            0.20%         1,480,617.95
    110           110        1,460,144.36            0.20%         1,460,144.36
    169           229        1,420,687.51            0.19%         1,420,687.51
    110           350        1,389,790.21            0.19%         1,389,790.21
    169           349        1,388,616.03            0.19%         1,388,616.03
    110           350        1,387,609.24            0.19%         1,387,609.24
    112           352        1,375,886.37            0.19%         1,375,886.37
    110           230        1,373,070.93            0.19%         1,373,070.93
    118           298        1,297,617.02            0.18%         1,297,617.02
    105           285        1,289,201.23            0.18%         1,289,201.23
    111           291        1,288,243.91            0.18%         1,288,243.91
    167           347        1,262,326.33            0.17%         1,262,326.33
    109           289        1,257,624.72            0.17%         1,257,624.72
    109           349        1,229,138.29            0.17%         1,229,138.29
    112           292        1,228,738.28            0.17%         1,228,738.28
    171           171        1,226,099.77            0.17%         1,226,099.77
    106           286        1,225,917.41            0.17%         1,225,917.41
    172           172        1,218,619.64            0.17%         1,218,619.64
    108           348        1,208,992.85            0.16%         1,208,992.85
    107           347        1,187,836.78            0.16%         1,187,836.78
    104           284        1,174,930.04            0.16%         1,174,930.04
    111           291        1,167,276.20            0.16%         1,167,276.20
    162           203        1,146,675.72            0.16%         1,146,675.72
    170           290        1,146,219.81            0.16%         1,146,219.81
    112           316        1,141,627.13            0.16%         1,141,627.13
    170           290        1,136,926.52            0.15%         1,136,926.52
    115           295        1,081,263.50            0.15%         1,081,263.50
    112           292        1,060,704.57            0.14%         1,060,704.57
    166           166        1,053,003.47            0.14%         1,053,003.47
    154           202        1,046,933.05            0.14%         1,046,933.05
    114           354        1,045,927.12            0.14%         1,045,927.12
    161           281        1,040,246.30            0.14%         1,040,246.30

    110           230        1,012,218.41            0.14%         1,012,218.41
    346           346          994,827.80            0.14%           994,827.80

  Allocated
Cut-off Date               Loan Balance                                                               Lockout
 Balance per               at Maturity /                                                            Period End
     Unit                      ARD                 Prepayment Provisions                                Date
     52.02                 1,726,418.12       LO(35)/Defeasance(141)/FREE(4)                         07/31/2001
       119                 1,933,818.89       LO(60)/YM(53)/Free(7)                                   05/01/03
     12.15                 1,860,722.25       LO(48)/Grtr1%UPBorYM(69)/Free(3)                        06/30/01
     51.45                 1,429,838.33       LO(35)/Defeasance(142)/FREE(3)                         08/31/2001
     34.05                 1,889,326.45       LO(60)/Grtr1%UPBorYM(53)/Free(7)                        05/01/03
     90.14                 1,420,915.95       LO(83)/Grtr1%UPBorYM(88)/Free(3)                        06/30/05
     86.67                 1,263,129.21       LO(84)/Grtr1%UPBorYM(93)/Free(3)                        11/30/05
    24,876                 1,627,453.11       LO(60)/YM(53)/Free(7)                                   07/01/03
     83.85                 1,321,782.19       LO(83)/Grtr1%UPBorYM(88)/Free(3)                        06/30/05
     65.70                 1,581,432.37       LO(48)/YM(65)/Free(7)                                   04/01/02
     11.00                    36,006.15       LO(35)/Defeasance(141)/Free(4)                         08/31/2001
    40,873                 1,532,844.85       LO(60)/YM(53)/Free(7)                                   08/01/03
     78.47                 1,701,105.91       LO(60)/YM(53)/Free(7)                                   08/01/03
     76.17                 1,666,523.96       LO(31)/Defeasance(82)/Free(7)                          08/31/2001
-----------------------------------------------------------------------------------------------------------------
                           1,588,979.72       LO(60)/YM(53)/Free(7)                                   02/01/04
     24.25
     21.09
-----------------------------------------------------------------------------------------------------------------
    44,380                 1,617,620.07       LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
       123                 1,645,926.39       LO(60)/YM(53)/Free(7)                                   11/01/03
    13,970                 1,479,817.18       LO(47)/Grtr1%UPBorYM(70)/Free(3)                        10/31/02
     52.37                 1,331,703.51       LO(35)/Defeasance(82)/FREE(3)                           07/31/01
     77.14                 1,216,039.26       LO(84)/Grtr1%UPBorYM(87)/Free(3)                        07/31/05
     47.81                 1,484,530.83       LO(27)/Defeasance(90)/FREE(3)                          08/31/2001
     45.04                 1,248,216.95       LO(33)/Defeasance(80)/Free(7)                          08/31/2001
    15,222                 1,418,569.48       LO(60)/YM(53)/Free(7)                                   05/01/03
     16.28                 1,426,433.33       LO(47)/YM(66)/FREE(7)                                   05/31/02
     90.14                 1,506,452.77       LO(60)/YM(53)/Free(7)                                   07/01/03
    16,119                 1,208,537.20       LO(48)/YM(66)/FREE(6)                                   09/30/02
    16,681                 1,486,375.54       LO(35)/Defeasance(81)/FREE(4)                           07/31/01
     57.80                 1,246,194.09       LO(84)/Grtr1%UPBorYM(93)/Free(3)                        05/30/05
     59.91                 1,364,169.64       LO(35)/Defeasance(82)/FREE(3)                           08/31/01
    14,923                 1,466,926.17       LO(48)/Grtr1%UPBorYM(69)/Free(3)                        12/31/02
       193                 1,064,073.75       LO(84)/Grtr1%UPBorYM(93)/Free(3)                        01/31/06
    67,611                 1,294,786.42       LO(60)/YM(53)/Free(7)                                   08/01/03
    13,801                 1,211,369.68       LO(35)/Defeasance(141)/FREE(4)                          09/30/01
    15,666                 1,255,302.50       LO(60)/YM(53)/Free(7)                                   04/01/03
    29,176                 1,135,659.62       LO(35)/Defeasance(141)/FREE(4)                          09/30/01
     49.14                 1,149,203.75       LO(35)/Defeasance(141)/FREE(4)                          06/30/01
     58.26                 1,223,102.35       LO(48)/Grtr1%UPBorYM(69)/Free(3)                        10/31/02
     36.34                 1,029,040.10       LO(31)/Defeasance(82)/Free(7)                          08/31/2001
     54.75                    14,854.58       LO(36)/Defeasance(80)/FREE(4)                           10/31/01
     21.48                   609,934.38       LO(35)/Defeasance(141)/Free(4)                         08/31/2001
     94.32                 1,227,238.18       LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
     47.97                 1,080,194.61       LO(35)/Defeasance(141)/FREE(4)                         08/31/2001
    14,305                 1,198,845.56       LO(35)/Defeasance(81)/FREE(4)                           09/30/01
     59.00                 1,228,947.56       LO(32)/Defeasance(81)/Free(7)                          08/31/2001
     50.85                   948,536.73       LO(35)/Defeasance(81)/FREE(4)                           09/30/01
       150                 1,076,559.68       LO(26)/Defeasance(91)/FREE(3)                          08/31/2001
     51.80                 1,051,604.79       LO(47)/YM(69)/FREE(4)                                   04/30/02
     68.20                 1,071,487.57       LO(36)/Defeasance(80)/FREE(4)                           11/30/01
    22,542                   963,096.90       LO(60)/Grtr1%UPBorYM(113)/Free(7)                       07/01/03
     87.34                 1,009,663.63       LO(47)/Grtr1%UPBorYM(70)/Free(3)                        08/31/02
    12,170                 1,077,416.13       LO(35)/Defeasance(81)/FREE(4)                           08/31/01
     57.15                   999,695.73       LO(48)/Grtr1%UPBorYM(69)/Free(3)                        12/31/02
       410                    28,958.34       LO(33)/Defeasance(140)/Free(7)                         08/31/2001
       189                 1,011,475.86       LO(48)/Grtr1%UPBorYM(68)/Free(4)                        06/30/02
     36.38                            -       LO(84)/Grtr1%UPBorYM(93)/Free(3)                        12/31/05
       122                 1,078,790.43       LO(35)/Defeasance(81)/FREE(4)                           07/31/01
     70.79                 1,040,158.62       LO(60)/Grtr1%UPBorYM(53)/Free(7)                        07/01/03
    23,978                   941,476.88       LO(60)/YM(53)/Free(7)                                   04/01/03
    16,212                   943,884.71       LO(48)/Grtr1%UPBorYM(69)/Free(3)                        10/31/02
       153                   388,304.38       LO(84)/Grtr1%UPBorYM(88)/Free(3)                        07/31/05
     60.09                   733,713.96       LO(34)/Defeasance(142)/FREE(4)                         08/31/2001
     21.29                   970,138.18       LO(32)/Defeasance(81)/Free(7)                          08/31/2001
     39.31                   737,140.33       LO(84)/Grtr1%UPBorYM(93)/Free(3)                        10/31/05
     29.51                   867,853.15       LO(60)/Grtr1%UPBorYM(53)/Free(7)                        03/01/04
     41.41                   869,195.17       LO(48)/Grtr1%UPBorYM(69)/Free(3)                        12/31/02
     26.81                    23,202.08       LO(96)/YM(78)/FREE(6)                                   06/30/06
       150                   402,008.30       LO(84)/Grtr1%UPBorYM(81)/Free(3)                        06/30/05
     7,263                   938,803.44       LO(60)/YM(53)/Free(7)                                   02/01/04
    24,768                   694,033.65       LO(84)/Grtr1%UPBorYM(93)/Free(3)                        01/31/05

       186                   718,987.58       LO(35)/Defeasance(81)/FREE(4)                           09/30/01
    10,363                         0.04       LO(240)/YM(113)/Free(7)                                 06/01/18

       Yield              Yield              Yield
    Maintenance        Maintenance        Maintenance            Yield
   Period Start         Period End       Discount Term        Maintenance
       Date                Date            End Date              Type
         NAP               NAP                NAP                 NAP
      5/2/2003         11/30/2007        Present Value       Treasury Flat
      07/01/01          03/31/07         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      5/2/2003         10/31/2007        Present Value       Treasury Flat
      07/01/05          10/31/12         Present Value       Treasury Flat
      12/01/05          08/31/13         Present Value       Treasury Flat
      7/2/2003          12/31/07         Present Value       Treasury Flat
      07/01/05          10/31/12         Present Value       Treasury Flat
      4/2/2002          9/30/2007        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      8/2/2003          1/31/2008        Present Value       Treasury Flat
      8/2/2003          1/31/2008        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
-----------------------------------------------------------------------------
      2/2/2004          7/31/2008        Present Value       Treasury Flat


-----------------------------------------------------------------------------
         NAP               NAP                NAP                 NAP
      11/2/2003         4/30/2008        Present Value       Treasury Flat
      11/01/02          08/31/08         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      08/01/05          10/31/12         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
      5/2/2003         10/31/2007        Present Value       Treasury Flat
      06/01/02          11/30/07      Interest Differential  Treasury Flat
      7/2/2003         12/31/2007        Present Value       Treasury Flat
      10/01/02          03/31/08      Interest Differential  Treasury Flat
         NAP               NAP                NAP                 NAP
      06/01/05          02/28/13         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      01/01/03          09/30/08         Present Value       Treasury Flat
      02/01/06          10/31/13         Present Value       Treasury Flat
      8/2/2003          1/31/2008        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      4/2/2003          9/30/2007        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
      11/01/02          07/31/08         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
      05/01/02          01/31/08      Interest Differential  Treasury Flat
         NAP               NAP                NAP                 NAP
      7/2/2003         12/31/2012        Present Value       Treasury Flat
      09/01/02          06/30/08         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      01/01/03          09/30/08         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      07/01/02          02/28/08      Interest Differential  Treasury Flat
      01/01/06          09/30/13         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      7/2/2003         12/31/2007        Present Value       Treasury Flat
      4/2/2003          9/30/2007        Present Value       Treasury Flat
      11/01/02          08/31/08         Present Value       Treasury Flat
      08/01/05          11/30/12         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
      11/01/05          07/31/13         Present Value       Treasury Flat
      3/2/2004          8/31/2008        Present Value       Treasury Flat
      01/01/03          09/30/08         Present Value       Treasury Flat
      07/01/06          12/31/12      Interest Differential  Treasury Flat
      07/01/05          03/31/12         Present Value       Treasury Flat
      2/2/2004          7/31/2008        Present Value       Treasury Flat
      02/01/05          10/31/12         Present Value       Treasury Flat

         NAP               NAP                NAP                 NAP
      6/2/2018         11/30/2027        Present Value       Treasury Flat

                                                                                            Cross                  Related
  Control      Loan                                                                     Collateralized            Mortgage
  Number      Number                          Property Name                             Mortgage Loans              Loans
    143      6601059          Fourth Avenue Marketplace
    144       LC3013          Palomar Savings Building
    145          167          Pocatello Industrial Park
    146      6601350          Casa de Oro Plaza
    147       LL1012          Spartan Shopping Center
    148          265          OfficeMax-American Fork
    149          308          OfficeMax - Clinton
    150       LC3031          Quail Ridge                                                                         Yes (19)
    151          267          Office Max - Manitowoc                                                               Yes (3)
    152       LC2766          429 Sylvan Avenue
    153       LC3118          Brownsville Business Park                                                           Yes (21)
    154       LC3048          36,40,44 Quint Ave                                                                  Yes (20)
    155       LC2722          Canal Park Office Complex
    156       LC3518          83 Cambridge Street                                                                 Yes (17)
--------------------------------------------------------------------------------------------------------------------------
    157       LL1047          Aldine-Langfield Assoc. LLC Portfolio                                               Yes (24)
    158      LL1047A          Hydrotech Systems
    159      LL1047B          POPI International, Inc.
--------------------------------------------------------------------------------------------------------------------------
    160      6601479          Orange Plaza Apartments
    161       LC3215          Kings Mill Village                                                                  Yes (16)
    162          311          Country Club Estates                                                                 Yes (7)
    163      6601344          GTE Plaza Shopping Center
    164          269          OfficeMax - Clovis                                                                   Yes (3)
    165      6602105          Imperial Business Park                                                              Yes (14)
    166       LC3467          Circuit City
    167       LC2663          Terraceview Apartments
    168      6202516          Southgate Plaza Shopping Center
    169       LC3165          CVS Center                                                                          Yes (16)
    170      6000171          Econolodge & Efficiency Apartments
    171      6600839          Holmead Apartments
    172          270          Nebel Office Center                                                                  Yes (4)
    173      6601178          310 South Street                                                                    Yes (13)
    174          320          Willows II Apartments
    175          307          4600 City Line Avenue
    176       LC3045          Ashford Court                                                                       Yes (20)
    177      6601844          River Park                                                                          Yes (15)
    178       LC2662          Longwood Park
    179      6601846          Sunridge Townhomes                                                                  Yes (15)
    180      6600484          Park View Plaza
    181          306          Village Square Shopping Center
    182       LC3517          5 Wheeling Avenue                                                                   Yes (17)
    183      6601672          77 Medford Ave.
    184      LC3299           Brownsville Trade Center                                                            Yes (21)
    185      6601508          1033 Office Building
    186      6601522          Grovemont Square                                                                    Yes (14)
    187      6601855          Hollianna Garden Apartments                                                         Yes (28)
    188       LC3515          Cross Keys Plaza
    189      6601211          Orleans Square Offices
    190      6603042          7171-7177 East Main Street
    191      6600703          Timberline Tech Center
    192      6601175          Cinema Plaza
    193       LL1013          Garland Square Apartments                                                           Yes (23)
    194          337          Melbourne Neurologic Medical Building
    195      6600928          Northpoint Apartments
    196          321          North McColl Business Park
    197       LC3552          7-Eleven Convenience Store and Gas Station
    198          334          Blockbuster Video Store
    199          299          Ace Clearwater Industrial Facility
    200      6600856          Parker Paints ( Andresen Plaza)
    201       LL1002          222 South First Street
    202       LC2664          Heatherwick House Apartments
    203          312          Valley View Apartments                                                               Yes (7)
    204          272          Hollywood Video - Raleigh                                                            Yes (5)
    205      6601618          Healthcare Partners Building
    206       LC3344          The Hildreth Building
    207          305          Hampton Park Business Center                                                         Yes (6)
    208       LL1027          Main Professional Building
    209          319          20735 Superior Street
    210      6202757          Sales Max Inc.
    211          273          Hollywood Video - Rocky Mount
    212       LL1035          Breckenridge Cove Mobile Home Park                                                  Yes (24)
    213          213          Oakridge Townhomes

    214      6600629          Ranch One
    215       LC2779          Breighton Apartments

                                                  Cut-off
    Ownership           Appraised    Appraisal    Date LTV
     Interest             Value        Date        Ratio
    Fee Simple          6,500,000    06/24/98     34.30%
    Fee Simple          3,300,000    02/17/98     66.78%
    Fee Simple          4,300,000    12/27/96     50.61%
    Fee Simple          2,940,000    03/30/98     73.93%
    Fee Simple          3,100,000    01/19/98     69.71%
    Fee Simple          2,700,000    03/01/98     78.46%
    Fee Simple          2,890,000    09/15/98     70.47%
    Fee Simple          2,670,000    02/11/98     74.53%
    Fee Simple          2,500,000    03/27/98     78.82%
    Fee Simple          2,800,000    01/06/98     70.00%
    Fee Simple          3,900,000    04/29/98     49.49%
    Fee Simple          2,860,000    03/04/98     67.17%
    Fee Simple          2,600,000    03/17/98     73.79%
    Fee Simple          3,000,000    08/25/98     63.00%
--------------------------------------------------------
                                                  66.86%
    Fee Simple          1,800,000    07/07/98
    Fee Simple          1,025,000    07/07/98
--------------------------------------------------------
    Fee Simple          2,485,000    07/20/98     75.01%
    Fee Simple          2,500,000    07/24/98     74.51%
    Fee Simple          2,800,000    09/16/98     65.36%
    Fee Simple          2,650,000    11/19/97     68.44%
    Fee Simple          2,300,000    04/09/98     78.82%
    Fee Simple          2,650,000    02/18/99     67.74%
    Fee Simple          3,100,000    08/18/98     57.14%
    Fee Simple          2,775,000    12/03/97     63.63%
    Fee Simple          2,350,000    01/15/98     73.35%
    Fee Simple          2,400,000    05/11/98     70.99%
    Fee Simple          3,000,000    02/19/98     56.42%
    Fee Simple          2,400,000    04/13/98     70.20%
    Fee Simple          2,500,000    03/18/98     67.17%
    Fee Simple          2,800,000    05/26/98     59.11%
    Fee Simple          2,600,000    11/07/98     63.14%
    Fee Simple          2,600,000    07/01/98     62.96%
    Fee Simple          2,460,000    03/04/98     65.96%
    Fee Simple          2,150,000    07/09/98     73.82%
    Fee Simple          2,250,000    12/03/97     69.63%
    Fee Simple          1,875,000    06/24/98     79.36%
    Fee Simple          2,100,000    04/16/98     70.73%
    Fee Simple          2,000,000    08/05/98     74.20%
    Fee Simple          2,500,000    08/25/98     59.22%
    Fee Simple          3,050,000    08/03/98     47.87%
    Fee Simple          2,050,000    04/29/98     69.30%
    Fee Simple          2,000,000    08/15/98     69.49%
    Fee Simple          1,950,000    07/01/98     71.21%
    Fee Simple          2,275,000    07/24/98     60.99%
    Fee Simple          1,900,000    08/28/98     72.42%
    Fee Simple          1,900,000    05/26/98     72.27%
    Fee Simple          1,735,000    03/18/99     74.79%
    Fee Simple          1,750,000    02/27/98     73.67%
    Fee Simple          1,720,000    07/20/98     74.90%
    Fee Simple          1,770,000    05/20/98     71.32%
    Fee Simple          1,840,000    07/18/98     68.35%
    Fee Simple          1,550,000    05/12/98     79.30%
    Fee Simple          1,840,000    10/27/98     66.78%
    Fee Simple          1,700,000    10/01/98     72.12%
    Fee Simple          1,665,000    05/06/98     73.63%
    Fee Simple          1,670,000    07/07/98     72.97%
    Fee Simple          1,613,000    06/30/98     74.95%
    Fee Simple          1,600,000    06/01/98     74.24%
    Fee Simple          1,650,000    12/03/97     71.21%
    Fee Simple          1,900,000    09/16/98     61.44%
    Fee Simple          1,575,000    03/26/98     72.80%
    Fee Simple          3,100,000    08/01/98     36.97%
    Fee Simple          1,550,000    06/17/98     73.65%
    Fee Simple          1,600,000    08/11/98     71.06%
    Fee Simple          1,450,000    08/14/98     74.57%
    Fee Simple          1,575,000    09/09/98     67.35%
    Fee Simple          1,550,000    03/26/98     67.94%
    Fee Simple          1,400,000    03/28/97     74.78%
    Fee Simple          1,400,000    08/25/98     74.71%
    Fee Simple          1,585,000    10/24/97     65.63%

    Fee Simple          1,700,000    04/01/98     59.54%
    Fee Simple          1,410,000    01/20/98     70.56%

  Maturity                                                  Largest         Largest  Largest Tenant
 Date / ARD                                                  Tenant          Tenant  Lease Maturity
 LTV Ratio           Largest Tenant                           NRSF            NRSF%       Date
    26.56%       Gaslamp Billiards                            15,194           35%      06/30/01
    58.60%       Palomar Savings Bank                          7,000           38%      11/23/07
    43.27%       Basic American Foods                        149,760           84%      02/14/00
    48.63%       Oxbow Inn                                     7,046           17%      04/30/04
    60.95%       Super H Foods                                29,940           47%      08/17/06
    52.63%       OfficeMax, Inc.                              23,500          100%      03/31/13
    43.71%       Office Max                                   23,500          100%      07/13/13
    60.95%       NAP
    52.87%       Office Max                                   23,500          100%      03/01/13
    56.48%       Sylvan Commercial Realty Co.                 15,000           50%      12/31/09
     0.92%       U.S. Forwarding                               9,310            5%      05/31/99
    53.60%       NAP
    65.43%       JCS Controls                                  4,548           19%      06/30/01
    55.55%       Northeast Medical Evaluations                 5,200           21%      06/30/03
---------------------------------------------------------------------------------------------------
    56.25%
                 Hydrotech Systems, Inc.                      28,800           58%      05/31/01
                 Yoemans Construction                         32,500          100%      12/31/03
---------------------------------------------------------------------------------------------------
    65.10%       NAP
    65.84%       Kings Mill Cleaners                           9,600           63%      08/31/08
    52.85%       NAP
    50.25%       Irving Christian Fellowship                   6,510           19%      02/28/04
    52.87%       Office Max - Clovis                          23,500          100%      03/01/13
    56.02%       Exec Suites (SHP)                             8,500           23%      07/31/08
    40.27%       Circuit City Stores, Inc.                    39,327          100%      04/30/05
    51.12%       NAP
    60.70%       Stage Stores                                 19,110           18%      11/30/02
    62.77%       CVS                                           8,500           45%      01/31/05
    40.28%       NAP
    61.93%       NAP
    49.85%       Elm Services, Inc.                            7,717           27%      07/31/99
    48.72%       William E. Simon & Sons                      13,875           50%      02/28/01
    56.42%       NAP
    40.93%       Boston Market                                 3,089           36%      05/31/02
    52.63%       NAP
    56.34%       NAP
    55.79%       NAP
    60.57%       NAP
    54.72%       Sue's Fashion                                 4,800           16%      07/31/99
    61.16%       Super Buy Discount Corp.                      3,375           13%      01/31/03
    41.16%       Pepperidge Farm, Inc.                        13,198           32%      12/02/03
     0.49%       St. Charles Rehabilitaion                     7,610           29%      08/31/02
    29.75%       Airpax Corp.                                 20,126           30%      02/28/00
    61.36%       Pacificorp                                   14,735          100%      04/30/03
    55.39%       Real Estate Trainers                         16,564           57%      05/31/03
    52.70%       NAP
    64.68%       Iron City Gym                                 8,519           37%      10/31/99
    49.92%       American States Insurance                     2,625           10%      11/30/99
    62.05%       David & Linda Taos (Taos Gallery)             4,505           52%      04/30/01
    60.09%       Deere & Co.                                  24,886          100%      01/31/02
    62.30%       Blockbuster Video                             7,617           40%      01/14/00
    54.41%       NAP
    54.87%       Melbourne Neurologic, P.A.                   14,400          100%      07/31/08
    69.51%       NAP
    54.33%       Medistat                                      7,500           35%      12/01/02
     1.70%       Southland Corporation-7-Eleven                2,991          100%      08/31/13
    60.75%       Blockbuster Video                             6,500          100%      03/30/08
     0.00%       Ace Clearwater Enterprises, Inc.             33,500          100%      05/31/13
    66.88%       PARKER PAINT                                  6,101           62%      08/31/00
    65.01%       S.C. Johnson & Son, Inc.                      9,680           58%      01/31/03
    57.06%       NAP
    49.68%       NAP
    24.65%       Hollywood Entertainment Corp.                 7,488          100%      10/31/12
    23.67%       Health Care Partners,LTD                     19,076          100%      07/31/10
    62.59%       CVS                                           7,312           14%      08/06/11
    46.07%       Beauty Enterprises                            3,000           10%      03/31/03
    59.85%       Hillcroft Medical Clinic Assoc                8,008           22%      07/31/02
    55.19%       Empire Carpet Mills, Inc.                    25,614          100%      09/30/03
     1.50%       Sales Max Inc.                               39,280          100%      10/01/99
    28.71%       Hollywood Entertainment Corp                  6,968          100%      07/02/12
    67.06%       NAP
    43.79%       NAP

    42.29%       Franchise Concept Group                       5,429          100%      09/30/17
     0.00%       NAP

                                                      Second         Second
                                                     Largest        Largest   Second Largest
                                                      Tenant         Tenant    Tenant Lease
         Second Largest Tenant                         NRSF           NRSF%    Maturity Date
Dick's Last Resort                                    10,934           26%       11/06/10
San Diego Union Tribune                                3,399           18%       08/31/99
Van Waters and Rogers                                 12,740            7%       10/01/04
Automotive Wholesale Parts                             4,918           12%       12/31/99
Family Dollar Store                                    7,270           11%       12/31/01
NAP
NAP
NAP
NAP
American Consumers Inc.                               10,132           34%       12/31/02
Medina Forwarding                                      9,310            5%       01/31/02
NAP
Vanderwall and Audycki                                 3,817           16%       12/31/02
Aquarius Travel                                        2,850           11%       04/30/00
--------------------------------------------------------------------------------------------

WEI Ranco Machine Works                               20,840           42%       05/31/01
NAP
--------------------------------------------------------------------------------------------
NAP
Flix Video Rental                                      2,400           16%       05/30/01
NAP
Irving Health Care System                              5,500           16%       05/31/99
NAP
KC Communication                                       2,880            8%       10/31/00
NAP
NAP
Hollywood Theaters                                    15,450           15%       08/22/06
Mercy Health Network                                   4,800           25%       09/30/02
NAP
NAP
M.A.R.C.                                               7,537           26%       07/31/00
Van Beuren Management                                  9,300           34%       12/31/01
NAP
Taco Bell                                              2,975           35%       05/31/12
NAP
NAP
NAP
NAP
Bamboo Terrace                                         3,202           11%       07/31/01
Entertainment Exchange, Inc.                           2,781           11%       11/30/02
Trade Wind Connections                                10,990           27%       09/30/02
Cartier, Hogan, Sullivan, Bernstein & Auerbach, P.C.   7,020           26%       01/31/00
Wideco (U.S.), Inc.                                    8,750           13%       01/31/01
NAP
La Flamme (Law Offices)                                3,707           13%       04/30/99
NAP
Kids Academy                                           6,300           27%       10/31/01
Custom Church Interiors                                2,625           10%       06/30/99
Meyer, Dirk, Darrell & Geraldeam                       2,225           26%       08/14/00
NAP
J.T.H. Memorial Hosp.                                  7,321           39%       04/30/05
NAP
NAP
NAP
Therapies Texas                                        6,000           28%       02/01/03
NAP
NAP
NAP
AMERICAN GENERAL                                       1,904           19%       03/31/00
Haynes Architectural Holdings                          4,000           24%       05/14/03
NAP
NAP
NAP
NAP
Center for Family Development                          5,804           11%       06/30/02
Katherine Action Silk Screen Printing                  2,880           10%       04/30/00
Iris Polinger, M.D.                                    3,166            9%       05/31/01
NAP
NAP
NAP
NAP
NAP

NAP
NAP

                                                                             U/W        U/W              U/W NOI            U/W NCF
        Management Company           Mortgage Loan Originator              Revenues   Expenses  U/W NOI    DSCR   U/W NCF    DSCR
Harman Asset Management              LJ Melody & Company, Inc.              673,861  185,736    488,125    2.70   452,771    2.51
Atlantic & Pacific Management Corp.  Llama Capital Mortgage Company         368,365  112,923    255,442    1.37   233,042    1.25
Owner managed                        John Alden Asset Management Company    481,915  113,972    367,943    1.59   320,900    1.39
Ocean Properties Development Corp.   Mellon Mortgage Company                376,878   81,094    295,784    1.51   260,984    1.34
Sandman Property Services, Inc.      Llama Capital Mortgage Company         438,733  141,170    297,563    1.66   266,619    1.48
Owner Managed                        Skymar Capital Corporation             256,150    5,123    251,027    1.35   241,627    1.30
Owner Managed                        Skymar Capital Corporation             252,625    5,053    247,572    1.40   238,172    1.35
Owner Managed                        Llama Capital Mortgage Company         426,291  195,391    230,900    1.32   210,260    1.20
Owner Managed                        John Alden Asset Management Company    243,460    4,869    238,591    1.38   229,191    1.32
Sylvan Commercial Realty Company     Llama Capital Mortgage Company         494,892  200,500    294,392    1.70   274,576    1.59
Oakcrest Management Co., Inc.        Llama Capital Mortgage Company         565,272  151,589    413,683    1.92   321,404    1.49
Micozzi Management, Inc.             Llama Capital Mortgage Company         430,314  183,694    246,620    1.49   237,220    1.44
Richard Gollel & Companies, Inc.     Llama Capital Mortgage Company         321,606   93,064    228,542    1.44   203,052    1.28
Paul Maggiore Builders Corp.         Llama Capital Mortgage Company         334,690   96,120    238,570    1.54   196,315    1.27
-----------------------------------------------------------------------------------------------------------------------------------
                                     Llama Capital Mortgage Company                                        1.51              1.25
Owner Managed                        Llama Capital Mortgage Company         344,303   86,993    257,310           213,940
Owner Managed                        Llama Capital Mortgage Company               -        -          -                 -
-----------------------------------------------------------------------------------------------------------------------------------
Realty Center Management Center,
Inc. (RCMI)                          GMAC Commercial Mortgage Corp.         342,587  130,367    212,220    1.49   199,830    1.40
Site Development , Inc.              Llama Capital Mortgage Company         283,101   68,055    215,046    1.40   208,458    1.36
Asset Management Services            Skymar Capital Corporation             449,353  168,322    281,031    1.79   248,281    1.58
Clifford H. LeBlanc                  Huntington Capital Corp.               387,892   94,698    293,194    1.69   267,898    1.54
Owner Managed                        Skymar Capital Corporation             235,000    4,700    230,300    1.44   220,900    1.38
Sunny Hills - Palladium              LJ Melody & Company, Inc.              423,030  148,552    274,478    1.65   226,240    1.36
Owner Managed                        Llama Capital Mortgage Company         340,317   74,323    265,994    1.53   218,172    1.25
Noneman Real Estate                  Llama Capital Mortgage Company         451,564  215,663    235,901    1.53   201,101    1.31
Weigand - Omega Management, Inc.     GMAC Commercial Mortgage Corp.         531,434  235,511    295,923    1.89   216,755    1.38
Site Development, Inc.               Llama Capital Mortgage Company         296,871   91,777    205,094    1.47   188,046    1.35
Lawrence Carpenter & Associates      KeyCorp Real Estate Capital
                                     Markets, Inc.                        1,086,518  807,296    279,222    1.64   224,896    1.32
Edgewood Management Corporation      GMAC Commercial Mortgage Corp.         524,164  321,535    202,629    1.48   176,379    1.29
Klinedinst Management, Incorporated  Skymar Capital Corporation             405,568  143,267    262,301    1.75   227,440    1.52
Thomas J. Romano                     Citibank PBG East                      529,083  293,726    235,357    1.57   202,208    1.35
Owner Managed                        Skymar Capital Corporation             558,434  326,021    232,413    1.64   202,383    1.43
Uniwest Management, Inc.             Skymar Capital Corporation             321,872   99,022    222,850    1.54   213,954    1.48
Micozzi Management, Inc.             Llama Capital Mortgage Company         331,166  110,377    220,789    1.58   214,477    1.54
LEDIC Management Group, Inc.         Financial Federal Savings Bank         480,172  246,381    233,791    1.87   201,836    1.62
Noneman Real Estate                  Llama Capital Mortgage Company         375,334  174,874    200,460    1.49   175,460    1.30
LEDIC Management Group, Inc.         Financial Federal Savings Bank         394,063  231,280    162,783    1.39   142,383    1.22
Volk Company                         LJ Melody & Company, Inc.              319,171  134,011    185,160    1.54   165,615    1.38
GET Management, Inc.                 Skymar Capital Corporation             342,410  127,672    214,738    1.60   187,989    1.40
Paul Maggiore Builders Corp.         Llama Capital Mortgage Company         304,979   75,401    229,578    1.62   201,057    1.42
Bellbrook Realty                     Citibank PBG East                      466,223  136,639    329,584    1.51   295,172    1.36
Oakcrest Management Co., Inc.        Llama Capital Mortgage Company         267,407   60,412    206,995    1.50   173,272    1.26
Owner Managed                        LJ Melody & Company, Inc.              219,074   48,908    170,166    1.49   153,958    1.35
Sunny Hills - Palladium              LJ Melody & Company, Inc.              298,365   98,524    199,841    1.75   166,155    1.46
Owner Managed                        Financial Federal Savings Bank         502,847  243,516    259,331    2.49   231,346    2.22
Professional Property
Management, Inc.                     Llama Capital Mortgage Company         276,871   95,024    181,847    1.53   154,330    1.30
Owner Managed                        Financial Federal Savings Bank         278,702   86,775    191,927    1.49   174,539    1.35
Owner Managed                        LJ Melody & Company, Inc.              193,310   28,470    164,839    1.35   159,920    1.31
Everitt Enterprises Inc.             LJ Melody & Company, Inc.              339,265  103,809    235,456    2.11   201,611    1.80
Island Associates Real Estate, Inc.  Citibank PBG East                      274,470  107,753    166,717    1.38   151,217    1.26
ERC Properties, Inc.                 Llama Capital Mortgage Company         290,408  147,917    142,491    1.33   131,291    1.22
Owner Managed                        Bank United                            164,160    6,566    157,594    1.43   141,034    1.28
Owner Managed                        LJ Melody & Company, Inc.              459,604  307,971    151,633    1.55   125,587    1.29
Fouchek-Meyer Co., Inc.              Skymar Capital Corporation             250,458   57,411    193,047    1.79   168,322    1.57
Owner Managed                        Llama Capital Mortgage Company         172,057   29,301    142,756    1.11   142,188    1.10
                                     Bank United                            145,112    4,353    140,759    1.27   138,158    1.25
Owner Managed                        Skymar Capital Corporation             359,434  132,453    226,981    1.65   213,581    1.55
Bluestone & Hockley Realty, Inc.     LJ Melody & Company, Inc.              181,081   42,312    138,769    1.35   129,882    1.26
Haynes Architectural Holding         Llama Capital Mortgage Company         196,290   52,456    143,834    1.44   131,685    1.32
Noneman Real Estate                  Llama Capital Mortgage Company         293,540  153,942    139,598    1.38   127,348    1.26
Owner Managed                        Skymar Capital Corporation             355,072  177,457    177,615    1.77   159,615    1.59
Owner Managed                        Skymar Capital Corporation             144,250    2,884    141,366    1.18   140,018    1.17
Boone Fetter LLC                     City National Bank                     304,004   15,200    288,804    2.94   259,521    2.64
New England Communities, Inc.        Llama Capital Mortgage Company         407,878  244,399    163,479    1.65   124,209    1.26
Owner Managed                        Skymar Capital Corporation             230,373   72,136    158,237    1.59   132,899    1.33
Latipac Realty Co., L.P.             Llama Capital Mortgage Company         336,129  164,847    171,282    1.77   143,638    1.48
Owner Managed                        Skymar Capital Corporation             160,929   27,880    133,049    1.40   121,267    1.28
Owner Managed                        LJ Melody & Company, Inc.              152,249    4,567    147,682    1.21   143,754    1.17
Zimmer Development Company           John Alden Asset Management Company    131,742    2,635    129,107    1.17   126,180    1.15
Owner Managed                        Llama Capital Mortgage Company         197,755   53,168    144,587    1.56   137,487    1.49
H&L Realty & Management Co           John Alden Asset Management Company    248,454  111,441    137,013    1.44   120,207    1.26

Owner Managed                        GMAC Commercial Mortgage Corp.         142,500    7,125    135,375    1.34   128,795    1.27
Orion Operating Corp.                Llama Capital Mortgage Company         421,419  299,436    121,983    1.43    97,983    1.15

                1998
  1998        Statement      1998
Statement     Number of    Statement      1998       1998                1998 NOI    1997        1997                 1997 NOI
  Type         Months     Ending Date   Revenues   Expenses   1998 NOI     DSCR    Revenues    Expenses    1997 NOI     DSCR
Annualized        6         12/31/98      648,344  104,871    543,473      3.01    556,132     118,122     438,010      2.42
 Full Year       12         12/31/98      439,487   93,405    346,082      1.86    411,718      96,175     315,543      1.69
 Full Year       12         12/31/98      517,109   89,589    427,520      1.85    475,198     114,846     360,352      1.56
 Full Year       12         12/31/98      396,375   87,217    309,158      1.58    380,830      88,569     292,261      1.50
Annualized        9          9/30/98      357,685   56,425    301,260      1.68    438,192     105,854     332,338      1.85
 Full Year       12         12/31/98      236,909    5,541    231,368      1.24
Annualized        4         12/31/98      197,890             197,890      1.12
Annualized       11         11/30/98      451,256  200,189    251,067      1.44    442,392     190,593     251,799      1.44
 Full Year       12         12/31/98      226,443    2,499    223,944      1.29
 Full Year       12         12/31/98      470,044   81,033    389,011      2.25    415,240      84,823     330,417      1.91
 Full Year       12         12/31/98      663,169  165,162    498,007      2.31    647,900     121,055     526,845      2.45
 Full Year       12         12/31/98      469,414  188,189    281,225      1.70    431,178     157,364     273,814      1.66
Annualized       11         12/31/98      331,763  103,382    228,381      1.43    317,321      80,402     236,919      1.49
Annualized        8          8/31/98      364,962   73,676    291,287      1.88    313,999      73,655     240,344      1.55
-----------------------------------------------------------------------------------------------------------------------------
                                                                           1.64                                         1.19
Annualized       11         11/30/98      354,446   74,588    279,859              300,269      97,257     203,012

-----------------------------------------------------------------------------------------------------------------------------
 Full Year       12         12/31/98      329,826  119,314    210,512      1.48    328,567     119,600     208,967      1.47
 Full Year       12         12/31/98      220,540   45,324    175,216      1.14
 Full Year       12         12/31/98      381,652  145,854    235,798      1.50    421,409     141,695     279,714      1.78
 Full Year       12         12/31/98      422,590   96,813    325,777      1.88    403,682      83,184     320,498      1.85
 Full Year       12         12/31/98      197,121    3,538    193,583      1.21
 Full Year       12         12/31/98      423,345  163,240    260,105      1.56
Annualized        2         12/31/98      315,480    7,126    308,354      1.77
Annualized       10         10/31/98      458,160  200,720    257,440      1.67    453,033     196,025     257,008      1.67
 Full Year       12         12/31/98      606,834  250,494    356,340      2.27    500,203     195,595     304,608      1.94
 Full Year       12         12/31/98      298,753   80,436    218,317      1.57    267,575      80,090     187,485      1.34
 Full Year       12         12/31/98    1,086,518  684,118    402,400      2.36    918,500     642,821     275,679      1.61
Annualized       12         09/30/98      527,957  410,169    117,788      0.86    300,506     171,386     129,120      0.94
 Full Year       12         12/31/98      447,473  144,923    302,550      2.02    426,770     138,774     287,996      1.92
 Full Year       12         12/31/98      571,997  326,315    245,682      1.64    561,996     352,832     209,164      1.40
 Full Year       12         12/31/98      572,634  307,238    265,396      1.87    543,602     310,078     233,524      1.65
 Full Year       12         12/31/98      359,886   95,894    263,992      1.82    353,680      93,686     259,994      1.80
 Full Year       12         12/31/98      357,685  135,600    222,085      1.59    315,646     104,864     210,782      1.51
 Full Year       12         12/31/98      444,964  249,631    195,333      1.57    438,736     228,878     209,858      1.68
 Full Year       12         12/31/98      365,311  177,057    188,254      1.40    365,918     167,028     198,890      1.48
 Full Year       12         12/31/98      386,230  210,469    175,761      1.50    368,511     232,527     135,984      1.16
 Full Year       12         12/31/98      319,800  121,128    198,672      1.66    340,072     114,812     225,260      1.88
                                                                                   316,205     127,086     189,119      1.41
Annualized        8          8/31/98      271,337   52,080    219,257      1.54    263,155      52,220     210,935      1.49
 Full Year       12         12/31/98      504,952  129,120    375,832      1.73    481,629     167,632     313,997      1.44
 Full Year       12         12/31/98      298,311   61,146    237,165      1.72    315,209      43,456     271,753      1.97
 Full Year       12         12/31/98      230,604   19,487    211,117      1.85
 Full Year       12         12/31/98      351,841  100,810    251,031      2.20    568,764     102,456     466,308      4.09
 Full Year       12         12/31/98      508,466  221,507    286,959      2.75    496,535     206,422     290,113      2.78
 Full Year       12         12/31/98      273,866   80,277    193,589      1.63    274,883      90,139     184,744      1.56
 Full Year       12         12/31/98      252,920   83,131    169,789      1.32    272,395      78,326     194,069      1.51
 Full Year       12         12/31/98      204,081   23,127    180,954      1.48    200,522      20,930     179,592      1.47
 Full Year       12         12/31/98      273,645   70,842    202,803      1.82    263,359      51,035     212,324      1.90
 Full Year       12         12/31/98      235,005   83,131    151,874      1.26    268,730      90,448     178,282      1.48
Annualized       10         10/31/98      233,303  135,170     98,133      0.91
 Full Year       12         12/31/98      172,800   11,820    160,980      1.46    219,377      68,452     150,925      1.37
 Full Year       12         12/31/98      511,241  329,204    182,037      1.87    506,134     307,340     198,794      2.04
Annualized        2         12/31/98      263,640    4,800    258,840      2.41

 Full Year       12         12/31/98      103,383             103,383      0.94
 Full Year       12         12/31/98      257,880             257,880      1.87
 Full Year        5         12/31/98      189,898   38,305    151,593      1.47    192,825      43,177     149,648      1.45
Annualized        8         12/31/98      217,800   18,129    199,671      1.99
 Full Year       12         12/31/98      298,615  156,028    142,587      1.41    305,193     152,454     152,739      1.51
 Full Year       12         12/31/98      341,819  163,345    178,474      1.78    341,442     175,543     165,899      1.66
 Full Year       12         12/31/98      117,470    1,647    115,823      0.96
 Full Year       12         12/31/98      321,358   13,596    307,762      3.13    390,751      45,997     344,754      3.50
 Full Year       12         12/31/98      411,891  200,054    211,837      2.14    357,577     236,566     121,011      1.22
 Full Year       12         12/31/98      206,031  118,000     88,031      0.88    206,949      41,623     165,326      1.66
Annualized        7          7/31/98      332,773  117,840    214,933      2.22    295,137     131,427     163,710      1.69
 Full Year       12         12/31/98      132,823   14,267    118,556      1.25
 Full Year       12         12/31/98      138,000             138,000      1.13    138,000                 138,000      1.13
Annualized       11         12/31/98      138,676    3,076    135,600      1.23
Annualized        9          9/30/98      214,500   12,465    202,035      2.19    214,500      22,670     191,830      2.07
 Full Year       12         12/31/98      300,267   89,159    211,108      2.22

 Full Year       12         12/31/98      150,000             150,000      1.48
Annualized       11         11/30/98      439,251  322,697    116,555      1.37    372,410     333,068      39,342      0.46

                                                  ANNEX A
                              CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                                                                Allocated Cut-
Control  Loan                                                                                  Cut-off Date        off Date
Number  Number          Mortgage Seller                      Property Name                        Balance           Balance
  216  LC3126    Llama Capital Mortgage Company    The Cannon Building                         992,411.88        992,411.88
  217  6601145    Salomon Brothers Realty Corp.    Mainchester Sq Shopping Ctr                 989,514.08        989,514.08
  218     304     Salomon Brothers Realty Corp.    7900 Queenair Drive                         988,631.76        988,631.76
  219     276     Salomon Brothers Realty Corp.    Hollywood Video - New Bern                  985,627.07        985,627.07
  220  LL1010    Llama Capital Mortgage Company    US Post Office El Paso                      970,174.24        970,174.24
  221  LL1036    Llama Capital Mortgage Company    U-Stuff-It Storage                          965,523.21        965,523.21
  222     274     Salomon Brothers Realty Corp.    Hollywood Video - Sanford                   959,688.54        959,688.54
  223     248     Salomon Brothers Realty Corp.    Hollywood Video - Fort Smith                955,556.33        955,556.33
  224     217     Salomon Brothers Realty Corp.    Hollywood Video - Tucson                    948,146.25        948,146.25
  225  6601013    Salomon Brothers Realty Corp.    Space Savers #9 Mini-Warehouse              925,967.27        925,967.27
  226  LL1056    Llama Capital Mortgage Company    Premier Storage                             897,630.57        897,630.57
  228  6601000    Salomon Brothers Realty Corp.    Millwood Plaza                              816,349.05        816,349.05
  229     220     Salomon Brothers Realty Corp.    2424 State Road                             809,961.91        809,961.91
  230  LC3047    Llama Capital Mortgage Company    50 Parkvale Avenue                          793,612.81        793,612.81
  231  6601236    Salomon Brothers Realty Corp.    330 South Street                            790,484.14        790,484.14
  232     221     Salomon Brothers Realty Corp.    Hollywood Video - St. Joseph                759,725.65        759,725.65
  233  6600229    Salomon Brothers Realty Corp.    PrimaCare                                   703,524.61        703,524.61
  234  LC3320    Llama Capital Mortgage Company    53 Elm Street                               702,821.02        702,821.02
  235  LL1050    Llama Capital Mortgage Company    Cambridge Apartments                        685,095.97        685,095.97
  236  LL1018    Llama Capital Mortgage Company    West End Plaza                              651,510.82        651,510.82
  237  LL1009    Llama Capital Mortgage Company    US Post Office Del City                     637,882.19        637,882.19
  238  LL1051    Llama Capital Mortgage Company    Times Square Shopping Center                565,680.82        565,680.82
  239  LC3044    Llama Capital Mortgage Company    46 Elm Street                               427,590.46        427,590.46
  240     246     Salomon Brothers Realty Corp.    510 Maple Avenue                            289,810.58        289,810.58
  241     228     Salomon Brothers Realty Corp.    8431-8435 Buffalo Avenue                    244,438.31        244,438.31

  242     296     Salomon Brothers Realty Corp.    32-34 North Main Street                     183,561.34        183,561.34

                                                                                                         Property
                                                                      Zip                     Property   Size Unit   Year    Year
           Property Address              City                 State  Code    Property Type      Size       Type      Built Renovated
5 Broadway                             Troy                    NY    12180   Mixed Use         53,048      NRSF      1845     1988
2100 North Main Street                 High Point              NC    27262   Retail            17,084      NRSF      1960     1994
7900 Queenair Drive                    Gaithersburg            MD    20879   Industrial        23,763      NRSF      1983
3500 Clarendon Boulevard               New Bern                NC    28562   Retail             7,488      NRSF      1997
10550 North Loop Road                  El Paso                 TX    79927   Post Office        8,256      NRSF      1996
2274 Moody Rd                          Warner Robins           GA    31088   Self Storage      52,720      NRSF      1984
2109 South Horner Blvd.                Sanford                 NC    27330   Retail             7,488      NRSF      1997
8500 Phoenix Avenue                    Fort Smith              AR    72903   Retail             7,488      NRSF      1997
1895 W. Valencia Road                  Tucson                  AZ    85746   Retail             8,043      NRSF      1995
9818 South Gessner                     Houston                 TX    77071   Self Storage      40,016      NRSF      1978
3855 W. King St                        Cocoa                   FL    32936   Self Storage      26,600      NRSF      1990
800 South Battlefield Blvd.            Chesapeake              VA    23320   Retail            16,969      NRSF      1986
2424 State Road                        Bensalem                PA    19020   Industrial        69,558      NRSF      1955
50 Parkvale Avenue                     Allston                 MA    02134   Multi-family          24     Units      1920
330 South Street                       Morristown              NJ    07960   Office            12,700      NRSF      1958     1984
205 North Belt Highway                 St. Joseph              MO    64501   Retail             7,500      NRSF      1995
6340 N. Beach St.                      Haltom City             TX    76117   Office             5,771      NRSF      1997
53 Elm Street                          Worcester               MA    01609   Multi-family          30     Units      1925
1108 18th Avenue East                  Cordele                 GA    31015   Multi-family          20     Units      1998
1494 & 1526 Plaza Place                Springdale              AR    72764   Office             8,345      NRSF      1995
4440 SE 44th Street                    Oklahoma City           OK    73135   Post Office        9,546      NRSF      1986
602 East 16th Avenue                   Cordele                 GA    31015   Retail            10,665      NRSF      1998
46 Elm Street                          Worcester               MA    01609   Multi-family          40     Units      1926
510 Maple Avenue                       Elizabeth               NJ    07202   Multi-family           9     Units      1969
8431-8435 Buffalo Avenue               Niagara Falls           NY    14304   Multi-family          21     Units      1975

32-34 North Main Street                Spring Valley           NY    10977   Mixed Use          7,750      NRSF      1928     1997

                                                               Admin-         Sub-           Net
 Occupancy       Occupancy           Original  Mortgage      istrative     Servicing      Mortgage      Rate
Percentage       as of Date          Balance     Rate         Fee Rate      Fee Rate        Rate        Type
    82%           06/01/99          1,000,000    8.240%        0.043%        0.040%         8.157%      Fixed
   100%           08/05/98          1,000,000    7.700%        0.043%        0.040%         7.617%      Fixed
   100%           12/31/98          1,000,000    7.250%        0.043%        0.040%         7.167%      Fixed
   100%           06/24/98          1,013,600    7.750%        0.043%        0.040%         7.667%      Fixed
   100%           05/12/98            981,000    7.400%        0.043%        0.040%         7.317%      Fixed
    97%           03/31/99            975,000    8.000%        0.043%        0.040%         7.917%      Fixed
   100%           02/22/99            990,000    7.550%        0.043%        0.040%         7.467%      Fixed
   100%           12/12/97            990,000    7.650%        0.043%        0.040%         7.567%      Fixed
   100%           12/12/97            980,000    7.625%        0.043%        0.040%         7.542%      Fixed
    86%           12/31/98            937,500    7.400%        0.043%        0.090%         7.267%      Fixed
    96%           11/10/98            900,000    8.170%        0.043%        0.040%         8.087%      Fixed
    91%           09/30/98            825,000    7.700%        0.043%        0.125%         7.532%      Fixed
   100%           11/15/98            825,000    8.970%        0.043%        0.040%         8.887%      Fixed
    96%           03/01/99            806,000    6.970%        0.043%        0.040%         6.887%      Fixed
   100%           02/11/99            800,000    7.590%        0.043%        0.040%         7.507%      Fixed
   100%           12/01/97            796,000    7.750%        0.043%        0.040%         7.667%      Fixed
   100%           05/31/98            735,000    7.840%        0.043%        0.125%         7.672%      Fixed
   100%           04/01/99            715,000    6.840%        0.043%        0.040%         6.757%      Fixed
    90%           11/01/98            688,000    7.610%        0.043%        0.040%         7.527%      Fixed
   100%           06/09/99            658,500    7.600%        0.043%        0.040%         7.517%      Fixed
   100%           06/25/99            645,000    7.400%        0.043%        0.040%         7.317%      Fixed
   100%           12/31/98            569,000    7.810%        0.043%        0.040%         7.727%      Fixed
   100%           04/01/99            435,000    6.840%        0.043%        0.040%         6.757%      Fixed
   100%           02/22/99            293,900    8.359%        0.043%        0.040%         8.276%      Fixed
    95%           12/31/98            250,000    9.310%        0.043%        0.040%         9.227%      Fixed

   100%           05/03/99            190,000    9.154%        0.043%        0.040%         9.071%      Fixed

 Interest                                                      First
  Accrual                                                     Payment
  Method            Loan Type           Note Date               Date
Actual / 360           ARD               11/06/98             01/01/99
Actual / 360         Balloon             09/17/98             11/01/98
Actual / 360         Balloon             09/08/98             11/01/98
Actual / 360         Balloon             06/15/98             08/01/98
  30 / 360           Balloon             06/01/98             07/01/98
  30 / 360           Balloon             10/30/98             12/01/98
Actual / 360         Balloon             05/11/98             07/01/98
Actual / 360         Balloon             03/28/98             05/01/98
Actual / 360         Balloon             01/22/98             03/01/98
Actual / 360         Balloon             08/25/98             10/01/98
Actual / 360           ARD               04/23/99             06/01/99
Actual / 360         Balloon             09/24/98             11/01/98
  30 / 360           Balloon             12/24/97             02/01/98
  30 / 360             ARD               07/17/98             09/01/98
Actual / 360         Balloon             08/14/98             10/01/98
Actual / 360         Balloon             02/20/98             04/01/98
  30 / 360       Fully Amortizing        06/01/98             07/01/98
  30 / 360             ARD               07/01/98             08/01/98
Actual / 360         Balloon             01/19/99             03/01/99
  30 / 360           Balloon             06/01/98             07/01/98
  30 / 360           Balloon             06/01/98             07/01/98
Actual / 360         Balloon             01/19/99             03/01/99
  30 / 360             ARD               07/01/98             08/01/98
Actual / 360         Balloon             04/09/98             06/01/98
  30 / 360           Balloon             07/24/97             09/01/97

Actual / 360     Fully Amortizing        06/15/98             08/01/98

                                                      Original      Original
                                                       Term to       Amort-
  Anticipated       Scheduled                         Maturity /    ization
   Repayment        Maturity          Scheduled          ARD          Term     Seasoning
     Date             Date           P&I Payment      (months)      (months)    (months)
   12/01/08         12/01/28          7,877.82          120          300           8
     NAP            10/01/08          7,520.49          120          300          10
     NAP            10/01/13          7,228.07          180          300          10
     NAP            04/01/13          8,715.99          177          216          13
                    06/01/08          6,792.25          120          360          14
                    11/01/08          7,525.21          120          300           9
     NAP            06/01/12          8,394.70          168          216          14
     NAP            01/01/13          8,453.77          177          216          16
     NAP            02/01/11          7,969.89          156          240          18
     NAP            09/01/13          6,867.18          180          300          11
   05/01/09         05/01/24          7,048.00          120          300           3
     NAP            10/01/08          6,204.41          120          300          10
     NAP            01/01/08          6,906.43          120          300          19
   08/01/08         08/01/23          5,681.22          120          300          12
     NAP            09/01/08          5,958.84          120          300          11
     NAP            03/01/11          7,246.12          156          192          17
     NAP            06/01/13          6,956.32          180          180          14
   07/01/08         07/01/23          4,980.73          120          300          13
                    02/01/09          4,862.52          120          360           6
                    06/01/08          4,649.50          120          360          14
                    06/01/08          4,465.85          120          360          14
                    02/01/09          4,267.01          120          312           6
   07/01/08         07/01/23          3,030.23          120          300          13
     NAP            05/01/13          2,338.70          180          300          15
     NAP            08/01/12          2,151.31          180          300          24

     NAP            07/01/13          1,944.55          180          180          13

 Remaining    Remaining
  Term to       Amort-                             % of Total
 Maturity /    ization                              Cut-off        Allocated Cut-
    ARD          Term        Cut-off Date            Date            off Date
  (months)     (months)        Balance              Balance           Balance
    112           292        992,411.88              0.14%         992,411.88
    110           290        989,514.08              0.13%         989,514.08
    170           290        988,631.76              0.13%         988,631.76
    164           203        985,627.07              0.13%         985,627.07
    106           346        970,174.24              0.13%         970,174.24
    111           291        965,523.21              0.13%         965,523.21
    154           202        959,688.54              0.13%         959,688.54
    161           200        955,556.33              0.13%         955,556.33
    138           222        948,146.25              0.13%         948,146.25
    169           289        925,967.27              0.13%         925,967.27
    117           297        897,630.57              0.12%         897,630.57
    110           290        816,349.05              0.11%         816,349.05
    101           281        809,961.91              0.11%         809,961.91
    108           288        793,612.81              0.11%         793,612.81
    109           289        790,484.14              0.11%         790,484.14
    139           175        759,725.65              0.10%         759,725.65
    166           166        703,524.61              0.10%         703,524.61
    107           287        702,821.02              0.10%         702,821.02
    114           354        685,095.97              0.09%         685,095.97
    106           346        651,510.82              0.09%         651,510.82
    106           346        637,882.19              0.09%         637,882.19
    114           306        565,680.82              0.08%         565,680.82
    107           287        427,590.46              0.06%         427,590.46
    165           285        289,810.58              0.04%         289,810.58
    156           276        244,438.31              0.03%         244,438.31

    167           167        183,561.34              0.02%         183,561.34

  Allocated
Cut-off Date               Loan Balance                                                               Lockout
 Balance per               at Maturity /                                                            Period End
     Unit                      ARD                 Prepayment Provisions                                Date
    18.71                  830,025.72         LO(32)/Defeasance(81)/Free(7)                          08/31/2001
    57.92                  817,215.01         LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
    41.60                  640,991.34         LO(84)/Grtr1%UPBorYM(93)/Free(3)                        10/31/05
      132                  324,873.42         LO(84)/Grtr1%UPBorYM(90)/Free(3)                       07/31/2005
      118                  849,572.74         LO(60)/Grtr1%UPBorYM(53)/Free(7)                        06/01/03
    18.31                  787,442.24         LO(60)/Grtr1%UPBorYM(53)/Free(7)                        11/01/03
      128                  368,506.41         LO(84)/Grtr1%UPBorYM(81)/Free(3)                        06/30/05
      128                  315,010.23         LO(84)/Grtr1%UPBorYM(90)/Free(3)                        04/30/05
      118                  537,295.74         LO(84)/Grtr1%UPBorYM(69)/Free(3)                        02/28/05
    23.14                  605,495.78         LO(35)/Defeasance(141)/FREE(4)                          08/31/01
    33.75                  745,899.83         LO(27)/Defeasance(86)/Free(7)                          08/31/2001
    48.11                  674,201.32         LO(34)/Defeasance(82)/FREE(4)                          08/31/2001
    11.64                  682,128.04         LO(47)/Grtr1%UPBorYM(67)/Free(6)                        12/31/01
   33,067                  633,251.12         LO(60)/YM(53)/Free(7)                                   08/01/03
    62.24                  651,544.50         LO(35)/Defeasance(82)/FREE(3)                           08/31/01
      101                  247,964.58         LO(84)/Grtr1%UPBorYM(69)/Free(3)                        03/31/05
      122                        -            LO(38)/Defeasance(138)/FREE(4)                         08/31/2001
   23,427                  559,690.89         LO(60)/YM(53)/Free(7)                                   07/01/03
   34,255                  609,345.79         LO(30)/Defeasance(83)/Free(7)                          08/31/2001
    78.07                  572,797.48         LO(60)/Grtr1%UPBorYM(53)/Free(7)                        06/01/03
    66.82                  558,587.57         LO(60)/Grtr1%UPBorYM(53)/Free(7)                        06/01/03
    53.04                  475,991.48         LO(30)/Defeasance(83)/Free(7)                          08/31/2001
   10,690                  340,511.24         LO(60)/YM(53)/Free(7)                                   07/01/03
   32,201                  199,610.67         LO(72)/Grtr1%UPBorYM(106)/Free(2)                       05/01/04
   11,640                  167,602.32         Grtr1%UPBorYM(119)/5%UPB(12)/4%UPB(12)/                   NAP
                                              3%UPB(12)/2%UPB(12)/1%UPB(7)/Free(6)
    23.69                    6,048.96         LO(72)/Grtr1%UPBorYM(106)/Free(2)                       07/01/04

        Yield             Yield              Yield
     Maintenance       Maintenance        Maintenance            Yield
    Period Start        Period End       Discount Term        Maintenance
        Date               Date            End Date              Type
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
      11/01/05          07/31/13         Present Value       Treasury Flat
      08/01/05          01/31/13         Present Value       Treasury Flat
      6/2/2003         11/30/2007        Present Value       Treasury Flat
      11/2/2003         4/30/2008        Present Value       Treasury Flat
      07/01/05          03/31/12         Present Value       Treasury Flat
      05/01/05          11/30/12         Present Value       Treasury Flat
      03/01/05          11/30/10         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
         NAP               NAP                NAP                 NAP
      01/01/02          07/01/07         Present Value       Treasury Flat
      8/2/2003          1/31/2008        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      04/01/05          12/31/10         Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      7/2/2003         12/31/2007        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      6/2/2003         11/30/2007        Present Value       Treasury Flat
      6/2/2003         11/30/2007        Present Value       Treasury Flat
         NAP               NAP                NAP                 NAP
      7/2/2003         12/31/2007        Present Value       Treasury Flat
      05/02/04          03/01/13         Present Value       Treasury Flat
      07/24/97          07/23/07         Present Value       Treasury Flat

      07/02/04          05/01/13         Present Value       Treasury Flat

                                                          Cross            Related                                          Cut-off
  Control      Loan                                   Collateralized      Mortgage   Ownership     Appraised    Appraisal   Date LTV
  Number      Number             Property Name        Mortgage Loans        Loans     Interest       Value        Date       Ratio
    216      LC3126     The Cannon Building                                          Fee Simple    1,800,000    06/04/98     55.13%
    217      6601145    Mainchester Sq Shopping Ctr                                  Fee Simple    1,320,000    07/07/98     74.96%
    218         304     7900 Queenair Drive                                 Yes (6)  Fee Simple    1,680,000    08/11/98     58.85%
    219         276     Hollywood Video - New Bern                          Yes (5)  Fee Simple    1,330,000    03/27/98     74.11%
    220      LL1010     US Post Office El Paso           Yes (1)           Yes (22)  Fee Simple    1,150,000    03/03/98     83.54%
    221      LL1036     U-Stuff-It Storage                                 Yes (24)  Fee Simple    1,300,000    08/25/98     74.27%
    222         274     Hollywood Video - Sanford                                    Fee Simple    1,315,000    02/27/97     72.98%
    223         248     Hollywood Video - Fort Smith                                 Fee Simple    1,365,000    03/13/98     70.00%
    224         217     Hollywood Video - Tucson                                     Fee Simple    1,310,000    12/18/97     72.38%
    225      6601013    Space Savers #9 Mini-Warehouse                               Fee Simple    1,250,000    06/17/98     74.08%
    226      LL1056     Premier Storage                                    Yes (24)  Fee Simple    1,275,000    01/19/99     70.40%
    228      6601000    Millwood Plaza                                               Fee Simple    1,100,000    08/10/98     74.21%
    229         220     2424 State Road                                              Fee Simple    1,200,000    07/21/97     67.50%
    230      LC3047     50 Parkvale Avenue                                 Yes (20)  Fee Simple    1,210,000    03/04/98     65.59%
    231      6601236    330 South Street                                   Yes (13)  Fee Simple    1,250,000    05/26/98     63.24%
    232         221     Hollywood Video - St. Joseph                                 Fee Simple    1,070,000    02/07/98     71.00%
    233      6600229    PrimaCare                                                    Fee Simple      995,000    04/15/98     70.71%
    234      LC3320     53 Elm Street                                      Yes (20)  Fee Simple    1,930,000    03/18/98     36.42%
    235      LL1050     Cambridge Apartments             Yes (2)           Yes (25)  Fee Simple      860,000    10/15/98     72.72%
    236      LL1018     West End Plaza                                               Fee Simple      895,000    03/31/98     72.79%
    237      LL1009     US Post Office Del City          Yes (1)           Yes (22)  Fee Simple      775,000    12/22/97     83.54%
    238      LL1051     Times Square Shopping Center     Yes (2)           Yes (25)  Fee Simple      860,000    10/15/98     72.72%
    239      LC3044     46 Elm Street                                      Yes (20)  Fee Simple    1,700,000    03/05/98     25.15%
    240         246     510 Maple Avenue                                             Fee Simple      395,000    02/24/98     73.37%
    241         228     8431-8435 Buffalo Avenue                                     Fee Simple      425,000    04/11/97     57.51%

    242         296     32-34 North Main Street                                      Fee Simple      370,000    02/13/98     49.61%

  Maturity                                                   Largest        Largest    Largest Tenant
 Date / ARD                                                   Tenant         Tenant    Lease Maturity
 LTV Ratio           Largest Tenant                            NRSF           NRSF%         Date
  46.11%         Planned Parenthood                            3,000            6%          MTM
  61.91%         Hancock Fabrics                               9,454           55%        04/30/10
  38.15%         Capital Cable & Technology                   13,563           57%        05/31/08
  24.43%         Hollywood Entertainment Corp.                 7,488          100%        12/17/12
  73.15%         U.S. Postal Service                           8,256          100%        03/12/15
  60.57%         NAP
  28.02%         Hollywood Video                               7,488          100%        04/07/12
  23.08%         Hollywood Entertainment, Corp.                7,488          100%        12/16/12
  41.01%         Hollywood Video  Single Tenant                8,043          100%        10/01/10
  48.44%         NAP
  58.50%         NAP
  61.29%         Treadquarters                                 3,600           21%        06/15/99
  56.84%         Pako Steel Incorporated                      23,896           34%        02/28/00
  52.33%         NAP
  52.12%         Harding Service Corp.                        12,700          100%        04/30/05
  23.17%         Hollywood Video  Single Tenant                7,500          100%        11/30/10
   0.00%         Primary Healthcare, Inc.                      5,771          100%        11/30/12
  29.00%         NAP
  63.10%         NAP
  64.00%         Eastman Kodak                                 4,095           49%        05/30/00
  73.15%         Del City Post Office                          9,546          100%        11/30/06
  63.10%         Citizens Bank                                 2,027           19%        03/17/01
  20.03%         NAP
  50.53%         NAP
  39.44%         NAP

   1.63%         Tropical Restaurant                           1,760           23%        01/01/99

                                                      Second         Second
                                                     Largest        Largest    Second Largest
                                                      Tenant         Tenant     Tenant Lease
         Second Largest Tenant                         NRSF           NRSF%     Maturity Date
Computer C                                             2,880            5%          MTM
W.H. Cleaners                                          3,020           18%        03/22/00
Sight & Sound Support                                  5,400           23%        10/31/02
NAP
NAP
NAP
NAP
NAP
NAP
NAP
NAP
Unlimited Dance                                        3,489           21%        08/31/00
Prime Sheet Metal                                     12,000           17%        04/30/02
NAP
NAP
NAP
NAP
NAP
NAP
Irwin Co./Reed & Associates                            2,181           26%        03/14/01
NAP
Turton's Boutique                                      1,966           18%          MTM
NAP
NAP
NAP

Twin Brothers                                          1,320           17%        10/31/98

                                                                               U/W        U/W               U/W NOI          U/W NCF
        Management Company              Mortgage Loan Originator             Revenues   Expenses   U/W NOI    DSCR   U/W NCF  DSCR
Gullo Management Company                Llama Capital Mortgage Company       252,039     90,032    162,007    1.71   131,982  1.40
Owner Managed                           Branch Banking & Trust Company       155,052     32,543    122,509    1.36   116,935  1.30
Owner Managed                           Skymar Capital Corporation           227,263     87,456    139,807    1.61   123,126  1.42
Owner Managed                           Skymar Capital Corporation           124,915      2,498    122,417    1.17   121,069  1.16
Owner Managed                           Llama Capital Mortgage Company        98,000      6,994     91,006    1.15    85,670  1.05
Alliance Financial Investment Services  Llama Capital Mortgage Company       202,675     72,468    130,207    1.44   122,299  1.35
Zimmer Development Company              John Alden Asset Management Company  120,362      2,407    117,955    1.17   114,960  1.14
Owner Managed                           John Alden Asset Management Company  129,681      2,594    127,087    1.25   125,964  1.24
Owner Managed                           John Alden Asset Management Company  129,436      2,589    126,847    1.33   123,630  1.29
The Richard Grant Company               LJ Melody & Company, Inc.            220,746     98,032    122,714    1.49   118,712  1.44
Alliance Financial Investment Services  Llama Capital Mortgage Company       178,853     61,327    117,526    1.39   112,206  1.33
Goodman Seeger Hogan Hoffler            GMAC Commercial Mortgage Corp.       140,866     30,750    110,116    1.48    99,152  1.33
Keystone Real Estate Mgmt,              Secore Financial Corporation         231,881    105,733    126,148    1.52   109,974  1.33
Micozzi Management, Inc.                Llama Capital Mortgage Company       170,259     66,147    104,112    1.53    98,616  1.45
Thomas J. Romano (an individual)        Citibank PBG East                    257,193    138,424    118,769    1.66   103,529  1.45
Owner Managed                           John Alden Asset Management Company  104,167      2,083    102,084    1.17    99,084  1.14
Owner Managed                           GMAC Commercial Mortgage Corp.       121,277      4,851    116,426    1.39   111,636  1.34
Micozzi Management, Inc                 Llama Capital Mortgage Company       277,235    169,001    108,234    1.81    99,926  1.67
Owner Managed                           Llama Capital Mortgage Company       107,978     32,697     75,281    1.38    70,281  1.25
West End Development LLC                Llama Capital Mortgage Company        93,539     18,343     75,196    1.35    69,762  1.25
Owner Managed                           Llama Capital Mortgage Company        76,864     12,512     64,352    1.15    56,075  1.05
C. Shearer & W. Malin Turton            Llama Capital Mortgage Company        88,650     12,427     76,223    1.38    66,618  1.25
Micozzi Management, Inc.                Llama Capital Mortgage Company       240,173    167,595     72,578    2.00    61,858  1.70
Owner Managed                           Parman Mortgage Associates, L.P.      69,247     28,187     41,060    1.46    38,810  1.38
Owner Managed                           Parman Mortgage Associates, L.P.     112,783     69,134     43,649    1.69    38,399  1.49

Owner Managed                           Parman Mortgage Associates, L.P.      66,503     31,175     35,328    1.51    30,612  1.31

                1998
  1998        Statement      1998
Statement     Number of    Statement      1998       1998                1998 NOI    1997        1997                 1997 NOI
  Type         Months     Ending Date   Revenues   Expenses   1998 NOI     DSCR    Revenues    Expenses    1997 NOI     DSCR
Annualized        5         09/30/98    257,791     87,103    170,688      1.81    245,747     104,935      140,812     1.49
 Full Year       12         12/31/98    168,142     25,252    142,890      1.58    160,661      29,229      131,432     1.46
 Full Year       12         12/31/98    214,541    114,048    100,493      1.16    243,049      79,576      163,473     1.88
 Full Year       12         12/31/98    101,798      2,073     99,725      0.95
Annualized        3         3/31/98      98,000                98,000      1.03                                         UAV
Annualized        9         9/30/98     203,610     47,763    155,847      1.73    190,083      66,161      123,922     1.37
Annualized        7         12/31/98    126,697      9,508    117,189      1.16

 Full Year       12         12/31/98    127,838     15,208    112,630      1.18
 Full Year       12         12/31/98    217,733     94,509    123,224      1.50    218,676      96,471      122,205     1.48
 Full Year       12         12/31/98    169,215     42,376    126,839      1.50    157,585      44,753      112,832     1.33
 Full Year       12         12/31/98    150,653     43,855    106,798      1.43    151,013      30,233      120,780     1.62
 Full Year       12         12/31/98    181,635     64,664    116,971      1.41
 Full Year       12         12/31/98    187,089     59,311    127,778      1.87    164,390      66,273       98,117     1.44
 Full Year       12         12/31/98    294,232    163,677    130,555      1.83    266,497     157,107      109,390     1.53
Annualized       10         10/31/98    109,650               109,650      1.26
 Full Year       12         12/31/98    137,795        507    137,288      1.64
 Full Year       12         12/31/98    304,761    157,670    147,091      2.46    288,152     152,826      135,326     2.26
Annualized        5         11/30/98     83,189     12,686     70,503      1.45
 Full Year       12         12/31/98     68,234     30,845     37,389      0.67     44,021       9,703       34,318     0.62
Annualized        7         12/31/98     77,640     35,886     41,754      1.03     77,740      11,481       66,259     UAV
Annualized        5         11/30/98     93,968      5,290     88,678      1.45
 Full Year       12         12/31/98    259,717    170,092     89,625      2.46    254,743     159,768       94,975     2.61
                                                                                    76,424      24,993       51,431     1.83
 Full Year       12         12/31/98    132,627     55,461     77,166      2.99     99,600      38,045       61,555     2.38

                                                                                    50,612      27,196       23,416     1.00

                             CUT-OFF DATE BALANCES

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
                                               AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
RANGE OF                       NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
CUT-OFF DATE BALANCES        MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
---------------------        --------------     -------      -------     -------        ----     ----------   ----   -----------
$       0 to $ 999,999.....        27         $ 20,635,749     2.81%        2.81%      7.702%       140       1.31x     68.51%
 1,000,000 to  2,499,999...        85          143,688,091    19.55        22.36       7.340        129       1.44      68.31
 2,500,000 to  4,999,999...        59          214,637,358    29.21        51.57       7.212        122       1.37      70.73
 5,000,000 to  7,499,999...        24          149,228,758    20.31        71.88       7.413        120       1.31      72.91
 7,500,000 to  9,999,999...         9           77,990,945    10.61        82.49       7.097        129       1.36      70.08
10,000,000 to 14,999,999...         7           89,477,780    12.18        94.67       7.133        118       1.37      68.91
15,000,000 to 24,999,999...         2           39,194,217     5.33       100.00%      6.940        110       1.28      63.92
                                  ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                                 MORTGAGE RATES

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
                                               AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
RANGE OF                       NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
MORTGAGE RATES               MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
--------------               --------------     -------      -------     -------        ----     ----------   ----   -----------
0.00% to 6.49%.............         5         $ 21,109,321     2.87%        2.87%      6.320%       119       1.75x     70.84%
6.50% to 6.74%.............         8           43,408,090     5.91         8.78       6.593        113       1.47      62.80
6.75% to 6.99%.............        30          112,368,868    15.29        24.07       6.875        116       1.34      70.45
7.00% to 7.24%.............        58          240,301,136    32.70        56.77       7.138        126       1.40      69.08
7.25% to 7.49%.............        35          105,422,723    14.35        71.12       7.311        124       1.34      72.44
7.50% to 7.74%.............        39           99,364,991    13.52        84.64       7.581        132       1.27      71.10
7.75% to 7.99%.............        22           77,307,397    10.52        95.16       7.847        123       1.24      72.01
8.00% to 8.24%.............        10           29,517,169     4.02        99.18       8.129        112       1.38      69.44
8.25% to 9.49%.............         6            6,053,204     0.82       100.00%      8.826        129       1.48      61.58
                                  ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                      ORIGINAL TERM TO SCHEDULED MATURITY

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
RANGE OF                                       AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
ORIGINAL TERMS TO SCHEDULED    NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
MATURITY (MOS.)              MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
---------------              --------------     -------      -------     -------        ----     ----------   ----   -----------
 60 to  71.................         1         $  6,630,626     0.90%        0.90%      7.760%        55       1.27x     73.43%
120 to 155.................       150          559,207,799    76.10        77.00       7.235        110       1.35      70.64
156 to 179.................        11           15,265,714     2.08        79.08       7.417        158       1.26      75.83
180 to 239.................        49          149,408,707    20.33        99.41       7.293        168       1.43      66.84
240 to 360.................         2            4,340,052     0.59       100.00%      7.215        264       1.22      68.05
                                  ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                      REMAINING TERM TO SCHEDULED MATURITY

                                                                                                    WEIGHTED AVERAGES
                                                               % OF      CUMULATIVE    -------------------------------------------
                                                AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
RANGE OF REMAINING TERMS        NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
TO SCHEDULED MATURITY (MOS.)  MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
----------------------------  --------------     -------      -------     -------        ----     ----------   ----   -----------
 36 to  59..................         1         $  6,630,626     0.90%        0.90%      7.760%        55       1.27x     73.43%
 72 to  95..................         1            2,176,375     0.30         1.20       9.375         94       1.39      50.61
 96 to 107..................        34           87,117,153    11.86        13.05       7.369        105       1.36      72.32
108 to 119..................       115          469,914,272    63.95        77.00       7.200        111       1.35      70.42
120 to 179..................        59          160,012,596    21.77        98.78       7.298        166       1.42      68.14
180 to 239..................         2            8,007,049     1.09        99.86       7.339        219       1.30      58.28
240 to 359..................         1              994,828     0.14       100.00%      7.600        346       1.15      70.56
                                   ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg.........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                   ---         ------------   ------                    -----        ---       ----      -----
                                   ---         ------------   ------                    -----        ---       ----      -----

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
                                               AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
                               NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
RANGE OF U/W NCF DSCR (X)    MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
-------------------------    --------------     -------      -------     -------        ----     ----------   ----   -----------
1.00 to 1.09...............         3         $  4,198,060     0.57%        0.57%      7.246%       144       1.06x     74.05%
1.10 to 1.19...............        17           62,110,928     8.45         9.02       7.582        140       1.14      72.84
1.20 to 1.24...............        18           82,234,376    11.19        20.21       7.212        120       1.22      74.67
1.25 to 1.29...............        49          186,126,794    25.33        45.54       7.321        116       1.27      71.17
1.30 to 1.39...............        52          137,801,406    18.75        64.29       7.324        123       1.34      69.03
1.40 to 1.49...............        38          137,140,778    18.66        82.96       7.204        117       1.44      70.30
1.50 to 1.59...............        22           91,973,354    12.52        95.47       7.020        134       1.53      65.71
1.60 to 1.69...............         5           13,857,811     1.89        97.36       7.456        121       1.66      69.04
1.70 to 1.79...............         1              427,590     0.06        97.42       6.840        107       1.70      25.15
1.80 to 1.89...............         2            3,762,817     0.51        97.93       7.096        148       1.83      60.59
1.90 to 1.99...............         1            3,469,360     0.47        98.40       6.380        170       1.94      76.00
2.00 to 3.49...............         5           11,749,626     1.60       100.00%      6.520        139       2.43      46.93
                                  ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
                                               AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
LOAN-TO-VALUE RATIOS         MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
--------------------         --------------     -------      -------     -------        ----     ----------   ----   -----------
 0.00% to 49.99%...........        11         $ 47,420,392     6.45%        6.45%      6.892%       143       1.58x     46.25%
50.00% to 54.99%...........         4           14,239,822     1.94         8.39       7.538        148       1.47      52.67
55.00% to 59.99%...........        13           34,047,703     4.63        13.02       7.228        114       1.45      57.63
60.00% to 64.99%...........        19           68,741,316     9.35        22.38       7.291        115       1.42      62.66
65.00% to 69.99%...........        36          109,960,640    14.96        37.34       7.375        126       1.32      68.07
70.00% to 74.99%...........        86          253,818,751    34.54        71.88       7.324        122       1.33      73.16
75.00% to 79.99%...........        39          191,630,166    26.08        97.96       7.183        122       1.34      77.96
80.00% to 84.99%...........         5           14,994,108     2.04       100.00%      6.921        124       1.28      81.65
                                  ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO

                                                                                                   WEIGHTED AVERAGES
         RANGE OF                                             % OF      CUMULATIVE    -------------------------------------------
    SCHEDULED MATURITY                         AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
         DATE/ARD              NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
    LOAN-TO-VALUE RATIO      MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
    -------------------      --------------     -------      -------     -------        ----     ----------   ----   -----------
 0.00% to 19.99%...........        17         $ 59,384,368     8.08%        8.08%      7.433%       171       1.32x     61.01%
20.00% to 29.99%...........        12           14,248,835     1.94        10.02       7.195        159       1.87      53.78
30.00% to 39.99%...........         5           10,930,181     1.49        11.51       7.379        184       1.52      55.17
40.00% to 49.99%...........        28           84,683,258    11.52        23.03       7.100        120       1.37      59.21
50.00% to 54.99%...........        29           77,880,071    10.60        33.63       7.410        119       1.43      66.90
55.00% to 59.99%...........        33          129,438,782    17.61        51.24       7.236        126       1.39      69.79
60.00% to 64.99%...........        42          128,577,942    17.50        68.74       7.186        121       1.35      74.23
65.00% to 69.99%...........        38          182,322,696    24.81        93.55       7.164        109       1.31      76.09
70.00% to 74.99%...........         9           47,386,764     6.45       100.00%      7.638        106       1.25      79.40
                                  ---         ------------   ------       ------       -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                               PREPAYMENT PREMIUM

                                                                                                   WEIGHTED AVERAGES
                                                           % OF                       -------------------------------------------
                                            AGGREGATE     INITIAL        MAXIMUM                   STATED     U/W    CUT-OFF DATE
                            NUMBER OF      CUT-OFF DATE    POOL        CUT-OFF DATE   MORTGAGE   REMAINING    NCF      LOAN-TO-
PREPAYMENT PREMIUM        MORTGAGE LOANS     BALANCE      BALANCE        BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
------------------        --------------     -------      -------        -------        ----     ----------   ----   -----------
Lockout/Defeasance......        91         $349,032,429    47.50%      $21,841,789     7.132%       121       1.37x     69.57%
Lockout/> of YM or 1%...        68          187,267,721    25.48        13,181,122     7.400        133       1.34      70.15
Lockout/YM..............        45          150,251,905    20.45        14,424,219     7.221        118       1.38      69.12
Lockout/> of YM or 1% or
  Defeasance............         5           34,718,323     4.72         9,976,813     7.864        116       1.23      78.88
Lockout/> of YM or
  1%/Declining Fee......         1            7,007,360     0.95         7,007,360     7.510        105       1.44      72.24
Lockout/Declining Fee...         1            3,863,094     0.53         3,863,094     7.160        119       1.41      72.89
> of YM or 1%...........         1            2,467,629     0.34         2,467,629     6.500        170       3.04      35.25
> of YM or 1%/Declining
  Fee...................         1              244,438     0.03       $   244,438     9.310        156       1.49      57.51
                               ---         ------------   ------       -----------     -----        ---       ----      -----
    Totals/Wtg. Avg.....       213         $734,852,899   100.00%                      7.255%       123       1.36x     69.99%
                               ---         ------------   ------                       -----        ---       ----      -----
                               ---         ------------   ------                       -----        ---       ----      -----

                      PREPAYMENT PREMIUM BY MORTGAGE RATE

                                                                   WEIGHTED AVERAGES            % OF INITIAL POOL BALANCE
                                                                 ---------------------   ---------------------------------------

                                                        % OF                                          LOCKOUT THEN
                            NUMBER OF    AGGREGATE     INITIAL                STATED      LOCKOUT      GREATER OF      LOCKOUT
                            MORTGAGE      CUT-OFF       POOL     MORTGAGE   REMAINING       THEN        1%/YLD.       THEN YLD.
MORTGAGE RATE                 LOANS     DATE BALANCE   BALANCE     RATE     TERM (MO.)   DEFEASANCE      MAINT.        MAINT.
-------------                 -----     ------------   -------     ----     ----------   ----------      ------        ------
0.00% to 6.49%............       5      $ 21,109,321     2.87%    6.320%       119          2.87%         0.00%          0.00%
6.50% to 6.74%............       8        43,408,090     5.91     6.593        113          5.57          0.00           0.00
6.75% to 6.99%............      30       112,368,868    15.29     6.875        116          9.13          4.02           2.15
7.00% to 7.24%............      58       240,301,136    32.70     7.138        126         13.47          6.11          12.60
7.25% to 7.49%............      35       105,422,723    14.35     7.311        124          6.71          4.69           2.95
7.50% to 7.74%............      39        99,364,991    13.52     7.581        132          4.57          6.18           0.84
7.75% to 7.99%............      22        77,307,397    10.52     7.847        123          2.19          2.67           1.91
8.00% to 8.24%............      10        29,517,169     4.02     8.129        112          2.99          1.03           0.00
8.25% to 9.49%............       6         6,053,204     0.82     8.826        129          0.00          0.79           0.00
                               ---      ------------   ------     -----        ---         -----         -----          -----
    Totals/Wtg.Avg........     213      $734,852,899   100.00%    7.255%       123         47.50%        25.48%         20.45%
                               ---      ------------   ------     -----        ---         -----         -----          -----
                               ---      ------------   ------     -----        ---         -----         -----          -----

                                                     % OF INITIAL POOL BALANCE
                            ---------------------------------------------------------------------------
                              LOCKOUT
                            THEN GREATER    LOCKOUT THEN                                   GREATER OF
                             OF 1%/YLD.     YLD. MAINT.                     GREATER OF   1%/YLD. MAINT.
                             MAINT. OR     THEN DECLINING   LOCKOUT THEN     1%/YLD.     THEN DECLINING
MORTGAGE RATE                   DEF.            FEE         DECLINING FEE     MAINT.          FEE
-------------                   ----            ---         -------------     ------          ---
0.00% to 6.49%............      0.00%           0.00%           0.00%          0.00%          0.00%
6.50% to 6.74%............      0.00            0.00            0.00           0.34           0.00
6.75% to 6.99%............      0.00            0.00            0.00           0.00           0.00
7.00% to 7.24%............      0.00            0.00            0.53           0.00           0.00
7.25% to 7.49%............      0.00            0.00            0.00           0.00           0.00
7.50% to 7.74%............      0.98            0.95            0.00           0.00           0.00
7.75% to 7.99%............      3.75            0.00            0.00           0.00           0.00
8.00% to 8.24%............      0.00            0.00            0.00           0.00           0.00
8.25% to 9.49%............      0.00            0.00            0.00           0.00           0.03
                                ----            ----            ----           ----           ----
    Totals/Wtg.Avg........      4.72%           0.95%           0.53%          0.34%          0.03%
                                ----            ----            ----           ----           ----
                                ----            ----            ----           ----           ----

       INITIAL LOAN POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (1)

                                                                 MONTHS FOLLOWING CUT-OFF DATE
                                         ------------------------------------------------------------------------------
PREPAYMENT RESTRICTION                     0           12          24          36          48          60          72
----------------------                   ------      ------      ------      ------      ------      ------      ------
Remaining Pool Balance (2).........      100.00%      98.58%      97.03%      95.37%      93.58%      90.80%      88.73%
Locked/Defeasance..................       99.63       99.63       96.10       80.51       67.47       57.30       50.45
Yield Maintenance..................        0.37        0.37        3.90       19.49       31.99       42.15       48.11
5% Premium.........................        0.00        0.00        0.00        0.00        0.54        0.00        0.00
4% Premium.........................        0.00        0.00        0.00        0.00        0.00        0.55        0.00
3% Premium.........................        0.00        0.00        0.00        0.00        0.00        0.00        1.44
2% Premium.........................        0.00        0.00        0.00        0.00        0.00        0.00        0.00
1% Premium.........................        0.00        0.00        0.00        0.00        0.00        0.00        0.00
Open...............................        0.00        0.00        0.00        0.00        0.00        0.00        0.00
                                         ------      ------      ------      ------      ------      ------      ------
    Totals.........................      100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                         ------      ------      ------      ------      ------      ------      ------
                                         ------      ------      ------      ------      ------      ------      ------

                                     MONTHS FOLLOWING CUT-OFF DATE
                                     ------------------------------
PREPAYMENT RESTRICTION                 84          96         108
----------------------               ------      ------      ------
Remaining Pool Balance (2).........   86.50%      83.85%      64.08%
Locked/Defeasance..................   47.85       48.04       16.89
Yield Maintenance..................   50.73       49.03       30.86
5% Premium.........................    0.00        0.03        0.00
4% Premium.........................    0.00        0.00        0.04
3% Premium.........................    0.00        0.00        0.00
2% Premium.........................    1.42        0.00        0.00
1% Premium.........................    0.00        1.41        0.00
Open...............................    0.00        1.48       52.21
                                     ------      ------      ------
    Totals.........................  100.00%     100.00%     100.00%
                                     ------      ------      ------
                                     ------      ------      ------

(1) All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the Initial Pool Balance at the specified point in time.

                            MORTGAGE LOAN SEASONING

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
                                               AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
                               NUMBER OF      CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
SEASONING (MOS.)             MORTGAGE LOANS     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
----------------             --------------     -------      -------     -------        ----     ----------   ----   -----------
 0 to  5...................        20         $ 94,841,813    12.91%       12.91%      7.721%       114       1.29x     73.99%
 6 to 10...................        72          252,609,711    34.38        47.28       7.128        120       1.38      67.59
11 to 15...................       102          330,005,219    44.91        92.19       7.149        126       1.38      70.36
16 to 20...................        15           41,405,302     5.63        97.82       7.508        131       1.37      73.08
21 to 25...................         3           13,814,478     1.88        99.70       7.837        158       1.12      71.23
25 to 30...................         1            2,176,375     0.30       100.00%      9.375         94       1.39      50.61
                                  ---         ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg........       213         $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                  ---         ------------   ------                    -----        ---       ----      -----
                                  ---         ------------   ------                    -----        ---       ----      -----

                                     STATES

                                                                                                   WEIGHTED AVERAGES
                                                              % OF      CUMULATIVE    -------------------------------------------
                                 NUMBER OF     AGGREGATE     INITIAL       % OF                    STATED     U/W    CUT-OFF DATE
                                 MORTGAGED    CUT-OFF DATE    POOL     INITIAL POOL   MORTGAGE   REMAINING    NCF      LOAN-TO-
STATES                           PROPERTIES     BALANCE      BALANCE     BALANCE        RATE     TERM (MO.)   DSCR   VALUE RATIO
------                           ----------     -------      -------     -------        ----     ----------   ----   -----------
CA.............................      32       $126,904,988    17.27%       17.27%      7.255%       132       1.37x     69.18%
TX.............................      26         91,135,130    12.40        29.67       7.519        115       1.25      75.50
MA.............................      25         85,699,446    11.66        41.33       7.076        116       1.33      67.69
NY.............................      13         39,527,875     5.38        46.71       7.138        115       1.40      56.63
CT.............................       6         35,267,679     4.80        51.51       7.181        110       1.36      75.52
FL.............................      18         34,669,912     4.72        56.23       7.328        125       1.52      70.49
OH.............................       9         30,208,796     4.11        60.34       7.130        106       1.37      69.50
GA.............................       9         24,144,066     3.29        63.63       7.328        131       1.45      67.00
NV.............................       4         20,240,235     2.75        66.38       7.079        141       1.48      60.86
AZ.............................       6         19,862,457     2.70        69.08       7.295        136       1.31      76.78
NJ.............................       9         16,569,925     2.25        71.34       7.368        110       1.44      69.45
WA.............................       4         14,885,737     2.03        73.36       7.332        110       1.32      67.96
PA.............................       7         14,752,917     2.01        75.37       7.595        117       1.36      74.13
NH.............................       1         14,424,219     1.96        77.33       7.190        113       1.53      63.82
HI.............................       1         14,373,504     1.96        79.29       6.880        110       1.22      69.42
OR.............................       2         14,263,619     1.94        81.23       7.109        116       1.42      71.94
MD.............................       6         14,234,227     1.94        83.17       7.437        158       1.38      63.24
TN.............................       4         11,021,774     1.50        84.67       6.777        170       1.42      79.17
NC.............................       7         10,350,934     1.41        86.08       7.398        131       1.28      76.42
OK.............................       5          9,266,110     1.26        87.34       7.550        172       1.25      74.53
AL.............................       4          8,887,866     1.21        88.55       7.162        111       1.31      72.09
VA.............................       3          8,358,683     1.14        89.68       7.496        111       1.41      61.26
SC.............................       2          7,393,613     1.01        90.69       6.774        111       1.51      77.55
IN.............................       2          7,371,041     1.00        91.69       6.988        141       1.33      74.58
MI.............................       1          6,979,929     0.95        92.64       7.760        117       1.42      62.04
AR.............................       5          6,306,953     0.86        93.50       7.569        148       1.27      74.64
WY.............................       3          5,313,903     0.72        94.23       7.109        134       1.48      70.24
NM.............................       2          5,187,262     0.71        94.93       7.120        128       1.24      75.55
MS.............................       2          5,042,153     0.69        95.62       7.016        109       1.43      76.49
MO.............................       3          4,812,217     0.65        96.27       7.556        110       1.25      73.54
UT.............................       2          4,679,973     0.64        96.91       7.250        161       1.31      78.01
LA.............................       1          4,359,003     0.59        97.50       6.580        109       1.66      74.51
WV.............................       1          3,911,797     0.53        98.03       6.860        110       1.29      79.03
ME.............................       1          3,563,701     0.48        98.52       7.260        166       1.50      73.48
ID.............................       1          2,176,375     0.30        98.82       9.375         94       1.39      50.61
IA.............................       1          2,036,706     0.28        99.09       7.125        171       1.35      70.47
WI.............................       1          1,970,515     0.27        99.36       7.250        161       1.32      78.82
KS.............................       1          1,723,704     0.23        99.60       7.610        106       1.38      73.35
DC.............................       1          1,684,755     0.23        99.82       7.090        108       1.29      70.20
CO.............................       1          1,289,201     0.18       100.00%      7.040        105       1.80      73.67
                                    ---       ------------   ------                    -----        ---       ----      -----
    Totals/Wtg. Avg............     232       $734,852,899   100.00%                   7.255%       123       1.36x     69.99%
                                    ---       ------------   ------                    -----        ---       ----      -----
                                    ---       ------------   ------                    -----        ---       ----      -----

                    ADDITIONAL INFORMATION FOR MULTI-FAMILY MORTGAGED PROPERTIES

                                                                                                         One
                                                                        Total  Studio                  Bedroom    One      One
                                                                        Number Number Studio   Studio   Number  Bedroom  Bedroom
 Loan                                                                    of     of    Maximum  Average   of     Maximum  Average
 Number     Property Name                   County               State  Units  Units   Rent     Rent    Units     Rent     Rent

  213   Oakridge Townhomes                   Clark                 NV     42   N/A     N/A      N/A      N/A   N/A     N/A
  228   8431-8435 Buffalo Avenue             Niagra                NY     21   N/A     N/A      N/A         12    440     409
  246   510 Maple Avenue                     Union                 NJ      9   N/A     N/A      N/A          2    525     463
  311   Country Club Estates                 Sheridan              WY    131      26       245     235      39    289     275
  312   Valley View Apartments               Campbell              WY     72   N/A     N/A      N/A         18    390     385
  315   The Vinings Apartments               Fort Bend             TX    240   N/A     N/A      N/A         84    800     670
  320   Willows II Apartments                Tarrant               TX    110   N/A     N/A      N/A         52    459     381
  325   Hunter's Ridge Apartments            Harris                TX    256   N/A     N/A      N/A         96    500     450
  326   Mill Creek Apartments                Taylor                TX    176   N/A     N/A      N/A         72    950     476
  327   Walnut Creek I & II Apartments       Bexar                 TX    340   N/A     N/A      N/A        216    928     459
  328   Woodbridge Crossing Apartments       Bell                  TX    176   N/A     N/A      N/A         64    560     475
  329   Towne Oaks Apartments                Jefferson             TX    185   N/A     N/A      N/A         80  1,000     507
  333   Ashford Point Apartments             Harris                TX    224      64      415      398     132    575     506
  335   Country View Apartments              Lucas                 OH    140   N/A     N/A      N/A      N/A    N/A    N/A
  336   Lakewood Colony Apartments           Dallas                TX     98   N/A     N/A      N/A         44    625     562
  338   Pebble Creek Village Apartments      Allegheny             PA    109   N/A     N/A      N/A         46    552     520
  339   Quail Valley Apartments              Fort Bend             TX    176   N/A     N/A      N/A        119    515     401
  341   Wayforest Glen Apartments            Harris                TX    155   N/A     N/A      N/A        104    520     408
6000215 Mar-Stal Apartments                  Craven                NC     92   N/A     N/A      N/A      N/A    N/A    N/A
6600059 University Villas Apartments         Orange                FL    217   N/A     N/A      N/A        216    575     452
6600099 Heritage Pointe Apartments           Clemson Pickens       SC    176   N/A     N/A      N/A         56    460     424
6200970 Centrepointe Apartments              San Bernardino        CA    360   N/A     N/A      N/A        120    399     379
6202343 Omni Apartments                      Seward                NM    163   N/A     N/A      N/A        163  1,670     477
6600839 Holmead Apartments                   District of Columbia  DC    101      40      448      405      56    525     485
6600928 Northpoint Apartments                Harris                TX    101       3      315      315      43    375     348
6601448 Cobblestone West Apartments          Fulton                GA    160   N/A     N/A      N/A         25    669     555
6601473 Village Green Apartments             Calcasieu             LA    198   N/A     N/A      N/A         48    450     444
6601476 Americana Warner Center Apts.        Los Angeles           CA    233      46      580      532     128    755     638
6601479 Orange Plaza Apartments              Los Angeles           CA     42   N/A     N/A      N/A         30    675     640
6601499 The Links Townhomes                  Multnomah             NC     55   N/A     N/A      N/A      N/A    N/A    N/A
6601585 Fox Hill Apartments-Dallas           Dallas                TX    178      20      410      383      80    540     464
6601621 Madison Terrace Apts.                Clark                 NV    100   N/A     N/A      N/A      N/A    N/A    N/A
6601629 Broad Ripple Towne Homes             Marion                IN    102   N/A     N/A      N/A      N/A    N/A    N/A
6601844 River Park                           Davidson              TN    115   N/A     N/A      N/A         44    370     358
6601846 Sunridge Townhomes                   Shelby                TN     51   N/A     N/A      N/A      N/A    N/A    N/A
6601847 Timbers-Memphis                      Shelby                TN    200   N/A     N/A      N/A         48    460     418
6601848 Rivergrove Townhomes                 Shelby                TN    176       4      360      349      24    435     421
6601855 Hollianna Garden Apartments          Orange                FL     97   N/A     N/A      N/A         97    520     433
6602316 Cypress Creek Apartments             Tuscaloosa            AL    132   N/A     N/A      N/A         45    425     376
6603061 Boulders on the River                Lane                  OR    248   N/A     N/A      N/A         35    690     677
LC2630A Executive House                      Plymouth              MA     40   N/A     N/A      N/A         19    650     616
LC2630B Cranberry Court Apartments           Plymouth              MA     36   N/A     N/A      N/A          6    600     588
LC2630C The Atrium Apartments                Plymouth              MA     20   N/A     N/A      N/A         16  1,100     653
LC2662  Longwood Park                        Lucas                 OH    100   N/A     N/A      N/A          9    319     309
LC2663  Terraceview Apartments               Lucas                 OH    116   N/A     N/A      N/A         92    379     339
LC2664  Heatherwick House Apartments         Lucas                 OH     49       1      399      399      24    509     492
LC2779  Breighton Apartments                 Oklahoma              OK     96       4      385      383      92    440     405
LC3028  Summit Terrace                       Cumberland            ME     96   N/A     N/A      N/A         96    735     654
LC3031  Quail Ridge                          Lucas                 OH     80   N/A     N/A      N/A         40    450     421
LC3032  Eagle Ridge Apartments               Lucas                 OH     88   N/A     N/A      N/A      N/A    N/A    N/A
LC3040  Somerset Apartments                  Contra Costa          CA    156   N/A     N/A      N/A        132  1,250     627
LC3044  46 Elm Street                        Worcester             MA     40       4      525      488      28    650     520
LC3045  Ashford Court                        Suffolk               MA     24   N/A     N/A      N/A          8    825     791
LC3046  72 Gardner Street                    Suffolk               MA     33   N/A     N/A      N/A          2    925     825
LC3047  50 Parkvale Avenue                   Suffolk               MA     24      15      690      627       9    725     697
LC3048  36,40,44 Quint Ave                   Suffolk               MA     47       9      710      669      20    875     802
LC3058  Shadow Glen                          San Diego             CA     90   N/A     N/A      N/A      N/A    N/A    N/A
LC3320  53 Elm Street                        Worcester             MA     30   N/A     N/A      N/A         10    685     685
LC3339  Village Grove Apartments             San Diego             CA    161   N/A     N/A      N/A         40    715     687
LC3362  Randolph Village Apartments          Montgomery            MD    130   N/A     N/A      N/A        101    718     687
LL1013  Garland Square Apartments            Washington            AR     56   N/A     N/A      N/A          8    328     328
LL1015  Chapel Ridge Apartments - Phase II   Oklahoma              OK     96   N/A     N/A      N/A         64    489     460
LL1017  Fairway at Fianna Hills              Sebastian             AR     78   N/A     N/A      N/A      N/A    N/A    N/A
LL1046  St Andrews at the Barringtons Apts   Clarke                GA    137   N/A     N/A      N/A      N/A    N/A    N/A
LL1050  Cambridge Apartments                 Crisp                 GA     20   N/A     N/A      N/A          4    375     375
LL1014  Chapel Ridge Apartments              Pottawattomie         OK    144   N/A     N/A      N/A         32    350     350

          ADDITIONAL INFORMATION OFR MULTI-FAMILY MORTGAGED PROPERTIES


                 Two                      Three                        Four
               Bedroom    Two    Two     Bedroom   Three     Three    Bedroom  Four     Four
                Number  Bedroom Bedroom   Number  Bedroom   Bedroom   Number  Bedroom  Bedroom
                 of     Maximum Average    of     Maximum   Average     of    Maximum  Average
Loan Number     Units    Rent    Rent     Units     Rent      Rent     Units   Rent     Rent

    213           42     600     585      N/A       N/A       N/A      N/A     N/A       N/A
    228            9     610     570      N/A       N/A       N/A      N/A     N/A       N/A
    246            7     750     706      N/A       N/A       N/A      N/A     N/A       N/A
    311           50     325     304          16       470       404   N/A     N/A       N/A
    312           54     440     425      N/A       N/A       N/A      N/A     N/A       N/A
    315          132     975     872          24     1,215     1,056   N/A     N/A       N/A
    320           50     589     526           8       650       628   N/A     N/A       N/A
    325          160   1,250     587      N/A       N/A       N/A      N/A     N/A       N/A
    326           88   1,250     611          16       775       753   N/A     N/A       N/A
    327          124     709     581      N/A       N/A       N/A      N/A     N/A       N/A
    328           88     665     603          24       785       728   N/A     N/A       N/A
    329          105   1,300     703      N/A       N/A       N/A      N/A     N/A       N/A
    333           28     620     599      N/A       N/A       N/A      N/A     N/A       N/A
    335          140     998     669      N/A       N/A       N/A      N/A     N/A       N/A
    336           54     899     835      N/A       N/A       N/A      N/A     N/A       N/A
    338           63     648     622      N/A       N/A       N/A      N/A     N/A       N/A
    339           33     560     557          24       660       617   N/A     N/A       N/A
    341           51     580     537      N/A       N/A       N/A      N/A     N/A       N/A
6000215           92     680     434      N/A       N/A       N/A      N/A     N/A       N/A
6600059       N/A     N/A     N/A              1      750        750   N/A     N/A       N/A
6600099          120     614     509      N/A       N/A       N/A      N/A     N/A       N/A
6200970          240     995     518      N/A       N/A       N/A      N/A     N/A       N/A
6202343       N/A     N/A     N/A         N/A       N/A       N/A      N/A     N/A       N/A
6600839            5     633     580      N/A       N/A       N/A      N/A     N/A       N/A
6600928           49     450     424           6       525       498   N/A     N/A       N/A
6601448           95     660     632          40       740       708   N/A     N/A       N/A
6601473          128     565     525          22       655       636   N/A     N/A       N/A
6601476           59     925     813      N/A       N/A       N/A      N/A     N/A       N/A
6601479           12     850     837      N/A       N/A       N/A      N/A     N/A       N/A
6601499           55     665     665      N/A       N/A       N/A      N/A     N/A       N/A
6601585           58     800     578          20       820       743   N/A     N/A       N/A
6601621           44     591     591          56       693       693   N/A     N/A       N/A
6601629           68     605     529          34       705       657   N/A     N/A       N/A
6601844           71     395     386      N/A       N/A       N/A      N/A     N/A       N/A
6601846           12     625     605          33       700       673      6       750        729
6601847          120     505     460          32       590       550   N/A     N/A       N/A
6601848          120     620     521          28       625       599   N/A     N/A       N/A
6601855       N/A     N/A     N/A         N/A       N/A       N/A      N/A     N/A       N/A
6602316           87     425     425      N/A       N/A       N/A      N/A     N/A       N/A
6603061           73     865     825         140       995       937   N/A     N/A       N/A
LC2630A           21     750     700      N/A       N/A       N/A      N/A     N/A       N/A
LC2630B           30     725     680      N/A       N/A       N/A      N/A     N/A       N/A
LC2630C            4     850     763      N/A       N/A       N/A      N/A     N/A       N/A
LC2662            91     399     348      N/A       N/A       N/A      N/A     N/A       N/A
LC2663            24     499     499      N/A       N/A       N/A      N/A     N/A       N/A
LC2664            24     609     591      N/A       N/A       N/A      N/A     N/A       N/A
LC2779        N/A     N/A     N/A         N/A       N/A       N/A      N/A     N/A       N/A
LC3028        N/A     N/A     N/A         N/A       N/A       N/A      N/A     N/A       N/A
LC3031            40     580     591      N/A       N/A       N/A      N/A     N/A       N/A
LC3032            88     850     752      N/A       N/A       N/A      N/A     N/A       N/A
LC3040            24     795     722      N/A       N/A       N/A      N/A     N/A       N/A
LC3044             8     750     684      N/A       N/A       N/A      N/A     N/A       N/A
LC3045             4     950     925           5     1,600     1,520       7      1,800      1,743
LC3046             6     950     886           5     1,600     1,450      20      2,000      1,808
LC3047        N/A     N/A     N/A         N/A       N/A       N/A      N/A     N/A       N/A
LC3048            18   1,000     933      N/A       N/A       N/A      N/A     N/A       N/A
LC3058            70     575     560          20       735       728   N/A     N/A       N/A
LC3320            12     852     852           8     1,038     1,038   N/A     N/A       N/A
LC3339            97     875     822          24     1,010       969   N/A     N/A       N/A
LC3362            29     864     864      N/A       N/A       N/A      N/A     N/A       N/A
LL1013            30     436     436          16       535       535       2      590          590
LL1015            24     615     559           8       635       635   N/A     N/A       N/A
LL1017            78     595     521      N/A       N/A       N/A      N/A     N/A       N/A
LL1046            68     675     630      N/A       N/A       N/A         69    1,300          978
LL1050            11     575     502           5       825       825   N/A     N/A       N/A
LL1014            64     410     410          48       510       510   N/A     N/A       N/A

                        [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         Annex B

DISTRIBUTION DATE : 18-Aug-1999
RECORD DATE :       30-Jul-1999
CLOSING DATE :
NEXT PMT DATE :


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                              CONTACT INFORMATION

FUNCTION               NAMES / ADDRESSES
--------               -----------------

Depositor

                       Salomon Brothers Mortgage Company VII, Inc.
                       388 Greenwich Street
                       New York, NY 10013
                       (212) 816-8087

Master Servicer

                       GMAC Commercial Mortgage Corporation
                       650 Dresher Road P.O. Box 1015
                       Horsham, PA 19044

Special Servicer

                       BNY Asset Solutions LLC
                       599 Lexington Avenue - 36th Floor
                       New York, NY 10022

Trustee

                       Chase Manhattan Bank
                       450 W. 33rd Street 14th Floor
                       New York, NY 10001
                       (212) 946-7999

Relationship Manager   Tom Provenzano
                       (212) 946-3246
                       Email: thomas.provenzano@chase.com


                    Reports Available on the World Wide Web
                           address: www.chase.com/sfa



                               TABLE OF CONTENTS

STATEMENT SECTIONS                            PAGE(s)
------------------                            -------
Certificate Distribution Detail               2 - 6
Certificate Ratings Detail                      7
Mortgage Loan Characteristics                 8 - 10
Loan Status Detail                             11
Property History Detail                        12
Historical Delinquency Detail                  13
Advance Summary                                14
Delinquency Loan Detail                        15
Specially Serviced Loans                       16
Principal Prepayment Detail                    17
Modified Loan Detail                           18
Realized Loss Detail                           19


The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE :   18-Aug-1999
RECORD DATE : 30-Jul-1999

                                                                          PAGE 2
                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                        Certificate Distribution Detail

                            Distribution in Dollars


------------------------------------------------------------------------------------------------------------------------------------
Class       Cusip #       Original             Beginning       Interest   Principal    Total      Realized     Ending Principal
                         Face Value       Principal Balance                                      Losses/Trust        Balance
                                                                                                  Expenses
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
Class       Cusip #       Original             Beginning       Interest   Principal    Total      Realized     Ending Principal
                         Face Value       Principal Balance                                      Losses/Trust        Balance
                                                                                                  Expenses
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                                  PAGE 3
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        Certificate Distribution Detail

                 Factor Information per $1,000 of Original Face

-------------------------------------------------------------------------------------------------------------------------------
Class           Cusip #       Beginning   Principal Interest    Principal       Total      Ending Principal   Current Pass Thru
                              Factor                                                           Factor                Rate
-------------------------------------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Class           Cusip #       Beginning Principal      Interest     Principal   Total   Ending Principal     Current Pass Thru
                                     Factor                                                       Factor           Rate
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                                  PAGE 4
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        Certificate Distribution Detail

Sec. 4.02 (a)(iii)  Aggregate Principal and Interest Advances
                    Additional Trust Fund Expense
                    Realized Loss

Sec. 4.02 (a)(iv)   Servicing Compensation

Sec. 4.02 (a)(v)    Aggregate Stated Principal Balance

---------------------------------------------------
Description      Beginning Balance   Ending Balance
---------------------------------------------------

---------------------------------------------------

Sec 4.02 (a)(vi)    Number of Mortage Loans Outstanding for Related Due Period
                    Aggregate Principal Balance of Mortgage Loans Outstanding
                    Loans Delinquent

--------------------------------------------------------
Period       Number        Aggregated         Percentage
                        Principal Balance
--------------------------------------------------------

--------------------------------------------------------

Sec 4.02 (a)(viii)  Aggregate Appraisal Value Of REO Propeties
                    Available Distribution Amount
                    Principal Distribution Amount

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                                  PAGE 5
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        Certificate Distribution Detail

Sec 4.02 (a)(x)      Accrued Certificate Interest

----------------------------------------------------------------------------
Class         Accrued Certificate          PrePayment         Certificate
                   Interest            Interest Shortfall     Distributable
                                                                 Interest
----------------------------------------------------------------------------








----------------------------------------------------------------------------

Sec. 4.02 (a)(xi)     Prepayment Premium /Yield Maintenance Charges

-----------------------
Class           PP/YMC
-----------------------



-----------------------


Sec 4.02 (a)(xvi)     Appraisal Reduction Amounts


---------------------------------------------
Loan Number         Appraisal      Appraisal
                    Reductions     Reductions
                    Effected       Amounts
---------------------------------------------


---------------------------------------------




Sec 4.02 (a)(xvii)     Number of Extended or Modified Mortgage Loans

                       Aggregate Stated Principal Balance of Extended or Modified Mortgage Loans

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                                  PAGE 6
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                        Certificate Distribution Detail

Sec 4.02 (a)(xviii)          Class Unpaid Interest Shortfall

-----------------------------------------------------------
Class         Current Unpaid                Cummulative
              Interest Shortfall          Unpaid Interest
                                             Shortfall
-----------------------------------------------------------





-----------------------------------------------------------


Sec 4.02 (a)(xx)             Distribution to Residual Certificates

                             Name/Address of Controlling Class Representative

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                                  PAGE 7
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                           Certificate Ratings Detail

                                                Original Ratings                                     Current Ratings (1)
Class            CUSIP            --------------------------------------------------------------------------------------------------

                                  DCR          Fitch        Moody's       S & P        DCR          Fitch       Moody's        S & P
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------


NR  - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable

(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

DUFF & PHELPS CREDIT RATING CO.      FITCH IBCA                     MOODY'S INVESTORS SERVICE      STANDARD & POOR'S RATING SERVICES
17 States Street, 12th floor         One State Street Plaza         99 Church Street               Commercial Mortgage Surveillance
New York, NY 10004                   New York, NY 10004             New York, New York 10007       55 Water Street, FI. 41
Ph: 212-908-0228                     Ph: 212-908-0500               Ph: 212-553-0300               New York NY 10041-0003
Attn: Joe Franzetti                  Fax: 212-635-0295                                             Ph: 212-438-2000
                                     Attn: Huxley Sommerville                                      Fax: 212-438-2664
                                                                                                   Attn: Charles Calhoun

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                               PAGE 8
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                         Mortgage Loan Characteristics

                     Stratification by Current Note Rate

                                                                      Weighted Average
                         # of    Principal Balance    % of Agg.  --------------------------
Current Note Rate        Loans                  ($)   Prin.Bal.    WAM  Note Rate(%)   DSCR
--------------------------------------------------------------------------------------------
7.50000% or Less           0                    0.00     0.00        0    0.000000   0.000000
7.51000% to 7.75000%       0                    0.00     0.00        0    0.000000   0.000000
7.76000% to 8.00000%       0                    0.00     0.00        0    0.000000   0.000000
8.01000% to 8.25000%       0                    0.00     0.00        0    0.000000   0.000000
8.26000% to 8.50000%       0                    0.00     0.00        0    0.000000   0.000000
8.51000% to 8.75000%       0                    0.00     0.00        0    0.000000   0.000000
8.76000% to 9.00000%       0                    0.00     0.00        0    0.000000   0.000000
9.01000% to 9.25000%       0                    0.00     0.00        0    0.000000   0.000000
9.26000% to 9.50000%       0                    0.00     0.00        0    0.000000   0.000000
9.51000% to 9.75000%       0                    0.00     0.00        0    0.000000   0.000000
9.76000% to 10.00000%      0                    0.00     0.00        0    0.000000   0.000000
10.01000% to 11.01000%     0                    0.00     0.00        0    0.000000   0.000000
                         ----                   ----     ----      ----   --------   --------
Totals                     0                    0.00     0.00        0    0.000000   0.000000
                         ====                   ====     ====      ====   ========   ========

               Stratification by Remaining Stated Term ( Balloon Loans Only)

                                                                        Weighted Average
                             # of    Principal Balance   % of Agg.  -------------------------
Remaining Stated Term        Loans             ($)       Prin.Bal.  WAM  Note Rate(%)   DSCR
--------------------------------------------------------------------------------------------
70 months or Less              0               0.00        0.00     0     0.000000    0.000000
71 months to 90 months         0               0.00        0.00     0     0.000000    0.000000
91 months to 110 months        0               0.00        0.00     0     0.000000    0.000000
111 months to 115 months       0               0.00        0.00     0     0.000000    0.000000
116 months to 120 months       0               0.00        0.00     0     0.000000    0.000000
121 months to 200 months       0               0.00        0.00     0     0.000000    0.000000
201 months to 274 months       0               0.00        0.00     0     0.000000    0.000000
                             ----              ----        ----   ----    --------    --------
Totals                         0               0.00        0.00     0     0.000000    0.000000
                             ====              ====        ====   ====    ========    ========

                            Stratification by Property Type

                                                                        Weighted Average
                             # of    Principal Balance  % of Agg.  --------------------------
Property Type                Loans             ($)      Prin.Bal.  WAM  Note Rate(%)   DSCR
---------------------------------------------------------------------------------------------
Office                        0                0.00       0.00      0    0.000000    0.000000
Industrial                    0                0.00       0.00      0    0.000000    0.000000
Multi-Family                  0                0.00       0.00      0    0.000000    0.000000
Retail, Anchored              0                0.00       0.00      0    0.000000    0.000000
Retail,Unanchored             0                0.00       0.00      0    0.000000    0.000000
Ministorage                   0                0.00       0.00      0    0.000000    0.000000
Multiple                      0                0.00       0.00      0    0.000000    0.000000
                             ----              ----       ----    ----   --------    --------
Totals                        0                0.00       0.00      0    0.000000    0.000000
                             ====              ====       ====    ====   ========    ========

     Stratification by Remaining Stated Term (Fully Amortizing Loans Only)

                                                                        Weighted Average
                             # of    Principal Balance  % of Agg.  --------------------------
Remaining Stated Term        Loans             ($)      Prin.Bal.  WAM  Note Rate(%)   DSCR
---------------------------------------------------------------------------------------------
70 months or Less              0               0.00        0.00     0    0.000000    0.000000
71 months to 90 months         0               0.00        0.00     0    0.000000    0.000000
91 months to 110 months        0               0.00        0.00     0    0.000000    0.000000
111 months to 115 months       0               0.00        0.00     0    0.000000    0.000000
116 months to 120 months       0               0.00        0.00     0    0.000000    0.000000
121 months to 200 months       0               0.00        0.00     0    0.000000    0.000000
201 months to 0 months         0               0.00        0.00     0    0.000000    0.000000
                             ----              ----        ----   ----   --------    --------
Totals                         0               0.00        0.00     0    0.000000    0.000000
                             ====              ====        ====   ====   ========    ========

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999                                                PAGE 9
RECORD DATE: 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                          Mortgage Loan Characteristics


                 Stratification by Debt Service Coverage Ratio


                                                                        Weighted Average
                              # of   Principal Balance  % of Agg.  ---------------------------
Debt Service Coverage Ratio   Loans             ($)     Prin.Bal.  WAM   Note Rate(%)   DSCR
----------------------------------------------------------------------------------------------
1.000000 or Less                 0              0.00      0.00      0     0.000000    0.000000
1.010000 to 1.200000             0              0.00      0.00      0     0.000000    0.000000
1.210000 to 1.240000             0              0.00      0.00      0     0.000000    0.000000
1.250000 to 1.300000             0              0.00      0.00      0     0.000000    0.000000
1.310000 to 1.400000             0              0.00      0.00      0     0.000000    0.000000
1.410000 to 1.500000             0              0.00      0.00      0     0.000000    0.000000
1.510000 to 1.600000             0              0.00      0.00      0     0.000000    0.000000
1.610000 to 1.700000             0              0.00      0.00      0     0.000000    0.000000
1.710000 to 1.800000             0              0.00      0.00      0     0.000000    0.000000
1.810000 to 1.900000             0              0.00      0.00      0     0.000000    0.000000
1.910000 to 2.000000             0              0.00      0.00      0     0.000000    0.000000
2.010000 to 2.300000             0              0.00      0.00      0     0.000000    0.000000
2.310000 to 2.400000             0              0.00      0.00      0     0.000000    0.000000
                               ----             ----      ----    ----    --------    --------
Totals                           0              0.00      0.00      0     0.000000    0.000000
                               ====             ====      ====    ====    ========    ========

                           Stratification by Seasoning


                                                                        Weighted Average
                             # of    Principal Balance   % of Agg.  -------------------------
Seasoning                    Loans              ($)      Prin.Bal.  WAM  Note Rate(%)   DSCR
--------------------------------------------------------------------------------------------
12 months or Less              0                0.00       0.00     0     0.000000   0.000000
13 months to 24 months         0                0.00       0.00     0     0.000000   0.000000
25 months to 36 months         0                0.00       0.00     0     0.000000   0.000000
37 months to 48 months         0                0.00       0.00     0     0.000000   0.000000
49 months to 60 months         0                0.00       0.00     0     0.000000   0.000000
61 months to 72 months         0                0.00       0.00     0     0.000000   0.000000
73 months to 84 months         0                0.00       0.00     0     0.000000   0.000000
85 months to 96 months         0                0.00       0.00     0     0.000000   0.000000
97 months to 108 months        0                0.00       0.00     0     0.000000   0.000000
                             ----               ----       ----   ----    --------   --------
Totals                         0                0.00       0.00     0     0.000000   0.000000
                             ====               ====       ====   ====    ========   ========

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:    18-Aug-1999                                                PAGE 10
RECORD DATE:  30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                          Mortgage Loan Characteristics

              Stratification by Ending Scheduled Balance Amount

                                                                       Weighted Average
                                 # of  Principal Balance  % of Agg. ---------------------------
Ending Schedule Balance Amount   Loans         ($)        Prin.Bal.  WAM  Note Rate(%)   DSCR
-----------------------------------------------------------------------------------------------
$1,000,000 or Less                 0           0.00         0.00      0     0.000000   0.000000
$1,000,001 to $2,000,000           0           0.00         0.00      0     0.000000   0.000000
$2,000,001 to $4,000,000           0           0.00         0.00      0     0.000000   0.000000
$4,000,001 to $6,000,000           0           0.00         0.00      0     0.000000   0.000000
$6,000,001 to $8,000,000           0           0.00         0.00      0     0.000000   0.000000
$8,000,001 to $10,000,000          0           0.00         0.00      0     0.000000   0.000000
$10,000,001 to $15,000,000         0           0.00         0.00      0     0.000000   0.000000
$15,000,001 to $20,000,000         0           0.00         0.00      0     0.000000   0.000000
                                 ----          ----         ----    ----    --------   --------
Totals                             0           0.00         0.00      0     0.000000   0.000000
                                 ====          ====         ====    ====    ========   ========
Average Principal Balance:                     0.00



                             Stratification by State Code

                                                                       Weighted Average
                           # of     Principal Balance   % of Agg.  ---------------------------
State Code                 Loans               ($)      Prin.Bal.  WAM  Note Rate(%)   DSCR
----------------------------------------------------------------------------------------------
ARIZONA                      0                 0.00       0.00      0     0.000000    0.000000
CALIFORNIA                   0                 0.00       0.00      0     0.000000    0.000000
COLORADO                     0                 0.00       0.00      0     0.000000    0.000000
CONNECTICUT                  0                 0.00       0.00      0     0.000000    0.000000
FLORIDA                      0                 0.00       0.00      0     0.000000    0.000000
GEORGIA                      0                 0.00       0.00      0     0.000000    0.000000
ILLINOIS                     0                 0.00       0.00      0     0.000000    0.000000
INDIANA                      0                 0.00       0.00      0     0.000000    0.000000
MASSACHUSETTS                0                 0.00       0.00      0     0.000000    0.000000
MARYLAND                     0                 0.00       0.00      0     0.000000    0.000000
MICHIGAN                     0                 0.00       0.00      0     0.000000    0.000000
MISSOURI                     0                 0.00       0.00      0     0.000000    0.000000
NEW JERSEY                   0                 0.00       0.00      0     0.000000    0.000000
NEW YORK                     0                 0.00       0.00      0     0.000000    0.000000
OHIO                         0                 0.00       0.00      0     0.000000    0.000000
OREGON                       0                 0.00       0.00      0     0.000000    0.000000
PENNSYLVANIA                 0                 0.00       0.00      0     0.000000    0.000000
SOUTH CAROLINA               0                 0.00       0.00      0     0.000000    0.000000
TENNESSEE                    0                 0.00       0.00      0     0.000000    0.000000
TEXAS                        0                 0.00       0.00      0     0.000000    0.000000
VIRGINIA                     0                 0.00       0.00      0     0.000000    0.000000
                           ----                ----       ----    ----    --------    --------
Totals                       0                 0.00       0.00      0     0.000000    0.000000
                           ====                ====       ====    ====    ========    ========


  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The makes no representation as to the accuracy of the data provided by the borrower for this calculation

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE :  18-Aug-1999
RECORD DATE : 30-Jul-1999
                                                                       PAGE 11
                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                               Loan Status Detail


---------------------------------------------------------------------------------------------------------------

 Loan   Offering  Property  City  State  Scheduled  Scheduled  Gross  Maturity  Neg   Beginning     Ending
Number   Memo       Type                 Principal   Interest  Coupon   Date    Amt   Scheduled    Scheduled
        Cross       (I)                    Amount     Amount                   Flag    Balance      Balance
       Reference

---------------------------------------------------------------------------------------------------------------

EXAMPLE   N/A       N/A      N/A   N/A     $0.00      $0.00    .00000    N/A    N/A     $0.00        $0.00


--------------------------------------------------------
 Paid    Appraisal   Appraisal     Has Loan       Loan
Through  Reduction   Reduction     Ever Been     Status
 Date      Date       Amount       Specially      Code
                                    Serviced?     (II)
                                     (Y/N)
--------------------------------------------------------

EXAMPLE            N/A       N/A        $0.00          N


(I) Property Type Code :



1. Single Family           6. Non-Exempt      12. Hotel
2. Multi-Family            7. Church          13. Industrial
3. Condo, Co-op or TH      8. School,HCF,WF   14. Industrial/Flex
4. Mobile Home             9. Retail          15. Multiple Properties
5. Plan Unit Development  10. Office          16. MiniStorage
                          11. Retail/Office   17. Warehouse

(II) Loan Status Code :

1. Specially Serviced      6. Discounted Payoff
2. Foreclosure             7. Foreclosure Sale
3. Bankruptcy              8. Bankruptcy Sale
4. REO                     9. REO Disposal
5. Prepayment in Full     10. Modification/Workout
                          11. Rehabilitation

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE:   18-Aug-1999
RECORD DATE: 30-Jul-1999



                 SALOMON BROTHERS MORTGAGE SECURITIES VIII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                            Property History Detail

-----------------------------------------------------------------------------------------------------------------------------------

             Offering Memo                       Data of Last            No. Months   Annual Estimate based on
Loan Number  Cross Reference  Property Name  ---------------------------  Revenue          Current Quarter        Prior Full Year
                                                                         Annualized  ----------------------------------------------
                                            Inspection   Financial Stmt               NOI    DSCR   Occupancy   NOI DSCR Occupancy
-----------------------------------------------------------------------------------------------------------------------------------






                    No Property History reported this period

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

                                                                PAGE 13
DIST DATE:   18-Aug-1999
RECORD DATE: 30-Jul-1999


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                         Historical Delinquency Detail



-----------------------------------------------------------------------------------------------------------------------------------
                                          Delinquencies                                     Prepayments      Rates & Maturities
Distrib. ---------------------------------------------------------------------------------------------------------------------
Date        1 Month    2 Months    3 Months(+)  Foreclosures      REO    Modifications  Curtailment  Payoff    Next Weighted Avg.
         ---------------------------------------------------------------------------------------------------------------------- WAM
         #  Balance   #  Balance  #  Balance   #   Balance    #  Balance  #  Balance    #  Balance  #  Balance   Coupon  Remit
-----------------------------------------------------------------------------------------------------------------------------------







*** Note: Foreclosures and REO Totals are excluded from the Delinquent
          Aging Categories

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

                                                               PAGE 14
DIST DATE:   18-Aug-1999
RECORD DATE: 30-Jul-1999




                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                                Advance Summary

                                    Advances



Master Servicer P&I Advances Made                                  0.00

Master Servicer Unreimbursed P&I Advances Outstanding              0.00

Interest Accrued & Payable to Master Servicer in Respect of        0.00
  Advances Made

                            Servicing Fee Breakdown

Current Period Accrued Servicing Fees                              0.00

Less Delinquent Servicing Fees                                     0.00

Plus Additional Servicing Fees                                     0.00

Less Reductions to Servicing Fees                                  0.00

Plus Servicing Fees for Delinquent Payments Received               0.00

Plus Adjustments for Prior Servicing Calculation                   0.00

Total Servicing Fees Collected                                     0.00



              Allocation of Interest Shortfalls, Losses & Expenses

------------------------------------------------------------------------------------------------------------------
Class       Accrued        Prepayment      Beginning     Interest    Expenses    Total     Certificate     Ending
           Certificate     Interest         Unpaid         Loss                 Interest    Interest       Unpaid
            Interest       Shortfall       Interest                              Payable   Distributable  Interest
------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------


[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

                                                                      PAGE 15
DIST DATE :  18-Aug-1999
RECORD DATE : 30-Jul-1999


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                            Delinquency Loan Detail


------------------------------------------------------------------------------------------------------------------
Loan Number    Offering      # of Months    Paid Through   Current Loan Balance     Current     Outstanding P&I
               Memo Cross    Delinquent        Date                                   P&I          Advances **
               Reference                                                            Advances
------------------------------------------------------------------------------------------------------------------



                    No Delinquent Loans reported this period



--------------------------------------------------------------------------------------------
  Advance     Loan    Special     Foreclosure    Current   Outstanding  Outstanding      REO
Description  Status   Servicer      Date        Property    Property      Property      Date
                     Start Date                Protection   Protection   Protection
   (I)         (II)                              Advances    Advances      Date
--------------------------------------------------------------------------------------------




(I) Advance Description: A. In grace period
                         B. Late but < 1 month
                         1. 1 month delinquent
                         2. 2 months delinquent
                         3. 3+ months delinquent

(II) Loan Status Code:
     1. Specially Serviced        6. Discounted Payoff
     2. Foreclosure               7. Foreclosure Sale
     3. Bankruptcy                8. Bankruptcy Sale
     4. REO                       9. REO Disposal
     5. Prepayment in Full       10. Modification/Workout
                                 11. Rehabilitation

** Outstanding P&I advances include current period.


[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE :   18-Aug-1999                                                PAGE 16
RECORD DATE : 30-Jul-1999


                  SALOMON BROTHERS MORTGAGE SECURITES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

Specially Serviced Loans

-----------------------------------------------------------------------------------------------------------------------------
Distribution      Loan        Offering    Date of Transfer        Spec      Current      Prop   St   Interest       Net
   Date          Number         Memo     Balance to Specially     Serv     Scheduled     Type          Rate      Operating
                               Cross         Serviced             Code      Balance                               Income
                              Reference                           (II)                    (I)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------




                                          No Specially Serviced Loans reported this period







-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
Distribution      NOI       Debt      Maturity    Rem      Inspection     Appraisal     Appraisal
   Date           Date     Service      Date     Term         Date          Date          Value
                          Coverage
                           Ratio
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------





                                          No Specially Serviced Loans reported this period





--------------------------------------------------------------------------------------------------




(I) Property Type Code :
                             6. Non-Exempt                  12. Hotel
1. Single Family             7. Church                      13. Industrial
2. Multi-Family              8. School,HCF,WF               14. Industrial/Flex
3. Condo, Co-op or TH        9. Retail                      15. Multiple
                                                                Properties
4. Mobile Home               10. Office                     16. MiniStorage
5. Plan Unit Development     11. Retail/Office              17. Warehouse

(II) Special Service Code :

(1) Request to waive prepayment                             (5) In Foreclosure
    penalty
(2) Payment default                                         (6) Now REO
(3) Request to modify or workout                            (7) Paid Off
(4) Borrower Bankruptcy                                     (8) Returned to Master
                                                                Servicer

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE :   18-Aug-1999                                                PAGE 17
RECORD DATE : 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                          Principal Prepayment Detail

---------------------------------------------------------------------------------------------------------------------------
 Loan          Offering        Curtailment Amount      Payoff           Net                  Net                 Mortgage
Number           Memo                                  Amount        Liquidation          Insurance            Repurchase
                Cross                                                 Proceeds             Proceeds               Price
              Reference
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------




                                        No Principal Prepayment reported this period






---------------------------------------------------------------------------------------------------------------------------

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE :   18-Aug-1999                                                PAGE 18
RECORD DATE : 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS


                              Modified Loan Detail

--------------------------------------------------------------------------------------------------------------
 Loan           Offering             Modification                      Modification Description
Number          Memorandum              Date
                  Cross
                Reference
--------------------------------------------------------------------------------------------------------------


                                                          No Modified Loans reported this period








--------------------------------------------------------------------------------------------------------------

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

DIST DATE :   18-Aug-1999                                                PAGE 19
RECORD DATE : 30-Jul-1999

                 SALOMON BROTHERS MORTGAGE SECURITES VII, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1
                         STATEMENT TO CERTIFICATEHOLDERS

                              Realized Loss Detail

--------------------------------------------------------------------------------
 Loan    Offering   Appraisal   Appraisal Value   Beginning      Gross Proceeds
Number     Memo       Date                        Scheduled
          Cross                                   Balance
        Reference
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                     No realized losses reported this period






---------------------------------------------------------------------------------
 Loan         Gross       Liquidation       Net          Net        Realized Loss
Number        Proceeds %   Expenses     Liquidation    Proceeds %
              Scheduled                   Proceeds     Scheduled
              Principal                                 Balance
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------







                     No realized losses reported this period







------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

[CHASE LOGO]                                      'c' 1999, CHASE MANHATTAN BANK

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)
                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                   DEPOSITOR

 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

 The certificates will represent obligations of a trust fund only and will not represent ownership interests in or obligations of any other entity.

 This prospectus may be used to offer and sell the certificates only if accompanied by a prospectus supplement.

THE OFFERED CERTIFICATES:

     Salomon Brothers Mortgage Securities VII, Inc., as depositor, will establish one or more trust funds to issue and sell from time to time mortgage pass-through certificates.

     Each series of certificates will consist of one or more classes of certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of certificates in respect of certain distributions on the certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds, in each case as described in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, the assets of a trust fund will primarily include any or all of the following:

        various types of multifamily or commercial mortgage loans,

        mortgage-backed securities evidencing interests in, or secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

        securities evidencing interests in, or secured by pledges of, mortgage-backed securities of the type described above.

     The assets of a trust fund for a series of certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein under 'Methods of Distribution' and in the related Prospectus Supplement. There will have been no public market for any series of certificates prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

                            [SALOMON SMITH BARNEY Logo]

                    The date of this Prospectus is July 28, 1999.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
RISK FACTORS.............................    4
DESCRIPTION OF THE TRUST FUNDS...........   12
    Mortgage Assets......................   12
    Mortgage Loans.......................   12
    MBS and Tiered MBS...................   15
    Certificate Accounts.................   16
    Credit Support.......................   16
    Cash Flow Agreements.................   17
USE OF PROCEEDS..........................   17
YIELD CONSIDERATIONS.....................   17
    General..............................   17
    Pass-Through Rate....................   17
    Timing of Payment of Interest and
      Principal..........................   17
    Principal Prepayments................   18
    Prepayments -- Maturity and Weighted
      Average Life.......................   18
    Other Factors Affecting Weighted
      Average Life.......................   19
    Negative Amortization................   20
THE DEPOSITOR............................   20
DESCRIPTION OF THE CERTIFICATES..........   21
    General..............................   21
    Distributions........................   21
    Available Distribution Amount........   22
    Distributions of Interest on the
      Certificates.......................   22
    Distributions of Principal of the
      Certificates.......................   23
    Distributions on the Certificates of
      Prepayment Premiums or in Respect
      of Equity Participations...........   23
    Distributions in Respect of Spread
      Certificates.......................   24
    Allocation of Losses and
      Shortfalls.........................   24
    Advances in Respect of
      Delinquencies......................   24
    Reports to Certificateholders........   25
    Termination..........................   27
    Book-Entry Registration and
      Definitive Certificates............   27
DESCRIPTION OF THE AGREEMENTS............   29
    Assignment of Mortgage Assets;
      Repurchases........................   29
    Representations and Warranties;
      Repurchases........................   30
    Certificate Account..................   31
    Collection and Other Servicing
      Procedures.........................   34
    Sub-Servicers........................   35
    Special Servicers....................   35
    Realization Upon Defaulted Whole
      Loans..............................   35
    Hazard Insurance Policies............   38
    Due-on-Sale and Due-on-Encumbrance
      Provisions.........................   39
    Retained Interest; Servicing
      Compensation and Payment of
      Expenses...........................   40
    Evidence as to Compliance............   40
    Certain Matters Regarding a Master
      Servicer and the Depositor.........   41

                                           PAGE
                                           ----
    Events of Default....................   42
    Rights Upon Event of Default.........   42
    Amendment............................   43
    List of Certificateholders...........   43
    The Trustee..........................   43
    Duties of the Trustee................   44
    Certain Matters Regarding the
      Trustee............................   44
    Resignation and Removal of the
      Trustee............................   44
DESCRIPTION OF CREDIT SUPPORT............   45
    General..............................   45
    Subordinate Certificates.............   45
    Cross-Support Provisions.............   45
    Insurance or Guarantees with Respect
      to Mortgage Loans..................   46
    Letter of Credit.....................   46
    Insurance Policies and Surety
      Bonds..............................   46
    Reserve Funds........................   46
    Credit Support with Respect to MBS
      and Tiered MBS.....................   47
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS..................................   47
    General..............................   47
    Types of Mortgage Instruments........   47
    Leases and Rents.....................   48
    Personalty...........................   48
    Foreclosure..........................   48
    Bankruptcy Laws......................   51
    Environmental Considerations.........   52
    Due-on-Sale and Due-on-Encumbrance
      Provisions.........................   54
    Subordinate Financing................   54
    Default Interest and Limitations on
      Prepayments........................   55
    Applicability of Usury Laws..........   55
    Americans with Disabilities Act......   55
    Soldiers' and Sailors' Civil Relief
      Act of 1940........................   56
    Forfeitures in Drug and RICO
      Proceedings........................   56
FEDERAL INCOME TAX CONSEQUENCES..........   56
    General..............................   56
    REMICS...............................   57
    Grantor Trust Funds..................   72
STATE AND OTHER TAX CONSIDERATIONS.......   80
ERISA CONSIDERATIONS.....................   80
LEGAL INVESTMENT.........................   85
METHOD OF DISTRIBUTION...................   87
LEGAL MATTERS............................   88
FINANCIAL INFORMATION....................   88
RATING...................................   88
AVAILABLE INFORMATION....................   88
REPORTS TO CERTIFICATEHOLDERS............   88
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE..............................   89
INDEX OF PRINCIPAL DEFINITIONS...........   90

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of certificates is contained in two separate documents:

        this prospectus, which provides general information, some of which may not apply to a particular series; and

        the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Beginning with the section titled 'Description of The Trust Funds', certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption 'Index of Defined Terms' beginning on page 90 in this prospectus.

                            ------------------------
     If you require additional information, the mailing address of our principal executive offices is 388 Greenwich Street, New York, New York 10013, Attention:
Secretary and the telephone number is (212) 816-6000. For other means of acquiring additional information about us or a series of securities, see 'Incorporation of Certain Information by Reference' beginning on page 89 of this prospectus.

                            ------------------------

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

     You should carefully consider, among other things, the following factors in connection with the purchase of the certificates offered hereby:

THE CERTIFICATES WILL HAVE LIMITED LIQUIDITY

     There can be no assurance that any resale market for the certificates of any series will develop following the issuance and sale of any series of certificates. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue while certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of certificates will fluctuate with changes in prevailing rates of interest. Consequently, sales of certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related prospectus supplement and to the reports to certificateholders as described herein under the heading 'Description of the Certificates -- Reports to Certificateholders', ' -- Book-Entry Registration and Definitive Certificates' and 'Description of the Agreements -- Evidence as to Compliance' for information concerning the certificates. Except to the extent described in this prospectus and in the related prospectus supplement, certificateholders will have no redemption rights and the certificates are subject to early retirement only under certain specified circumstances described herein and in the related prospectus supplement. See 'Description of the Certificates -- Termination'. Salomon Smith Barney Inc., through one or more of its affiliates, currently expects to make a secondary market in the offered certificates, but has no obligation to do so.

THE CERTIFICATES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND ONLY AND NOT OF ANY OTHER PARTY

     Unless otherwise specified in the related prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the assets of the trust fund have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

THE YIELD TO MATURITY AND AVERAGE LIFE OF THE CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the certificates of a series will be affected by a number of factors, including the following:

        the extent of prepayments on the underlying mortgage loans in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

        how payments of principal are allocated among the classes of certificates of that series as specified in the related prospectus supplement;

        if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

        the rate and timing of defaults and losses on the assets in the related trust fund; and

        repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the master servicer or another party.

     Prepayments on the mortgage loans in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the mortgage loans in any trust fund or that the rate of payments will conform to any model described herein or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. As a result, the actual maturity of any class of certificates could occur significantly earlier than expected.

     A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage loans. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

     A series of certificates may include one or more classes of certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more other classes of certificates. As a result, yields on the first such certificates will be sensitive to the provisions of those other classes of certificates relating to the amount and timing of interest accruals thereon.

     In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     See 'Yield Considerations' herein and, if applicable, in the related prospectus supplement.

THE LIMITED NATURE OF RATINGS ON THE CERTIFICATES AND THE DOWNGRADING OF A CERTIFICATE RATING MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF SUCH CERTIFICATE

     Any rating assigned by a rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium or a purchasing an interest-only certificate might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit support, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series. See 'Description of Credit Support' and 'Rating'.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which such certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificate may be adversely affected.

THE PAYMENT PERFORMANCE OF THE CERTIFICATES WILL BE DIRECTLY RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE ASSETS IN THE RELATED TRUST FUNDS

     The certificates will be directly or indirectly backed by mortgage loans. Certain mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related certificates in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on such securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. You should consider the following risks associated with certain mortgage loans which may be included in the trust fund related to your certificate.

INVESTORS SHOULD BE AWARE OF VARIOUS RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Multifamily and Commercial Loans. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

        changes in general or local economic conditions and/or specific industry segments;

        declines in real estate values;

        declines in rental or occupancy rates;

        increases in interest rates, real estate tax rates and other operating expenses;

        changes in governmental rules, regulations and fiscal policies, including environmental legislation;

        acts of God; and

        other factors beyond the control of the master servicer.

     Nonrecourse Loans. It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

     Delinquent and Non-Performing Mortgage Loans. If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due or are non-performing. If so specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent or non-performing mortgage loans, and you should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on mortgage assets and the yield on the certificates of such series. See 'Description of the Trust Funds -- Mortgage Loans -- General'.

     Junior Mortgage Loans. Certain of the mortgage loans included in a trust fund may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior mortgage loan after satisfaction of all related senior liens. See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure'.

     Balloon Loans. Certain of the mortgage loans included in a trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, or 'balloon payments', at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

        the level of available mortgage rates at the time of sale or refinancing,

        the mortgagor's equity in the related mortgaged property,

        the financial condition and operating history of the mortgagor and the related mortgaged property,

        tax laws,

        rent control laws, in the case of certain multifamily properties and mobile home parks,

        reimbursement rates, in the case of certain hospitals, nursing homes and convalescent homes,

        renewability of operating licenses,

        prevailing general economic conditions, and

        the availability of credit for commercial or multifamily, as the case may be, real properties generally.

     See 'Description of the Trust Funds-Mortgage Loans' and also 'Certain Legal Aspects of Mortgage Loans' herein.

AN INVESTMENT IN THE CERTIFICATES REPRESENTS AN INTEREST IN MULTIFAMILY AND/OR COMMERCIAL LOANS WHICH MAY PRESENT A GREATER RISK OF LOSS THAN AN INTEREST IN A POOL OF SINGLE-FAMILY LOANS

     The concentration of default, foreclosure and loss risks in individual mortgagors or mortgage loans in a particular trust fund or the related mortgaged properties will generally be greater for pools of multifamily and/or commercial loans such as those to be included in a trust fund with respect to a series of certificates than for pools of single-family loans because such pools of multifamily and/or commercial mortgage loans will generally consist of a smaller number of loans with higher principal balances individually than would a pool of single-family loans of comparable aggregate unpaid principal balance. The trust fund for a series of certificates may consist of a single mortgage loan.

THE TYPE OF MORTGAGOR MAY PRESENT A GREATER RISK OF LOSS

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE TYPE OF MORTGAGED PROPERTY MAY PRESENT A GREATER RISK OF LOSS

     Additional risk may be presented because of the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

THE DISCRETION OF THE MASTER SERVICER TO EXTEND RELIEF TO DELINQUENT MORTGAGORS MAY NOT RESULT IN HIGHER REPAYMENTS

     If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a master servicer will be permitted (within prescribed parameters) to extend and

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

modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such mortgage loans. While a master servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent. Such relief instead may result in a lower liquidation or foreclosure price to the master servicer, which would affect the yield of the related certificates. The recent foreclosure and delinquency experience with respect to loans serviced by a master servicer or, if applicable, any special servicer or significant sub-servicer will be provided in the related prospectus supplement.

CREDIT SUPPORT WILL BE LIMITED AND THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE MORTGAGE ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE CERTIFICATES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying assets of the trust fund on those classes of certificates that have the benefit of the credit support. The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, surety bonds, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of credit support will be subject to the conditions and limitations described herein and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may include offered certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels. See ' -- Limited Nature of Ratings' above and 'Description of the Certificates' and 'Description of Credit Support'.

DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS MAY NOT PROVIDE ADEQUATE SECURITY FOR A MORTGAGE LOAN

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related prospectus supplement, the mortgage loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See 'Certain Legal Aspects of Mortgage Loans -- Leases and Rents'.

REAL PROPERTY PLEDGED AS SECURITY FOR A MORTGAGE LOAN IS SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly known as 'CERCLA', a lender may be liable, as an 'owner' or 'operator', for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, each agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property securing a mortgage loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(i) the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See 'Certain Legal Aspects of Mortgage Loans -- Environmental Legislation'.

ERISA CONSIDERATIONS

     If you are buying the offered certificates on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are generally described in this prospectus under the caption 'ERISA Considerations'. However, due to the complexity of regulations which govern such plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, commonly referred to as 'ERISA', you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of certificates evidencing a class of 'residual interests' in a 'real estate mortgage investment conduit', commonly referred to as a 'REMIC', will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from the REMIC, as described in 'Federal Income Tax Consequences -- REMICs'. REMIC residual certificates may have 'phantom income' associated with them. That is, taxable income may be reportable with respect to a REMIC residual certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC residual certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC residual certificates may have a negative 'value.' The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero. All or a portion of such certificateholder's share of the related REMIC's taxable income may be treated as 'excess inclusion' income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. In addition, REMIC residual certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons. See 'Federal Income Tax Consequences' and 'REMICs -- Taxation of Owners of REMIC Residual Certificates.'

CONTROL OF THE TRUST FUND MAY BE VESTED IN LESS THAN ALL THE RELATED CERTIFICATEHOLDERS

     Under certain circumstances, the consent or approval of less than all the holders of outstanding certificates of a series will be required to direct, and will be sufficient to bind all certificateholders of such series to, certain actions, including amending the related agreement governing the trust fund in certain circumstances. See 'Description of the Agreements -- Events of Default', ' -- Rights Upon Event of Default', ' -- Amendment' and ' -- List of Certificateholders'.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE CERTIFICATES

     Some offered certificates will be issued through the book-entry facilities of The Depository Trust Company, commonly known as DTC. Because transfers and pledges of certificates registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered certificates may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered certificates may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered certificates may, in certain cases, experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered certificates are recorded, the ability of beneficial owners to obtain timely payment and, if the limits of applicable insurance coverage is otherwise unavailable, ultimate payment of principal and interest on DTC registered certificates may be impaired.

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A SERIES OF CERTIFICATES

     The prospectus supplement relating to a series of offered certificates will set forth additional risk factors pertaining to the characteristics or behavior of the mortgage assets to be included in a particular trust fund, and, if applicable, certain legal aspects of such mortgage assets, as well as any risk factors pertaining to the investment in a particular class of offered certificates.

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

                         DESCRIPTION OF THE TRUST FUNDS

     The Certificates offered hereby and by supplements to this Prospectus (the 'Offered Certificates') will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the 'Trust Fund').

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the 'Mortgage Assets') will include
(i) one or more various types of multifamily and/or commercial mortgage loans (the 'Mortgage Loans'), (ii) mortgage participation certificates, pass-through certificates or other mortgage-backed securities ('MBS') evidencing interests in, or secured by pledges of one or more of various types of multifamily and/or commercial mortgage loans, (iii) participation certificates, pass-through certificates or other securities evidencing interests in, or secured by pledges of one or more MBS ('Tiered MBS') or (iv) a combination of Mortgage Loans, MBS or Tiered MBS. As used herein, 'Mortgage Loans' refers to both whole Mortgage Loans and Mortgage Loans underlying MBS or Tiered MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as 'Underlying Mortgage Loans'. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as 'Whole Loans'. The Mortgage Assets will not be guaranteed or insured by Salomon Brothers Mortgage Securities VII, Inc (the 'Depositor') or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those (i) originated by the Depositor or (ii) purchased, either directly or indirectly, from a prior holder thereof (a 'Mortgage Asset Seller'), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS or Tiered MBS and may be an affiliate of the Depositor. All Mortgage Assets will have been purchased by the Depositor on or before the date of initial issuance of the related series of Certificates.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages, deeds of trust or similar security instruments (the 'Mortgages') creating a lien on the properties (the 'Mortgaged Properties') consisting of (i) residential properties consisting of three or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ('Multifamily Properties' and the related loans, 'Multifamily Loans') or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties or unimproved land ('Commercial Properties' and the related loans, 'Commercial Loans') located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, each of the Mortgage Loans will be secured by a first mortgage or deed of trust or other similar security instrument creating a first lien on a Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ('Cooperatives'). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the mortgage note by at least two years. Each Mortgage Loan will have been originated by a person (the 'Originator') other than the Depositor. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the

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

related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The 'Debt Service Coverage Ratio' of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. 'Net Operating Income' means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ('Net Leases'); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such 'net of expense' provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any 'net of expense' provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing may be

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

particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The 'Value' of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and
(b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See 'Risk Factors'.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans,
(iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ('ARM Loans'), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and
(xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under 'Description of the Trust Funds -- Mortgage
Loans -- Default and Loss Considerations with Respect to the Mortgage

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Loans' above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000,
(ii) have original terms to maturity of not more than 40 years and
(iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a 'Lock-out Period' and the date of expiration thereof, a 'Lock-out Date') or require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ('Equity Participation'), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS AND TIERED MBS

     MBS and Tiered MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) participation certificates, pass-through certificates or other securities or
(ii) certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA, provided that each MBS and Tiered MBS will evidence an interest directly or indirectly in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS or Tiered MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an 'MBS Agreement'). A seller (the 'MBS Issuer') and/or servicer (the 'MBS Servicer') of the underlying Mortgage Loans in the case of MBS, or of the underlying MBS, in the case of Tiered MBS will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the 'MBS Trustee'), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by MBS in the case of MBS, or of the interest in the underlying MBS evidenced by the Tiered MBS in the case of Tiered MBS.

     Distributions of principal and interest will be made on MBS and Tiered MBS on the dates specified in the related Prospectus Supplement. MBS and Tiered MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on MBS and Tiered MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may

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

have the right or obligation to repurchase or substitute assets underlying the MBS or Tiered MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other credit support similar to that described for the Certificates under 'Description of Credit Support' may be provided with respect to MBS and Tiered MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced by or securing such MBS in the case of MBS, and a function of such characteristics and the characteristics of the related MBS evidenced by or securing such Tiered MBS, in the case of Tiered MBS and other factors and generally will have been established for MBS or Tiered MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to such MBS or Tiered MBS or the initial purchasers of such MBS or Tiered MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS or Tiered MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS or Tiered MBS to be included in the Trust Fund,
(ii) the original and remaining term to stated maturity of the MBS or Tiered MBS, if applicable, (iii) the pass-through or bond rate of the MBS or Tiered MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS or Tiered MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS or Tiered MBS, (vii) the terms on which the related Underlying Mortgage Loans for such MBS, or the MBS or Tiered MBS may, or are required to, be purchased prior to their maturity, (viii) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS or Tiered MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under 'Description of the Trust Funds -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements' and (xi) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS or Tiered MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the 'Certificate Account') established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS or Tiered MBS. See 'Risk Factors' and 'Description of Credit Support'.

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CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any cash flow agreements that are included as part of the trust fund evidencing or providing security for such MBS or Tiered MBS.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See 'Risk Factors'. The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS and Tiered MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS and Tiered MBS. If a Trust Fund includes MBS or Tiered MBS, the related Prospectus Supplement will discuss the effect that the MBS or Tiered MBS payment characteristics may have on the yield and weighted average lives of the Certificates offered thereby.

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loans on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a

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Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS or Tiered MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans or underlying MBS in the case of Tiered MBS. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Mortgage Loans in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Loans and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of

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

Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default). Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Loan. Certain Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a Mortgage Loan having a balloon payment provision may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement,

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

be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Loans and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

     Due-on-Sale and Due-on-Encumbrance Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans may include 'due-on-sale' clauses or 'due-on-encumbrance' clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the servicing standard specified in the related Prospectus Supplement or, if no such standard is specified, consistent with the Master Servicer's normal servicing practices. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance' and 'Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions'.

     Single Mortgage Loan or Single Mortgagor. The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single mortgagor or related mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single mortgagor.

NEGATIVE AMORTIZATION

     The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. To the extent that deferred interest is added to the principal balance of any of such Mortgage Loans, future interest accruals are computed on that higher principal balance and less of the scheduled payment is available to amortize the unpaid principal over the remaining amortization term of the Mortgage Loan. Accordingly, the weighted average lives of such Mortgage Loans (and that of the classes of Certificates to which any such negative amortization is allocated) will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of Certificates entitled to principal payments.

                                 THE DEPOSITOR

     Salomon Brothers Mortgage Securities VII, Inc. (the 'Depositor') was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc and is an affiliate of Salomon Smith Barney Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 388 Greenwich Street, New York, New York 10013. Its telephone number is (212) 816-6000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, 'Senior Certificates') or subordinate (collectively, 'Subordinate Certificates') to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, 'Stripped Principal Certificates'); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, 'Stripped Interest Certificates'); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, 'Accrual Certificates'); (vi) provide for distributions of principal sequentially, or based on specified payment schedules or other methodologies, to the extent of available funds; and/or (vii) provide for cash distributions based on available funds (collectively, 'Spread Certificates'), in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates.

     Unless otherwise provided in the related Prospectus Supplement, each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in such Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ('Definitive Certificates') or in book-entry form ('Book-Entry Certificates'), as provided in the related Prospectus Supplement. Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See 'Risk Factors' and 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates'.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee or the Master Servicer on each date as specified in the related Prospectus Supplement (the 'Distribution Date'), which may be monthly, quarterly, semi-annually or at some other interval, only from the assets of the related Trust Fund, to the extent of the Available Distribution Amount for such series and such Distribution Date, except as otherwise provided in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the 'Record Date'), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the 'Determination Date'). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

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

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the 'Available Distribution Amount' for each Distribution Date will equal the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a 'Due Period' with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

             (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

             (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

          (iii) all advances made by a Master Servicer with respect to such Distribution Date;

          (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (v) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed to the holders of the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than certain classes of Stripped Principal Certificates and Spread Certificates that have no Pass-Through Rate) will accrue interest thereon based on a rate (the 'Pass-Through Rate'), which may be a fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates and Spread Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class

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

of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates and Spread Certificates), 'Accrued Certificate Interest' will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to the notional amount is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See 'Risk Factors' and 'Yield Considerations'.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates and Spread Certificates, will have a stated principal amount (a 'Certificate Balance') which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by the amount of any Accrued Certificate Interest accrued thereon. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of, unless the Prospectus Supplement provides otherwise, the close of business on the first day of the month of the formation of the related Trust Fund (the 'Cut-off Date'), after application of scheduled payments due on or before such date whether or not received. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

DISTRIBUTIONS IN RESPECT OF SPREAD CERTIFICATES

     If so provided in the related Prospectus Supplement, a portion of the Available Distribution Amount for the applicable series of Certificates may be distributed on such date to one or more classes of Spread Certificates of such series, in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, the amount of any losses or shortfalls in collections on the Mortgage Assets will be borne first by a class of Subordinate Certificates in the priority and manner, and subject to the limitations, specified in such Prospectus Supplement. See 'Description of Credit Support' for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS or Tiered MBS, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required as part of its servicing responsibilities to advance, on or before each Distribution Date, from its own funds and/or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Mortgage Assets otherwise distributable on one or more classes of such Subordinate Certificates. See 'Description of Credit Support'.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, 'Related Proceeds') and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer shall determine in good faith that such advance (a 'Nonrecoverable Advance') will not ultimately be recoverable from Related Proceeds or, if applicable, from collections on other Mortgage Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond.

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

If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS or Tiered MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement that, unless otherwise specified in the related Prospectus Supplement, will set forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

          (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof,
     (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

          (ix) with respect to any Mortgage Loan liquidated during the related Due Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of Liquidation Proceeds received, (d) the portion of such Liquidation Proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

          (x) with respect to each REO Property included in the Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage

     Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

          (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

          (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period or Prepayment Period, as applicable.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates'.

     If the Trust Fund for a series of Certificates includes MBS or Tiered MBS, the related Prospectus Supplement will describe the contents of the statements that will be forwarded to Certificateholders of that series in connection with distributions made to them.

TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in such Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ('DTC').

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Salomon Smith Barney Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ('Certificate Owners') will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to DTC's nominee, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only 'Certificateholder'(as such term is used in the Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

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

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

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

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS and/or Tiered MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Each Pooling and Servicing Agreement and Trust Agreement is an 'Agreement'. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term 'Certificate' refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New York, New York 10013. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS and Tiered MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

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

     The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Asset Seller. If the Mortgage Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS and Tiered MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS or Tiered MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS or Tiered MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause the MBS or Tiered MBS to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement, the Depositor (or a Mortgage Asset Seller or affiliate as described below) will, with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the 'Warranting Party') covering, by way of example, the following types of matters:
(i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement;
(ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

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

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the 'Purchase Price' is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS or Tiered MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS or Tiered MBS, the person making them and the remedies for breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Unless otherwise provided in the related Prospectus Supplement, a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for sixty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, will constitute an Event of Default. See ' -- Events of Default' and ' -- Rights Upon Event of Default'.

CERTIFICATE ACCOUNT

     General. The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the 'Certificate Account'), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ('FDIC') (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ('Permitted Investments'). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as

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

additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     Deposits. A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

          (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage
     Note) (collectively, 'Insurance Proceeds') and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under 'Description of Credit Support';

          (v) any advances made as described under 'Description of the Certificates -- Advances in Respect of Delinquencies';

          (vi) any amounts paid under any Cash Flow Agreement, as described under 'Description of the Trust Funds -- Cash Flow Agreements';

          (vii) all proceeds of any Mortgage Loan or property acquired in respect thereof purchased by the Depositor, any Mortgage Asset Seller or any other specified person as described under ' -- Assignment of Mortgage Assets; Repurchases' and ' -- Representations and Warranties; Repurchases', all proceeds of any defaulted Mortgage Loan purchased as described under ' -- Realization Upon Defaulted Whole Loans', and all proceeds of any Mortgage Asset purchased as described under 'Description of the Certificates -- Termination' (also, 'Liquidation Proceeds');

          (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under 'Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses';

          (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance Policies';

          (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

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

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

     Withdrawals. A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under 'Description of the Certificates -- Advances in Respect of Delinquencies', such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Mortgage Loans in the Trust Fund as described under ' -- Realization Upon Defaulted Whole Loans';

          (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Certain Matters Regarding a Master Servicer and the Depositor';

          (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Certain Matters Regarding the Trustee';

          (x) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

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

          (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under 'Federal Income Tax Consequences --
     REMICS -- Prohibited Transactions Tax and Other Taxes';

          (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan in the Trust Fund or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

          (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders;

          (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by ' -- Assignment of Mortgage Assets; Repurchase' and ' -- Representations and Warranties; Repurchases' or otherwise;

          (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

          (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under 'Description of Credit Support', (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the 'Servicing Standard'). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties acquired on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an 'REO Property'); and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See 'Description of Credit Support'.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the

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

related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a 'Sub-Servicer'), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a 'Sub-Servicing Agreement') must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See ' -- Retained Interest, Servicing Compensation and Payment of Expenses'.

SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a 'Special Servicer') may be a party to the related Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases, the Master Servicer may appoint a Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan

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

and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See 'Certain Legal Aspects of Mortgage Loans'.

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under ' -- Representations and Warranties; Repurchases'.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under ' -- Representations and Warranties; Repurchases' will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or an 'operator' of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

          (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

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

Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to assure that the Mortgaged Property is administered so that it constitutes 'foreclosure property' within the meaning of Section 860G(a)(8) of the Code at all times.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     In general, the Master Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer could determine (particularly in the case of REO Properties that are hotels) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on 'net income from foreclosure property' within the meaning of Section 857(b)(4)(B) of the Code or a tax on 'prohibited transactions' under Section 860F of the Code (either such tax referred to herein as an 'REO Tax'). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) 'net income from foreclosure property', such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) 'prohibited transactions', such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Master Servicer would be apportioned and classified as 'service' or 'non-service' income. The 'service' portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on 'prohibited transactions', and the 'non-service' portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to 'prohibited transactions'. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See 'Federal Income Tax Consequences' herein.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure'.

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be

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

withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     Unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See ' -- Hazard Insurance Policies' and 'Description of Credit Support'.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Agreement and described in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy or a master single interest policy insuring against hazard losses on the Whole Loans. Unless otherwise provided in the related Prospectus Supplement, if such policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's

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

misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area) and business interruption or loss of rents insurance.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance'.

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

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A 'Retained Interest' in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period or Prepayment Period, as applicable, to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on or before a specified date in each year, beginning on the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans by the Master Servicer during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional or

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

alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of an officer of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer (the 'Master Servicer'), if any, under each Agreement for a series of Certificates will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. Unless applicable law requires the Master Servicer's immediate resignation, no such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation or warranty made in such Agreement; or (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any ultimate expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and

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

liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for sixty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

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

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause (i) under ' -- Events of Default' may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause
(iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or
(iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record of a series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford such Certificateholder access during business hours to the most recent list of Certificateholders of that series held by the Trustee.

THE TRUSTEE

     The trustee (the 'Trustee') under each Agreement for a series of Certificates will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corpora-

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

tion or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense incurred in connection with the Trustee's acceptance or administration of its trusts under the related Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor (or such other person as may be named in the Prospectus Supplement) will be required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See 'Risk Factors'.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related

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

Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS AND TIERED MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS and/or Tiered MBS included in the related Trust Fund and/or the mortgage loans directly or indirectly underlying such MBS and/or Tiered MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Whole Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See 'Description of the Trust Funds -- Mortgage Loans'. For purposes of the following discussion, 'Mortgage Loan' includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as 'mortgages'. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case

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

where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ('UCC'); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute 'cash collateral' and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ' -- Bankruptcy Laws'.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the

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

procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See 'Risk Factors'.) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their 'equity of redemption'. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment

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

against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a 'mortgageable' ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously and/or utilize judicial foreclosure even in states that permit non-judicial foreclosures in order to ensure that the lien of the mortgages is not impaired or released. In addition, because of the various state laws governing the ability to obtain a deficiency judgment, it may be necessary in certain states to foreclose through an action in state court rather than by exercise of a power of sale, possibly causing a delay in the ultimate recovery by the Certificateholders and increasing the expense of foreclosing on the security. Certain other state laws may limit the amount of the recovery on a particular property located within that state which is being foreclosed after the foreclosure of one or more properties to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, as opposed to the actual amounts recovered in such foreclosure or foreclosures. Furthermore, due to the effect of 'one-action' or 'security first' rules in some states, the remedies that a lender may exercise upon an event of default as against a property or other collateral or against a borrower may result in the impairment or loss of the lender's lien on other properties located in that state or other states or lender's security interest in other collateral.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the

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debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property
(with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of 'cash collateral' as noted previously in the section entitled ' -- Leases and Rents', the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,
(i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with 'adequate assurance' of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclosure and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a 'superlien'.

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     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ('CERCLA'), imposes strict liability on present and past 'owners' and 'operators' of contaminated real property for the costs of clean-up. A secured lender may be liable as an 'owner' or 'operator' of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of 'owner' or 'operator', however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called 'secured creditor exemption'.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the 'Lender Liability Act') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ('ACMs'). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

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

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor any Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under 'Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans', have been satisfied.

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain 'due-on-sale' and 'due-on-encumbrance' clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn Act') generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a 'due-on-sale' provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums

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due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the 'ADA'), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent 'readily achievable'. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The 'readily achievable' standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the 'readily achievable' standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the

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requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the 'Crime Control Act'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property', including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this Prospectus, and does not represent an opinion of Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor, except with respect to the first paragraph under ' -- REMICs -- Classification of REMICs' and the first paragraph under ' -- REMICs -- Tiered REMIC Structures' herein.

     Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an

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income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See 'State and Other Tax Consequences'. It is recommended that Certificateholders consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types:
(i) certificates ('REMIC Certificates') representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ('REMIC') under Sections 860A through 860G (the 'REMIC Provisions') of the Internal Revenue Code of 1986 (the 'Code'), and (ii) interests ('Grantor Trust Certificates') representing interests in a Trust Fund ('Grantor Trust Fund') as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election (or elections) is to be made, will identify all 'regular interests' ('REMIC Regular Certificates') and 'residual interests' ('REMIC Residual Certificates') in the REMIC. For purposes of this tax discussion, references to a 'Certificateholder' or a 'holder' are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See 'Description of the Trust Funds -- Cash Flow Agreements'.

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID Regulations'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC Regulations'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICS. Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a

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REMIC under the REMIC Provisions. It is not anticipated that the status of any
Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as 'real estate assets' within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code and 'permitted assets' under Section 860L(c)(1)(G). The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as 'real estate assets' under Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

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     Original Issue Discount. Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the 'Committee Report') indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the 'Prepayment Assumption') used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'Closing Date'), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest'. 'Qualified stated interest' is interest that is unconditionally payable at least annually at a single fixed rate, or at a 'qualified floating rate', an 'objective rate', a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate', or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the 'IRS').

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this 'long first accrual period', some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated

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as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period', that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any

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

accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its 'adjusted issue price', in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- Taxation of Owners of REMIC Regular Certificates -- Premium' below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued

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without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or
(iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions

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attributable to defaults or delinquencies on the Mortgage Loans or the underlying certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. A REMIC generally is not subject to entity-level taxation (except as mentioned below). Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of 'passive losses'.

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions', residual interests without 'significant value' and

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'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholders until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative 'value'. See 'Risk Factors -- Federal Tax Considerations Regarding REMIC Residual Certificates'.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount'. The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular

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Certificates (including any other class of REMIC Certificates constituting
'regular interests' in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount', except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess 'Issue Premium'), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount'.

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions Tax and Other Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions' below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain

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will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates' below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ' -- Taxation of Owners of REMIC Residual Certificates -- General' above.

     Excess Inclusions. Any 'excess inclusions' with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the 'excess inclusions' with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have 'significant value.'

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates' below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if

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'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax'. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See ' -- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the 'Mark-to-Market Regulations') relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent

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

they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions'. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the 'applicable Federal rate' (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Market Discount' and ' -- Premium'.

     REMIC Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS) at the time the

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

taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (a 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a 'Contributions Tax'). Each related Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property', determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Master Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Master Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstances will the Master Servicer cause the acquired Mortgage Property to cease to be a 'permitted investment' under Section 860G(a)(5) of the Code.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total

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anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an 'electing large partnership' holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an 'electing large partnership' means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elects to apply simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual

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Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount'.

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to

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

a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a 'United States Person' (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, 'United States Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more underlying mortgagors.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     In addition, on October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. As promulgated, the New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. However, on April 30, 1999, the IRS issued Notice 99-25 in which it announced that it intended that the effective date of the New Regulations be extended to apply to payments made after December 31, 2000 and to eliminate some of the transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that: (a) are not United States Persons; or (b) are United States Persons and classified as partnerships under the Code, if any of their beneficial owners are not United States Persons, will be prohibited under the related Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as

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a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a 'Grantor Trust Fractional Interest Certificate'. A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a 'Grantor Trust Strip Certificate'. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) 'loans . . . secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) 'obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of Section 860G(a)(3) of the Code; and (iii) 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are 'loans . . . secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be 'obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the

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amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the 'stripped bond' rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain 'safe harbors.' The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the 'safe harbors' and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding 'safe harbor' rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with 'original issue discount' within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount' below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than 'qualified stated interest', if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply' for a definition of 'qualified stated interest'. In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ' -- Sales of Grantor Trust Certificates' below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share

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

of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders on a prepayment assumption (the 'Prepayment Assumption') that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply' and ' -- Market Discount' below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in

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accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of 'stated redemption price,' see ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any 'points' paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial 'teaser,' or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate 'adjusted issue prices' of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the 'Prepayment Assumption') determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial

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offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Serries who bought at that price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ' -- Grantor Trust Reporting' below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a 'market discount', that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ' -- Taxation of Owners of REMIC Regular Interests -- Market Discount' above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market

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discount with respect to Grantor Trust Fractional Interest Certificates and
should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in ' -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount', any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount', above.

     Taxation of Owners of Grantor Trust Strip Certificates. The 'stripped coupon' rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ' -- Taxation of Owners of Grantor Trust Fractional Interest certificates -- If Stripped Bond Rules Apply', no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to 'stripped coupons', although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See ' -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply' above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor

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Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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     Grantor Trust Reporting. Unless otherwise provided in the related
Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish reporting rules for interests in 'widely held fixed investment trusts' similar to those applicable to regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a 'trust' under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman (which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described in ' -- REMICs -- Backup Withholding with Respect to REMIC Certificates' will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in ' -- REMICs -- Foreign Investors in REMIC Certificates' applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Federal Income Tax Consequences', potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974 ('ERISA') and Section 4975 of the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general

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accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ('Plans'), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets.

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ('parties in interest' within the meaning of ERISA and 'disqualified persons' within the meaning of the Code; collectively, 'Parties in Interest') who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the 'Plan Asset Regulations') of the United States Department of Labor (the 'DOL') provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by 'benefit plan investors' (i.e., Plans and certain employee benefit plans not subject to ERISA) is not 'significant', both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be 'significant' on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and 'affiliates' (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer, any sub-servicer, a trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan 'fiduciary' with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any

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related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in lnterest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     The Plan Asset Regulations provide that where a Plan acquires a 'guaranteed governmental mortgage pool certificate', the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a 'guaranteed governmental mortgage pool certificate' certain FHLMC Certifcates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not 'guaranteed governmental mortgage pool certificates' within the meaning of the Plan Asset Regulations.

     In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

PROHIBITED TRANSACTION EXEMPTION 91-23

     The DOL has issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 18, 1991) (the 'Exemption'), to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section 'ERISA Considerations', the term 'Underwriter' shall include
(a) Salomon Smith Barney Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the 'Exemption Rating Agencies'). Fourth, the Trustee cannot be an affiliate of any member of the

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'Restricted Group' which consists of any Underwriter, the Depositor, the
Trustee, the Master Servicer, any Special Servicer any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or investor using Plan assets must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with assets of a Plan; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with assets of a Plan.

     A fiduciary of a Plan or any person investing assets of a Plan to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of assets of a Plan in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in

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connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ('PTCE') 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a 'qualified professional asset manager'; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an 'in-house asset manager'. There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(c) Regulations') no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

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CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with the purchase of any Offered Certificates.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'Tax Exempt Investor') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' ('UBTI') within the meaning of Section 512 of the Code. All 'excess inclusions' of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions'.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA').

     In general, 'mortgage related securities' are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), and whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. The appropriate characterization of those Offered Certificates not qualifying as 'mortgage related securities' ('Non-SMMEA Certificates') under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Prior to December 31, 1996, only Classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be 'mortgage related securities' for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any of the entities referred to in the preceding paragraph with respect to 'mortgage related securities' under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Effective December 31, 1996, the definition of 'mortgage related securities' was modified to include among the types of loans to which such securities may relate, loans secured by 'one or more parcels of real estate upon which is located one or more commercial structures'. In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which 'mortgage related securities' under this expanded definition would constitute legal investments under that state's laws. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as 'mortgage related securities' that was made, and will

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not require the sale or disposition of any securities that were acquired, prior to enactment of such state legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 'SS'24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the 'OCC') has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. 'SS'1.5 concerning 'safety and soundness' and retention of credit information), certain 'Type IV securities', defined in 12 C.F.R. 'SS'1.2(1) to include certain 'commercial mortgage-related securities' and 'residential mortgage-related securities'. As so defined, 'commercial mortgage-related security' and 'residential mortgage-related security' mean, in relevant part, 'mortgage related security' within the meaning of SMMEA, provided that, in the case of a 'commercial mortgage-related security', it 'represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors'. In the absence of any rule or administrative interpretation by the OCC defining the term 'numerous obligors', no representation is made as to whether any Class of Offered Certificates will qualify as 'commercial mortgage-related securities', and thus as 'Type IV securities', for investment by national banks. The National Credit Union Administration (the 'NCUA') has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in 'mortgage related securities' under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the 'investment pilot program' described in 12 C.F.R. 'SS'703.140. The Office of Thrift Supervision (the 'OTS') has issued Thrift Bulletin 13a (December 1, 1998), 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities', which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the 'Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities' (the '1998 Policy Statement') of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the 'FDIC'), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Series or Classes of Offered Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest-bearing' or 'income paying' and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Offered Certificates as 'mortgage related securities', no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment of financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Smith Barney Inc. ('Salomon Smith Barney') acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of Offered Certificates, Salomon Smith Barney will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Salomon Smith Barney elects to purchase Offered Certificates as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Salomon Smith Barney and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Salomon Smith Barney and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, or Sidley & Austin, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                         REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of The Depository Trust Company ('DTC') and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the 'Certificateholders') upon request to their respective DTC participants. See 'Description of the Certificates -- Reports to Certificateholders' and 'Description of the Agreements -- Evidence as to Compliance'. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at
(212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                 PAGE
                                                                 ----
1998 Policy Statement.                                                86
401(c) Regulations..........................................          84
Accrual Certificates........................................          21
Accrued Certificate Interest................................          23
ACMs........................................................          53
ADA.........................................................          55
Agreement...................................................          29
ARM Loans...................................................          14
Available Distribution Amount...............................          22
Book-Entry Certificates.....................................          21
Cash Flow Agreement.........................................          17
CERCLA......................................................      10, 53
Certificate Account.........................................  16, 31, 53
Certificate Balance.........................................          23
Certificate Owners..........................................          27
Certificateholders..........................................  27, 57, 88
Closing Date................................................          59
Code........................................................          57
Commercial Loans............................................          12
Commercial Properties.......................................          12
Commission..................................................          88
Committee Report............................................          59
Contributions Tax...........................................          69
Cooperatives................................................          12
CPR.........................................................          19
Credit Support..............................................          16
Crime Control Act...........................................          56
Cut-off Date................................................          23
Debt Service Coverage Ratio.................................          13
Definitive Certificates.....................................          21
Depositor...................................................      12, 20
Determination Date..........................................          21
Distribution Date...........................................          21
DOL.........................................................          81
DTC.........................................................  11, 27, 88
Due Period..................................................          22
Equity Participation........................................          15
ERISA.......................................................      10, 80
Exchange Act................................................          88
Excluded Plan...............................................          83
Exemption...................................................          82
Exemption Rating Agencies...................................          82
FDIC........................................................      31, 86
Garn Act....................................................          54
Grantor Trust Certificates..................................          57
Grantor Trust Fund..........................................          57
holder......................................................          57
Indirect Participants.......................................          27
Insurance Proceeds..........................................          32
IRS.........................................................          59
Issue Premium...............................................          65
Lender Liability Act........................................          53

                                                                 PAGE
                                                                 ----
Liquidation Proceeds........................................          32
Loan-to-Value Ratio.........................................          14
Lock-out Date...............................................          15
Lock-out Period.............................................          15
Mark-to-Market Regulations..................................          67
Master Servicer.............................................          41
MBS.........................................................          12
MBS Agreement...............................................          15
MBS Issuer..................................................          15
MBS Servicer................................................          15
MBS Trustee.................................................          15
Mortgage Asset Seller.......................................          12
Mortgage Assets.............................................          12
Mortgage Loans..............................................          12
Mortgage Notes..............................................          12
Mortgage Rate...............................................          15
Mortgaged Properties........................................          12
Mortgages...................................................          12
Multifamily Loans...........................................          12
Multifamily Properties......................................          12
Net Leases..................................................          13
Net Operating Income........................................          13
New Regulations.............................................          72
Nonrecoverable Advance......................................          24
OCC.........................................................          86
OTS.........................................................          86
NCUA........................................................          86
Non-SMMEA Certificates......................................          85
Offered Certificates........................................          12
OID Regulations.............................................          57
Originator..................................................          12
Participants................................................          27
Parties in Interest.........................................          81
Pass-Through Rate...........................................          22
Permitted Investments.......................................          31
Plan Asset Regulations......................................          81
Plans.......................................................          81
Prepayment Assumption.......................................  59, 75, 76
Prepayment Premium..........................................          15
Prohibited Transactions Tax.................................          69
PTCE........................................................          84
Purchase Price..............................................          31
Record Date.................................................          21
Related Proceeds............................................          24
Relief Act..................................................          56
REMIC.......................................................      10, 57
REMIC Certificates..........................................          57
REMIC Provisions............................................          57
REMIC Regular Certificates..................................          57
REMIC Regulations...........................................          57
REMIC Residual Certificates.................................          57
REO Property................................................          34
REO Tax.....................................................          37

                                                                 PAGE
                                                                 ----
RICO........................................................          56
Salomon Smith Barney........................................          87
Senior Certificates.........................................          21
Servicing Standard..........................................          34
SMMEA.......................................................          85
SPA.........................................................          19
Special Servicer............................................          35
Spread Certificates.........................................          21
Stripped Interest Certificates..............................          21
Stripped Principal Certificates.............................          21
Sub-Servicer................................................          35
Sub-Servicing Agreement.....................................          35
Subordinate Certificates....................................          21
Tax Exempt Investor.........................................          85
Tiered MBS..................................................          12
Tiered REMICs...............................................          58
Title V.....................................................          55
Trust Fund..................................................          12
Trustee.....................................................          43
UBTI........................................................          85
UCC.........................................................          48
Underlying Mortgage Loans...................................          12
United States Person........................................          72
Value.......................................................          14
Warranting Party............................................          30
Whole Loans.................................................          12

          This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is 'SBMS99C1.xls'. The file 'SBMS99C1.xls' is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

          Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, 'click' on the worksheet labeled 'Annex A'.

     -------------------------------------------
     (1) Microsoft Excel is a registered trademark of Microsoft
     Corporation.

_____________________________________      _____________________________________

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                   PROSPECTUS SUPPLEMENT
Important Notice About Information Presented in This
  Prospectus Supplement and the Accompanying Prospectus.....    S-4
Forward Looking Statements..................................    S-4
Executive Summary...........................................    S-5
Summary of Prospectus Supplement............................    S-6
Risk Factors................................................   S-24
Description of the Mortgage Pool............................   S-46
Servicing of the Mortgage Loans.............................   S-67
Description of the Offered Certificates.....................   S-83
Yield and Maturity Considerations...........................  S-104
Use of Proceeds.............................................  S-113
Certain Federal Income Tax Consequences.....................  S-113
Certain ERISA Considerations................................  S-117
Legal Investment............................................  S-120
Method of Distribution......................................  S-121
Legal Matters...............................................  S-122
Ratings.....................................................  S-122
ANNEX A -- Certain Characteristics of the Mortgage Loans....    A-1
ANNEX B -- Trustee Report...................................    B-1

                         PROSPECTUS
Important Notice about Information in this Prospectus and
  each Accompanying Prospectus Supplement...................      3
Risk Factors................................................      4
Description of the Trust Funds..............................     12
Use of Proceeds.............................................     17
Yield Considerations........................................     17
The Depositor...............................................     20
Description of the Certificates.............................     21
Description of the Agreements...............................     29
Description of Credit Support...............................     45
Certain Legal Aspects of Mortgage Loans.....................     47
Federal Income Tax Consequences.............................     56
State and Other Tax Considerations..........................     80
ERISA Considerations........................................     80
Legal Investment............................................     85
Method of Distribution......................................     87
Legal Matters...............................................     88
Financial Information.......................................     88
Rating......................................................     88
Available Information.......................................     88
Reports to Certificateholders...............................     88
Incorporation of Certain Information by Reference...........     89
Index of Principal Definitions..............................     90

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES. DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL NOVEMBER 10, 1999.
_____________________________________      _____________________________________

                                  $650,344,000
                                 (APPROXIMATE)

                                SALOMON BROTHERS
                         MORTGAGE SECURITIES VII, INC.
                                  (DEPOSITOR)

                         SALOMON BROTHERS REALTY CORP.
                                      AND
                         LLAMA CAPITAL MORTGAGE COMPANY
                              LIMITED PARTNERSHIP
                            (MORTGAGE LOAN SELLERS)

 CLASS A-1, CLASS A-2, CLASS X, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

                  -------------------------------------------
                             PROSPECTUS SUPPLEMENT

                                 AUGUST 5, 1999

                  -------------------------------------------

                            [SALOMON SMITH BARNEY LOGO]

                          BANC OF AMERICA SECURITIES LLC

_____________________________________      _____________________________________



                          STATEMENT OF DIFFERENCES
                          ------------------------

 The copyright symbol shall be expressed as.............................  'c'
 Characters normally expressed as superscript shall be preceded by...... 'pp'